   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1998

                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                               DIMAC CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                       2677                       13-4013426
(State or other jurisdiction       (Primary Standard             (I.R.S. Employer
             of                       Industrial               Identification No.)
      incorporation or        Classification Code Number)
       organization)

                                ----------------
                          5775 Peachtree Dunwoody Road
                                  Suite C-150
                             Atlanta, Georgia 30342
                                 (404) 256-1123

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                             MR. EDWARD LAZAROWITZ
                            CHIEF FINANCIAL OFFICER
                               DIMAC CORPORATION
                          5775 PEACHTREE DUNWOODY ROAD
                                  SUITE C-150
                             ATLANTA, GEORGIA 30342
                                 (404) 256-1123

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ----------------
                                    COPY TO:
                             Frank L. Schiff, Esq.
                                White & Case LLP
                          1155 Avenue of the Americas
                         New York, New York 10036-2787
                                 (212) 819-8752
                                ----------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered in connection with the information of a holding company and there is compliance with General Instruction G, check the following box. / /
                                ----------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED          PROPOSED
             TITLE OF EACH                                     OFFERING         AGGREGATE
          NOTE OF SECURITIES               AMOUNT TO BE       PRICE PER          OFFERING         AMOUNT OF
           TO BE REGISTERED                 REGISTERED         NOTE(1)           PRICE(1)      REGISTRATION FEE
12 1/2% Senior Subordinated Notes
  due 2008.............................    $100,000,000          100%          $100,000,000        $27,800
Guarantees of each of the
  Guarantors(2)........................        (3)               (3)               (3)             None(3)

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which has been computed as of November 12, 1998, of the outstanding 12 1/2% Senior Subordinated Notes Due 2008 of DIMAC Corporation to be cancelled in the exchange transaction hereunder.

(2) The 12 1/2% Senior Subordinated Notes Due 2008 of DIMAC Corporation being registered will be guaranteed by DIMAC Marketing Corporation, DIMAC DIRECT, Inc., Palm Coast Data Inc., The McClure Group Inc., Wilcox & Associates Inc., MBS/Multimode Inc., AmeriComm Holdings, Inc. and AmeriComm Direct Marketing, Inc.

(3) No additional consideration will be paid by the recipients of the 12 1/2% Senior Subordinated Notes Due 2008 for the Guarantees. Pursuant to Rule 437(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.
                                ----------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS

                                       PRIMARY STANDARD                     ADDRESS, INCLUDING ZIP
                       JURISDICTION       INDUSTRIAL       IRS EMPLOYER   CODE AND TELEPHONE NUMBER,
                            OF        CLASSIFICATION CODE  IDENTIFICATION  INCLUDING AREA CODE, OF
 NAME OF CORPORATION   INCORPORATION        NUMBER            NUMBER      PRINCIPAL EXECUTIVE OFFICE
---------------------  -------------  -------------------  -------------  --------------------------
AmeriComm Direct          Delaware              2677         23-2574778   5775 Peachtree Dunwoody
Marketing, Inc.                                                           Road,
                                                                          Suite C-150
                                                                          Altanta, GA 30342
                                                                          (404) 256-1123
Americomm Holdings,       Delaware              2677         52-1668844   5775 Peachtree Dunwoody
Inc.                                                                      Road,
                                                                          Suite C-150
                                                                          Atlanta, GA 30342
                                                                          (404) 256-1123
DIMAC DIRECT, Inc.        Missouri              2677         43-0690811   One Corporate Woods Drive
                                                                          Bridgeton, Missouri 63044
                                                                          (314) 344-8000
DIMAC Marketing           Delaware              2677         43-1464284   One Corporate Woods Drive
Corporation                                                               Bridgeton, Missouri 63044
                                                                          (314) 344-8000
Palm Cast Data Inc.       Missouri              2677         43-1706955   11 Commerce Boulevard
                                                                          Palm Coast, FL 32164
                                                                          (904) 445-4662
The McClure Group         Missouri              2677         43-1723272   1325 Morris Dr.
Inc.                                                                      Wayne, PA 19087
                                                                          (610) 407-0407
Wilcox & Associates       Missouri              2677         43-1737508   420 Lexington Ave.
Inc.                                                                      22d Floor
                                                                          New York, NY 10170
                                                                          (212) 551-2900
MBS/Multimode Inc.        Missouri              2677         43-1743899   570 S. Research Pl.
                                                                          Central Islip, NY 11722
                                                                          (516) 851-5000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        THE INFORMATION IN THIS PROSPECTUS WILL BE AMENDED OR COMPLETED;
                            DATED NOVEMBER 12, 1998

PROSPECTUS
DIMAC CORPORATION                                        [LOGO]
EXCHANGE OFFER FOR
12 1/2% SENIOR SUBORDINATED NOTES DUE 2008

GUARANTEED BY:DIMAC MARKETING CORPORATION
                DIMAC DIRECT, INC.
                PALM COAST DATA INC.
                THE MCCLURE GROUP INC.
                WILCOX & ASSOCIATES INC.
                MBS/MULTIMODE INC.
                AMERICOMM HOLDINGS, INC.
                AMERICOMM DIRECT MARKETING, INC.

    INVESTMENT IN THE NEW NOTES BEING OFFERED INVOLVES CERTAIN RISKS. IT IS IMPORTANT THAT YOU READ THE SECTION LABELED "RISK FACTORS" BEGINNING ON PAGE 17 FOR A MORE DETAILED DISCUSSION OF THESE RISKS.

                          TERMS OF THE EXCHANGE OFFER

    / / The Exchange Offer expires at 5:00 p.m., New York City time, on       ,
        199 , unless extended.

    / / The Exchange Offer is not subject to any conditions other than that the registered New Notes be freely tradeable and that the interests of holders of outstanding Old Notes not be materially adversely affected by consummation of the Exchange Offer.

    / / We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn.

    / / You may withdraw tenders of outstanding Old Notes at any time prior to the expiration of the Exchange Offer.

    / / The exchange of outstanding Old Notes for New Notes will not be a taxable event for federal income tax purposes.

    / / We will not receive any proceeds from the Exchange Offer.

    / / The terms of the New Notes are substantially identical to the outstanding Old Notes, except that the New Notes will be freely tradeable.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS       , 1998.

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Prospectus Summary....................................................    1

Risk Factors..........................................................   17

Company History.......................................................   26

The Acquisitions......................................................   27

The Refinancing.......................................................   27

Use of Proceeds of the New Notes......................................   28

Capitalization........................................................   29

The Exchange Offer....................................................   30

DIMAC Corporation Unaudited Pro Forma Consolidated Statements.........   40

Selected Historical Financial Data AmeriComm Holdings, Inc............   54

Selected Historical Financial Data DIMAC Marketing Corporation........   56

Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................   58

Business..............................................................   70

Management............................................................   86

Security Ownership....................................................   90

Certain Relationships and Related Transactions........................   91

Description of Other Indebtedness.....................................   96

Description of Notes..................................................   97

Certain United States Federal Tax Considerations......................  131

Old Notes Registration Rights Agreement...............................  132

Book-Entry; Delivery and Form.........................................  135

Plan of Distribution..................................................  138

Legal Matters.........................................................  139

Experts...............................................................  139

Index to Financial Statements.........................................  F-1

                               PROSPECTUS SUMMARY

    The following summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. This Prospectus includes specific terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this Prospectus in its entirety.

                               THE EXCHANGE OFFER

    On October 22, 1998, we completed the private offering of our 12 1/2% Senior Subordinated Notes Due 2008. The Notes were sold for an aggregate purchase price of $100.0 million. The Notes are guaranteed by all of our subsidiaries, which are as follows:

  - DIMAC Marketing Corporation;

  - DIMAC DIRECT, Inc.;

  - Palm Coast Data Inc.;

  - The McClure Group Inc.;

  - Wilcox & Associates Inc.;

  - MBS/Multimode Inc.;

  - AmeriComm Holdings, Inc.; and

  - AmeriComm Direct Marketing, Inc.

    We entered into a Registration Rights Agreement with the initial purchasers in a private offering in which we agreed, among other things, to deliver to you this Prospectus and to complete the Exchange Offer on or prior to April 20, 1999. In the Exchange Offer, you are entitled to exchange your outstanding Old Notes for registered New Notes with substantially identical terms. If we do not timely file a registration statement or complete the Exchange Offer, the interest rate on the Old Notes will be increased as follows:

  - 0.50% per year for the first 90 day period during which we do not comply with our registration obligations; and

  - 0.50% per year for each subsequent 90 day period until either we comply with our registration obligations or the interest rate on the Old Notes has increased by 2.0% per year.
    You should read the discussion under the headings "The Exchange Offer" and "Description of Notes" for further information regarding the New Notes.

    We believe that, subject to certain conditions, you may resell the New Notes issued in the Exchange Offer without complying with the registration and prospectus delivery provisions of the Securities Act of 1933. You should read the discussion under the heading "The Exchange Offer" for further information regarding the Exchange Offer and resale of the New Notes.

                                  THE COMPANY

OVERVIEW

    DIMAC Corporation acquired AmeriComm Holdings, Inc. and DIMAC Marketing Corporation on June 26, 1998. Consequently, we had to redeem or repay certain indebtedness that we assumed when we acquired these two companies.

In the Refinancing, we:

  - repaid certain existing indebtedness of AmeriComm Holdings and its subsidiary, AmeriComm Direct Marketing, Inc. (including the repurchase of all $100.0 million of AmeriComm Direct Marketing outstanding 11 5/8% Senior Notes due 2002 through a tender offer and consent solicitation);

  - repaid the amount of revolving loans outstanding under our senior secured credit facility; and

  - paid fees and expenses related to our Senior Subordinated Notes offering and the AmeriComm Direct Marketing tender offer and consent solicitation.

WHO WE ARE

    We provide a comprehensive range of direct marketing services that emphasizes cost-effective production of large, complex, highly personalized direct mail campaigns. Through our nationwide network of 21 production facilities, we offer direct mail customers a wide variety of formats, printing and converting capabilities, personalization and customization alternatives and mailing and distribution services. We mail approximately

1.7 billion direct mail packages each year. We believe that this makes us one of the largest direct mailers in the United States.

WHAT WE DO

    We offer a complete range of pre- and post-production direct marketing services such as

  - information services (information processing and database management);

  - program development services (strategic market planning, creative development and program evaluation); and

  - fulfillment and telemarketing services (fulfillment, telemarketing and tracking)

to complement and drive our production volume and to attract higher margin business. In addition, to support our direct marketing products and services, we offer other printing and converting products such as custom pressure sensitive labels and custom mailers.

HOW WE HAVE DONE

    Our pro forma net sales and pro forma EBITDA for the twelve-month period ended June 30, 1998 would have been $384.4 million and $56.8 million, respectively. Our pro forma net sales and pro forma EBITDA give retroactive effect to the following transactions as if each of these transactions occurred on January 1, 1997:

  - our acquisitions of AmeriComm Holdings and DIMAC Marketing;

  - the Refinancing;

  - the AmeriComm Holdings Acquisitions of the following companies:

    - AmeriComm Direct Marketing, Inc.;

    - Cardinal Marketing, Inc. and Cardinal Marketing of New Jersey, Inc.; and

    - Label America, Inc.

    PRO FORMA INFORMATION. Pro forma information does not indicate actual results and may not indicate future results. We have presented both historical and pro forma information throughout this Prospectus, however, because of the changes to our business during 1998, we believe that the pro forma information may be more meaningful to you.

                              DIRECT MAIL INDUSTRY

OVERVIEW

    Direct mail advertising is the second largest segment of the direct marketing industry. Direct mail expenditures increased from $25.4 billion in 1992 to $37.4 billion in 1997. This represents a compound annual rate of 8.0%. Industry sources forecast that such expenditures will grow to $51.0 billion by the end of 2002. This represents a compound annual rate of 6.4%.

    Direct mail is often regarded as more effective than other forms of mass advertising, such as television, newspapers, and magazines. Through direct mail, companies can direct their advertising specifically to a target market and the response can be measured. This allows a direct mail program to be continually refined to increase its effectiveness. Companies use direct mail for a variety of purposes, including:

  - attracting new customers;

  - enhancing existing customer relationships; and

  - exploring market potential for new products and services.

CURRENT MARKET CONDITIONS

    The direct mail industry is highly fragmented, with relatively few national providers capable of offering comprehensive direct mail marketing. We believe this fragmentation, coupled with continued customer outsourcing and expectations of single-source, cost-effective direct mail solutions, provides a competitive advantage for national full service providers such as our company.

INDUSTRY DATA

    We obtained the industry data used throughout this Prospectus from industry publications. We have not independently verified this information.

                               BUSINESS STRATEGY

    Our business strategy is to enhance our competitive position and increase net sales and profitability through the following initiatives:

EMPHASIZE COMPREHENSIVE DIRECT MAIL SOLUTIONS

    An increasingly important factor in clients' selection of a direct mail service provider is the availability of "one-stop shopping" for all of their direct mail needs. Because of our comprehensive range of direct mail products and pre- and post-production services, we are well positioned to offer clients "one-stop shopping". We believe that as a "single-source" supplier offering comprehensive solutions, we will save our clients both time and money.

LEVERAGE LARGE SCALE AND NATIONAL PRESENCE TO ATTRACT NEW HIGH VOLUME, NATIONAL
  CLIENTS

    The size and scope of a direct mail company's operations are increasingly important factors for large, national accounts in the selection of a direct mail service provider. We have the capabilities and scale to service national, high volume accounts requiring access to multiple distribution points. Based on our previous experience in securing national business from our clients, we believe that we can further leverage our strong franchise, large scale, wide breadth of operations and national presence to secure new high-volume, high-margin business.

REALIZE BENEFITS FROM INTEGRATION

    We believe the integration of AmeriComm Holdings and DIMAC Marketing presents additional margin enhancement opportunities. These include:

  - in-sourcing certain product requirements;

  - relocating certain production equipment;

  - procuring raw materials on a combined basis; and

  - sharing certain technological and software capabilities.

PURSUE STRATEGIC ACQUISITIONS

    The trend towards consolidation in the highly fragmented direct marketing industry provides opportunities for continued growth through selected strategic acquisitions. We intend to pursue potential acquisitions that:

  - complement our product offerings;

  - increase our production capabilities;

  - provide entry into new markets;

  - expand our customer base; or

  - create new cross-selling opportunities.

                              ORGANIZATIONAL CHART

    The following chart depicts, as of October 31, 1998, the organizational structure of DIMAC Holdings and DIMAC Corporation and their subsidiaries, the percentage ownership of each subsidiary by its direct parent, the indebtedness and capital leases of each of these companies (excluding intercompany indebtedness) and the equity contribution made to DIMAC Holdings.

                                 [CHART]

------------------------

(a) Borrowings of up to $75.0 million were available under our revolving credit facility for working capital and general corporate purposes.

(b) Net of original issue discount of $2.8 million.

                            CONTROLLING STOCKHOLDER

    The controlling stockholder of DIMAC Holdings is McCown De Leeuw & Co., Inc., a private equity investment firm based in Menlo Park, California and New York City. McCown De Leeuw has significant previous experience in the direct mail industry. McCown De Leeuw's experience in the direct mail industry results from its ownership of AmeriComm Holdings from 1989 until June 1998 through McCown De Leeuw & Company II, L.P. and its affiliates, and its previous ownership of DIMAC Marketing from November 1993 through February 1996.

                         SUMMARY OF THE EXCHANGE OFFER

The New Notes.......  The forms and terms of the New Notes are identical in all material respects to those of the Old Notes. The New Notes, however, will not contain certain transfer restric-tions, registration rights and liquidated damages provisions relating to the Old Notes. The Old Notes may be exchanged for New Notes under the Exchange Offer described in the "Description of Notes" and "Old Notes Registration Rights Agreement" sections of this Prospectus.

The Exchange
  Offer.............  We are offering to exchange up to $100,000,000 aggregate principal amount of the New Notes for up to $100,000,000 aggregate principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000.

Expiration Date;
  Withdrawal of
  Tender............  The Exchange Offer will expire at 5:00 p.m., New York City
                      time, on            , 199 , or such later date and time to
                      which we extend it. Your tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to
                                 , 199 . The expiration date for the Exchange
                      Offer will not in any event be extended to a date later
                      than            , 199 . Any Old Notes not accepted for
                      exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the Exchange Offer.

Certain Conditions
  to the Exchange
  Offer.............  The Exchange Offer is subject to customary conditions, which we may waive. Please read the section "The Exchange Offer--Certain Conditions to the Exchange Offer" of this Prospectus for more information regarding conditions to the Exchange Offer.

Procedures for
  Tendering Old
  Notes.............  Each holder of Old Notes that wishes to accept the
                      Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal, according to the instructions contained in this Prospectus and the Letter of Transmittal. Such holder must also mail or otherwise deliver the Letter of Transmittal, or a facsimile of the Letter of Transmittal, together with the Old Notes and any other required documents to the Exchange Agent at the address set forth on the cover page of the Letter of Transmittal. By signing the Letter of Transmittal, each holder will represent to us that, among other things:

                      - any New Notes which the holder receives will be acquired in the ordinary course of its business;

                      - the holder has no arrangements or understanding with any person or entity to participate in the distribution of the New Notes;

                      - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of DIMAC Corporation (or, if

                        the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act);

                      - if the holder is not a broker-dealer, that it is not
                        engaged in, and does not intend to engage in the dis-tribution of the New Notes; and

                      - if the holder is a broker-dealer, that it will receive
                      New Notes for its own account in exchange for Old Notes
                        that were acquired as a result of market-making activi-ties or other trading activities and that it will be required to acknowledge that it will deliver a prospec-tus in connection with any resale of New Notes.

                      Each holder whose Old Notes are held through The Depos-itory Trust Company and who wishes to participate in the Exchange Offer may do so through The Depository Trust
                      Company's Automated Tender Offer Program. Under this program, each tendering participant will agree to be bound by the Letter of Transmittal as though each holder had signed the Letter of Transmittal.

Interest on the New
  Notes.............  Interest on the New Notes will accrue from the date they are issued at the rate of 12 1/2% each year, and will be
                      payable semi-annually in arrears on each April 1 and
                      October 1, beginning on April 1, 1999. Holders of the New
                      Notes will also receive an amount equal to the accrued
                      interest on the Old Notes on April 1, 1999. Interest on
                      the Old Notes accepted for exchange will stop accruing
                      when the New Notes are issued.

Special Procedures
  for Beneficial
  Owners............  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company
                      or other nominee, and who wishes to tender such Old Notes
                      in the Exchange Offer, should contact such registered
                      holder promptly and instruct such registered holder to
                      tender on such beneficial owner's behalf. If such
                      beneficial owner wishes to tender on his own behalf, such
                      owner must, prior to completing and executing the Letter
                      of Transmittal and delivering his Old Notes, either make
                      appropriate arrangements to register ownership of the Old
                      Notes in his name or obtain a properly completed bond
                      power from the registered holder. The transfer of
                      registered ownership may take considerable time and may
                      not be able to be completed prior to            , 199 .

Guaranteed Delivery
  Procedure.........  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who
                      cannot deliver their Old Notes, the Letter of Transmittal
                      or any other documents required by the Letter of
                      Transmittal, prior to            , 199 , must tender their
                      Old Notes according to the guaranteed delivery procedures
                      set forth in

                      this Prospectus under "The Exchange Offer--Guaranteed
                      Delivery Procedures".

Registration
  Requirements......  Under the Exchange Offer, we will offer holders of the Old
                      Notes an opportunity to exchange their Old Notes for New
                      Notes. We will issue the New Notes without legends
                      restricting their transfer. In the event that applicable
                      Securities and Exchange Commission interpretations do not
                      permit us to effect the Exchange Offer or in certain other circumstances, we have agreed to file a Shelf Registration
                      Statement covering resales of the Old Notes and to use our reasonable best efforts to cause the SEC to declare the
                      Shelf Registration Statement effective under the
                      Securities Act and, subject to certain exceptions, keep
                      the Shelf Registration Statement effective until October
                      22, 2000 (two years after the date the Notes were issued).
                      If we fail to consummate the Exchange Offer on or prior to
                      April 20, 1999 or, in the event that we are not in
                      compliance with certain obligations under the Registration
                      Rights Agreement, we will be obligated to pay additional
                      interest to holders of the Old Notes. Please read the "Old
                      Notes Registration Rights Agreement" section of this
                      Prospectus for more information regarding your rights as a holder of the Old Notes.

Certain Federal Tax
  Considerations....  For a discussion of certain federal income tax considera-
                      tions relating to the exchange of the New Notes for the
                      Old Notes, see the "Certain United States Federal Tax
                      Considerations" section of this Prospectus.

Use of Proceeds.....  We will receive no proceeds from the exchange of Old Notes under the Exchange Offer.

Exchange Agent......  Wilmington Trust Company is the Exchange Agent. The
                      address and telephone number of the Exchange Agent are set forth in the "The Exchange Offer--Exchange Agent" section
                      of this Prospectus.

                               TERMS OF THE NOTES

    The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes are registered under the Securities Act. Therefore, the New Notes will not bear legends restricting their transfer and will not contain the registration rights and additional interest provisions relating to the Old Notes. It is important that you read the sections "Description of Notes" and "Old Notes Registration Rights Agreement" of this Prospectus for more information regarding the Old Notes and New Notes and your rights as a holder of these notes.

FORWARD-LOOKING STATEMENTS

    Certain of the information contained in this Prospectus, including information with respect to our plans and strategy for our business and its financing, are forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from the forward-looking statements, see the "Risk Factors" section of this Prospectus.

RISK FACTORS

    For a discussion of certain factors that you should consider in connection with your investment in the New Notes to be issued in the Exchange Offer, see "Risk Factors" immediately following this summary.

OUR HISTORY

    We were incorporated in May 1998 under the laws of the State of Delaware. We acquired DIMAC Marketing and AmeriComm Holdings on June 26, 1998.

PRINCIPAL EXECUTIVE OFFICE

    Our headquarters are located at 5775 Peachtree Dunwoody Road, Suite C-150, Atlanta, Georgia 30342 (telephone number 404-256-1123).

WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC a Registration Statement on Form S-4 under the Securities Act, covering the New Notes to be issued in the Exchange Offer. Please note that this Prospectus does not contain all of the information included in the Registration Statement. Any statement made in this Prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this Prospectus regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

    Following the Exchange Offer, we will be required to file periodic reports and other information with the SEC under the Securities Exchange Act of 1934. Our obligation to file periodic reports with the SEC will be suspended if the New Notes issued in the Exchange Offer are held of record by fewer than 300 holders as of the beginning of any year. However, the indenture governing the Notes nevertheless requires us to file financial and other information with the SEC for public availability. In addition, the Notes Indenture requires us to deliver to you, at our expense, copies of all reports that we file with the SEC. We will also furnish such other reports as we may determine or as the law requires.

    You may read and copy the Registration Statement, including the attached exhibits, and any reports, statements or other information that we file with the SEC, at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be posted on the SEC Internet site (http://www.sec/gov).

    You should rely only on the information provided in this Prospectus. No person is authorized to provide you with different information.

    We are not making an offer to exchange Old Notes in any jurisdiction where the offer is prohibited.

    The information in this Prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this Prospectus is accurate as of any other date.

         SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

We are providing the following summary unaudited pro forma consolidated financial data for our company to give you a better picture of what our business might have looked like if certain transactions had occurred. The pro forma information is derived from, and you should read it along with, the "DIMAC Corporation Unaudited Pro Forma Consolidated Financial Statements" that gives pro forma effect to

  - the following AmeriComm Holdings Acquisitions of:

    - Americomm Direct Marketing, Inc.;

    - Cardinal Marketing, Inc. and Cardinal Marketing of New Jersey, Inc.; and

    - Label America, Inc.;

  - our acquisitions of AmeriComm Holdings and DIMAC Marketing; and

  - the Refinancing.

    The pro forma statement of operations and other financial data for the year ended December 31, 1997 give effect to the above listed transactions as if they were consummated on January 1, 1997. The pro forma statement of operations and other financial data for the six months ended June 30, 1998 give effect to the following transactions, as if they were consummated on January 1, 1997:

  - AmeriComm Holdings' acquisition of Cardinal Marketing and Cardinal Marketing of New Jersey;

  - our acquisitions of AmeriComm Holdings and DIMAC Marketing; and

  - the Refinancing.

    The pro forma balance sheet data gives effect to the Refinancing as if it were consummated on June 30, 1998. The pro forma financial data do not purport to represent what the financial position or results of operations of our company and our subsidiaries would actually have been had the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing in fact been completed on the assumed dates. Nor do the data purport to project the financial position or results of operations of our company and our subsidiaries for any future period or date.

    It is important that you read the summary unaudited pro forma consolidated financial information presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc.," "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Marketing Corporation" and the consolidated financial statements and the related notes for our company, AmeriComm Holdings and DIMAC Marketing included elsewhere in this Prospectus.

                                                                                       SIX MONTHS   TWELVE MONTHS
                                                                          YEAR ENDED      ENDED         ENDED
                                                                         DECEMBER 31,   JUNE 30,       JUNE 30,
                                                                             1997         1998         1998(A)
                                                                         ------------  -----------  --------------
                                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales..............................................................   $  386,665    $ 189,918    $    384,366
Cost of products sold..................................................      257,840      128,367         257,420
                                                                         ------------  -----------  --------------
  Gross profit.........................................................      128,825       61,551         126,946
Selling, general and administrative expenses...........................       99,781       48,906          97,342
                                                                         ------------  -----------  --------------
  Operating income.....................................................       29,044       12,645          29,604
Interest expense.......................................................       34,207       17,043          34,342
                                                                         ------------  -----------  --------------
  Loss from continuing operations before income taxes..................       (5,163)      (4,398)         (4,738)
Income tax provision (benefit).........................................          954         (392)          1,084
                                                                         ------------  -----------  --------------
  Loss from continuing operations......................................   $   (6,117)   $  (4,006)   $     (5,822)
                                                                         ------------  -----------  --------------
                                                                         ------------  -----------  --------------

                                                                                       SIX MONTHS   TWELVE MONTHS
                                                                          YEAR ENDED      ENDED         ENDED
                                                                         DECEMBER 31,   JUNE 30,       JUNE 30,
                                                                             1997         1998         1998(A)
                                                                         ------------  -----------  --------------
                                                                                  (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(b)..............................................................   $   56,534    $  26,153    $     56,782
Depreciation and amortization(c).......................................       27,490       13,508          27,178
Ratio of total debt to EBITDA..........................................                                      5.3x
Ratio of EBITDA to cash interest expense(d)............................                                      1.8x
Ratio of earnings to fixed charges(e)..................................       --           --             --

                                                                                                       PRO FORMA
                                                                                                      AS OF JUNE
                                                                                                          30,
                                                                                                         1998
                                                                                                     -------------
                                                                                                          (IN
BALANCE SHEET DATA (END OF PERIOD):                                                                   THOUSANDS)
Total assets.......................................................................................   $   513,966
Total debt (including current portion of long-term debt)...........................................       303,326
Stockholder's equity...............................................................................       128,350

------------------------

(a) The pro forma data for the Twelve Months Ended June 30, 1998 was derived from combining the Unaudited Pro Forma Consolidated Financial Statements included elsewhere in this Prospectus and represent the pro forma results of operations from July 1, 1997 to June 30, 1998. Data for the Twelve Months Ended June 30, 1998 was derived by subtracting the pro forma results of operations for the six months ended June 30, 1997 from the pro forma results of operations for the Year Ended December 31, 1997 and then adding the pro forma results of operations for the Six Months Ended June 30, 1998 to such pro forma December 31, 1997 results of operations. See "DIMAC Corporation Unaudited Pro Forma Financial Statements."

(b) EBITDA is defined as operating income plus depreciation (including loss on disposal of equipment) and amortization. EBITDA is presented because we believe that it provides additional indications of the financial performance of our company and provides useful information regarding our ability to service debt and meet certain debt covenants under the Notes Indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to our operating income, net income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles); nor should you construe it as an indication of our operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing our financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc." and "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Marketing Corporation" included elsewhere in this Prospectus.

(c) Amounts do not include amortization of financing costs and original issue discount, which is included in interest expense.

(d) Cash interest expense excludes amortization of financing costs and original issue discount.

(e) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as loss from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the year ended December 31, 1997, six months ended June 30, 1998 and the twelve months ended June 30, 1998, earnings were insufficient to cover fixed charges by $5.2 million, $4.4 million, and $4.7 million, respectively.

         SUMMARY HISTORICAL FINANCIAL DATA OF AMERICOMM HOLDINGS, INC.

    The following summary historical financial data of AmeriComm Holdings as of and for each of three fiscal years in the period ended December 31, 1997 has been derived from AmeriComm Holdings' audited consolidated financial statements and the related notes. Summary historical financial data as of and for the six months ended June 30, 1997 and June 26, 1998 has been derived from AmeriComm Holdings' unaudited consolidated financial statements and, in the opinion of management, includes all adjustments (consisting of only normal recurring adjustments) that are necessary for a fair presentation of the operating results for such interim periods. Results for the interim periods do not necessarily indicate of the results for the full fiscal year or for any future periods.

    It is important that you read the summary historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc." and the consolidated financial statements of AmeriComm Holdings included elsewhere in this Prospectus.

                                                                 FISCAL YEARS ENDED
                                                                    DECEMBER 31,               SIX MONTHS ENDED
                                                          ---------------------------------  --------------------
                                                                                             JUNE 30,   JUNE 26,
                                                            1995      1996(A)     1997(B)     1997(B)    1998(C)
                                                          ---------  ----------  ----------  ---------  ---------

                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales...............................................  $  71,257  $  111,342  $  191,091  $  86,602  $  93,081
Cost of products sold...................................     55,708      80,215     133,598     60,808     67,813
                                                          ---------  ----------  ----------  ---------  ---------
  Gross profit..........................................     15,549      31,127      57,493     25,794     25,268
Selling, general and administrative expenses............     13,410      25,200      44,985     21,575     23,438
                                                          ---------  ----------  ----------  ---------  ---------
  Operating income......................................  $   2,139  $    5,927  $   12,508  $   4,219  $   1,830

OTHER FINANCIAL DATA:
EBITDA(d)...............................................  $   5,913  $   12,772  $   25,277  $  10,114  $   9,114
Depreciation and amortization(f)........................      3,774       6,845      12,769      5,895      7,284
Net cash provided by (used for):
  Operating activities..................................       (217)      7,147       1,574      3,174      5,245
  Investing activities..................................     (1,939)    (79,838)    (38,881)   (37,565)   (10,407)
  Financing activities..................................      2,317      74,225      36,640     33,695      6,548
Ratio (deficiency) of earnings to fixed charges(e)......     --          --          --         --         --
Capital expenditures....................................      2,308       3,490       4,563      3,313      5,666

BALANCE SHEET DATA (END OF PERIOD):
Working capital.........................................  $   7,182  $   18,840  $   26,604  $  24,064  $  26,002
Total assets............................................     38,116     132,498     176,618    173,499    178,113

------------------------

(a) Reflects the acquisition of Transkrit Corporation and its subsidiaries on June 28, 1996. We accounted for this acquisition as a purchase.

(b) Reflects the acquisitions of Label America, Inc. and AmeriComm Direct Marketing, Inc. on February 21, 1997 and April 24, 1997, respectively. We accounted for these acquisitions as purchases.

(c) Reflects the acquisitions of Cardinal Marketing, Inc. and Cardinal Marketing of New Jersey, Inc. on March 16, 1998. We accounted for these acquisitions as purchases.

(d) EBITDA is defined as operating income plus depreciation (including loss on disposal of equipment) and amortization. EBITDA is presented because we believe that it provides additional indications of the historical financial performance of AmeriComm Holdings and provides useful information regarding our ability to service debt and meet certain debt covenants under the Notes Indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles); nor should you construe it as an indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-- AmeriComm Holdings, Inc." included elsewhere in this Prospectus.

(e) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the years ended December 31, 1995 through 1997 and the six months ended June 30, 1997 and June 26, 1998, earnings were insufficient to cover fixed charges by $1.0 million, $2.2 million, $4.5 million, $3.2 million and $7.8 million, respectively.

(f) Amounts do not include amortization of financing costs, which is included in interest expense.

 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA OF DIMAC MARKETING CORPORATION

    The following summary historical financial data of DIMAC Marketing as of and for the fiscal year ended December 31, 1995 and the twelve months ended December 31, 1996 has been derived from DIMAC Marketing's consolidated financial statements and related notes. The summary historical financial data for the twelve months ended December 31, 1996 is derived by combining the financial results of DIMAC Marketing from January 1, 1996 through January 31, 1996 (while under prior ownership) and the eleven month period from February 1, 1996 through December 31, 1996 (following the purchase of DIMAC Marketing by Heritage Media), including purchase accounting adjustments for the Heritage Media purchase (see the accompanying Notes to the Consolidated Financial Statements of DIMAC Marketing). The financial data for DIMAC Marketing before and after the Heritage Media purchase is not comparable in all material respects. The summary pro forma financial data for the year ended December 31, 1997 is derived from the historical financial results of DIMAC Marketing from January 1, 1997 through August 31, 1997 (while under Heritage Media ownership) and the period from September 1, 1997 through December 31, 1997 (following the News Corporation purchase of Heritage Media) adjusted to give pro forma effect to the News Corporation purchase of Heritage Media, including purchase accounting adjustments, as if it were consummated on January 1, 1997. The summary pro forma financial data for the year ended December 31, 1997 is not comparable in all material respects to DIMAC Marketing's historical financial results, and does not purport to represent what the actual results of operations would have been had the transaction occurred on such date or to project the results of operations for any future date or period. Summary historical financial information as of and for the six months ended June 30, 1997 and June 26, 1998 has been derived from DIMAC Marketing's unaudited condensed consolidated financial statements and, in the opinion of management, includes all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the operating results for such interim periods. Results for the interim periods are not necessarily indicative of the results for the full fiscal year or for any future periods.

    It is important that you read the summary historical and pro forma financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations-- DIMAC Marketing Corporation," the consolidated financial statements of DIMAC Marketing and the unaudited pro forma financial statements of our company included elsewhere in this Prospectus.

                                                            FISCAL YEARS ENDED DECEMBER 31,
                                                         -------------------------------------     SIX MONTHS ENDED
                                                                        1996                    ----------------------
                                                            1995      COMBINED       1997        JUNE 30,    JUNE 26,
                                                         HISTORICAL  HISTORICAL    PRO FORMA       1997        1998
                                                         ----------  ----------  -------------  ----------  ----------
                                                                                (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales..................................................  $  126,518  $  178,447   $   177,947   $   91,421  $   93,208
Cost of sales..........................................      82,818     115,635       117,542       60,270      61,806
                                                         ----------  ----------  -------------  ----------  ----------
  Gross profit.........................................      43,700      62,812        60,405       31,151      31,402
Selling, general and administrative expenses...........      30,837(a)     50,821       53,225      29,043      26,615
                                                         ----------  ----------  -------------  ----------  ----------
  Operating income.....................................  $   12,863  $   11,991   $     7,180   $    2,108  $    4,787

OTHER FINANCIAL DATA:
EBITDA(b)..............................................  $   17,394  $   24,870   $    20,240   $    9,657  $   11,864
Depreciation and amortization(c).......................       4,531      12,879        13,060        7,549       7,077
Capital expenditures...................................       3,796       9,504        21,605       11,344       3,166
Net cash provided by (used for): Operating
  activities...........................................       7,485      11,470                     (1,396)      1,961
Net cash provided by (used for) Investing activities...     (33,666)    (45,118)                   (15,083)     (6,387)
Net cash provided by (used for) Financing activities...      26,181      33,648                     16,479       4,426
Ratio of earnings to fixed charges(d)..................         2.1x        1.4x      --            --          --

                                                            FISCAL YEARS ENDED DECEMBER 31,
                                                         -------------------------------------     SIX MONTHS ENDED
                                                                        1996                    ----------------------
                                                            1995      COMBINED       1997        JUNE 30,    JUNE 26,
                                                         HISTORICAL  HISTORICAL    PRO FORMA       1997        1998
                                                         ----------  ----------  -------------  ----------  ----------
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA (END OF PERIOD):
Working capital (deficit)..............................  $    3,477  $   (2,540)  $     7,558   $    4,658  $   14,714
Total assets...........................................      98,918     350,003       260,836      351,705     261,940

------------------------

(a) Includes nonrecurring merger costs of $2.4 million.

(b) EBITDA is defined as operating income plus depreciation (including loss on disposal of equipment) and amortization. EBITDA is presented because we believe that it provides additional indications of the historical financial performance of DIMAC Marketing and provides useful information regarding our ability to service debt and meet certain debt covenants under the Notes Indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles); nor should you construe it as in indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--DIMAC Marketing Corporation" included elsewhere in this Prospectus.

(c) Amounts do not include amortization of financing costs, which is included in interest expense.

(d) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the pro forma fiscal year ended December 31, 1997 and the six months ended June 30, 1997, earnings were insufficient to cover fixed charges by $1.7 million and $2.5 million, respectively.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION APPEARING IN THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

    THIS PROSPECTUS INCLUDES "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THESE FORWARD-LOOKING STATEMENTS INCLUDE, IN PARTICULAR, THE STATEMENTS ABOUT OUR PLANS, STRATEGIES, AND PROSPECTS UNDER THE HEADINGS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS." ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE SUCH PLANS, INTENTIONS OR EXPECTATIONS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS WE MAKE IN THIS PROSPECTUS ARE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOLLOWING CAUTIONARY STATEMENTS.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR
  FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THESE NOTES.

    We have a significant level of indebtedness. As of June 30, 1998, after giving pro forma effect to the Refinancing, we would have had outstanding $303.3 million of consolidated indebtedness (excluding trade payables and other liabilities) and unused revolving commitments of $72.8 million under our senior secured credit facility. Although the indenture governing the Notes limits our ability to borrow additional money, we are allowed to borrow a significant amount of additional money under certain circumstances. For more information about our indebtedness, see the "Description of Other Indebtedness--Senior Secured Credit Facility" and "Description of Notes" sections of this Prospectus.

    Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to these Notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures, acquisitions and other general corporate requirements;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A
  SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MAY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on and to refinance the Notes and to satisfy our other debt obligations will depend upon our ability to generate cash in the future. This, to a certain extent is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We anticipate that our operating cash flow and amounts available under our senior secured credit facility will cover our operating expenses and our debt service requirements in the foreseeable future. We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our senior secured credit facility in an amount sufficient to enable us to pay our indebtedness, including these Notes, or to fund our other liquidity needs. For example, for the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, after giving effect to the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing (as if they occurred at the beginning of such periods) and the application of the net proceeds from these transactions, our earnings would have been insufficient to cover fixed charges by approximately $5.2 million, $4.8 million and $4.4 million, respectively.

    If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy. Possible alternative strategies include:

     - reducing or delaying capital expenditures;

     - selling assets;

     - restructuring or refinancing our indebtedness; or

     - seeking additional equity capital.

    We cannot assure you that we would be able to effect any of these strategies on satisfactory terms, if at all. For example, our senior secured credit facility, our Notes Indenture and the indenture governing DIMAC Holdings'
15 1/2% Senior Notes Due 2009 contain covenants that restrict our ability to take certain of these actions, including selling assets and using the proceeds from the sale.

    We may need to refinance all or a portion of our indebtedness, including these Notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facility and these Notes, on commercially reasonable terms or at all.

SUBSTANTIAL RESTRICTIONS AND COVENANTS--RESTRICTIONS AND COVENANTS IN OUR DEBT
  AGREEMENTS LIMIT OUR ABILITY TO TAKE CERTAIN ACTIONS.

    Our debt agreements governing the Notes and DIMAC Holdings' Senior Notes contain a number of significant restrictions and covenants. These covenants limit our ability, among other things to:

     - borrow more money;

     - incur liens;

     - pay dividends or make certain other restricted payments;

     - sell certain assets;

     - enter into certain transactions with affiliates; and

     - impose restrictions on the ability of any of our subsidiaries to:

       - pay dividends or make certain payments to us;

       - merge or consolidate with any other person; or

       - sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets; and

     - make certain acquisitions.

    In addition, our senior secured credit facility contains other more restrictive covenants, including covenants that require us to maintain certain financial ratios. If we are unable to comply with these covenants, there would be a default under our debt agreements. Such a default would also result in a default under our master lease agreement with General Electric Capital Corporation, relating to the financing of a $3.1 million equipment line and our lease agreement with the CIT Group, relating to the financing of a $2.6 million equipment line. If we were unable to repay the amounts owed under our debt agreements and our lease agreements, such defaults, if not waived, could result in acceleration of our indebtedness and our bankruptcy. For more information, see "Description of Notes--Certain Covenants", "Description of Other Indebtedness--Senior Secured Credit Facility" and "--Holdings Notes."

RANKING OF THE NOTES--YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO
  ALL SENIOR INDEBTEDNESS OF OUR COMPANY OR THE APPLICABLE SUBSIDIARY GUARANTOR.

    According to our Notes Indenture, the payment of the principal, any premium and interest on the Notes and each subsidiary guaranty of the Notes is subordinate in right of payment to the prior payment in full of all senior indebtedness of our company or the applicable subsidiary guarantor. Our senior indebtedness includes our obligations under, and the subsidiary guarantors' guarantees of our obligations with respect to our senior secured credit agreement.

    As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of senior indebtedness of our company and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to these Notes or the subsidiary guarantees.

    In addition, all payments on the Notes and the guarantees will be blocked in the event of a payment default on senior indebtedness and may be blocked for certain periods of time in the event of certain non-payment defaults on senior indebtedness.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to our company or the guarantors, Noteholders will participate with all other holders of subordinate indebtedness of our company and the guarantors in the assets remaining after we and the subsidiary guarantors have paid all of our senior indebtedness. However, because the indenture requires that amounts otherwise payable to Noteholders in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, Noteholders may receive less, ratably, than holders of senior indebtedness in any such proceeding. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of notes may receive less, ratably than the holders of senior debt.

    Assuming we had completed the Refinancing on June 30, 1998, these Notes and the subsidiary guarantees would have been subordinated to approximately $206.1 million of senior indebtedness. We will be permitted to borrow substantial additional indebtedness, including senior indebtedness, in the future under the terms of our Notes Indenture.

RISKS RELATING TO THE ACQUISITIONS AND RATIONALIZATION OF OPERATIONS--WE MAY NOT
  BE ABLE TO INTEGRATE SUCCESSFULLY THE OPERATIONS OF AMERICOMM HOLDINGS AND DIMAC MARKETING.

    We were recently formed for the purpose of acquiring AmeriComm Holdings and DIMAC Marketing. The process of integrating these businesses may result in unforeseen operating difficulties and may require substantial attention from members of our senior management. We cannot assure you that we will be able to integrate successfully the operations of these businesses.

    We intend to realize cost savings by rationalizing our operations. As a result of our acquisitions of AmeriComm Holdings and DIMAC Marketing, we expect to reduce our operating expenses by:

     - consolidating redundant facilities;

     - rationalizing the functions of overlapping offices and operating units;

     - meeting more of our production requirements from within the company; and

     - reducing our overhead expenses.

    We also expect to reduce our operating expenses from, among other things:

     - improved capacity utilization;

     - relocating our production equipment; and

     - purchasing raw materials in larger and more cost-effective quantities.

    Although we believe that our strategies are reasonable, we cannot assure you that we will be able to implement our plans on schedule. When implementing these initiatives, we could encounter unanticipated problems, and we cannot assure you that we will attain our goal of reducing our operating expenses. Finally, we note that our plans will require substantial attention from members of our management, which may limit the amount of time they can devote to our day-to-day operations.

DEPENDENCE UPON AT&T PROGRAMS--WE ARE RELIANT ON AT&T AS A CUSTOMER. THE LOSS OF
  CERTAIN AT&T PROGRAMS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

    AT&T Corp. accounted for approximately 8.6% and 9.0% of our revenue in 1997, and the first six months of 1998, respectively, on a pro forma basis after giving effect to the AmeriComm Holdings' Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing. We service separate programs at AT&T, each of which is independently managed within AT&T. The number of separate programs at AT&T that we produce has grown from 31 in 1993 to 37 as of December 31, 1997. The four largest AT&T programs (not necessarily the same four programs in each period) comprised approximately 5.7% and 5.4% of our pro forma revenue in 1997, and the first six months of 1998, respectively. Because of our dependence on the AT&T programs, the loss of any large (or significant number of smaller) AT&T programs could have a material adverse effect on business, financial condition or results of operation.

YEAR 2000 RISKS--ALTHOUGH WE EXPECT TO BE YEAR 2000 COMPLAINT BY THE END OF THE
  FIRST QUARTER OF 1999, WE ARE NOT SO AT THIS TIME. YEAR 2000 ISSUES MAY NEGATIVELY AFFECT US.

    We have developed plans to address our exposure in all critical information technology ("IT") and non-IT systems to computer programs which identify years with two digits instead of four. Such programs may recognize the year 2000 as the year 1900. We are also assessing the year 2000 capabilities of our critical suppliers, customers and key service providers to determine, to the extent possible, whether our operations will be adversely impacted by such companies.

    We primarily rely on packaged software applications which are year 2000 compliant. We have either tested these applications or expect to have done so by the end of the first quarter of 1999. We are also testing all internally developed IT software for year 2000 compliance. We anticipate that this process will be completed by the end of the second quarter of 1999.

    We are continuing to assess all critical non-IT systems for year 2000 compliance. (Non-IT systems include, among other things, manufacturing equipment, telephone systems and heating and cooling systems.) We are preparing an inventory of all critical non-IT systems and are contacting manufacturers to determine year 2000 compliance. We anticipate that this process will be completed by the end of the first quarter of 1999.

    As of June 30, 1998, the costs we have incurred and expect to incur to remedy our year 2000 conversion are immaterial. Our year 2000 remediation effort has not postponed any IT projects the delay of which would have a material adverse effect on our business, financial condition or results of operations.

    We are not entirely year 2000 compliant at this time; but we have targeted the end of the first quarter of 1999 to have critical business and production processes ready. Although we are striving to be completely year 2000 compliant, year 2000 issues may still negatively affect us. Based on our progress to date, however, we believe that such impact, if any, will not have a material adverse effect on our business, financial condition or results of operations, however there can be no such assurances.

    Although we have contacted critical suppliers, customers and key service providers to determine their level of year 2000 compliance, these companies could adversely impact our operations. The full extent of any such adverse impact (if any) is impossible to determine. We are attempting to mitigate any possible adverse impact by identifying alternate suppliers where possible. We will also increase our inventory of crucial materials in anticipation of possible disruptions.

    We are developing contingency plans for all critical business and production processes. We anticipate that these plans should be completed by the end of the second quarter of 1999.

EXPOSURE TO FLUCTUATIONS IN PAPER COSTS AND SUPPLY--AN INTERRUPTION OF PAPER
  SUPPLY OR RISING PAPER PRICES COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

    Our principal raw material is paper. Paper, which on a pro forma basis represented approximately 24% of our cost of products sold in 1997, has a historical pattern of cyclical price change based upon industry capacity versus market demand. Although supply has historically been available, paper companies may place customers on allocation, which limits the short term supply available. In addition, prices during these periods tend to increase, sometimes by significant amounts. Although we maintain multiple sources of supply in all grades of paper, the cyclical nature of the paper industry could result in an interruption of paper supply or escalating paper prices that could adversely effect us. Historically, we have successfully passed increases in the price of paper through to our customers. However, we may not be able to do so in the future. For example, a substantial increase in paper prices could affect the advertising budgets of our customers and have a material adverse effect on our business, financial conditions or results of operations.

SEASONALITY AND QUARTERLY FLUCTUATIONS--WE ARE AFFECTED BY A SEASONAL PATTERN.
  AN ADVERSE TREND IN NET SALES DURING AN OFF-SEASON COULD HAVE A MATERIAL ADVERSE EFFECT UPON US.

    Our business is affected by a seasonal pattern where we generate a greater volume of sales and are more profitable in the third and fourth quarters of each year. We experience this fluctuation because many of our larger customers are retailers whose own businesses are affected by these seasonal patterns. During 1997, approximately 56% of our combined pro forma EBITDA, after giving effect to the AmeriComm Holdings Acquisitions and our acquisitions of AmeriComm Holdings and DIMAC Marketing, occurred in the third and fourth quarters. Accordingly, any adverse trend in net sales for such period could have a material adverse effect upon our business, financial condition or results of operations.

POSTAL INVESTIGATION--ALTHOUGH WE ARE SEEKING A CONSENSUAL RESOLUTION WITH THE
  GOVERNMENT, A POSTAL INVESTIGATION OF US AND ITS RELATED COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

    In June 1997, the United States Attorney's Office for the Eastern District of Missouri informed DIMAC Marketing that its St. Louis facility was the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes may have occurred in connection with DIMAC Marketing's bulk mailing practices at this facility. We have been engaged in discussions with the Government which have included a possible consensual resolution of this matter; however, as of the date of this Prospectus, no settlement has been reached. It is our position that our bulk mailing practices complied with applicable laws and regulations.

    During the acquisition of DIMAC Marketing, we entered into an indemnification agreement with Heritage Media and DIMAC Marketing under which Heritage Media agreed to indemnify us for certain costs, including settlements, judgments and related fees, in relation to the investigation. We cannot assure you, however, that the investigation and its related costs will not have a material adverse effect on our business, financial condition or results of operations.

GOVERNMENTAL REGULATION AND POSTAL RATES--A CHANGE IN THE POSTAL RATES OR A
  POSTAL STRIKE COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

    Certain aspects of the direct marketing industry depend upon the services provided by the United States Postal Service. For example, any change in the rate structure or postal rates, including the proposed rate increase scheduled to take effect in January 1999, could reduce the demand for direct marketing services. A postal strike could also have a material adverse effect on our business, financial condition or results of operations.

    In July 1997, the Postal Service granted DIMAC Marketing's St. Louis facility a postal privilege that enables the Postal Service to accept our documentation with regard to counts and specific mail classification weights. This process allows us to bypass the time-consuming and complex process of documenting the exact weight of each specific package and saves us substantial time on large volume jobs. Any withdrawal or adverse modification of this approval could have a material adverse effect on our business, financial condition or results of operations.

FINANCING CHANGE OF CONTROL OFFER--WE MAY NOT HAVE THE ABILITY TO RAISE THE
  NECESSARY FUNDS TO PAY FOR THE NOTES SHOULD WE BE REQUIRED TO REPURCHASE.

    Upon the occurrence of certain specific kinds of change of control events, we will be required to make an offer to repurchase the Notes at 101% of their principal amount plus accrued interest. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our senior secured credit facility will not allow such repurchases. For more information, see the section "Description of Notes--Change of Control." Even if we did have sufficient funds to carry out such a repurchase, the financial effect of the repurchase could cause us to default on our other indebtedness. Finally, the DIMAC Holdings Senior Notes Indenture contains similar change of control provisions and consequences similar to those presented here could occur. See the "Description of Notes--Change of Control" and "Description of Other Indebtedness--Holdings Notes" section of this Prospectus for more information.

COMPETITION--INCREASED COMPETITION IN THE FUTURE COULD HAVE A MATERIAL ADVERSE
  EFFECT ON US.

    The direct marketing industry is fragmented and highly competitive. We compete with other national and local manufacturers in many product lines. We are more highly leveraged than some of our principal competitors and, consequently, we may have less financing and operating flexibility. We could encounter increased competition in the future. This increased competition could have a material adverse effect on our business, financial condition or results of operations. For more information about our competitors, see the "Business--Competition" section of this Prospectus.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY--WE INTEND TO PURSUE FURTHER
  ACQUISITIONS. MANAGING THE GROWTH RESULTING FROM THOSE ACQUISITIONS COULD POSE DIFFICULTIES WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON US.

    We plan to continue to pursue acquisitions which:

     - complement existing product offerings;

     - increase our production capabilities;

     - provide entry into new markets; and

     - expand our customer base or create new cross-selling opportunities.

    We cannot assure you that we will be able to identify additional acquisitions. Even if we identify such acquisitions, the anticipated benefits may fail to materialize. In order to capitalize on future acquisition opportunities, we may need to obtain additional financing and federal or state regulatory approvals. We cannot guarantee the availability of additional acquisition financing and such financing could be substantially limited by terms of our senior secured credit agreement or our Notes Indenture. Our possible future acquisitions could result in our incurring additional debt, contingent liabilities and amortization expenses, all of which could materially adversely affect our financial condition or results of operations. We cannot assure you that we will be able to obtain the necessary regulatory approvals or the additional financing. The inability to obtain such regulatory approvals or financing could have a material adverse effect on our ability to implement our acquisition strategy.

    Managing the growth expected to result from future acquisitions, together with the process of integrating acquired operations into our existing operations, may

     - result in unforeseen operating difficulties;

     - require substantial attention from members of our senior management; and

     - require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations.

    We cannot assure you that we will succeed in managing future growth. Moreover, the failure to manage such growth or assimilate any such acquisitions may have a material adverse effect on our business, financial condition or results of operation.

HOLDING COMPANY STRUCTURE--OUR STATUS AS A HOLDING COMPANY MAKES US DEPENDENT ON
  THE CASH FLOWS OF OUR SUBSIDIARIES TO MEET OUR OBLIGATIONS.

    We are a holding company and conduct almost all of our operations through our subsidiaries. We have no significant assets other than the stock of our subsidiaries. Accordingly, we are dependent on the cash flows of our subsidiaries to meet our obligations, including the payment of the principal and interest on the Notes.

IMPACT OF ENVIRONMENTAL REGULATION--OUR BUSINESS, BY ITS NATURE, EXPOSES US TO
  CERTAIN ENVIRONMENTAL HEALTH AND PROTECTION MATTERS INCLUDING POTENTIAL COSTS AND LIABILITIES.

    Our operations and properties are subject to a wide variety of federal, state and local laws and regulations relating to the environmental protection and human health and safety including those governing:

     - the use, storage, handling, generation, treatment, emission, release, discharge and disposal of, and exposure to, hazardous and non-hazardous materials, substances and wastes;

     - the remediation of contaminated soil and groundwater; and

     - the health and safety of employees.

    The nature of our operations exposes us to the risk of claims related to environmental protection and health and safety matters, and we may incur material costs or liabilities because of any of these claims.

    In addition, AmeriComm Holdings has been designated as a potentially responsible party under the 1980 "Superfund" Act relating to the disposal of hazardous substances at one off-site location. AmeriComm Holdings could be found liable for the costs of environmental investigation and cleanup at this site. Based upon our experience to date, which includes the recent settlement of a similar claim at a second off-site disposal location, we believe, but cannot guarantee, that the future cost of compliance with existing environmental protection and health and safety laws and regulations, and liability for known claims relating to such matters, will not have a material adverse effect on our business, financial condition or results of operations. However, future events, such as changes in existing laws and regulations or their interpretation, or more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could have a material adverse effect on our business, financial condition or results of operations. For more information about the impact of environmental regulation on our company, see the "Business--Environmental, Health and Safety Matters" section of this Prospectus.

DEPENDENCE ON KEY MANAGEMENT--OUR SUCCESS WILL CONTINUE TO DEPEND TO A
  SIGNIFICANT EXTENT ON OUR EXECUTIVES AND OTHER KEY MANAGEMENT PERSONNEL.

    We may not be able to retain our executive officers and key personnel or attract additional qualified management in the future. In addition, the success of certain of our acquisitions may depend, in part, on our ability to retain management personnel and to integrate the operations of the acquired companies.

CONTROLLING STOCKHOLDER--AFFILIATES OF MCCOWN DE LEEUW WILL OWN ENOUGH OF OUR
  STOCK TO INDIRECTLY CONTROL OUR AFFAIRS AND THOSE OF OUR SUBSIDIARIES.

    Certain affiliates of McCown De Leeuw own a substantial majority of the voting stock of DIMAC Holdings, which is our sole stockholder. By virtue of such stock ownership, they will directly control the election of the Board of Directors and the direction of the affairs of DIMAC Holdings and its subsidiaries. Consequently, they will indirectly control the election of the Board of Directors and the direction of our affairs and those of our subsidiaries. See the "Security Ownership" section of this Prospectus for more information.

ABSENCE OF PUBLIC MARKET FOR THE NOTES--YOU CANNOT BE SURE THAT AN ACTIVE
  TRADING MARKET WILL DEVELOP FOR THESE NOTES.

    We do not intend to apply for listing or quotation of the New Notes on any exchange. The Notes are, however, eligible for trading in PORTAL. Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC have advised us that they intend to make a market in the New Notes, subject to the limits imposed by the securities laws. However, they are not obligated to do so, and they may discontinue any market making at any time without notice. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. The market for the New Notes may be subjected to similar disruptions. Any such disruptions may have an adverse effect on the New Note holders.

ORIGINAL ISSUE DISCOUNT--THE ISSUANCE OF THE NOTES WILL RESULT IN ADDITIONAL
  INTEREST INCOME INCLUDABLE IN U.S. HOLDERS' GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES.

    The Notes will be considered to be issued with original issue discount for U.S. federal income tax purposes. Original issue discount will accrue from the issue date of the Notes and generally will be includable as interest income in a U.S. holder's gross income for U.S. federal income tax purposes in advance of the cash payments to which the income is attributable.

                                COMPANY HISTORY

    McCown De Leeuw formed DIMAC Corporation in May 1998 to combine the businesses of DIMAC Marketing and AmeriComm Holdings and create a direct mail industry leader.

    DIMAC Marketing was founded in 1921 as a commercial printer. In August 1987, DIMAC Marketing was sold to management and Golder, Thoma & Cressey, a private equity firm. Golder, Thoma & Cressey and management owned DIMAC Marketing until November 1993, at which time the business was sold to affiliates of McCown De Leeuw. Under McCown De Leeuw's ownership, DIMAC Marketing completed an initial public offering in August 1994 and was ultimately sold to Heritage Media in February 1996. In August 1997, News Corporation acquired Heritage Media, including DIMAC Marketing. On June 26, 1998, we bought DIMAC Marketing from Heritage Media.

    Affiliates of McCown De Leeuw have owned AmeriComm Holdings since 1989. AmeriComm Holdings' predecessor company was formed in 1989 to acquire National Fiberstok Corporation, a manufacturer of custom file folders. In 1997, National Fiberstok changed its name to that of a company it acquired, AmeriComm Direct Marketing, Inc. On June 26, 1998, McCown De Leeuw combined AmeriComm Holdings with DIMAC Marketing to form DIMAC Corporation.

    The following table outlines the recent acquisition history of DIMAC Marketing and AmeriComm Holdings:

                                 ENTITY
PURCHASER                       ACQUIRED                        DATE                      EXPERTISE
--------------  ----------------------------------------  ----------------  -------------------------------------
DIMAC           Direct Marketing Group, Inc.              May 1994            Strategic and creative services,
MARKETING                                                                       information processing services
                                                                                and production.

                Palm Coast Data Inc.                      May 1995            Fulfillment/subscription
                                                                                management.

                The McClure Group Inc.                    October 1995        Program development services with
                                                                                an insurance and healthcare
                                                                                industry specialization.

                Wilcox & Associates Inc.                  March 1996          Transitional marketing services,
                                                                                primarily for the banking
                                                                                industry.

                MBS/Multimode Inc.                        May 1996            Database marketing services,
                                                                                primarily to retail and catalog
                                                                                industries.

AMERICOMM       Transkrit Corporation                     June 1996           Direct mail, custom mailers and
HOLDINGS                                                                        custom pressure sensitive labels.

                Label America, Inc.                       February 1997       Custom pressure sensitive labels.

                AmeriComm Direct Marketing, Inc.          April 1997          Direct marketing products and
                                                                                services.

                Cardinal Marketing, Inc. and Cardinal     March 1998          Customer profiling and response
                Marketing of New Jersey, Inc.                                   analysis primarily to the
                                                                                financial services and retail
                                                                                industries.

    AmeriComm Holdings' acquisitions of Label America, Inc., AmeriComm Direct Marketing, Inc. and Cardinal Marketing, Inc. and Cardinal Marketing of New Jersey, Inc. (collectively, "Cardinal") are referred to in this Prospectus as the "AmeriComm Holdings Acquisitions." AmeriComm Holdings' acquisition of Cardinal is referred to in this Prospectus as the "Cardinal Acquisition."

                                THE ACQUISITIONS

    On June 26, 1998, we acquired:

     - AmeriComm Holdings in a merger transaction for aggregate consideration of approximately $203.8 million (including assumed indebtedness); and

     - DIMAC Marketing by purchasing all of its issued and outstanding capital stock for aggregate consideration of approximately $204.0 million (including assumed indebtedness).

The total consideration for the acquisitions was $425.8 million including assumed indebtedness and fees and expenses relating to the acquisitions.

    We financed the acquisitions of AmeriComm Holdings and DIMAC Marketing and related fees and expenses through:

     - cash equity capital of $100.0 million provided to DIMAC Holdings by certain affiliates of McCown De Leeuw;

     - term loans of $150.0 million and revolving loans of $7.6 million (net of cash available), in each case under our senior secured credit facility; and

     - assumed indebtedness of $168.2 million.

    For a more detailed discussion of how we financed these acquisitions, please read the sections "Security Ownership" and "Description of Other
Indebtedness--Senior Secured Credit Facility".

                                THE REFINANCING

    The purpose of the Refinancing was to redeem or repay certain indebtedness assumed in connection with our acquisitions of AmeriComm Holdings and DIMAC Marketing.

    The sources of funds for the Refinancing were:

     - the proceeds from our Senior Subordinated Notes offering:

     - additional equity from:

       - $10.0 million of equity provided to DIMAC Holdings from affiliates of McCown De Leeuw and other equity investors;

       - $29.3 million of net proceeds received by DIMAC Holdings from the issuance of $30.0 million aggregate principal amount of its 15 1/2% Senior Notes due 2009; and

     - $45.0 million of additional term loans under our senior secured credit facility.

    We used these proceeds:

     - to pay off the following existing indebtedness of AmeriComm Holdings and its subsidiary, AmeriComm Direct Marketing:

       - the AmeriComm Direct Marketing 11 5/8% Senior Notes tendered pursuant to a tender offer and consent solicitation and the associated tender premium and consent fee;

       - the AmeriComm Holdings 12 1/2% Senior Notes and the associated premium; and

       - the existing AmeriComm Direct Marketing credit agreement;

     - to repay the amount of revolving loans outstanding under our senior secured credit facility; and

     - to pay certain fees and expenses related to our Senior Subordinated Notes offering and AmeriComm Direct Marketing's tender offer and consent solicitation.

                        USE OF PROCEEDS OF THE NEW NOTES

    This Exchange Offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any proceeds from the issuance of the New Notes. In consideration for issuing the New Notes as contemplated in this Prospectus, we will receive, in exchange, Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except as otherwise described in this Prospectus under the heading "The Exchange Offer--Terms of the Exchange Offer". The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and will not be reissued. Accordingly, we will not increase our outstanding debt as a result of the Exchange Offer.

                                 CAPITALIZATION

    The following table sets forth, as of June 30, 1998:

     - our actual capitalization; and

     - our capitalization after giving pro forma effect to the Refinancing.

    It is important that you read the table presented below along with "DIMAC Corporation Unaudited Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of our company, DIMAC Marketing and AmeriComm Holdings included elsewhere in this Prospectus.

                                                                                             AS OF JUNE 30, 1998
                                                                                           ------------------------
                                                                                           HISTORICAL   AS ADJUSTED
                                                                                           -----------  -----------

                                                                                                (IN MILLIONS)
Cash.....................................................................................   $     1.7    $  --
                                                                                           -----------  -----------
                                                                                           -----------  -----------
Debt of our company's subsidiaries (including current maturities):
  Existing AmeriComm Direct Marketing credit agreement...................................   $    18.2    $  --
  AmeriComm Direct Marketing Senior Notes................................................       100.0       --
  AmeriComm Holdings Senior Notes........................................................        40.5       --
  Capital leases.........................................................................         8.9          8.9
                                                                                           -----------  -----------
      Total subsidiary debt..............................................................       167.6          8.9
Debt of our company:
  Senior secured credit facility
    Revolving loans......................................................................         6.4          2.2(a)
    Term loans...........................................................................       150.0        195.0(b)
                                                                                           -----------  -----------
      Total senior debt of our company...................................................       324.0        206.1
  Notes..................................................................................      --             97.2(c)
                                                                                           -----------  -----------
      Total debt of our company..........................................................       324.0        303.3
Common stock.............................................................................      --           --
Additional paid-in capital...............................................................       100.0        139.3
Accumulated deficit......................................................................        (0.1)       (11.0)(d)
                                                                                           -----------  -----------
      Total stockholder's equity.........................................................        99.9        128.3
                                                                                           -----------  -----------
        Total capitalization.............................................................   $   423.9    $   431.6
                                                                                           -----------  -----------
                                                                                           -----------  -----------

------------------------

(a) Borrowings of up to $72.8 million would have been available under the revolving credit facility.

(b) Consists of $55.0 million of Term A loans, $80.0 million of Term B loans and $60.0 million of Term C loans.

(c) Net of original issue discount of $2.8 million.

(d) Reflects write off of existing deferred financing costs, tender premium and consent fee associated with the early retirement of the AmeriComm Direct Marketing Senior Notes and the AmeriComm Holdings Senior Notes, net of tax benefit.

    Our equity, as adjusted, includes $29.3 million which DIMAC Holdings contributed to us from the net proceeds DIMAC Holdings received from issuing its Senior Notes. Interest on its Senior Notes is not payable in cash until December 31, 2003. After this date, DIMAC Holdings will rely on us to provide it with cash to meet its obligations under its Senior Notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We have entered into a Registration Rights Agreement in which we agreed to file a registration statement (within 60 days after the issuance of the Old Notes) relating to an offer to exchange the Old Notes for New Notes on or before December 21, 1998. The Old Notes were issued on October 22, 1998. We also agreed to use our reasonable best efforts to cause the Registration Statement to become effective under the Securities Act on or before March 22, 1999. The New Notes will have terms substantially identical to the Old Notes except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages.

    Under certain circumstances, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the Old Notes and keep the statement effective until October 22, 2002 (two years after the issuance of the Old Notes). These circumstances include:

     - if the SEC's applicable interpretations prohibit us from effecting the Exchange Offer as contemplated by the Registration Statement;

     - if for any other reason the Exchange Offer is not consummated on or before April 20, 1999;

     - if the initial purchasers of the Old Notes so request with respect to Old Notes not eligible to be exchanged for New Notes pursuant to the Exchange Offer; or

     - if any holder of the Old Notes is not eligible to participate in the Exchange Offer or does not receive freely tradable New Notes in exchange for tendered Old Notes pursuant to the exchange offer.

    In the event that we fail to comply with certain obligations under the Registration Rights Agreement, we will be required to pay additional interest to holders of the Old Notes. For more details regarding the Registration Rights Agreement, see the section "Registration Rights Agreement".

    Each holder of Old Notes that wishes to exchange such Old Notes for freely transferable New Notes in the Exchange Offer will be required to represent that:

     - any New Notes will be acquired in the ordinary course of its business;

     - such holder has no arrangements or understanding with any person to participate in the distribution of the New Notes;

     - such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, or if such holder is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act;

     - if such holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the New Notes; and

     - if such holder is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and that it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

RESALE OF NEW NOTES

    Based on the SEC's interpretations as set forth in no-action letters issued to third-parties, we believe that New Notes issued under the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any New Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - the holder of New Notes is not an "affiliate" of our company within the meaning of Rule 405 under the Securities Act.

     - such New Notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in the distribution of such New Notes.

    Any holder who tenders in the Exchange Offer with the intention of participating in any manner in a distribution of the New Notes

     - cannot rely on such SEC interpretations; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    Unless an exemption from registration is otherwise available, any security holder intending to distribute New Notes should be covered by an effective registration statement containing the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth in this Prospectus. Only broker-dealers who acquired the Old Notes as a result of market-making activities or other trading activities may participate in the Exchange Offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such broker-dealer acquired such Old Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. For more details regarding the transfer of New Notes, see the section "Plan of Distribution".

TERMS OF THE EXCHANGE OFFER

    Subject to the terms and conditions set forth in this Prospectus and in the Letter of Transmittal, we will accept for exchange any Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
  ,199 . We will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered under the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Notes Indenture, which also authorized the issuance of the Old Notes. Consequently, both series will be treated as a single class of debt securities under the Notes Indenture.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

    As of the date of this Prospectus, $100.0 million aggregate principal amount of the Old Notes are outstanding. This Prospectus and the Letter of Transmittal are being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

    We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Exchange Act and the rules and regulations of the SEC. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Notes Indenture and the Registration Rights Agreement.

    We will be deemed to have accepted for exchange properly tendered Old Notes when we have given oral or written notice of the acceptance to the Exchange Agent and complied with the provisions of Section 1 of the Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us. We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below in the section "--Certain Conditions to the Exchange Offer."

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes. We will pay all charges and expenses, other than certain applicable taxes described below, related to the Exchange Offer. It is important that you read the section "--Fees and Expenses" for more details regarding fees and expenses incurred in the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The Exchange Offer will expire at 5:00 p.m., New York City time on
           , 199 , unless, in our sole discretion, we extend it.

    In order to extend the Exchange Offer, we will notify the Exchange Agent orally or in writing of any extension. We will mail notice of the extension to the registered holders of Old Notes no later than 9:00 a.m., New York City time, on the next business day after the then-expiration date.

    We reserve the right, in our sole discretion:

     - to delay accepting any Old Notes;

     - to extend or terminate the Exchange Offer if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" will not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; or

     - to amend the terms of the Exchange Offer in any manner.

    Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the delay to the registered holders of Old Notes. If we amend the Exchange Offer in a manner which we determine to constitute a material change, we will promptly disclose such amendment through a Prospectus supplement. The supplement will be distributed to the registered holders. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the Exchange Offer if it would otherwise expire during such period.

INTEREST ON THE NEW NOTES

    The New Notes will bear interest at a rate of 12 1/2% per year, payable semi-annually, on April 1 and October 1 of each year, beginning on April 1, 1999. Holders of New Notes will receive interest on April 1, 1999 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Despite any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and we may terminate the Exchange Offer as provided in this Prospectus before accepting any Old Notes for exchange, if in our reasonable judgment:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which might materially impair our ability to proceed with the Exchange Offer; or

     - any law, rule or regulation is proposed, adopted or enacted, or any existing law, rule or regulation is interpreted by the SEC, which might materially impair our ability to proceed with the Exchange Offer; or

     - we have not obtained any governmental approval which we deem necessary for the consummation of the Exchange Offer as contemplated in this Prospectus.

    We expressly reserve the right, at any time or at various times, to extend the period of time during which the Exchange Offer is open. Consequently, we may delay acceptance of any Old Notes by giving oral or written notice of such extension to their holders. During any such extensions, all Old Notes previously tendered will remain subject to the Exchange Offer, and we may accept them for exchange. We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer.

    We expressly reserve the right to amend or terminate the Exchange Offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above under this section "--Certain Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the then-expiration date.

    These conditions are for our sole benefit and we may assert them regardless of the circumstances which may give rise to them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of the rights outlined in this section, this failure will not constitute a waiver of any such right. Each such right will be deemed an ongoing right which we may assert at any time or at various times.

    In addition, we will not accept for exchange any Old Notes tendered, and will not issue New Notes in exchange for any such Old Notes, if at such time any stop order will be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Notes Indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must:

     - complete, sign and date the Letter of Transmittal (or a facsimile of the Letter of Transmittal); have the signature on the Letter of Transmittal guaranteed if the Letter of Transmittal so requires; and mail or deliver such Letter of Transmittal (or facsimile of the Letter of Transmittal) to the Exchange Agent prior to 5:00 p.m., New York City time, on
                  , 199 ; or

     - comply with The Depository Trust Company's Automated Tender Offer Program procedures described below.

    In addition, either:

     - the Exchange Agent must receive Old Notes along with the Letter of Transmittal; or

     - the Exchange Agent must receive, prior to            , 199 :

       - a timely confirmation of book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company according to the procedure for book-entry transfer described below; or

       - properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

    For tender to be effective, the Exchange Agent must receive the Letter of Transmittal and other required documents at the address set forth below under "The Exchange Offer--Exchange Agent" prior to 5:00 p.m., New York City time, on
           , 199 , the expiration date.

    The tender by a holder which is not withdrawn prior to            , 199 will
constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE HOLDER'S ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE
DELIVERY TO THE EXCHANGE AGENT BEFORE           , 199 , THE EXPIRATION DATE.
HOLDERS SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OLD NOTES TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either:

     - make appropriate arrangements to register ownership of the Old Notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder of Old Notes.

    The transfer of registered ownership may take considerable time and may not
be completed prior to            , 199 , the expiration date.

    Signatures on a Letter of Transmittal or a notice of withdrawal described below must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal, unless the Old Notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

     - for the account of an eligible guarantor institution.

    In the event that signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantor must be:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States; or

     - an eligible guarantor institution.

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed in the Old Notes, such Old Notes must be endorsed or accompanied by a properly completed bond power. The registered holder must sign the bond power as the registered holder's name appears on the Old Notes. Also, an eligible guarantor institution must guarantee the signature on the bond power.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the Letter of Transmittal.

    The Exchange Agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company's system may use its Automated Tender

Offer Program to tender. Participants in this program may, instead of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, transmit their acceptance of the Exchange Offer electronically. They may do so by causing The Depository Trust Company to transfer the Old Notes to the Exchange Agent according to its procedures for transfer. The Depository Trust Company will then send an Agent's Message to the Exchange Agent.

    The term "Agent's Message" means a message transmitted by The Depository Trust Company received by the Exchange Agent and forming part of the book-entry confirmation, which states that:

     - The Depository Trust Company has received an express acknowledgement from a participant in its Automated Tender Offer Program that is tendering Old Notes which are the subject of such book-entry confirmation;

     - such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery); and

     - the agreement may be enforced against such participant.

    We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the expiration date.

    In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the Exchange Offer only after the Exchange Agent timely receives:

     - Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility; and

     - a properly completed and duly executed Letter of Transmittal and all other required documents.

    If we do not accept any tendered Old Notes for exchange for any reason set forth in the terms and conditions of the Exchange Offer, or if the holder submits Old Notes for a greater principal amount than the holder desires to exchange, we will return the unaccepted or non-exchanged Old Notes without expense to their tendering holder. In the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility according to the procedures described below, we will credit such non-exchanged Notes to an account maintained with such Book-Entry Transfer Facility. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution participating in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility according to such Book-Entry Transfer Facility's procedures for transfer. Although Old Notes may be delivered through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to
        , 199 (or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures). Please note that delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

    Holders wishing to tender their Old Notes but whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to
        , 199 , may tender if:

     - the tender is made through an eligible guarantor institution;

     - prior to         , 199 , the Exchange Agent receives from such eligible
       guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery):

       - setting forth the name and address of the holder, the registered number(s) of such Old Notes and the principal amount of Old Notes tendered;

       - stating that the tender is being made thereby; and

       - guaranteeing that, within three (3) New York Stock Exchange trading
         days after         , 199 , the eligible guarantor institution will
         deposit the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a Book-Entry Confirmation, and any other documents required by the Letter of Transmittal with the Exchange Agent; and

     - the Exchange Agent receives the properly completed and executed Letter of Transmittal (or facsimile thereof), or properly transmitted Agent's Message as well as all tendered Old Notes in proper form for transfer or a Book-Entry Confirmation, and all other documents required by the Letter of Transmittal, within three (3) New York Stock Exchange trading days
       after         , 199 .

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this Prospectus, holders of Old Notes may withdraw their tenders at any time prior to 5:00 p.m., New York City time, on
        , 199 .

    For a withdrawal to be effective:

     - the Exchange Agent must receive a written notice of withdrawal at one of the addresses set forth below under "--Exchange Agent"; or

     - holders must comply with the appropriate procedures of The Depository Trust Company's Automated Tender Offer Program system.

    Any such notice of withdrawal must:

     - specify the name of the person who tendered the Old Notes to be withdrawn;

     - identify the Old Notes to be withdrawn (including the principal amount of such Old Notes); and

     - where certificates for Old Notes have been transmitted, specify the name in which such Old Notes were registered, if different from that of the withdrawing holder.

    If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

     - the serial numbers of the particular certificates to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

    If Old Notes have been tendered according to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices; and our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility according to the procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or
prior to            , 199  .

EXCHANGE AGENT

    Wilmington Trust Company has been appointed as Exchange Agent of the Exchange Offer. You should direct questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery to the Exchange Agent addressed as follows:

    BY REGISTERED OR CERTIFIED MAIL OR BY                        BY HAND:
             OVERNIGHT COURIER:
          Wilmington Trust Company                       Wilmington Trust Company
             Attn: Kristin Long                      Attn: Corporate Trust Operations
   Corporate Trust & Administration Window         c/o Harris Trust Company of New York,
          1100 North Market Street                               as Agent
             Rodney Square North                              75 Water Street
       Wilmington, Delaware 19890-0001                   New York, New York 10004

                                       BY FACSIMILE:
                                  Wilmington Trust Company
                               Corporate Trust Administration
                                 Facsimile: (302) 651-1079
                            Confirm by Telephone: (302) 651-1562


FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. We are making the principal solicitation; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the Exchange Offer. We will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

    We will pay the cash expenses incurred in connection with the Exchange Offer. The expenses are estimated in the aggregate to be approximately $0.2 million. They include:

     - registration fees;

     - fees and expenses of the Exchange Agent and Trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

TRANSFER TAXES

    We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the Exchange Offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

     - certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Notes tendered; or

     - tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of Notes under the Exchange Offer.

    If satisfactory evidence of payment of such taxes is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes under the Exchange Offer will remain subject to the restrictions on transfer of such Old Notes:

     - as set forth in the legend printed on the notes as a consequence of the issuance of the Old Notes according to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - as otherwise set forth in the Offering Circular dated October 16, 1998 distributed in connection with the Offering.

    In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act or the offer or sale is exempt from the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Notes under the Securities Act. Based on SEC interpretations, holders may offer for resale, resell or otherwise transfer their New Notes issued under the Exchange Offer (except for any holder which is our "affiliate" within the meaning of Rule 405 under the Securities
Act) without complying with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the New Notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the New Notes which they will acquire in the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes:

     - cannot rely on the applicable interpretations of the SEC; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

                               DIMAC CORPORATION
                  UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS

    The following unaudited pro forma consolidated financial statements are based on our historical financial statements and those of DIMAC Marketing and AmeriComm Holdings included elsewhere in this Prospectus, adjusted to give effect to our acquisitions of AmeriComm Holdings and DIMAC Marketing and the Refinancing described in this Prospectus. The financial statements of AmeriComm Holdings were also adjusted to give pro forma effect to the AmeriComm Holdings Acquisitions consummated during 1997 and 1998, as if they had occurred on January 1, 1997. AmeriComm Holdings acquired:

     - Label America on February 21, 1997;

     - AmeriComm Direct Marketing on April 24, 1997; and

     - Cardinal on March 16, 1998.

Accordingly, AmeriComm Holdings' historical consolidated statements of operations include the results of operations of Label America, AmeriComm Direct Marketing, Inc. and Cardinal beginning on February 22, 1997, April 25, 1997, and March 17, 1998, respectively.

    The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and six months ended June 30, 1997 give effect to the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing as if they had occurred on January 1, 1997. The Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1998 give effect to the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing as if they had occurred on January 1, 1997. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the Refinancing as if it had occurred as of June 30, 1998.

    The AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing and the related adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial statements do not purport to represent what our results of operations or financial condition would actually have been had our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing in fact occurred on such dates. Neither do they purport to project our results of operations or financial condition for any future period or date. It is important that you read the pro forma financial statements along with our historical financial statements and those of DIMAC Marketing, AmeriComm Holdings, Transkrit and AmeriComm Direct Marketing included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The pro forma information with respect to our acquisitions of AmeriComm Holdings and DIMAC Marketing is based on our historical financial statements, and those of DIMAC Marketing and AmeriComm Holdings. We have accounted for our acquisitions of AmeriComm Holdings and DIMAC Marketing under the purchase method of accounting. The total purchase price for such acquisitions has been allocated to the tangible and identifiable intangible assets and liabilities of the acquired business based upon our preliminary estimates of their fair value with the remainder allocated to goodwill. The allocation of purchase price for such acquisitions is subject to revision when we obtain additional information concerning asset and liability valuations.

    We refer to the adjustments presented in the unaudited pro forma financial statements below for our acqusitions of the AmeriComm Holdings and DIMAC Marketing as "Acquisitions Adjustments."

                               DIMAC CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                  AMERICOMM
                                    AMERICOMM     HOLDINGS        DIMAC
                                     HOLDINGS    ACQUISITIONS   MARKETING                                 COMPANY
                                    HISTORICAL    PRO FORMA     PRO FORMA     ACQUISITIONS REFINANCING   PRO FORMA
                                   CONSOLIDATED  COMBINED(A)  CONSOLIDATED(B) ADJUSTMENTS  ADJUSTMENTS  CONSOLIDATED
                                   ------------  -----------  --------------  -----------  -----------  ------------
Net sales........................   $  191,091    $  17,627     $  177,947     $  --        $  --        $  386,665
Cost of products sold............      133,598       11,497        117,542        (5,061)(c)     --         257,840
                                                                                     264(d)
                                   ------------  -----------  --------------  -----------  -----------  ------------
  Gross profit...................       57,493        6,130         60,405         4,797       --           128,825

Selling, general and
  administrative expenses........       44,985        4,490         53,225        (3,351)(c)     --          99,781
                                                                                     432(d)
                                   ------------  -----------  --------------  -----------  -----------  ------------
  Operating income...............       12,508        1,640          7,180         7,716       --            29,044
Interest expense (income)........       17,023        1,747          8,908         8,117(f)     (1,588)(h)      34,207
                                   ------------  -----------  --------------  -----------  -----------  ------------
  Income (loss) from continuing
    operations before income
    taxes........................       (4,515)        (107)        (1,728)         (401)       1,588        (5,163)
Income tax provision (benefit)...         (688)          55            706           246(g)        635(i)         954
                                   ------------  -----------  --------------  -----------  -----------  ------------
  Income (loss) from continuing
    operations...................   $   (3,827)   $    (162)    $   (2,434)    $    (647)   $     953    $   (6,117)
                                   ------------  -----------  --------------  -----------  -----------  ------------
                                   ------------  -----------  --------------  -----------  -----------  ------------

OTHER DATA:
EBITDA (j).......................   $   25,277    $   2,605     $   20,240     $   8,412    $  --        $   56,534
Depreciation and amortization
  (k)............................   $   12,769    $     965     $   13,060     $     696    $  --        $   27,490
Ratio of earnings to fixed
  charges (l)....................                                                                            --

    The accompanying notes are an integral part of this pro forma financial statement.

                               DIMAC CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      SIX MONTH PERIOD ENDED JUNE 30, 1997

                             (DOLLARS IN THOUSANDS)

                           AMERICOMM     AMERICOMM HOLDINGS      DIMAC
                            HOLDINGS        ACQUISITIONS       MARKETING                                COMPANY
                           HISTORICAL        PRO FORMA         HISTORICAL   ACQUISITIONS REFINANCING   PRO FORMA
                          CONSOLIDATED      COMBINED(A)       CONSOLIDATED  ADJUSTMENTS  ADJUSTMENTS  CONSOLIDATED
                          ------------  --------------------  ------------  -----------  -----------  ------------
Net sales...............   $   86,602        $   14,194        $   91,421    $  --        $  --        $  192,217
Cost of products sold...       60,808             9,558            60,270       (2,486)(c)     --         128,787
                                                                                   637(d)
                          ------------          -------       ------------  -----------  -----------  ------------
  Gross profit..........       25,794             4,636            31,151        1,849       --            63,430

Selling, general and
  administrative
  expenses..............       21,575             3,397            29,043       (1,653)(c)     --          51,345
                                                                                (1,017)(d)
                          ------------          -------       ------------  -----------  -----------  ------------
  Operating income......        4,219             1,239             2,108        4,519       --            12,085
Interest expense
  (income)..............        7,402             1,639             4,633        3,822(f)       (588) (h)      16,908
                          ------------          -------       ------------  -----------  -----------  ------------
  Income (loss) from
    continuing
    operations before
    income taxes........       (3,183)             (400)           (2,525)         697          588        (4,823)
Income tax provision
  (benefit).............         (644)              (83)               17          (47) (g)        235(i)        (522)
                          ------------          -------       ------------  -----------  -----------  ------------
  Income (loss) from
    continuing
    operations..........   $   (2,539)       $     (317)       $   (2,542)   $     744    $     353    $   (4,301)
                          ------------          -------       ------------  -----------  -----------  ------------
                          ------------          -------       ------------  -----------  -----------  ------------

OTHER DATA:
EBITDA (j)..............   $   10,114        $    1,995        $    9,657    $   4,139    $  --        $   25,905
Depreciation and
  amortization (k)......   $    5,895        $      756        $    7,549    $    (380)   $  --        $   13,820
Ratio of earnings to
  fixed charges (l).....                                                                                   --

    The accompanying notes are an integral part of this pro forma financial statement.

                               DIMAC CORPORATION

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                      SIX MONTH PERIOD ENDED JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

                                                                               DIMAC
                                                                            CORPORATION
                             AMERICOMM                         DIMAC        HISTORICAL
                             HOLDINGS                        MARKETING     CONSOLIDATED
                            HISTORICAL                      HISTORICAL       OPERATING
                           CONSOLIDATED                    CONSOLIDATED       PERIOD
                               FROM                            FROM            FROM
                            JANUARY 1,       AMERICOMM      JANUARY 1,       JUNE 27,
                              1998 TO        HOLDINGS         1998 TO         1998 TO
                             JUNE 26,      ACQUISITIONS      JUNE 26,        JUNE 30,      ACQUISITIONS    REFINANCING
                               1998        PRO FORMA(A)        1998            1998         ADJUSTMENTS    ADJUSTMENTS
                           -------------  ---------------  -------------  ---------------  -------------  -------------
Net sales................    $  93,081       $     770       $  93,208       $   2,859       $  --          $  --
Cost of products sold....       67,813             452          61,806           1,977          (2,555)(c)      --
                                                                                                (1,126)(d)
                           -------------         -----     -------------        ------     -------------  -------------
  Gross profit...........       25,268             318          31,402             882           3,681         --

Selling, general and
  administrative
  expenses...............       23,438             369          26,615             784          (1,849)(c)      --
                                                                                                   (66)(d)
                                                                                                  (385)(e)
                           -------------         -----     -------------        ------     -------------  -------------
  Operating income.......        1,830             (51)          4,787              98           5,981         --
Interest expense
  (income)...............        9,677              72           4,583             208           3,666(f)      (1,163)(h)
                           -------------         -----     -------------        ------     -------------  -------------
  Income (loss) from
    continuing operations
    before income
    taxes................       (7,847)           (123)            204            (110)          2,315          1,163
Income tax provision
  (benefit)..............       (2,195)            (42)            585             (15)            810(g)         465(i)
                           -------------         -----     -------------        ------     -------------  -------------
  Income (loss) from
    continuing
    operations...........    $  (5,652)      $     (81)      $    (381)      $     (95)      $   1,505      $     698
                           -------------         -----     -------------        ------     -------------  -------------
                           -------------         -----     -------------        ------     -------------  -------------
OTHER DATA:
EBITDA (j)...............    $   9,114       $      28       $  11,864       $     358       $   4,789      $  --
Depreciation and
  amortization (k).......    $   7,284       $      79       $   7,077       $     260       $  (1,192)     $  --
Ratio of earnings to
  fixed charges (l)......


                             COMPANY
                            PRO FORMA
                           CONSOLIDATED
                           ------------
Net sales................   $  189,918
Cost of products sold....      128,367

                           ------------
  Gross profit...........       61,551
Selling, general and
  administrative
  expenses...............       48,906

                           ------------
  Operating income.......       12,645
Interest expense
  (income)...............       17,043
                           ------------
  Income (loss) from
    continuing operations
    before income
    taxes................       (4,398)
Income tax provision
  (benefit)..............         (392)
                           ------------
  Income (loss) from
    continuing
    operations...........   $   (4,006)
                           ------------
                           ------------
OTHER DATA:
EBITDA (j)...............   $   26,153
Depreciation and
  amortization (k).......   $   13,508
Ratio of earnings to
  fixed charges (l)......       --

    The accompanying notes are an integral part of this pro forma financial statement.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

(a) AMERICOMM HOLDINGS ACQUISITIONS PRO FORMA COMBINED

    YEAR ENDED DECEMBER 31, 1997

    Represents historical results for Label America, AmeriComm Direct Marketing, Inc., and Cardinal for the period from January 1, 1997 through February 21, 1997, the period from January 1, 1997 through April 24, 1997 and the period from January 1, 1997 through December 31, 1997, respectively, on a combined basis, assuming the AmeriComm Holdings Acquisitions had each occurred on January 1, 1997, adjusted as follows:

                                                               AMERICOMM
                                                                DIRECT
                                           LABEL AMERICA    MARKETING, INC.    CARDINAL
                                            HISTORICAL        HISTORICAL      HISTORICAL                    AMERICOMM
                                               FROM              FROM            FROM        AMERICOMM      HOLDINGS
                                              1/1/97            1/1/97          1/1/97       HOLDINGS     ACQUISITIONS
                                              THROUGH           THROUGH         THROUGH    ACQUISITIONS     PRO FORMA
                                              2/21/97           4/24/97        12/31/97     ADJUSTMENTS     COMBINED
                                          ---------------  -----------------  -----------  -------------  -------------
    Net sales...........................     $   2,313         $   8,096       $   7,218     $  --          $  17,627
    Cost of products sold...............         1,716             5,450           4,331        --             11,497
                                                ------            ------      -----------  -------------  -------------
        Gross profit....................           597             2,646           2,887        --              6,130
    Selling, general and administrative
      expenses..........................           639             2,617           1,957          (723)(1)       4,490
                                                ------            ------      -----------  -------------  -------------
        Operating income................           (42)               29             930           723          1,640
    Interest (income) expense...........            44               (39)            (95)        1,837(2)       1,747
        Income (loss) from continuing
          operations before income
          taxes.........................           (86)               68           1,025        (1,114)          (107)
    Income tax provision (benefit)......             1            --                   3            51(3)          55
                                                ------            ------      -----------  -------------  -------------
        Income (loss) from continuing
          operations....................     $     (87)        $      68       $   1,022     $  (1,165)     $    (162)
                                                ------            ------      -----------  -------------  -------------
                                                ------            ------      -----------  -------------  -------------
    OTHER DATA:
    EBITDA (j)..........................     $      16         $     299       $   1,034     $   1,256      $   2,605
    Depreciation and amortization (k)...     $      58         $     270       $     104     $     533      $     965

    ----------------------------

     (1) Reflects the following:

        Elimination of compensation expense of former owners that were terminated upon
        acquisition by our company...............................................................    $    (528)
        Elimination of expenses incurred in connection with a phantom stock plan that was
        terminated upon acquisition by our company...............................................         (608)
        Additional amortization of goodwill......................................................          235
        Additional amortization of noncompete agreements.........................................          298
        Elimination of non-recurring acquisition expenses incurred in contemplation of the
        AmeriComm Holdings Acquisitions..........................................................         (120)
                                                                                                   -------------
                                                                                                     $    (723)
                                                                                                   -------------
                                                                                                   -------------

     (2) Reflects additional interest expense associated with borrowings incurred in connection with the AmeriComm Holdings Acquisitions.

     (3) Reflects the net additional income tax provision as a result of the historical Label America, AmeriComm Direct Marketing, Inc. and Cardinal results and the AmeriComm Holdings Acquisitions Adjustments, excluding nondeductible goodwill amortization, at an effective tax rate of 40%.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

(a) AMERICOMM HOLDINGS ACQUISITIONS PRO FORMA COMBINED (CONTINUED) SIX MONTHS ENDED JUNE 30, 1997

    Represents historical results for Label America, AmeriComm Direct Marketing, Inc., and Cardinal for the period from January 1, 1997 through February 21, 1997, the period from January 1, 1997 through April 24, 1997 and the period from January 1, 1997 through June 30, 1997, respectively, on a combined basis assuming the AmeriComm Holdings Acquisitions had occurred on January 1, 1997, adjusted as follows:

                                                              AMERICOMM
                                                               DIRECT
                                          LABEL AMERICA    MARKETING, INC.    CARDINAL
                                           HISTORICAL        HISTORICAL      HISTORICAL                    AMERICOMM
                                              FROM              FROM            FROM        AMERICOMM      HOLDINGS
                                             1/1/97            1/1/97          1/1/97       HOLDINGS     ACQUISITIONS
                                             THROUGH           THROUGH         THROUGH    ACQUISITIONS     PRO FORMA
                                             2/21/97           4/24/97         6/30/97     ADJUSTMENTS     COMBINED
                                         ---------------  -----------------  -----------  -------------  -------------
    Net sales..........................     $   2,313         $   8,096       $   3,785     $  --          $  14,194
    Cost of products sold..............         1,716             5,450           2,392        --              9,558
                                               ------            ------      -----------  -------------  -------------
        Gross profit...................           597             2,646           1,393        --              4,636
    Selling, general and administrative
      expenses.........................           639             2,617             877          (736)(1)       3,397
                                               ------            ------      -----------  -------------  -------------
        Operating income...............           (42)               29             516           736          1,239
    Interest (income) expense..........            44               (39)            (26)        1,660(2)       1,639
                                               ------            ------      -----------  -------------  -------------
        Income (loss) from continuing
          operations before income
          taxes........................           (86)               68             542          (924)          (400)
    Income tax provision (benefit).....             1            --              --               (84)(3)         (83)
                                               ------            ------      -----------  -------------  -------------
        Income (loss) from continuing
          operations...................     $     (87)        $      68       $     542     $    (840)     $    (317)
                                               ------            ------      -----------  -------------  -------------
                                               ------            ------      -----------  -------------  -------------
    OTHER DATA:
    EBITDA(j)..........................     $      16         $     299       $     568     $   1,112      $   1,995
    Depreciation and amortization(k)...     $      58         $     270       $      52     $     376      $     756

    ----------------------------------

    (1) Reflects the following:

    Elimination of compensation expense of former owners that were terminated upon
     acquisition by our company..............................................................    $    (384)
    Elimination of expenses incurred in connection with a phantom stock plan that was
     terminated upon acquisition by our company..............................................         (608)
    Additional amortization of goodwill......................................................          189
    Additional amortization of noncompete agreements.........................................          187
    Elimination of acquisition expenses incurred in contemplation of the AmeriComm Holdings
     Acquisitions............................................................................         (120)
                                                                                               -------------
                                                                                                 $    (736)
                                                                                               -------------
                                                                                               -------------

    (2) Reflects additional interest expense associated with borrowings incurred in connection with the AmeriComm Holdings Acquisitions.

    (3) Reflects the net additional income tax benefit as a result of the historical Label America, AmeriComm Direct Marketing, Inc. and Cardinal results and the AmeriComm Holdings Acquisitions Adjustments, excluding nondeductible goodwill amortization, at an effective tax rate of 40%.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

(a) AMERICOMM HOLDINGS ACQUISITIONS PRO FORMA (CONTINUED)

    SIX MONTHS ENDED JUNE 30, 1998

    Represents historical results for Cardinal for the period from January 1, 1998 through March 16, 1998, assuming the Cardinal Acquisition had occurred on January 1, 1998, adjusted as follows:

                                                                           CARDINAL
                                                                          HISTORICAL                       AMERICOMM
                                                                             FROM         CARDINAL         HOLDINGS
                                                                           1/1/98 TO     ACQUISITION     ACQUISITIONS
                                                                            3/16/98      ADJUSTMENTS       PRO FORMA
                                                                          -----------  ---------------  ---------------
    Net sales...........................................................   $     770      $  --            $     770
    Cost of products sold...............................................         452         --                  452
                                                                               -----          -----            -----
        Gross profit....................................................         318         --                  318
    Selling, general and administrative expenses........................         539           (170)(1)          369
                                                                               -----          -----            -----
        Operating income................................................        (221)           170              (51)
    Interest (income) expense...........................................          (8)            80(2)            72
                                                                               -----          -----            -----
        Income (loss) from continuing operations before income taxes....        (213)            90             (123)
    Income tax benefit..................................................      --                (42)(3)          (42)
                                                                               -----          -----            -----
        Income (loss) from continuing operations........................   $    (213)     $     132        $     (81)
                                                                               -----          -----            -----
                                                                               -----          -----            -----
    OTHER DATA:
    EBITDA(j)...........................................................   $    (217)     $     245        $      28
    Depreciation and amortization(k)....................................   $       4      $      75        $      79

    ----------------------------

    (1) Reflects the following:

        Elimination of compensation expense of former owners that were terminated upon acquisition
        by our company.............................................................................    $    (185)
        Additional amortization of goodwill........................................................           19
        Additional amortization of noncompete agreements...........................................           56
        Elimination of non-recurring acquisition expenses incurred in contemplation of the Cardinal
        Acquisition................................................................................          (60)
                                                                                                           -----
                                                                                                       $    (170)
                                                                                                           -----
                                                                                                           -----

    (2) Reflects additional interest expense associated with borrowings incurred in connection with the Cardinal Acquisition.

    (3) Reflects the net additional income tax benefit as a result of the historical Cardinal results and the Cardinal Acquisition Adjustments, excluding nondeductible goodwill amortization, at an effective tax rate of 40%.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

(b) Represents DIMAC Marketing's Statement of Operations for the eight months ended August 31, 1997 (while under Heritage Media ownership) and DIMAC Marketing's Statement of Operations for the four months ended December 31, 1997 (while under News Corporation ownership) adjusted to give pro forma effect to the News Corporation purchase of Heritage Media (the "News Corporation Acquisition"), including purchase accounting adjustments, as if the News Corporation Acquisition was consummated on January 1, 1997 as follows:

                                                      DIMAC MARKETING
                                                  HISTORICAL CONSOLIDATED                         DIMAC MARKETING
                                                ----------------------------                         PRO FORMA
                                                EIGHT MONTHS    FOUR MONTHS   NEWS CORPORATION     CONSOLIDATED
                                                    ENDED          ENDED         ACQUISITION        YEAR ENDED
                                                   8/31/97       12/31/97        ADJUSTMENTS         12/31/97
                                                -------------  -------------  -----------------  -----------------
    Sales.....................................    $ 118,747      $  59,200        $  --              $ 177,947
    Cost of sales.............................       77,820         39,722           --                117,542
                                                -------------  -------------       --------           --------
        Gross profit..........................       40,927         19,478           --                 60,405
    Selling, general and administrative
  expenses....................................       37,867         17,083           (1,725)(1)         53,225
                                                -------------  -------------       --------           --------
        Operating income......................        3,060          2,395            1,725              7,180
    Interest (income) expense.................        6,188          2,248              472(2)           8,908
                                                -------------  -------------       --------           --------
        Income (loss) from continued
          operations before income taxes......       (3,128)           147            1,253             (1,728)
    Income tax provision......................          122            395              189(3)             706
                                                -------------  -------------       --------           --------
        Income (loss) from continuing
          operations..........................    $  (3,250)     $    (248)       $   1,064          $  (2,434)
                                                -------------  -------------       --------           --------
                                                -------------  -------------       --------           --------
    OTHER DATA:
    EBITDA (j)................................    $  13,315      $   6,925        $  --              $  20,240
    Depreciation and amortization (k).........    $  10,255      $   4,530        $  (1,725)         $  13,060

    ----------------------------

    (1) Reflects decrease in goodwill amortization based on $144.0 million of estimated goodwill over estimated useful life of 40 years.

    (2) Reflects additional interest expense associated with intercompany borrowings from News Corporation.

    (3) Reflects the net additional income tax provision as a result of the News Corporation Acquisition Adjustments, excluding nondeductible goodwill amortization, at an effective tax rate of 40%.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

ACQUISITIONS ADJUSTMENTS

(c) Reflects estimated cost savings as a result of our acquisitions of AmeriComm Holdings and DIMAC Marketing from the closing of certain duplicative facilities, the production of certain inventory internally that prior to these acquisitions were outsourced, the elimination of certain overlapping and duplicative production, selling, general and administrative functions and reductions or increases in external administrative and operating expenses, such as insurance, freight, and telecommunications. The estimated cost savings below reflect personnel terminations that have occurred or that have been formally communicated to employees, production changes that have occurred, closings of duplicate facilities that have occurred and reductions in external administrative and operating expenses that have been negotiated.

                                                                         YEAR ENDED     SIX MONTHS     SIX MONTHS
                                                                        DECEMBER 31,       ENDED          ENDED
                                                                            1997       JUNE 30, 1997  JUNE 30, 1998
                                                                        -------------  -------------  -------------
    Cost of products sold adjustment:
      Related to our acquisitions of AmeriComm Holdings and DIMAC
        Marketing:
          Closing of duplicative facilities (1).......................    $  (1,419)     $    (710)     $    (710)
          Reduction of salaries and benefits resulting from personnel
            terminations (2)..........................................       (1,563)          (736)          (805)
          Consolidation of certain insurance programs (3).............         (898)          (449)          (449)
          Reduction of external administrative and operating expenses
            (4).......................................................         (302)          (151)          (151)
          Reduction in costs due to production changes that have
            occurred (5)..............................................         (879)          (440)          (440)
                                                                        -------------  -------------  -------------
                                                                          $  (5,061)     $  (2,486)     $  (2,555)
                                                                        -------------  -------------  -------------
                                                                        -------------  -------------  -------------
    Selling, general and administrative expense adjustment:
      Related to our acquisitions of AmeriComm Holdings and DIMAC
        Marketing:
          Closing of duplicative facilities (1).......................    $  (1,153)     $    (577)     $    (577)
          Reduction of salaries and benefits from personnel
            terminations (2)..........................................       (2,014)          (984)        (1,180)
          Consolidation of certain insurance programs (3).............         (204)          (102)          (102)
          Reduction of external administrative and operating expenses
            (4).......................................................         (180)           (90)           (90)
          Management fees (6).........................................          200            100            100
                                                                        -------------  -------------  -------------
                                                                          $  (3,351)     $  (1,653)     $  (1,849)
                                                                        -------------  -------------  -------------
                                                                        -------------  -------------  -------------

    ----------------------------------

    (1) Effective June 1998, we closed one of our facilities enabling us to consolidate such functions to other facilities. This has resulted in the elimination of certain fixed facility and payroll costs. We believe that the facility closing will result in approximately $2.6 million in savings on an annualized basis ($1.4 million in cost of sales and $1.2 million in selling, general and administrative expenses).

    (2) We have reduced or identified reductions in the number of full-time employees by approximately 60 persons in a variety of departments. We believe such reductions will result in savings of approximately $3.6 million on an annualized basis ($1.6 million in cost of sales and $2.0 million in selling, general and administrative expenses).

    (3) We have consolidated the property and casualty insurance policies in place for DIMAC Marketing and AmeriComm Holdings resulting in savings of $0.5 million. In addition, we have identified approximately $0.6 million of savings on an annualized basis, related to the consolidation of employee benefit insurance programs based upon certain insurance carrier commitments for a combined reduction of $0.9 million in cost of sales and $0.2 million in selling, general and administrative expenses.

    (4) We have negotiated lower rates for our telecommunications services. In addition, we have standardized our overnight delivery service at the best rate used historically by either AmeriComm Holdings or DIMAC Marketing. We believe that such consolidation of services will result in approximately $0.5 million of savings on an annualized basis ($0.3 million in cost of sales and $0.2 million in selling, general and administrative expenses).

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

    (5) Prior to the acquisitions of AmeriComm Holdings and DIMAC Marketing, certain components (i.e. envelopes, mailers and labels) used in the manufacturing of DIMAC Marketing's and AmeriComm Holdings' products were purchased from third party envelope, mailer and label manufacturers. Effective June 1998, we began manufacturing these components internally as incremental volume. We believe that this will save us $0.9 million on an annualized basis.

    (6) We maintain an Advisory Services Agreement with MDC Management Company IV, LLC. Effective June 26, 1998, the fees associated with these services have been increased by approximately $0.2 million.

(d) Reflects the following:

                                                                          YEAR ENDED      SIX MONTHS     SIX MONTHS
                                                                         DECEMBER 31,        ENDED          ENDED
                                                                             1997        JUNE 30, 1997  JUNE 30, 1998
                                                                        ---------------  -------------  -------------
    Increase (decrease) in amortization and depreciation expense based on the preliminary purchase price allocation made in connection with the acquisitions of AmeriComm Holdings and DIMAC Marketing:
      Cost of products sold adjustment:
        Represents increase (decrease) in depreciation expense based on $78.1 million estimated fair value of property, plant and
          equipment overestimated useful lives of 3-40 years..........     $    (191)      $     167      $  (1,126)
        Represents increase in amortization expense based on $5.7
          million estimated fair market value of resident address
          lists (other intangible assets) over estimated useful life
          of 4 years..................................................           455             470         --
                                                                              ------     -------------  -------------
                                                                           $     264       $     637      $  (1,126)
                                                                              ------     -------------  -------------
                                                                              ------     -------------  -------------
      Selling, general and amortization expense adjustment:
        Represents increase (decrease) in goodwill amortization based on $260.7 million of estimated goodwill over estimated
          useful life of 40 years.....................................     $   1,017       $    (814)     $     347
        Represents decrease in amortization expense based on $32.7 million estimated fair value of other intangible assets over
          estimated useful lives of 3-7 years.........................          (537)           (245)          (131)
        Represents increase (decrease) in depreciation expense based on $19.5 million estimated fair value of property, plant and
          equipment over estimated useful lives 3-40 years............           (48)             42           (282)
                                                                              ------     -------------  -------------
                                                                           $     432       $  (1,017)     $     (66)
                                                                              ------     -------------  -------------
                                                                              ------     -------------  -------------

(e) Reflects the following:

                                                                       YEAR ENDED          SIX MONTHS         SIX MONTHS
                                                                      DECEMBER 31,            ENDED              ENDED
                                                                          1997            JUNE 30, 1997      JUNE 30, 1998
                                                                   -------------------  -----------------  -----------------
    Elimination of certain non-recurring expenses previously
      incurred in connection with the closing of duplicative
      facilities.................................................       $  --               $  --              $    (385)
                                                                            -----               -----              -----
                                                                            -----               -----              -----

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

(f) Reflects the following:

                                                                         YEAR ENDED     SIX MONTHS     SIX MONTHS
                                                                        DECEMBER 31,       ENDED          ENDED
                                                                            1997       JUNE 30, 1997  JUNE 30, 1998
                                                                        -------------  -------------  -------------
    Interest and debt financing associated with borrowings under the senior secured credit facility in connection with the
      acquisitions of AmeriComm Holdings and DIMAC Marketing:
      Interest expense associated with Term A loans ($55,000 @ 8.49%,
        8.44% and 8.42% at December 31, 1997, June 30, 1997 and June
        30, 1998, respectively).......................................    $   4,670      $   2,321      $   2,235
      Interest expense associated with Term B loans ($70,000 @ 8.99%,
        8.94% and 8.92% at December 31, 1997, June 30, 1997 and June
        30, 1998, respectively).......................................        6,293          3,129          3,037
      Interest expense associated with Term C loans ($25,000 @ 9.24%,
        9.20% and 9.18% at December 31, 1997, June 30, 1997 and June
        30, 1998, respectively).......................................        2,310          1,149          1,147
      Interest expense associated with revolving loans ($12,400 @
        8.49%, 8.44% and 8.42% at December 31, 1997, June 30, 1997 and
        June 30, 1998, respectively)..................................        1,053            523            507
      Additional debt financing amortization associated with the
        senior secured credit facility................................        2,236            999          1,118
      Commitment fees associated with the senior secured credit
        facility......................................................          313            157            157
      Elimination of historical DIMAC Marketing interest expense
        associated with intercompany debt which we did not assume.....       (8,758)        (4,456)        (4,535)
                                                                        -------------  -------------  -------------
                                                                          $   8,117      $   3,822      $   3,666
                                                                        -------------  -------------  -------------
                                                                        -------------  -------------  -------------

   A change of 0.125% for the interest rate on the term loans and the revolving loans would have an impact on pro forma interest expense of $0.2 million, $0.1 million and $0.3 million for the year ended December 31, 1997 and for the six month periods ended June 30, 1997 and 1998, respectively.

(g) Reflects the additional income tax benefit resulting from the Acquisitions Adjustments, excluding non-deductible items, at an effective tax rate of 40%.

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

REFINANCING ADJUSTMENTS

(h) Reflects the following:

                                                                         YEAR ENDED     SIX MONTHS     SIX MONTHS
                                                                        DECEMBER 31,       ENDED          ENDED
                                                                            1997       JUNE 30, 1997  JUNE 30, 1998
                                                                        -------------  -------------  -------------
    Interest expense associated with the Notes ($100,000 @ 12.5%).....    $  12,500      $   6,250      $   6,250
    Amortization of debt discount associated with the Notes...........          273            137            137
    Interest expense associated with the additional Term B loans
      ($10,000 @ 8.99%, 8.94% and 8.92% at December 31, 1997, June 30,
      1997 and June 30, 1998, respectively)...........................          899            447            446
    Interest expense associated with the additional Term C loans
      ($35,000 @ 9.24%, 9.20% and 9.18% at December 31, 1997, June 30,
      1997 and June 30, 1998, respectively)...........................        3,234          1,608          1,606
    Elimination of interest expense on debt repaid in connection with the Refinancing:
      Existing AmeriComm Direct Marketing credit agreement, AmeriComm
        Holdings Senior Notes and AmeriComm Direct Marketing Senior
        Notes.........................................................      (15,406)        (6,898)        (8,879)
      AmeriComm Holdings Acquisitions (June 1998, Cardinal
        Acquisition)..................................................       (1,837)        (1,538)           (80)
      Revolving loans.................................................         (866)          (431)          (430)
    Additional commitment fees associated with the senior secured
      credit facility.................................................           51             26             26
    Reduction in debt financing amortization in connection with repayment of the AmeriComm Holdings Senior Notes, the AmeriComm
      Direct Marketing Senior Notes and the existing AmeriComm Direct
      Marketing credit agreement, offset by additional debt financing amortization in connection with the Notes and the Term C
      loans...........................................................         (436)          (189)          (239)
                                                                        -------------  -------------  -------------
                                                                          $  (1,588)     $    (588)     $  (1,163)
                                                                        -------------  -------------  -------------
                                                                        -------------  -------------  -------------

(i) Reflects the additional income tax expense as a result of the Refinancing Adjustments at an effective tax rate of 40%.

(j) EBITDA is defined as operating income plus depreciation (including loss on disposal of equipment) and amortization. EBITDA is presented because we believe that it provides additional indications of our financial performance and provides useful information regarding our ability to service debt and meet certain debt covenants under the Notes Indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to our operating income, net income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles); nor should you construe it as an indication of our operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing our financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's

                               DIMAC CORPORATION

                          NOTES TO UNAUDITED PRO FORMA
               CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)

                                 (IN THOUSANDS)

    Discussion and Analysis of Financial Condition and Results of
    Operations--AmeriComm Holdings, Inc.," "Management's Discussion and Analysis of Financial Condition and Results of Operations-- DIMAC Marketing Corporation" included elsewhere in this Prospectus.

(k) Amounts do not include amortization of financing costs and original issue discount, which is included in interest expense.

(l) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expense. For the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, earnings were insufficient to cover fixed charges by $5.2 million, $4.8 million and $4.4 million, respectively.

                               DIMAC CORPORATION

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                                 (IN THOUSANDS)

                                                                         COMPANY                    COMPANY
                                                                        HISTORICAL    PRO FORMA    PRO FORMA
                                                                       CONSOLIDATED  ADJUSTMENTS  CONSOLIDATED
                                                                       ------------  -----------  ------------
Current assets:
  Cash...............................................................   $    1,700    $  (1,700)(a)  $   --
  Accounts receivable, net...........................................       65,112       --            65,112
  Inventories........................................................       14,310       --            14,310
  Deferred income taxes and other current assets.....................       12,140       --            12,140
                                                                       ------------  -----------  ------------
      Total current assets...........................................       93,262       (1,700)       91,562
                                                                       ------------  -----------  ------------
Property and equipment, net..........................................       97,119       --            97,119
Goodwill and other intangibles, net..................................      319,740        1,722(b)     321,462
Other assets.........................................................        3,823                      3,823
                                                                       ------------  -----------  ------------
      Total assets...................................................   $  513,944    $      22    $  513,966
                                                                       ------------  -----------  ------------
                                                                       ------------  -----------  ------------
Current liabilities:
  Current portion of long-term debt..................................   $    2,692    $  --        $    2,692
  Outstanding checks.................................................        5,325       --             5,325
  Accounts payable...................................................        9,458       --             9,458
  Accrued expenses and others........................................       54,250         (484)(a)      53,766
                                                                       ------------  -----------  ------------
      Total current liabilities......................................       71,725         (484)       71,241
                                                                       ------------  -----------  ------------
Noncurrent liabilities...............................................        4,187       --             4,187
                                                                       ------------  -----------  ------------
Deferred income taxes................................................       16,790       (7,236)(c)       9,554
                                                                       ------------  -----------  ------------
Long-term debt.......................................................      321,337      (20,703)(d)     300,634
                                                                       ------------  -----------  ------------
Stockholder's equity:
  Common stock.......................................................       --           --            --
  Additional paid-in capital.........................................      100,000       39,300(a)     139,300
  Accumulated deficit................................................          (95)     (10,855)(c)     (10,950)
                                                                       ------------  -----------  ------------
                                                                            99,905       28,445       128,350
                                                                       ------------  -----------  ------------
      Total liabilities and stockholder's equity.....................   $  513,944    $      22    $  513,966
                                                                       ------------  -----------  ------------
                                                                       ------------  -----------  ------------

   The accompanying notes are an integral part of this pro forma consolidated balance sheet.

                               DIMAC CORPORATION
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

    The Pro Forma Consolidated Balance Sheet reflects the Refinancing as if it had occurred as of June 30, 1998 as follows:

(a)        A summary of the sources and uses of proceeds in connection with the Refinancing is as follows:
           Sources of Proceeds:
             Issuance of the Notes, net of original issue discount of $2,767..........  $  97,233
             Additional equity........................................................     39,300
             Available cash...........................................................      1,700
             Capital leases...........................................................      8,900
             Senior secured credit facility...........................................     45,000
                                                                                        ---------
               Total sources of proceeds..............................................  $ 192,133
                                                                                        ---------
                                                                                        ---------
           Uses of Proceeds:
             Purchase of AmeriComm Direct Marketing Senior Notes (including tender premium and consent fee)...............................................  $ 110,980
             Repayment of interest accrued on the AmeriComm Direct Marketing Senior
               Notes..................................................................        484
             Purchase of AmeriComm Holdings Senior Notes (including premium)..........     43,074
             Repayment of revolving loans.............................................      4,205
             Capital leases...........................................................      8,900
             Repayment of existing AmeriComm Direct Marketing credit agreement........     18,190
             Deferred financing costs.................................................      6,300
                                                                                        ---------
               Total uses of proceeds.................................................  $ 192,133
                                                                                        ---------
                                                                                        ---------
(b)        Reflects the following:
             Deferred financing costs related to the Refinancing......................  $   6,300
             Write off of existing deferred financing costs upon retirement of
               AmeriComm Direct Marketing Senior Notes and AmeriComm Holdings Senior
               Notes..................................................................     (4,578)
                                                                                        ---------
                                                                                        $   1,722
                                                                                        ---------
                                                                                        ---------
(c)        Reflects the following:
             Tender premium and consent fee associated with early retirement of the
               AmeriComm Direct Marketing Senior Notes and the AmeriComm Holdings
               Senior Notes...........................................................  $ (13,513)
             Write off of existing deferred financing costs upon retirement of
               AmeriComm Direct Marketing Senior Notes and AmeriComm Holdings Senior
               Notes..................................................................     (4,578)
             Tax benefit from the above adjustments...................................      7,236
                                                                                        ---------
                                                                                        $ (10,855)
                                                                                        ---------
                                                                                        ---------

           Reflects the issuance of the Notes and proceeds from borrowings under our senior secured credit facility, net of repayment of the AmeriComm Direct Marketing Senior
(d)        Notes, the AmeriComm Holdings Senior Notes and the Existing AmeriComm Direct Marketing
           credit agreement:
             Issuance of the Notes, net of original issue discount of $2,767..........  $  97,233
             Proceeds from senior secured credit facility.............................     45,000
                                                                                        ---------
                                                                                          142,233
             Less repayment of:
               AmeriComm Direct Marketing Senior Notes................................   (100,000)
               AmeriComm Holdings Senior Notes........................................    (40,541)
               Revolving loans........................................................     (4,205)
               Existing AmeriComm Direct Marketing credit agreement...................    (18,190)
                                                                                        ---------
                   Net adjustment to long-term debt...................................  $ (20,703)
                                                                                        ---------
                                                                                        ---------

                       SELECTED HISTORICAL FINANCIAL DATA
                            AMERICOMM HOLDINGS, INC.

    We derived the following selected historical financial data of AmeriComm Holdings as of and for each of three fiscal years in the period ended December 31, 1997 from AmeriComm Holdings' audited consolidated financial statements and the notes thereto. We derived the selected historical financial data as of and for each of the two years in the period ended December 31, 1994 and as of and for the six months ended June 30, 1997 and June 26, 1998 from AmeriComm Holdings' unaudited consolidated financial statements and, in the opinion of management, it includes all adjustments (consisting of only normal recurring adjustments) that are necessary for a fair presentation of the operating results for such periods. Results for the interim periods do not necessarily indicate the results for the full fiscal year or for any future periods. It is important that you read the selected historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations--AmeriComm Holdings, Inc." and the consolidated financial statements of AmeriComm Holdings included elsewhere in this Prospectus.

                                                                YEAR ENDED DECEMBER 31,                   SIX MONTHS ENDED
                                                 -----------------------------------------------------  --------------------
                                                                                                        JUNE 30,   JUNE 26,
                                                   1993       1994       1995      1996(A)    1997(B)     1997       1998
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales......................................  $  64,545  $  65,998  $  71,257  $ 111,342  $ 191,091  $  86,602  $  93,081
Cost of products sold..........................     51,384     52,610     55,708     80,215    133,598     60,808     67,813
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit.................................     13,161     13,388     15,549     31,127     57,493     25,794     25,268
Selling, general and administrative expenses...     12,930     12,428     13,410     25,200     44,985     21,575     23,438
Provision for plant shutdown cost..............      2,251     --         --         --         --         --         --
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating income (loss)........................     (2,020)       960      2,139      5,927     12,508      4,219      1,830
Interest expense...............................      2,873      2,975      3,179      8,138     17,023      7,402      9,677
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Loss before income taxes and extraordinary
  item.........................................     (4,893)    (2,015)    (1,040)    (2,211)    (4,515)    (3,183)    (7,847)
Income tax provision (benefit).................     (1,343)    --         (1,900)      (627)      (688)      (644)    (2,195)
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) before extraordinary item....     (3,550)    (2,015)       860     (1,584)    (3,827)    (2,539)    (5,652)
Extraordinary loss on early retirement of debt,
  net of income tax benefit of $461............     --         --         --           (798)    --         --         --
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)..............................  $  (3,550) $  (2,015) $     860  $  (2,382) $  (3,827) $  (2,539) $  (5,652)
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

OTHER DATA:
EBITDA (c).....................................  $   1,222  $   4,386  $   5,913  $  12,772  $  25,277  $  10,114  $   9,114
Depreciation and amortization (d)..............      3,242      3,426      3,774      6,845     12,769      5,895      7,284
Net cash provided by (used in) operating
  activities...................................      1,847      1,203       (217)     7,147      1,574      3,174      5,245
Net cash provided by (used in) investing
  activities...................................     (1,283)      (268)    (1,939)   (79,838)   (38,881)   (37,565)   (10,407)
Net cash provided by (used in) financing
  activities...................................     (1,158)      (858)     2,317     74,225     36,640     33,695      6,548
Ratio of earnings to fixed charges (e).........     --         --         --         --         --         --         --
Capital expenditures...........................      1,179        940      2,308      3,490      4,563      3,313      5,666

BALANCE SHEET DATA (END OF PERIOD):
Working capital................................  $   7,190  $   7,152  $   7,182  $  18,840  $  26,604  $  24,064  $  26,002
Total assets...................................     39,607     37,837     38,116    132,498    176,618    173,499    178,113
Long-term debt, less current maturities........     22,541     21,776     21,412    102,353    152,943    148,655    162,983

------------------------------
(a) Reflects the acquisition of Transkrit on June 28, 1996. The acquisition was accounted for as a purchase.

(b) Reflects the acquisitions of Label America and AmeriComm Direct Marketing, Inc. on February 21, 1997 and April 24, 1997, respectively. The acquisitions were accounted for as purchases.

(c) We define EBITDA as operating income plus depreciation (including loss on disposal of equipment) and amortization. EBITDA is presented because we believe that it provides additional indications of the historical financial performance of AmeriComm Holdings and provides useful information regarding our ability to service debt and meet certain debt covenants under the Notes Indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles); nor should you construe it as an indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation and amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-AmeriComm Holdings, Inc." included elsewhere in this Prospectus.

(d) Amounts do not include amortization of financing costs, which is included in interest expense.

(e) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as loss before income taxes and extraordinary item, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the years ended December 31, 1993 through 1997 and the six months ended June 30, 1997 and June 26, 1998, earnings were insufficient to cover fixed charges by $4.9 million, $2.0 million, $1.0 million, $2.2 million, $4.5 million, $3.2 million and $7.8 million, respectively.

                       SELECTED HISTORICAL FINANCIAL DATA
                          DIMAC MARKETING CORPORATION

    We derived the following selected historical financial data of DIMAC Marketing as of and for each of three fiscal years in the period ended December 31, 1997 from DIMAC Marketing's audited consolidated financial statements and the notes thereto. We derived selected historical financial data as of and for each of the two years in the period ended December 31, 1994 and as of and for the six months ended June 30, 1997 and June 26, 1998 from DIMAC Marketing's unaudited consolidated financial statements and, in the opinion of management, it includes all adjustments (consisting of only normal recurring adjustments) that are necessary for a fair presentation of the operating results for such periods. Results for the interim periods do not necessarily indicate the results for the full fiscal year or for any future periods. The financial position and results of operations of DIMAC Marketing for the period from January 1, 1993 to January 31, 1996, the period from February 1, 1996 to August 31, 1997, and the period from September 1, 1997 to June 26, 1998 are not comparable in all material respects since each period reflects certain purchase accounting adjustments that are further discussed in the notes to DIMAC Marketing's consolidated financial statements included elsewhere in this Offering Circular. It is important that you read the selected historical financial data presented below along with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- DIMAC Marketing Corporation" and the consolidated financial statements of DIMAC Marketing included elsewhere in this Prospectus.

                                                                                                           EIGHT         FOUR
                                                                             ONE MONTH   ELEVEN MONTHS    MONTHS        MONTHS
                                               YEAR ENDED DECEMBER 31,         ENDED         ENDED         ENDED         ENDED
                                           -------------------------------  JANUARY 31,  DECEMBER 31,   AUGUST 31,   DECEMBER 31,
                                             1993      1994(A)    1995(B)      1996       1996(C)(D)      1997(C)       1997(E)
                                           ---------  ---------  ---------  -----------  -------------  -----------  -------------
                                                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Sales....................................  $  63,800  $ 100,012  $ 126,518   $  10,254     $ 168,193     $ 118,747     $  59,200
Cost of sales............................     41,899     68,223     82,818       6,900       108,735        77,820        39,722
                                           ---------  ---------  ---------  -----------  -------------  -----------  -------------
Gross profit.............................     21,901     31,789     43,700       3,354        59,458        40,927        19,478
Selling, general and administrative
  expenses...............................     15,701     22,224     28,478       3,176        47,645        37,867        17,083
Compensation element of
  recapitalization.......................      1,091     --         --          --            --            --            --
Nonrecurring merger costs................     --         --          2,359      --            --            --            --
                                           ---------  ---------  ---------  -----------  -------------  -----------  -------------
Operating income.........................      5,109      9,565     12,863         178        11,813         3,060         2,395
Interest expense, net....................      1,417      6,069      5,174         532         7,525         6,188         2,248
                                           ---------  ---------  ---------  -----------  -------------  -----------  -------------
Income (loss) before income taxes and
  discontinued operations................      3,692      3,496      7,689        (354)        4,288        (3,128)          147
Income tax provision (benefit)...........      1,433      1,309      4,193        (131)        3,789           122           395
                                           ---------  ---------  ---------  -----------  -------------  -----------  -------------
Income (loss) before discontinued
  operations and extraordinary item......      2,259      2,187      3,496        (223)          499        (3,250)         (248)
Loss from discontinued operations (net of
  income tax benefit of $13, $3,523 and
  $489)..................................     --         --         --          --               (18)       (4,669)       --
Extraordinary loss on early retirement
  debt (net of income tax benefit of
  $1,459 and $1,087, respectively).......     --         (3,157)    (2,379)     --            --            --            --
                                           ---------  ---------  ---------  -----------  -------------  -----------  -------------
Net income (loss)........................  $   2,259  $    (970) $   1,117   $    (223)    $     481     $  (7,919)    $    (248)
                                           ---------  ---------  ---------  -----------  -------------  -----------  -------------
                                           ---------  ---------  ---------  -----------  -------------  -----------  -------------
OTHER DATA:
EBITDA (f)...............................  $   7,411  $  12,665  $  17,394   $     642     $  24,228        13,315     $   6,925
Depreciation and amortization (g)........      2,302      3,100      4,531         464        12,415        10,255         4,530
Net cash provided by (used for):
  Operating activities...................      6,289      6,381      7,485       3,661         7,809         4,323         1,310
  Investing activities...................     (2,530)   (16,760)   (33,666)       (240)      (44,878)      (19,944)       (7,620)
  Financing activities...................     (4,208)     8,442     26,181      (3,421)       37,069        15,621         6,310
Capital expenditures.....................      2,530      4,178      3,796         222         9,282        15,885         5,720
Ratio of earnings to fixed charges (h)...        2.5x       1.5x       2.1x     --               1.4x       --               1.1x
BALANCE SHEET DATA (END OF PERIOD):
Working capital..........................  $   3,655  $   6,141  $   3,477   $      95     $  (2,540)    $  10,582     $   7,558
Total assets.............................     41,426     64,109     98,918      97,180       350,003       356,108       260,836
Long-term debt, less current
  maturities.............................     49,017     36,159     61,925      58,506       113,715       134,879       141,647

                                               SIX         SIX
                                             MONTHS      MONTHS
                                              ENDED       ENDED
                                            JUNE 30,    JUNE 26,
                                             1997(C)     1998(E)
                                           -----------  ---------
STATEMENT OF OPERATIONS DATA:
Sales....................................   $  91,421   $  93,208
Cost of sales............................      60,270      61,806
                                           -----------  ---------
Gross profit.............................      31,151      31,402
Selling, general and administrative
  expenses...............................      29,043      26,615
Compensation element of
  recapitalization.......................      --          --
Nonrecurring merger costs................      --          --
                                           -----------  ---------
Operating income.........................       2,108       4,787
Interest expense, net....................       4,633       4,583
                                           -----------  ---------
Income (loss) before income taxes and
  discontinued operations................      (2,525)        204
Income tax provision (benefit)...........          17         585
                                           -----------  ---------
Income (loss) before discontinued
  operations and extraordinary item......      (2,542)       (381)
Loss from discontinued operations (net of
  income tax benefit of $13, $3,523 and
  $489)..................................        (649)     --
Extraordinary loss on early retirement
  debt (net of income tax benefit of
  $1,459 and $1,087, respectively).......      --          --
                                           -----------  ---------
Net income (loss)........................   $  (3,191)  $    (381)
                                           -----------  ---------
                                           -----------  ---------
OTHER DATA:
EBITDA (f)...............................   $   9,657   $  11,864
Depreciation and amortization (g)........       7,549       7,077
Net cash provided by (used for):
  Operating activities...................      (1,396)      1,961
  Investing activities...................     (15,083)     (6,387)
  Financing activities...................      16,479       4,426
Capital expenditures.....................      11,344       3,166
Ratio of earnings to fixed charges (h)...      --             1.0x
BALANCE SHEET DATA (END OF PERIOD):
Working capital..........................   $   4,658   $  14,714
Total assets.............................     351,705     261,940
Long-term debt, less current
  maturities.............................     125,911     146,131

------------------------
(a) Reflects the acquisition of Direct Marketing Group, Inc. in May 1994. The acquisition was accounted for as a purchase.
(b) Reflects the acquisitions of Palm Coast and McClure in May and October 1995, respectively. Both acquisitions were accounted for as purchases.
(c) Reflects a new basis of accounting after the acquisition of DIMAC Marketing by Heritage Media.
(d) Reflects the acquisitions of Wilcox in March 1996 and MBS/Multimode in May 1996. Both were accounted for as purchases.
(e) Reflects a new basis of accounting after the News Corporation Acquisition.

(f) EBITDA is defined as operating operating income income plus depreciation (including loss on disposal of equipment) and amortization. EBITDA is presented because we believe that EBITDA provides additional indications of the historical financial performance of DIMAC Marketing and provides useful information regarding our ability to service debt and meet certain debt covenants under the Indenture. EBITDA does not represent cash flows from operations or investing and financing activities as defined by generally accepted accounting principles. EBITDA does not measure whether cash flows will be sufficient to fund all cash flow needs, including principal and interest payments on debt and capital lease obligations, capital expenditures or other investing and financing activities. You should not construe EBITDA as an alternative to operating income, net income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles); nor should you construe it as an indication of operating performance or as a measure of our liquidity. In addition, items excluded from EBITDA, such as depreciation amortization, interest and income tax provision (benefit), are significant components in understanding and assessing financial performance. Our definition of EBITDA may be different from the definition of EBITDA used by other companies. For a complete discussion of our future prospects related to net income, cash flows from operations and investing and financing activities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-DIMAC Marketing" included elsewhere in this Prospectus.
(g) Amounts do not include amortization of financing costs, which is included in interest expense.
(h) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes and discontinued operations, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of financing costs and the estimated interest portion of rental expenses. For the one month ended January 31, 1996, the eight months ended August 31, 1997 and the six months ended June 30, 1997, earnings were insufficient to cover fixed charges by $0.4 million, $3.1 million and $2.5 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    You should read the following discussion along with the consolidated financial statements of AmeriComm Holdings and DIMAC Marketing appearing elsewhere in this Prospectus. For information regarding the pro forma financial condition of DIMAC Corporation, please read the section labeled "DIMAC Corporation Unaudited Pro Forma Financial Statements" included in this Prospectus.

    The financial results of DIMAC Marketing for all periods prior to January 31, 1996 reflect the operations of DIMAC Marketing under a prior owner. The consolidated financial statements for the period from February 1, 1996 to December 31, 1996 reflect the financial results of DIMAC Marketing under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed, the related financing costs, and all debt incurred in connection with the purchase of DIMAC Marketing by Heritage Media. Accordingly, the financial information for DIMAC Marketing before and after the Heritage Media purchase is not directly comparable in all material respects. We derived the information relating to DIMAC Marketing's twelve months ended December 31, 1996 by combining the financial results of DIMAC Marketing for the period from January 1, 1996 to January 31, 1996 (while under prior ownership) and for the period from February 1, 1996 to December 31, 1996 (following the Heritage Media purchase), including purchase accounting adjustments for the Heritage Media purchase.

    The consolidated financial statements for the period from September 1, 1997 to December 31, 1997 reflect the financial results of DIMAC Marketing under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed in connection with the purchase of Heritage Media by News Corporation. Accordingly, the financial information for DIMAC Marketing before and after the News Corporation purchase are not directly comparable in all material respects. We derived the information relating to DIMAC Marketing's twelve months ended December 31, 1997 by combining the financial results of DIMAC Marketing for the period from January 1, 1997 to August 31, 1997 (while under Heritage Media ownership) and for the period from September 1, 1997 to December 31, 1997 (following the News Corporation purchase), including purchase accounting adjustments for the News Corporation purchase.

OVERVIEW

    On June 26, 1998 we completed the acquisitions of AmeriComm Holdings and DIMAC Marketing for aggregate consideration of $425.8 million (including fees and expenses relating to these acquisitions and assumed indebtedness). We financed these acquisitions with $100.0 million of cash equity contributed by affiliates of McCown De Leeuw, $157.6 million of borrowings under our senior secured credit facility and $168.2 million of assumed indebtedness.

    We refinanced certain of the assumed indebtedness with the proceeds of our Notes offering, an additional equity contribution and $45.0 million of additional term loans under the senior secured credit facility. As of June 30, 1998, after giving pro forma effect to the Refinancing, we would have had debt outstanding of $303.3 million, consisting of approximately $197.2 million out of a total of $270.0 million senior secured credit facility, $100.0 million aggregate principal amount of Notes and $8.9 million of capital leases.

    The following table sets forth 1997 net sales by product line:

                                              HISTORICAL                           PRO FORMA
                                      --------------------------  -------------------------------------------
                                       % OF 1997     % OF 1997                  % OF 1997
                                         SALES       NET SALES     % OF 1997      TOTAL
PRODUCTS/                                DIMAC       AMERICOMM    DIRECT MAIL    COMPANY
  SERVICES                             MARKETING     HOLDINGS      NET SALES    NET SALES
------------------------------------  -----------  -------------  -----------  -----------
                                                                                                  1997
                                                                                                NET SALES
                                                                                            -----------------
                                                                                               (DOLLARS IN
                                                                                                MILLIONS)
DIRECT MARKETING
Production services.................        47.6%         45.2%         64.4%        48.6%      $   187.9
Information services................        14.4           4.5          12.0          9.1            35.1
Program development services........        15.3           0.0           9.4          7.0            27.3
Fulfillment and telemarketing
  services..........................        22.7           0.7          14.2         10.8            41.7
                                           -----         -----         -----        -----          ------
    Subtotal........................       100.0          50.4         100.0         75.5           292.0
OTHER PRINTING AND CONVERTING
Custom pressure sensitive labels....      --              26.7        --             13.2            51.0
Custom mailers......................      --              22.9        --             11.3            43.7
                                           -----         -----         -----        -----          ------
    Subtotal........................      --              49.6        --             24.5            94.7
                                           -----         -----         -----        -----          ------
Total...............................       100.0%        100.0%        100.0%       100.0%      $   386.7
                                           -----         -----         -----        -----          ------
                                           -----         -----         -----        -----          ------

    The historical results of AmeriComm Holdings and DIMAC Marketing provide a historical review of each of the two companies' operations without consideration of the anticipated cost savings described under "DIMAC Corporation Unaudited Pro Forma Financial Statements."

AMERICOMM HOLDINGS

    OVERVIEW

    Historically, AmeriComm Holdings has managed its operations by four product lines: direct mail products, mailer systems, custom pressure sensitive labels and custom envelopes. Net sales from these product lines are as follows:

                                                                 FISCAL YEAR ENDED
                                                                   DECEMBER 31,                    SIX MONTHS ENDED
                                                          -------------------------------  --------------------------------
                                                            1995       1996       1997      JUNE 30, 1997    JUNE 26, 1998
                                                          ---------  ---------  ---------  ---------------  ---------------

                                                                                    (IN MILLIONS)
Direct mail products....................................  $    13.1  $    13.4  $    45.6     $    16.0        $    27.1
Mailer systems..........................................     --           26.8       43.7          21.4             20.4
Custom pressure sensitive labels........................        3.6       21.3       51.0          24.4             23.8
Custom envelopes........................................       54.6       49.8       50.8          24.8             21.8
                                                          ---------  ---------  ---------         -----            -----
                                                          $    71.3  $   111.3  $   191.1     $    86.6        $    93.1
                                                          ---------  ---------  ---------         -----            -----
                                                          ---------  ---------  ---------         -----            -----

    AmeriComm Holdings' net sales in 1994 were $66.0 million. Since then, AmeriComm Holdings has pursued an acquisition campaign to enhance its product offerings. For the period ending December 31,

1997, net sales had grown to $191.1 million, an increase over 1994 levels of 189.5%. The following table outlines AmeriComm Holdings' acquisitions since 1994.

ENTITY ACQUIRED                                        DATE                           EXPERTISE
-----------------------------------------------  ----------------  -----------------------------------------------

Transkrit......................................  June 1996         Direct mail, custom mailers, custom pressure
                                                                   sensitive labels.

Label America, Inc.............................  February 1997     Custom pressure sensitive labels.

AmeriComm Direct Marketing, Inc................  April 1997        Direct marketing products and services.

Cardinal.......................................  March 1998        Customer profiling and response analysis
                                                                   primarily to the financial services and retail
                                                                   industries.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 26, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

    NET SALES for the six month period ended June 26, 1998 increased $6.5 million to $93.1 million, or 7.5%, from the comparable 1997 period. The overall increase in net sales was due to the acquisitions of AmeriComm Direct Marketing, Inc. and Cardinal. Specifically, the increase in net sales for direct mail products was due to the above-mentioned acquisitions. Net sales for mailer systems decreased $1.0 million to $20.4 million from the comparable 1997 period. Mailer systems net sales decreased due to an overall decline in core commercial products net sales as a result of soft market conditions and reduced prices due to falling paper prices. Net sales for custom pressure sensitive labels decreased $0.6 million to $23.8 million from the comparable 1997 period. The decrease for custom pressure sensitive labels was due to the decrease in volume from a significant customer partially offset by the impact of AmeriComm Holdings' acquisition of Label America. Net sales for custom envelopes decreased $3.0 million to $21.8 million from the comparable 1997 period. The decrease in net sales for custom envelopes has been impacted by a decline in the underlying paper prices and units shipped reflecting a mildly softer envelope market.

    GROSS PROFIT for the six months ended June 26, 1998 decreased $0.5 million to $25.3 million, or 1.9%, from the comparable 1997 period. Gross profit, as a percentage of net sales, decreased to 27.2% for the six month period ended June 26, 1998 from 29.8% for the comparable 1997 period. The decrease in gross profit is primarily due to the reduction in net sales and reduced margins for mailer systems, custom pressure sensitive labels and custom envelopes product lines. These decreases were partially offset by the increase in gross profit due to the increase in net sales for direct mail products and services.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES for the six month period ended June 26, 1998 increased $1.8 million to $23.4 million, or 8.3%, from the comparable 1997 period. Selling, general and administrative expenses, as a percentage of net sales, increased to 25.1% for the six month period ended June 26, 1998 from 24.9% for the comparable 1997 period. The increase in these costs is attributable to the amortization of certain intangible assets recorded in conjunction with the above-mentioned acquisitions and a planned increase in staffing direct mail account executives to execute our direct mail strategy.

    INCOME FROM OPERATIONS for the six month period ended June 26, 1998 was $1.8 million or 1.9% of net sales, as compared to $4.2 million or 4.8% for the comparable 1997 period. The decrease in operating income is due to the decrease in gross profit and increase in selling, general and administrative expenses, discussed above.

    EBITDA for the six month period ended June 26, 1998 was $9.1 million, or 9.8% of net sales, as compared to $10.1 million, or 11.7% of net sales for, the comparable 1997 period. The decrease in EBITDA is due to the decrease in operating income.

    INTEREST EXPENSE for the six month period ended June 26, 1998 was $9.7 million, or 10.4% of net sales, as compared to $7.4 million, or 8.5% of net sales, for the comparable 1997 period. The increase in interest expense is due to the increased borrowings on the line of credit to finance the Cardinal Acquisition and to fund the purchase of certain direct mail production equipment and the issuance of the AmeriComm Holdings Senior Notes on April 24, 1997 to fund AmeriComm Holdings' acquisition of AmeriComm Direct Marketing, Inc. The weighted average interest rate for the six month period ended June 26, 1998 and June 30, 1997 was 12.3% and 12.0%, respectively. The increase in the weighted average interest rate is due to the AmeriComm Holdings Senior Notes borrowings.

    INCOME TAX BENEFIT for the six month period ended June 26, 1998 was $2.2 million as compared to $0.6 million for the comparable 1997 period resulting in effective tax rates of 28% and 20%, respectively. As of December 31, 1997, our tax net operating loss carryforward was $8.6 million.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    NET SALES for the year ended December 31, 1997 increased $79.8 million to $191.1 million, or 71.7%, from the comparable 1996 period. The overall increase in net sales was due to AmeriComm Holdings' acquisitions of Transkrit, Label America and AmeriComm Direct Marketing Net sales for mailer systems products increased 63.1%, or $16.9 million, from 1996 to 1997 due to the Transkrit Acquisition. Net sales for direct mail products increased 240.3%, or $32.2 million, due to AmeriComm Holdings' acquisition of AmeriComm Direct Marketing Net sales for custom pressure sensitive labels increased 139.4%, or $29.7 million, due to the acquisitions of Label America and Transkrit. Net sales for custom envelopes increased 2.0%, or $1.0 million from 1996 to 1997.

    GROSS PROFIT for the year ended December 31, 1997 increased $26.4 million to $57.5 million, or 84.9%, from the comparable 1996 period. In addition, gross profit as a percentage of net sales, increased from 27.9% for 1996 to 30.0% for 1997. The increase in gross profit in dollars and as percent of net sales is mostly attributable to the product lines acquired in AmeriComm Holdings' acquisitions of Label America. and AmeriComm Direct Marketing in 1997 and Transkrit in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased $19.8 million from 1996 to 1997 due to the acquisitions of Transkrit, Label America and AmeriComm Direct Marketing. Selling, general and administrative expenses, as a percent of net sales, increased to 23.5% from 22.6% from the comparable 1996 period. The increase in selling, general and administrative expenses is the result of the acquisitions of Transkrit, Label America and AmeriComm Direct Marketing which historically incur a higher percentage of these costs.

    INCOME FROM OPERATIONS for the year ended December 31, 1997 was $12.5 million, or 6.5% of net sales as compared to $5.9 million or 5.3% of net sales for the comparable 1996 period. The increase of $6.6 million is the result of AmeriComm Holdings' acquisitions of Transkrit, Label America and
AmeriComm Direct Marketing. The increase in income from operations as a percent of net sales from 1996 to 1997 is due to the increase in gross profit from the acquired product lines reduced, to a lesser extent, by the increase in selling, general and administrative expenses.

    EBITDA, as a percentage of net sales, increased to 13.2% for the year ended December 31, 1997 from 11.5% for the comparable 1996 period. EBITDA for the year ended December 31, 1997 increased to $25.3 million from $12.8 million for the comparable 1996 period due to AmeriComm Holdings' acquisitions of Transkrit, Label America and AmeriComm Direct Marketing.

    INTEREST EXPENSE for the year ended December 31, 1997 increased $8.9 million, or 109.9%, to $17.0 million from $8.1 million for 1996. The weighted average interest rate for the year ended December 31, 1997 was 12.5% as compared to 12.2% for the comparable 1996 period. The increase in the weighted average interest rate from 1996 to 1997 is due to the issuance of the $100.0 million AmeriComm Direct Marketing Senior Notes on June 28, 1996.

    INCOME TAX EXPENSE (benefit) for the years ended December 31, 1997 and 1996 was $(0.7) million and $(0.6) million, respectively, resulting in effective tax rates of 15.2% and 28.3%, respectively. The decrease in the effective tax rate is primarily related to non-deductible amortization and other expenses and certain minimum state income taxes.

    As of December 31, 1997, $7.3 million of cumulative net operating loss carryforward benefits have been recognized based upon the expected reversals of temporary differences into taxable income and management's estimate of taxable income within the period prior to the expiration of the net operating loss carryforwards. We expect to generate taxable income prior to the expiration of the net operating loss carryforward. Taxable income of $7.3 million would have to be realized prior to the year ended December 31, 2011 to ensure realizability of the net operating loss carryforward prior to their expiration for federal income tax purposes. The cumulative net operating loss carryforward, generated from 1989 through 1996, will begin to expire in 2004 and continue through 2011.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    NET SALES for the year ended December 31, 1996 increased $40.0 million to $111.3 million, or 56.1%, from the comparable 1995 period. Net sales of custom envelopes decreased 8.8%, or $4.8 million, from 1996 to 1995. While the average unit price for envelope sales increased 0.8%, the total number of units shipped decreased 11.2%. The decrease in the number of envelope units shipped is the result of a managed change in the mix of products sold and, to a lesser extent, weak industry conditions. AmeriComm Holdings has changed the mix of products sold in the envelope business toward value-added, higher margin products (see discussion regarding envelope gross profits below). The increase in mailer systems, direct mail products and custom pressure sensitive label net sales is the result of AmeriComm Holdings' acquisition of Transkrit. Net sales for direct mail products increased 2.3%, or $0.3 million, from 1995 to 1996. Net sales for custom pressure sensitive labels increased 491.7%, or $17.7 million, from 1995 to 1996.

    GROSS PROFIT for the year ended December 31, 1996 increased $15.6 million to $31.1 million, or 100.6%, from the comparable 1995 period. In addition, gross profit, as a percent of net sales, increased from 21.7% for the year ended December 31, 1995 to 27.9% for the comparable 1996 period. The increase in gross profit in absolute dollars and as a percent of net sales is mostly attributable to the product lines acquired from AmeriComm Holdings' acquisition of Transkrit. The acquired product lines of mailer systems, direct mail products and custom pressure sensitive labels generate higher gross profit margins than the historical product lines of AmeriComm Holdings. Gross profit for custom envelopes remained relatively unchanged from 1995 to 1996 even though net sales decreased 8.8%.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES, as a percentage of net sales, increased from 18.8% of net sales for the year ended December 31, 1995 to 22.6% of net sales for the comparable 1996 period. The $11.8 million increase in these expenses is due to AmeriComm Holdings' acquisition of Transkrit on June 28, 1996. The acquired product lines from the Transkrit acquisition historically incur a higher percentage of selling, general and administrative expenses as a percent of net sales.

    INCOME FROM OPERATIONS for the year ended December 31, 1996 was $5.9 million, or 5.3% of net sales as compared to $2.1 million or 2.9% of net sales for the comparable 1995 period. The increase of $3.8 million of income from operations is the result of AmeriComm Holdings' acquisition of Transkrit. The increase in income from operations as a percent of revenues from 1995 to 1996 is due to the increase in gross profit from the acquired product lines reduced by, to a lesser extent, the increase in selling, general and administrative expenses.

    EBITDA, as a percentage of net sales, increased to 11.5% for the year ended December 31, 1996 from 8.3% for the comparable 1995 period. EBITDA for the year ended December 31, 1996 increased to $12.8 million from $5.9 million for the comparable 1995 period. The increase in EBITDA from 1995 to 1996 is the result of AmeriComm Holdings' acquisition of Transkrit.

    INTEREST EXPENSE for the year ended December 31, 1996 increased $4.9 million, or 153.1%, to $8.1 million from $3.2 million for the year ended December 31, 1995 on significantly higher average debt balances for the period ended December 31, 1996. The weighted average interest rate for the year ended December 31, 1996 was 11.7% as compared to 13.8% for the comparable 1995 period. The increase in the average debt balances from 1995 to 1996 is due to the issuance of $100.0 million of AmeriComm Direct Marketing Senior Notes issued to purchase Transkrit partially offset by the payoff and termination of the revolving line of credit, bank long-term debt and subordinated debt outstanding as of June 28, 1996. The weighted average interest rate decreased from 1995 to 1996 due to the lower borrowing rate of the AmeriComm Direct Marketing Senior Notes of 11 5/8% versus 1995 long-term debt and subordinated debt stated interest rates ranging from 10.25% to 14.0%.

    INCOME TAX BENEFIT for the years ended December 31, 1996 and 1995 was $0.6 million and $1.9 million, respectively, resulting in an effective tax rate of 28% and 183% respectively. The income tax benefit recorded in 1995 is the result of benefiting the cumulative net operating losses as of December 31, 1995 previously not recognized.

    As of December 31, 1996, $10.9 million of cumulative net operating loss carryforward benefits have been recognized based upon the expected reversals of temporary differences into taxable income and management's estimate of taxable income within the period prior to the expiration of the net operating loss carryforwards.

DIMAC MARKETING

    OVERVIEW

    Historically, DIMAC Marketing managed its operations by the following business units. Sales from these business units are as follows:

                                                                         FISCAL YEAR ENDED
                                                                           DECEMBER 31,                SIX MONTHS ENDED
                                                                  -------------------------------  ------------------------
                                                                                                    JUNE 30,     JUNE 26,
                                                                    1995       1996       1997        1997         1998
                                                                  ---------  ---------  ---------  -----------  -----------

                                                                                        (IN MILLIONS)
DIMAC Marketing-St. Louis.......................................  $    82.1  $    81.6  $    80.3   $    42.1    $    43.9
DIMAC Marketing-East(a).........................................       16.8       18.0       19.6         9.9          7.5
McClure.........................................................        9.4       37.3       41.6        21.4         20.4
Palm Coast......................................................       10.9       20.3       22.2        11.4         11.6
MBS/Multimode...................................................         --       11.0       17.4         8.5          9.9
Wilcox..........................................................         --       10.1       11.3         6.0          7.5
DIMAC Marketing-West............................................       10.6       10.7         --          --           --
Eliminations....................................................       (3.3)     (10.6)     (14.5)       (7.9)        (7.6)
                                                                  ---------  ---------  ---------       -----        -----
                                                                  $   126.5  $   178.4  $   177.9   $    91.4    $    93.2
                                                                  ---------  ---------  ---------       -----        -----
                                                                  ---------  ---------  ---------       -----        -----

------------------------

(a) Formerly Direct Marketing Group, Inc.

    Until May 1994, DIMAC Marketing's business consisted primarily of an operations facility in St. Louis. In addition to production, DIMAC Marketing-St. Louis offered program development services (E.G., creative development and market planning) and information processing. Sales for 1994 were $100.0 million and centered primarily around the AT&T account. Since 1994, DIMAC Marketing has embarked upon a strategy to increase its offerings in St. Louis by acquiring companies that enhanced its direct mail product offerings and by building a more diverse client base. For the twelve months ending December 31, 1997, DIMAC Marketing had $177.9 million in sales, a 77.9% increase over fiscal 1994.

    The following table sets forth the acquisitions DIMAC Marketing has completed since 1994:

ENTITY ACQUIRED                              DATE                               EXPERTISE
--------------------------------------  ---------------  --------------------------------------------------------
Direct Marketing Group, Inc...........  May 1994         Strategic and creative services, information processing
                                                          services, production.
Palm Coast............................  May 1995         Fulfillment/subscription management.
McClure...............................  October 1995     Full complement of program development services with an
                                                          insurance and healthcare industry specialization.
Wilcox................................  March 1996       Transitional marketing services, primarily for the
                                                          banking industry.
MBS/Multimode.........................  May 1996         Database marketing services, primarily to retail and
                                                          catalog industries.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 26, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

    SALES for the six months ended June 26, 1998 increased 2.0% to $93.2 million compared to $91.4 million for the comparable 1997 six month period. Sales growth in the first six months of 1998 was primarily due to servicing certain new assignments, primarily at MBS/Multimode. In addition, DIMAC Marketing-East's revenues decreased and Wilcox's revenues increased in an equal amount, reflecting the fact that certain agency services were reclassified from DIMAC Marketing-East to Wilcox effective January 1, 1998.

    GROSS PROFIT for the six months ended June 26, 1998 increased 0.6% to $31.4 million compared to $31.2 million for the comparable period in 1997. Gross profit as a percentage of sales decreased from 34.1% in the first six months of 1997 to 33.7% in the first six months of 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES for the six months ended June 26, 1998 decreased 8.3% to $26.6 million compared to $29.0 million for the comparable 1997 six month period. As a percent of sales selling, general and administration expenses decreased from 31.7% in the first six months of 1997 to 28.5% in the first six months of 1998. The decrease in these costs is primarily attributable to the $1.4 million decrease in amortization of intangible assets. When News Corporation purchased DIMAC Marketing in August 1997, the recorded goodwill was reduced by approximately $102.2 million and has resulted in lower amortization charges in the subsequent periods.

    OPERATING INCOME for the six months ended June 26, 1998 increased 128.6% to $4.8 million compared to $2.1 million for the comparable 1997 six month period. As a percent of sales, income from operations increased from 2.3% in the first six months of 1997 to 5.1% in the first six months of 1998. The increase in operating income is primarily due to the closure of the Hayward production facility in 1997 (which had losses of $1.3 million in the first six-months of 1997) combined with the decrease in selling, general and administrative expenses discussed above.

    EBITDA for the six months ended June 26, 1998 increased from $9.7 million to $11.9 million for the comparable 1997 six month period. EBITDA as a percentage of sales increased from 10.6% in the first six months of 1997 to 12.7% in the first six months of 1998. The increase in EBITDA is due to the increase in operating income.

    INTEREST EXPENSE for the six months ended June 26, 1998, at $4.6 million, was relatively stable compared to the comparable 1997 six month period.

    INCOME TAX EXPENSE for the six month period ended June 26, 1998 was $0.6 million as compared to $0.0 million for the comparable 1997 period. After giving consideration to the portion of amortization of intangibles which is nondeductible for income tax purposes, the effective tax rates for both periods are relatively consistent.

TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED DECEMBER
  31, 1996

    SALES in 1997 decreased 0.3% to $177.9 million compared to $178.4 million in 1996. The decrease in 1997 sales was primarily attributable to a reduction in program spending from DIMAC Marketing's most significant customer, AT&T. In addition, in order to secure a longer term contract and a potential for higher margin services, DIMAC Marketing implemented a lower pricing grid for the AT&T account. These decreases were in part offset by increases at McClure, reflecting the full year effect of new business generated toward the end of 1996 and the full year effect of DIMAC Marketing's acquisition of MBS/Multimode.

    GROSS PROFIT in 1997 decreased 3.8% to $60.4 million compared to $62.8 million in 1996. Gross profit as a percentage of sales declined from 35.2% in 1996 to 33.9% in 1997. This decline resulted primarily from lower pricing and volumes from AT&T and certain other of DIMAC Marketing's customers.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES in 1997 increased to $54.9 million compared to $50.8 million in 1996. As a percentage of sales, selling, general and administrative expenses increased from 28.5% in 1996 to 30.9% in 1997. The addition of sales and client service personnel contributed to the increase along with higher commission expense. Additionally, general and administrative expenses grew by 8.1% in 1997 versus 1996 due to a combination of increased headcount in support functions, salary increases and higher employee benefit costs.

    OPERATING INCOME for the year ended December 31, 1997, was $5.5 million, or 3.1% of sales as compared to $12.0 million or 6.7% of sales for the comparable 1996 period. The decrease in income from operations as a percent of sales from 1997 to 1996 is due to the factors mentioned above.

    EBITDA, as a percentage of sales, decreased to 11.4% for the year ended December 31, 1997 from 13.9% for the comparable 1996 period. EBITDA for the year ended December 31, 1997, decreased to $20.2 million from $24.9 million for the comparable 1996 period primarily due to the pricing reduction associated with the AT&T account, as well as increased selling, general and administrative expenses.

    INTEREST EXPENSE in 1997 increased to $8.4 million, compared to $8.1 million in 1996.

    INCOME TAX EXPENSE for the years ended December 31, 1997, and 1996, was $0.5 million and $3.7 million, respectively. After giving consideration to the portion of amortization of intangibles which is nondeductible for income tax purposes, the effective tax rates for both periods are relatively consistent.

TWELVE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    SALES in 1996 increased 41.0% to $178.4 million compared to $126.5 million in 1995. Sales growth in 1996 was primarily attributable to the full year effect of DIMAC Marketing's acquisitions of several companies including McClure and Palm Coast Data (which were acquired in 1995 but had full year effects in 1996) and MBS/Multimode and Wilcox (which were acquired in 1996). These increases were offset by reductions in AT&T sales volumes at DIMAC Marketing-St. Louis. AT&T canceled its Universal Card Program and did not replace it with a similar program.

    GROSS PROFIT in 1996 increased 43.7% to $62.8 million compared to $43.7 million in 1995. DIMAC Marketing's gross profit as a percentage of sales increased from 34.5% in 1995 to 35.2% in 1996, largely as a result of DIMAC Marketing's acquisitions set forth above, which carried higher gross profit margins than the base business.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES increased to $50.8 million in 1996 compared to $28.5 million in 1995. As a percentage of sales, selling, general and administrative expenses increased from 22.5% in 1995 to 28.5% in 1996. This increase was due primarily to the nature of the acquired businesses, which required greater selling expenses.

    OPERATING INCOME for the year ended December 31, 1996, was $12.0 million, or 6.7% of sales as compared to $12.9 million or 10.2% of sales for the comparable 1995 period. The decrease in income from operations as a percent of sales from 1996 to 1995 is due to the factors set forth above.

    EBITDA, as a percentage of sales, increased to 13.9% for the year ended December 31, 1996, from 13.7% for the comparable 1995 period. EBITDA for the year ended December 31, 1996, increased to $24.9 million from $17.4 million for the comparable 1995 period. The increase in EBITDA in 1996 as compared to 1995 was attributable to a combination of the favorable impact of DIMAC Marketing's strategic acquisitions discussed above partially offset by the discontinuation of an AT&T Universal Card Program.

    INTEREST EXPENSE in 1996 increased to $8.1 million, compared to $5.2 million in 1995. The increase in interest expense is due to increased average borrowings in 1996 versus 1995 to finance the acquisitions in 1995 and 1996.

    INCOME TAX EXPENSE for the years ended December 31, 1996, and 1995, was $3.7 million and $4.2 million, respectively. After giving consideration to the portion of amortization of intangibles which is nondeductible for income tax purposes, the effective tax rates for both periods are relatively consistent.

LIQUIDITY AND CAPITAL RESOURCES OF OUR COMPANY FOLLOWING OUR ACQUISITIONS OF
  AMERICOMM HOLDINGS AND DIMAC MARKETING AND THE REFINANCING

    Following our acquisitions of AmeriComm Holdings and DIMAC Marketing and the Refinancing, our debt capitalization will consist of $100.0 million aggregate principal amount of the Notes and a committed $270.0 million senior secured credit facility of which $72.8 million would have been available, on a pro forma basis, as of June 30, 1998 for liquidity requirements. The borrowings under the senior secured credit facility and the Notes will increase debt service costs. The Notes will accrue interest at 12 1/2% per year and will be payable semi-annually commencing April 1, 1999. The Notes will mature on October 1, 2008. The senior secured credit facility and the Notes Indenture will limit our ability to incur additional debt, to pay dividends, to redeem capital stock and to sell certain assets. We may incur additional indebtedness as long as our Consolidated Coverage Ratio is greater than certain minimum levels or if such additional indebtedness fits within certain exceptions. The senior secured credit facility bears interest at various interest rates ranging from the Reserve Adjusted Eurodollar rate plus a margin of 2.75% to 3.50%. Loans under the senior secured credit facility will mature from June 2004 to December 2006. Interest on the Holdings Notes is not payable in cash until December 31, 2003. Thereafter, DIMAC Holdings will rely on us to provide it with cash to meet its principal and interest payment requirements. Management believes that based on current financial performance and anticipated growth, cash flow from operations, together with the available sources of funds including borrowings under the senior secured credit facility, will be adequate to make required payments of interest on our indebtedness, to fund anticipated capital expenditures and working capital requirements and to enable us to comply with the terms of our debt agreements. Actual capital requirements may change, particularly as a result of acquisitions we may make, although we are not currently contemplating any acquisitions. We expect that capital expenditures (exclusive of acquisitions) will be approximately $15.0 to $17.0 million annually from 1998 and 2003. We believe that these capital expenditures will be sufficient to maintain high quality equipment and to provide additional manufacturing capabilities and upgrades. Our future operating performance and ability to service or refinance the Notes and to extend or refinance the senior secured credit facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

HISTORICAL LIQUIDITY AND CAPITAL RESOURCES

    AMERICOMM HOLDINGS

    Net cash provided by operating activities was $5.2 million, $3.2 million, $1.6 million and $7.1 million for the six month periods ended June 26, 1998 and June 30, 1997 and the years ended December 31, 1997 and 1996, respectively. The increase in cash provided by operating activities for the six month period ended June 26, 1998 as compared to June 30, 1997 was attributable to a $3.7 million decrease in working capital, partially offset by an increase of $1.7 million in net loss before noncash charges. The decrease in net cash provided by operating activities for the year ended December 31, 1997 as compared to December 31, 1996 was due to the increase in working capital of $12.5 million partially offset by the decrease of $7.0 million of net loss before noncash charges.

    Net cash used in investing activities was $10.4 million, $37.6 million, $38.9 million and $79.8 million for the six month periods ended June 26, 1998 and June 30, 1997 and the years ended December 31, 1997 and 1996, respectively. The decrease in net cash used in investing activities for the six month period ended June 26, 1998 as compared to June 30, 1997 is due to AmeriComm Holdings' acquisitions of Label America and AmeriComm Direct Marketing during 1997. The decrease in net cash used in investing activities for the year ended December 31, 1997 as compared to December 31, 1996 is mostly due to AmeriComm Holdings' acquisition of Label America for $9.5 million and AmeriComm Direct Marketing for $25.0 million during the year ended December 31, 1997 as compared to AmeriComm Holdings' acquisition of Transkrit for $79.4 million during the year ended December 31, 1996.

    Capital expenditures, excluding acquisitions (but including purchases under capital leases), were $5.7 million, $3.3 million and $7.7 million for the six month periods ended June 26, 1998 and June 30, 1997 and for the year ended December 31, 1997.

    Net cash provided by financing activities was $6.5 million, $33.7 million, $36.6 million and $74.2 million for the six month periods ended June 26, 1998 and June 30, 1997 and for the years ended December 31, 1997 and 1996, respectively. The decrease in the net cash provided by financing activities for the six month period ended June 26, 1998 as compared to June 30, 1997 is mostly due to the issuance of certain notes totaling $34.5 million during 1997. The decrease in net cash provided by financing activities for the year ended December 31, 1997 as compared to December 31, 1996 is mostly due to the issuance of certain notes during 1996 totaling $100 million.

    DIMAC MARKETING

    Net cash provided by operating activities was $2.0 million for the six month period ended June 26, 1998 and net cash used in operating activities for the six month period ended June 30, 1997 was $1.4 million. The increase in net cash provided by operating activities is due primarily to the increase in operating income as discussed above.

    Net cash used in investing activities was $6.4 million and $15.1 million for the six month periods ended June 26, 1998 and June 30, 1997, respectively. The decrease in net cash used in investing activities is primarily due to substantial construction activity on the facility in Central Islip, New York during the six months ended June 30, 1997.

    Net cash provided by financing activities was $4.4 million and $16.5 million for the six month periods ended June 26, 1998 and June 30, 1997, respectively. The decrease in net cash provided by financing activities is due to the reduction of borrowings under revolving credit facilities as a result of the increase in net cash provided by operating activities as described above and due to the completion of the Central Islip facility in the fourth quarter of 1997.

    As of June 26, 1998, DIMAC Marketing had $143.9 million payable to News Corporation in the form of intercompany borrowings. As a subsidiary of News Corporation, funding needs for fluctuations in working capital or investing activities were satisfied through intercompany borrowings. DIMAC Marketing had no lines of credit or committed funding sources with external lending institutions.

    Net cash provided by operating activities for the years ended December 31, 1997 and 1996, was $5.6 million and $11.5 million, respectively. The decrease in net cash provided by operating activities is primarily a result of the decrease in operating income discussed above, reduced by an improvement in cash provided by working capital.

    Net cash used in investing activities was $27.6 million and $45.1 million for the years ended December 31, 1997 and 1996, respectively. The decrease in net cash in investing activities is due to DIMAC Marketing's acquisitions of Wilcox and MBS/Multimode in 1996, reduced by higher construction expenditures in 1997 on the Central Islip facility.

    Net cash provided by financing activities for the years ended December 31, 1997 and 1996, was $21.9 million and $33.6 million, respectively. Concurrent with the sale of Heritage Media to News Corporation, the existing credit agreement was paid off with intercompany borrowings from News Corporation.

    Capital expenditures, excluding acquisitions (but including purchases under capital leases), were $3.2 million, $11.3 million and $21.6 million for the six month periods ended June 26, 1998 and June 30, 1997 and for the year ended December 31, 1997, respectively.

INFLATION AND PRICE CHANGES

    We believe that inflation, exclusive of paper price increases, has not had a material impact on our results of operations for the three years ended December 31, 1997. We have not engaged in hedges to offset changes in the cost of paper.

YEAR 2000 RISKS

    We have developed plans to address our exposure in all critical information technology ("IT") and non-IT systems to computer programs which identify years with two digits instead of four. Such programs may recognize the year 2000 as the year 1900. We are also assessing the year 2000 capabilities of our critical suppliers, customers and key service providers to determine, to the extent possible, whether our operations will be adversely impacted by such companies.

    We primarily rely on packaged software applications which are year 2000 compliant. We have either tested these applications or expect to have done so by the end of the first quarter of 1999. We are also testing all internally developed IT software for year 2000 compliance. We anticipate that this process will be completed by the end of the second quarter of 1999.

    We are continuing to assess all critical non-IT systems for year 2000 compliance. (Non-IT systems include, among other things, manufacturing equipment, telephone systems and heating and cooling systems). We are preparing an inventory of all critical non-IT systems and are contacting manufacturers to determine year 2000 compliance. We anticipate that this process will be completed by the end of the first quarter of 1999.

    As of June 30, 1998, the costs we have incurred and expect to incur to remedy our year 2000 conversion are immaterial. Our year 2000 remediation effort has not postponed any IT projects the delay of which would have a material adverse effect on our business, financial condition or results of operations.

    We are not entirely year 2000 compliant at this time; but we have targeted the end of the first quarter of 1999 to have critical business and production processes ready. Although we are striving to be completely year 2000 compliant, year 2000 issues may still negatively affect us. Based on our progress to date, however, we believe that such impact, if any, will not have a material adverse effect on our business, financial condition or results of operations.

    Although we have contacted critical suppliers, customers and key service providers to determine their level of year 2000 compliance, these companies could adversely impact our operations. The full extent of any such adverse impact (if any) is impossible to determine. We are attempting to mitigate any possible adverse impact by identifying alternate suppliers where possible. We will also increase our inventory of crucial materials in anticipation of possible disruptions.

    We are developing contingency plans for all critical business and production processes. We anticipate that these plans should be completed by the end of the second quarter of 1999.

SEASONALITY AND QUARTERLY FLUXTUATIONS

    Our business is affected by a seasonal pattern where we generate a greater volume of sales and are more profitable in the third and fourth quarters of each year. We experience this fluctuation because many of our larger customers are retailers whose own businesses are affected by these seasonal patterns. During 1997, approximately 56% of our combined pro forma EBITDA, after giving effect to the AmeriComm Holdings Acquisitions and our acquisitions of AmeriComm Holdings and DIMAC Marketing, occurred in the third and fourth quarters. Accordingly, any adverse trend in net sales for such period could have a material adverse effect upon our business, financial condition or results of operations.

                                    BUSINESS

GENERAL

    Our company consists of the businesses of DIMAC Marketing and AmeriComm Holdings. We provide a comprehensive range of direct marketing services that emphasize cost-effective production of large, complex, highly personalized direct mail campaigns. Through our nationwide network of 21 production facilities, we offer our direct mail customers a wide variety of formats, printing and converting capabilities, personalization and customization alternatives and mailing and distribution services. We mail approximately 1.7 billion direct mail packages each year. Management believes this makes us one of the largest direct mailers in the United States.

    To complement and drive our production volume and to attract higher margin business, we offer a complete range of pre- and post-production direct marketing services such as:

     - information services (information processing and database management);

     - program development services (strategic market planning, creative development and program evaluation); and

     - fulfillment and telemarketing services (fulfillment, telemarketing and tracking).

    In addition, to support our direct marketing products and services, we offer other printing and converting products such as custom pressure sensitive labels and custom mailers. For the twelve-month period ended June 30, 1998, on a pro forma basis after giving effect to our acquisitions of AmeriComm Holdings and DIMAC Marketing, the Refinancing and the Cardinal Acquisition, we would have had net sales and EBITDA of $384.4 million and $56.8 million, respectively. See "DIMAC Corporation Unaudited Pro Forma Financial Statements."

    Our ability to provide comprehensive direct mail products and services affords our clients "one-stop shopping" and the flexibility to tailor campaigns to reach specific target audiences. We can work with our clients from initial conception through production, tracking and analysis, including:

     - creating a direct mail advertising campaign;

     - precisely targeting a specific customer or prospect list;

     - producing and distributing the mail packages; and

     - tracking and reacting to customer responses.

    Clients also benefit from our ability to provide the most timely and cost-efficient point-of-entry into the United States Postal Service distribution network facilitated by on-site Postal Service substations located in most of our production facilities and by our extensive experience with strategic distribution of mail. Our St. Louis facility's "Optional Procedures" privilege granted by the Postal Service allows us to process mail more quickly into the postal system resulting in faster delivery and, consequently, faster response activity for clients. With this broad range of capabilities, we provide our clients with cost-effective, single-source solutions for their direct mail requirements.

    We primarily target companies that have sophisticated, mid- to high-volume direct mail requirements. We serve clients in a broad range of industries, including banking and financial services, telecommunications, publishing, retail, healthcare, not-for-profit and insurance. Our top 20 clients, which would have comprised 32.2% of 1997 pro forma net sales after giving effect to the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing, on average have been purchasing products or services from us for over eight years.

DIRECT MAIL INDUSTRY

    Direct mail advertising is the second largest segment of the direct marketing industry. Direct mail expenditures increased from $25.4 billion in 1992 to $37.4 billion in 1997, a compound annual rate of 8.0%, Industry Sources forecast that direct mail expenditures will grow to $51.0 billion by the end of 2002, a compound annual rate of 6.4%.

    Direct mail is often regarded as more effective than other forms of mass advertising, such as television, newspapers, and magazines, because it can be specifically directed to a target market and the response can be analyzed. This allows us to refine continually a direct mail program to increase its effectiveness. Companies use direct mail for a variety of purposes, including attracting new customers, enhancing existing customer relationships and exploring market potential for new products and services.

    The direct mail industry is highly fragmented, with relatively few national providers capable of comprehensive direct mail marketing. Management believes the fragmentation of the direct mail industry, coupled with continued customer outsourcing and expectations of single-source, cost-effective direct mail solutions, provides a competitive advantage for national full service providers such as ourselves.

RATIONALE FOR THE ACQUISITION; BUSINESS STRATEGY

    We believe that the combination of DIMAC Marketing and AmeriComm Holdings creates a unique platform for increasing the profitability and growth of our business. These acquisitions combine DIMAC Marketing's strengths in creative development, database services and high-volume lettershop and mail services with AmeriComm Holdings' strengths in printing, converting and specialized product development. We offer a comprehensive range of direct mail products and services that address all aspects of a client's direct mail campaign from initial conception through production, tracking and analysis. By providing this comprehensive range of products and services, we believe we are strategically positioned to capitalize on customer trends towards outsourcing and our customers' preference for doing business with fewer suppliers.

    The combination of DIMAC Marketing and AmeriComm Holdings will provide us with immediate cost-savings totaling over $8.0 million. The savings will result from:

     - consolidation of redundant facilities;

     - rationalization of duplicative head office and operating unit functions;

     - in-sourcing of certain product requirements; and

     - reduction of certain overhead expenditures.

    Furthermore, we expect to realize additional margin-enhancement by:

     - relocation certain production equipment to improve capacity utilization;

     - procuring raw materials in more cost-effective quantities; and

     - sharing certain technological and software capabilities.

For more information, see "DIMAC Corporation Unaudited Pro Forma Consolidated Statements of Operations."

    Our business strategy is to enhance our competitive position and to increase net sales and profitability through the following initiatives:

    EMPHASIZE COMPREHENSIVE DIRECT MAIL SOLUTIONS. The ability to provide "one-stop shopping" for all of our client's direct mail needs is an increasingly important factor in clients' selection of a direct mail service provider. We are well positioned to offer clients "one-stop shopping" because of our comprehensive range of direct mail products and pre- and post-production services. This range of services allows us to cross-sell products and services to customers who previously purchased them from third parties (such as selling DIMAC Marketing creative development services to an AmeriComm Holdings printing client). In addition, our broad range of capabilities allows us to in-source products previously purchased from third-party suppliers (such as DIMAC Marketing using AmeriComm Holdings-produced envelopes for a client's direct mail campaign instead of purchasing these envelopes from a third party). In order to ensure that we continue to offer comprehensive solutions, we intend to enhance our product and service offerings by targeted investments in new equipment, new product development and the acquisition of complementary or niche capabilities. Management believes as a "single source" supplier offering comprehensive solutions, we will save our clients both time and money.

    LEVERAGE LARGE SCALE AND NATIONAL PRESENCE TO ATTRACT NEW HIGH VOLUME, NATIONAL CLIENTS. The size and scope of a direct mail company's operations are increasingly important factors for large, national accounts in the selection of a direct mail service provider. National accounts often have multiple and complex campaigns requiring access to multiple distribution points. Few of our competitors have comparable capabilities and scale to service and support these national, high volume accounts. Based on our previous experience in securing national business from companies such as AT&T, The Chase Manhattan Bank and American Express, we believe that we can further leverage our strong franchise, large scale, wide breadth of operations and national presence to secure new high volume, high margin business.

    REALIZE BENEFITS FROM INTEGRATION. We believe a number of our initiatives present additional margin-enhancement opportunities. These initiatives include:

     - in-sourcing certain product requirements;

     - relocating certain production equipment;

     - procuring raw materials on a combined basis; and

     - sharing certain technological and software capabilities.

    For example, relocating certain DIMAC Marketing offset printing equipment to an AmeriComm Holdings facility is expected to lower overall costs and enable us to better coordinate the production of several pieces of a single direct mail campaign. In addition, DIMAC Marketing expects to capitalize on specialized AmeriComm Holdings information systems which allow more effective monitoring of the production process, and, in turn, facilitate higher productivity with lower waste.

    PURSUE STRATEGIC ACQUISITIONS. The trend towards consolidation in the highly fragmented direct marketing industry provides opportunities for continued growth through selected strategic acquisitions. We intend to pursue potential acquisitions that:

     - complement our product offerings;

     - increase our production capabilities;

     - provide entry into new markets;

     - expand our customer base; or

     - create new cross-selling opportunities.

PRODUCTS AND SERVICES

    We offer our customers comprehensive direct marketing services, including production services, information services, program development services and fulfillment and telemarketing. We also offer other printing and converting services, including custom pressure sensitive labels and custom mailers. This broad array of products and services enables us to control all aspects of a direct mail campaign and provide our customers with a variety of cost- and time-effective solutions for their direct mail requirements.

    The following table sets forth the pro forma 1997 net sales of our principal product lines after giving effect to the AmeriComm Holdings Acquisitions and our acquisitions of AmeriComm Holdings and DIMAC Marketing:

                                                                   PERCENT OF TOTAL
                                                  PRO FORMA 1997    PRO FORMA 1997
                                                     NET SALES         NET SALES          PRODUCTS/SERVICES OFFERED
                                                  ---------------  -----------------  ----------------------------------
                                                   (IN MILLIONS)
DIRECT MARKETING

  Production services...........................     $   187.9              48.6%     Web and sheet offset printing
                                                                                      Envelope converting
                                                                                      Complex personalization
                                                                                      Bindery services
                                                                                      Lettershop services

  Information services..........................          35.1               9.1      Data entry and file processing
                                                                                      Database management
                                                                                      List rental
                                                                                      Analytical services

  Program development services..................          27.3               7.0      Marketing, strategic, creative
                                                                                      and client services
                                                                                      Transition marketing
                                                                                      Database and decision support
                                                                                      Television production
                                                                                      Targeted list services
                                                                                      Broadcast, print and insert
                                                                                        media

                                                          41.7              10.8      Subscription management
  Fulfillment and telemarketing services........
                                                                                      Fulfillment services
                                                                                      Remittance processing
                                                                                      Telemarketing
                                                                                      Tracking
                                                        ------             -----

  Subtotal......................................         292.0              75.5
                                                        ------             -----

OTHER PRINTING AND CONVERTING

  Custom pressure sensitive labels..............          51.0              13.2      Flexographic custom labels
                                                                                      Thermal/laser labels
                                                                                      Short-run labels

  Custom mailers................................          43.7              11.3      Impact mailers
                                                                                      Non-impact mailers
                                                        ------             -----
  Subtotal......................................          94.7              24.5
                                                        ------             -----
    TOTAL.......................................     $   386.7             100.0%
                                                        ------             -----
                                                        ------             -----

    DIRECT MARKETING (75.5% OF 1997 PRO FORMA NET SALES). We provide comprehensive direct marketing services to our clients, including production services, information services, program development services and fulfillment and telemarketing services.

                                     [LOGO]

    PRODUCTION SERVICES. Our range of production services allows us to provide a variety of formats and direct mail package designs to meet each customer's direct mail marketing needs. Pro forma for our acquisitions of AmeriComm Holdings and DIMAC Marketing, we produce over 3.7 billion direct mail pieces per year. These pieces (other than those sent to other mailers, such as catalog binderies, for ultimate mailing), together with pieces received from third parties, are collated and assembled into the approximately 1.7 billion direct mail packages we mailed last year. This mailing volume ranks us as one of the largest direct mail companies in the United States.

        PRINTING AND CONVERTING. We print direct mail materials on our own presses which include multi-color heat-set and non heat-set webs as well as a broad range of two-, four- and five-color sheet-fed presses and Halm envelope presses. Our extensive bindery equipment allows us to produce a variety of self-mailer and traditional envelope package formats to fulfill our clients' direct marketing needs.

        We are capable of producing and printing a wide variety of envelopes. Our equipment allows us to print and fold on high-speed web machines or print envelopes in full color and convert (i.e., fold paper into envelopes) after printing. Product capabilities range from simple one-color direct mail envelopes to complex remittance envelopes, film mailers and file-folder products. Accordingly, we can satisfy almost all of the envelope needs of our clients.

        PERSONALIZATION. We use state-of-the-art personalization technologies, including a wide range of laser printers and ink-jet systems, to personalize our clients' direct mail packages. These technologies enable us to personalize the broadest possible array of direct mail products including letters, envelopes, labels, order forms, inserts, applications and other components of direct mail packages to ensure optimal response rates for our clients.

        MAILING. We use a wide range of systems and software, much of it proprietary, to sort and distribute mail in ways that maximize postage discounts while minimizing delivery times. Our production operations allow for high-speed inserting, stamping or metering of multiple sizes and configurations of direct mail pieces. In most of our production facilities, an in-house Postal Service substation accepts the mail, which expedites the mail through the postal system. Our "Optional Procedures" designation in the St. Louis facility eliminates the need to weigh mail before it enters the postal system, reducing our cost for this labor-intensive and time-consuming process.

    INFORMATION SERVICES. The goal of our information services division is to use sophisticated data analysis and manipulation to support direct mail marketing strategies. Advanced data management capabilities are an integral element in transforming generic mass-marketing campaigns into complex, targeted, highly personalized direct mail programs. We use our experience and capabilities to service our customers in a variety of ways ranging from the development and implementation of customized databases to processing each customer's direct mail program for maximum deliverability. In addition, we monitor consumer responses to measure the effectiveness of the direct mail program against client goals and can capture this information for future client use.

    In general, we provide our information services by developing, managing, or amending databases for discrete direct mail campaigns and then assisting our clients in evaluating the effectiveness of the mailing by analyzing response data according to various criteria.

        INFORMATION PROCESSING. Generally, our information processing function begins with mailing databases. We use several kinds of databases in developing targeted mailing lists for our clients, including:

           SPECIALIZED CLIENT DATABASES provided by the client and based on its customers, subscribers or other information.

           RESIDENTIAL ADDRESS DATABASES, which comprise all deliverable addresses in a given geographic area. We own a residential address database comprising approximately 39% of the deliverable addresses in the continental United States. In addition, through our membership in the National Association of Advertising Distributors (the "NAAD"), we have access to the remainder of the U.S. residential addresses. We are the largest owner of the NAAD database.

           COMPILED NAME DATABASES, which attach names to residential addresses. We do not own any of these databases and pay fees to database compilers to use them. In general, these databases are based on the local white page listings.

        We are able to merge different databases and purge them of duplicative addresses or addressees, as well as to remove from outdated customer databases addresses or addressees that are no longer valid. These abilities enable us to minimize postage costs for our clients.

        DATABASE MANAGEMENT. We also help our clients analyze response data to their campaigns. In some situations, we will provide this analysis to our clients by tracking responses based on data such as coupon use or response rate in the form of customized reports. In other situations, clients will use our desktop data access tool, Klondike, which allows clients to perform complex ad hoc queries to analyze data, to refine their own direct mail strategies. Klondike is a relational database designed to hold all transaction data, generally for retail stores. Since we house the data, it ties us closely to our clients and creates cross-selling opportunities. In addition, this data feeds back into our program development and other information processing units.

    We believe that the most effective direct mail campaigns mix-and-match among these database sources using relational database technology to create a mailing list comprising addresses which meet a number of criteria. In addition, we append other demographic data such as age, gender, income level, car ownership, and other lifestyle and demographic data to these databases, creating a target audience that meets the client's needs.

    We believe that AmeriComm Holdings' and DIMAC Marketing's information services capabilities are highly complementary. AmeriComm Holdings has focused on sophisticated manipulation of residential databases by appending demographic data which allows targeted, address-based mailings; whereas DIMAC Marketing has focused on individual customer data for clients, which allows for very specific mailings directed at individuals. Both types of mailings can be effective and useful to clients, and often the same client will use different strategies in different situations.

    PROGRAM DEVELOPMENT SERVICES. We provide strategic planning and full-scale direct response agency services to help clients develop their brands and increase their sales. In the initial stages of a client's direct marketing program, our marketing professionals:

        - analyze a client's business objectives;

        - formulate strategies;

        - identify target markets defined by demographic, psychographic, and behavioral criteria;

        - devise compelling, measurable offers; and

        - develop creative concepts,

    All in support of our clients' overall marketing goals. Our creative department refines the marketing messages and designs and writes the communications to achieve maximum impact. Our research and media departments play an integral role in this process, providing list and media recommendations to target high-potential buyers, and formulating statistically valid testing plans.

    Our program development services include strategic market planning, creative development and program evaluation.

        STRATEGIC MARKET PLANNING: In the initial stage of the development of a customer's direct mail program, our strategic planning professionals

        - analyze the market situation and business goals;

        - identify a customer's objectives;

        - establish a program's goals; and

        - identify a target market.

        Depending on our client's needs, we then develop a marketing or communications plan and media plan, encompassing mail and other media as appropriate.

        CREATIVE DEVELOPMENT: Creative services range from developing the overall strategies and concepts for an entire program to creating the specific copy, layout and art work for a single direct mail piece. We use advanced graphic arts technology to create high quality "proofs" that can be repeatedly and rapidly revised for a highly flexible yet cost-effective product. Further, we have developed our use of this technology so that the direct mail piece can be directly transmitted from the "proof" stage to the print stage without the cost and time that were previously required for such revisions, enabling customers to re-define or re-focus their campaign prior to its launch.

        PROGRAM EVALUATION: Our media and research professionals are involved throughout the design, production and execution of the client's message. At the start of a program, these professionals assist the identification of potential consumers through the use of qualitative research such as focus groups and in-depth interviews, as well as quantitative research such as customer and product segmentation analyses. These professionals then provide list and media recommendations that identify the most appropriate target market. Additionally, these professionals are typically involved in designing and coordinating a pre-test of a direct mail campaign to measure its effectiveness.

    The range of our services can be illustrated by a program developed for The Chase Manhattan Bank. In February 1996, Chase appointed us to coordinate communications with customers of the newly acquired Chemical Bank. We carried out a detailed impact assessment of the transaction on customers of both banks, recommended a coherent communication program and developed creative layouts and art work, which when printed, was mailed to four million Chase and Chemical Bank customers. We worked closely with marketing executives at Chase and Chemical Bank to understand their product lines in order to create messages targeted to particular customers according to their specific combination of accounts and product needs. In order to ensure accurate targeting, we worked closely with the information services group to import the customer account databases of Chase and Chemical Bank and to map the overall communication program to each customer. Finally, we sent numerous follow-on mailings to ensure a smooth transition for all customers.

    FULFILLMENT AND TELEMARKETING SERVICES. We offer a wide array of fulfillment and telemarketing services to meet the needs of our clients. We design and operate customized fulfillment programs for clients that involve sending samples, literature and coupons to those customers who have responded to a solicitation. We also provide a broad range of fulfillment and invoice, subscription and renewal processing services for the publishing industry and provide inbound and outbound telemarketing services.

        FULFILLMENT. We offer fulfillment services primarily from our St. Louis and Palm Coast locations. In St. Louis, these services include distribution of premiums (i.e., gifts) and negotiable instruments such as checks and certificates in as many as ten different languages. In addition, we specialize in rapid processing, and have the ability to turn around a project in as little as twelve hours.

        In Palm Coast, we provide a full range of fulfillment services to magazine publishing clients including receiving and opening subscriber mail, entering transaction data and storing and retrieving that data on a mainframe system. We also handle over 2.5 million inbound fulfillment calls annually, ranging from customer inquiries to address changes. In addition, we have recently developed an internet capability, enabling our clients to fill orders over the world-wide web, and have developed modeling capabilities, enabling magazine publishers to anticipate subscriber attrition, analyze means of reducing subscriber defections and replace lost subscribers based on historical tendencies.

        TELEMARKETING. We provide clients with in-bound and out-bound telemarketing in support of their marketing programs, including sales support and customer service applications. Our telemarketing services are specifically dedicated to consulting, training, developing and managing telemarketing programs for clients nationwide. We also provide on-site programs for auditing the effectiveness and efficiencies of existing telephone and sales programs.

        In 1995, we created American Teledirect ("ATD"), a full-service telemarketing center located in Houston, Texas. ATD maintains 72 work stations, and features highly-trained service representatives. ATD's telephone sales representatives, many of whom are licensed insurance agents, are equipped to handle customer service calls and to place follow-up calls to recipients of direct mail solicitations. In addition, we operate a telemarketing center in Clifton, New Jersey. This facility supports a range of our direct mail campaigns.

        TRACKING. We have complemented our fulfillment and telemarketing services with a tracking system which enables us to monitor and review the effectiveness of our direct marketing campaigns via telephone, internet, fax or mail. We leverage our tracking services as a means of generating additional long-term revenue by using the tracking results to create new campaigns and refine existing campaigns.

    OTHER PRINTING AND CONVERTING (24.5% OF 1997 PRO FORMA NET SALES)

    We also manufacture and sell custom pressure sensitive labels and custom mailers which complement and support our direct marketing products and services. These production activities also provide incremental benefits to our direct mail manufacturing activities through increased raw material purchasing leverage, graphic pre-press support and printing technology transfer.

    CUSTOM PRESSURE SENSITIVE LABELS. We are one of the largest producers of custom pressure sensitive labels in the United States. The U.S. pressure sensitive label market is estimated at $3.7 billion in 1997. Its growth has been driven primarily by the advantages that pressure sensitive labels have over traditional glue-applied labels, such as reduced wrinkling and superior adhesion and durability. Pressure sensitive labels have a variety of end-use purposes, including grocery shelf marking, product identification and distribution bar coding. Pressure sensitive labels are also widely used as components and enhancements of direct mail pieces. For example, one of our largest label customers uses high quality pressure sensitive return address labels as a premium component of a direct mail package.

    Our custom pressure sensitive label products are offered in three categories--short-run orders, catalog sales and large custom orders. Short-run orders are typically turned around in a 24-hour time frame and usually include basic labels with one or two plain colors, a limited number of inks and base label materials. These are primarily sold to quick printers such as Sir Speedy Printing, Kwik Copy, Minuteman Press and Kinko's. We also produce labels which are offered in sales catalogs in combinations of predetermined sizes, colors, materials, and inks, and are generally processed in less than five days. Large custom orders can be produced in any quantity, design, color, size or material that the customer requires. In addition to our flexographic labels, we have introduced a line of stock thermal and laser labels which are two of the fastest growing products in the label industry. Thermal and laser labels are used for a wide variety of applications from baggage tags to labeling of grocery products. Through our relationship with market leaders such as Winn-Dixie and Sysco and our innovative products, we have become a recognized participant in the retail shelf label market.

    CUSTOM MAILERS. We compete in the U.S. mailer market, which includes both impact and non-impact mailers and integrated labels. Impact mailers are ready-to-mail, multi-part spot carbon or carbonless forms which are widely used to print account statements, invoices, tax notices and utility bills as well as a range of other applications, and can be printed without opening or sealing the envelope. Our technology and unique equipment allow us to manufacture some of the most complete and the most complex impact mailers in the industry. Management believes that we have a significant competitive advantage because of our research and development efforts which have produced a number of patented products. In addition, many of our custom mailer customers are increasingly seeking to outsource the personalization of these forms. This desire leads to opportunities for us to cross-sell our direct mail services including personalization, printing and lettershop services.

    In addition to multi-part custom impact mailers, we also produce and sell a proprietary line of single sheet non-impact mailers under the trademark InfoSeal-Registered Trademark-, which are used in conjunction with laser printers. Non-impact mailers are laser printer compatible self-mailer forms which are printed, folded, sealed and mailed for such applications as payroll checks, direct deposit statements, vendor remittances, invoice statements, and university grade reports. In addition to marketing non-impact mailer products, we also market a range of patented folding and sealing machinery. Unlike competitive products, our InfoSeal-Registered Trademark- technology allows us to customize our mailers with additional functions and colors, such as windows, tipped-on cards, personalization, high-color, and blown-on labels. An example of this is a new line of "ID card" applications, which is a technology that allows cards to be attached to a one-piece mailer, and then printed with a laser printer.

    Since the early 1990s, the impact mailer market has decreased in size due to the rapid growth of laser, ink-jet and other non-impact printers which are not compatible with impact mailers. We expect the non-impact market to continue to grow more rapidly than impact mailers over the next several years due to their ease of use and simplicity for a variety of applications. Accordingly, we have re-focused our product mix on higher growth, non-impact mailers.

    Integrated labels are manufactured by combining a custom paper form and a self-adhesive label. The integrated label system replaces two or more separate documents, which provides a significant cost advantage to customers, and has a wide range of applications. We have invested in technology which will allow us to capitalize on the expected growth of integrated labels. Major customers of this technology include FAO Schwarz, J. Crew and Rite Aid.

SALES AND MARKETING

    DIRECT MARKETING

    We market our direct marketing capabilities to customers in a number of ways. First, each of our divisions typically employs a full complement of sales professionals whose primary responsibility is to sell the direct marketing services provided by that division. These account representatives also provide us with broader opportunities to sell our other direct marketing services. We expect that these opportunities will increase due to our wider breadth of capabilities after giving effect to our acquisitions of AmeriComm Holdings and DIMAC Marketing.

    In addition to these significant divisional resources, we have a growing number of professionals primarily responsible for aggressively pursuing national accounts that require multiple products and services. These individuals actively cross-sell all of our direct marketing capabilities, emphasizing the potential for increased cost effectiveness, reliability and control which result from supplying multiple services from a single source.

    In order to support the divisional and national sales representatives, we have developed a centralized sales support unit which prices and processes orders which include a combination of products and services. Once product specifications have been determined, the unit then monitors and coordinates all aspects of the execution of the campaign. In addition to relieving the sales force from certain administrative functions, this unit also acts as a customer service center which works directly with customers to close sales, provide updates on the progress of campaigns and respond to customer inquiries. We currently have one such center but intend to establish one or more additional units as necessary to ensure a high level of customer service and sales support.

    OTHER PRINTING AND CONVERTING

    CUSTOM PRESSURE SENSITIVE LABELS. Our label business division sells approximately 42% of its sales directly to customers using a dedicated sales force which focuses on larger companies such as Winn-Dixie, Polaroid and USA Today. The remainder of our pressure sensitive label sales are to independent distributors through regional sales managers based in Atlanta, Boston, Chicago, Dallas, Philadelphia and San Francisco. In addition, the business unit has a telemarketing team that supports sales of custom pressure sensitive labels.

    Our label marketing organization focuses primarily on marketing to distributors through trade show attendance (approximately 65 per year), trade publications advertising, and direct mail campaigns.

    CUSTOM MAILERS. The custom mailer business unit sells to more than 3,000 accounts in the independent distributor market. Senior sales representatives are responsible for calling on the largest custom mailer distributors while a telemarketing team is responsible for calling on smaller distributors. The telemarketing team also supports the senior sales representatives by following up with customers on price quotes and securing orders.

    Custom mailer marketing activities are centered in a marketing department which is used jointly by both the mailer and direct mail businesses. The marketing activity primarily consists of developing and launching new products, distributing samples, developing education and training programs, supporting approximately 30 trade shows per year, conducting product seminars, creating and placing advertising in trade publications, and distributing monthly newsletters.

    In addition, over the last several years, we have entered into several marketing alliances which have resulted in new opportunities. Alliances with Wallace Computer Services and Xerox have opened up additional channels of distribution, have led to new customer relationships, and have created significant potential for our non-impact mailer and ID-card products.

CLIENT BASE

    Over time, we have built solid relationships with key customers across all of our products and services. For our direct mail products and services, we primarily target companies that have sophisticated, mid- to high-volume direct mail requirements. In other printing and converting services, we primarily target larger national accounts and independent distributors.

    We provide services to clients in a broad range of industries, including banking and financial services, telecommunications, publishing, retail, healthcare, not-for-profit and insurance. We generally enjoy long-standing relationships with customers including AT&T, American Express, The Chase Manhattan Bank, NationsBank, Time Warner, Bloomingdales, Macy's, Blue Cross/Blue Shield and approximately one-half of all of United States public television stations.

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
    On a combined basis, after giving effect to the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing, we estimate that our pro forma 1997 net sales were realized from the following customer industries:

                                                                                 % OF 1997
CUSTOMER INDUSTRY                                                           PRO FORMA NET SALES
-------------------------------------------------------------------------  ---------------------
Banking and financial services...........................................              20%
Publishing...............................................................              17%
Retail and catalogue.....................................................              15%
Healthcare...............................................................              13%
Telecommunications.......................................................              10%
Not-for-Profit...........................................................               8%
Insurance................................................................               6%
Other....................................................................              11%
                                                                                     -----
    Total................................................................             100%
                                                                                     -----
                                                                                     -----

    Our largest customer, AT&T, which would have comprised 8.6% of 1997 pro forma net sales after giving pro forma effect to the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing, has been purchasing products and services for over thirteen years. Over this thirteen year period, our relationship with AT&T has developed such that we now produce 37 independently managed campaigns within AT&T. No other customer accounted for more than approximately 5% of 1997 pro forma net sales, after giving effect to the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing. Furthermore, our top 20 clients, which would have comprised 32.2% of 1997 pro forma net sales, after giving effect to the AmeriComm Holdings Acquisitions, our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the Refinancing, have been purchasing products or services from us for over eight years on average.

COMPETITION

    Given our diverse and full-service production capabilities, there are few true competitors for every service offered. Many of our competitors offer one or more services that are similar to those we offer, but few offer the same comprehensive range of direct marketing services.

    DIRECT MARKETING

    PRODUCTION SERVICES. Competitors range from smaller, single-plant operations that provide individual products or services (such as printing, binding or lettershop capabilities), to larger ones which offer a greater breadth of products or services. Management believes that few other companies offer the range of direct mail products and services that we offer in our production services business unit.

    Certain production services competitors include Harte-Hanks, North American Communications, Moore, CCI, Fala Direct, Webcraft, Wallace, World Color, Quebecor and R.R. Donnelley.

    INFORMATION SERVICES. Our information processing services most closely compete with Advo, Anchor Computer, Direct Tech and Triplex. Our database processing services compete most directly with Harte-Hanks, Epsilon and Acxiom (including May & Speh, which Acxiom recently acquired). Few information services competitors have a breadth of direct mail capabilities comparable to ours.

    PROGRAM DEVELOPMENT SERVICES. Our program development services most closely compete with direct response agencies such as Blau, Wunderman, Ogilvy One, Gray Direct, Bronner & Schlossberg and Devon Direct. These competitors offer services that are similar to ours in terms of program development but generally sub-contract the production, information services and fulfillment and telemarketing services.

    FULFILLMENT AND TELEMARKETING SERVICES. Our fulfillment services most closely compete with Neodata, CDS and Kable. Our telemarketing services most closely compete with APAC, Sitel, West Telemarketing, ICT and TeleSpectrum.

    OTHER PRINTING AND CONVERTING

    CUSTOM PRESSURE SENSITIVE LABELS. We and our competitors sell products directly to end-use customers or through independent distributors. The major competitors that sell custom pressure sensitive labels directly to end-users include Standard Register, Moore and Wallace Computer Services. These companies generally produce commodity labels in addition to custom pressure sensitive labels. With respect to custom pressure sensitive labels sold through independent distributors for resale, major competitors include Discount Labels, Data Labels, Continental Datalabel, Rittenhouse and Lancer Label. Other competitors in this channel are typically smaller regional and privately-owned operators with a single production facility.

    CUSTOM MAILERS. We sell custom mailers to independent distributors for resale to end-users. Our main competitors in the independent distributor market include Poser Business Forms, Goodwin Graphics and Perry Printing Company, none of which have a product breadth similar to ours. Large manufacturers, which include Wallace Computer Services, Moore and Standard Register, dominate the direct channel. These manufacturers generally offer a full range of business form products and supplement their product offering with mailers produced by third parties including us. Other competitors are smaller companies that have recently introduced pressure seal self-mailer products to the distributor channel.

    Our ability to produce large and medium-size runs in custom mailers gives us a capacity and pricing advantage when compared to those competitors who sell to distributors. This advantage results from distributor demand being heavily concentrated in smaller run sizes made on narrow web presses.

SUPPLIERS

    We have a broad base of high quality, national suppliers. Our primary raw materials are uncoated, coated and specialty papers, plastic films, inks and adhesives. Paper products of a variety of types represent our single largest category of raw materials. We have had long-term relationships with most of these suppliers, which provides for reliability in supply and competitive prices. Our top ten suppliers include Fasson, International Paper, Union Camp, Georgia-Pacific, Schweitzer-Maudit, Shaughnessy-Kniep-Hawe, Appleton Papers, Boise Cascade, UniSource and Intelligence Print. Fasson is the only supplier from whom we purchased more than 10% of our total 1997 supplies.

    While paper represents a large component of material expense and overall cost, we mitigate the effects of paper price increases through pricing conventions and purchasing strategies. Long-term customer contracts under which we supply our products generally include escalator clauses under which price changes are passed on to the customer. Another strategy employed is obtaining a commitment for a specific tonnage of paper at a predetermined price, which is designed to match the price charged to a customer, thereby eliminating our exposure to such price fluctuations. Additionally, a significant percentage of the paper we purchased (e.g., carbonizing bond and pressure sensitive label stock) is not subject to the same price fluctuations experienced in the more cyclical uncoated free sheet paper market.

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
MANUFACTURING

    DIRECT MARKETING

    PRINTING AND CONVERTING. We print direct mail products on a wide variety of web and sheet offset presses in six different facilities. These include fourteen web offset presses, five of which utilize ultraviolet drying units for high color applications. We also run four high volume heat set web offset presses which have integrated finishing equipment in line. Finally, we operate 11 sheetfed offset presses, including a state-of-the-art Komori press in our St. Louis facility.

    Envelope converting equipment includes eight high speed web and more than 40 die cut envelope printing and folding machines in three facilities located in the eastern United States. These plants also include a variety of support equipment such as programmable die cutters, label affixing units and finished envelope printers.

    We also operate 18 forms collators, including five in our Roanoke, Virginia plant which are virtually dedicated to direct mail applications. A recently installed new off-line finishing line will convert offset printed materials into direct mail pieces, thereby increasing our capacity and flexibility to respond to requests for short-to-medium run complex self mailers.

    PERSONALIZATION. We personalize mail in eight production facilities and through a number of technologies. These technologies include sheet fed and continuous laser, inkjet and impact printing and ion deposition lasers. In total, we operate in excess of 80 different pieces of personalization printing equipment.

    MAILING. Consistent with the personalization capabilities noted above, we provide mailing services in eight plants. These services include high speed letter inserting, stamping or metering of multiple sizes and configurations of direct mail pieces. We perform bindery operations, which are not typically required for in-line formats such as self-mailers, in six facilities. These services include equipment such as folders, bursters and document converters. We also have the ability to pre-sort commingled mail in our Norfolk, Virginia facility.

    OTHER PRINTING AND CONVERTING

    CUSTOM PRESSURE SENSITIVE LABELS. We produce pressure sensitive labels in four plants located strategically throughout the United States. All of these plants are equipped with flexographic presses and have unique, customized letterpress equipment designed to cost-effectively produce labels in small order quantities with quick turnaround. We operate 26 high-speed flexographic presses, including two presses purchased in 1997. These presses range in size from 6.5" to 18" in width and print in two to eight colors. A number of these presses can produce true process printing and are equipped with in-line hot foil stamping units. In addition to the high speed printing capability, we have ten smaller customized presses which can be utilized for shorter runs with fewer colors.

    CUSTOM MAILERS. We produce custom mailers in two plants. Our Ft. Smith, Arkansas plant is dedicated to this product line while our Roanoke, Virginia plant utilizes its equipment base for both direct mail and mailer products. Together, these plants include 21 web offset printing presses ranging in width from 20.5" to 30.5". Printed rolls from these presses are then further converted in multi-ply mailer sets on one of eighteen high-speed collators or into the proprietary laser-compatible non-impact mailer on one of five converting lines. Additional major pieces of equipment include three MICR routing encryption lines and two integrated label lines, one of which was purchased in 1997.

    Both the custom pressure sensitive label and custom mailer product lines are supported by state of the art pre-press and printing platemaking equipment. The hardware architecture for our pre-press systems is primarily Macintosh. We utilize a wide range of popular image manipulation and color separation software.

FACILITIES

    At June 30, 1998, we operated 35 manufacturing, warehouse, sales, distribution and administrative facilities in the U.S. located in 14 states with a total floor area of approximately 1,714,000 square feet. Of this total floor area, approximately 619,000 square feet are owned and approximately 1,095,000 square feet are leased under leases expiring from 1998 through 2011.

EMPLOYEES

    As of June 30, 1998, we employed approximately 4,000 people. Approximately 3,000 people work in manufacturing facilities, 525 work in sales/service functions, 470 work in administration and eight work in corporate functions. As of June 30, 1998, 108 employees of our 800 employees in our St. Louis facility were represented by the Graphic Communications International Union ("GCIU"). The current GCIU contract expires in October 1999. In the summer and fall of 1997, the GCIU attempted to organize approximately 175 mail plant employees in the St. Louis facility. The GCIU initiative was defeated in December 1997. A similar initiative was defeated in 1993, when the GCIU attempted to organize the information services department in the St. Louis facility. We believe our relations with employees are good but there can be no assurances that the GCIU will not attempt to organize other employees in the St. Louis facility or our other facilities in the future.

LEGAL PROCEEDINGS

    In June 1997, the United States Attorney's Office for the Eastern District of Missouri informed us that we were the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes may have occurred in connection with our bulk mailing practices. We have been engaged in a dialogue with the Government, which discussions have included a possible consensual resolution of this matter. However, as of the date of this Prospectus, no settlement has been reached. It is our position that our bulk mailing practices comply with applicable laws and regulations. In connection with our acquisition of DIMAC Marketing, we have entered into an indemnification agreement with Heritage Media and DIMAC Marketing under which Heritage Media has agreed to indemnify us for certain costs, including settlements, judgments and related fees, in relation to the USPS investigation. We cannot assure you, however, that the investigation and the costs associated with them will not have a material adverse effect on our business, financial condition or results of operations.

    We are a party to various other litigation matters incidental to the conduct of our business. We do not believe that the outcome of any such matters in which we are currently involved will have a material adverse effect on our financial condition or results of operations.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

    Our operations and properties are subject to a wide variety of federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of, and exposure to, hazardous and non-hazardous materials, substances and wastes, the cleanup of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of our operations expose us to the risk of claims with respect to environmental protection and health and safety matters. We cannot assure you that material costs or liabilities will not be incurred in connection with such claims.

    In January 1988, the United States Environmental Protection Agency (the "EPA") notified us that we were potentially liable for costs incurred by the EPA in connection with the Dixie Caverns County Landfill Superfund Site in Roanoke County, Virginia. Subsequently, Roanoke County filed suit against the twelve potentially responsible parties ("PRP's"), which included us, to recover the funds it expended in cleaning the site at the date of the suit and for any additional sums it would expend in the future. Under the Comprehensive Environmental Response, Compensation, and Liability Act, PRPs may be held strictly, jointly and severally liable for the costs of investigation and cleanup; however management believes that our potential liability in connection with this site will not be material, based upon the amount and nature of waste alleged to be attributable to us, the number of other financially viable PRP's and the total estimated cleanup costs.

    Although liabilities, claims and requirements relating to environmental and health and safety matters have not materially affected us to date, we cannot assure you that such matters will not have a material adverse effect on our business, financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Our directors and those of DIMAC Holdings are elected annually by the respective shareholders to serve during the ensuing year or until a successor is duly elected and qualified. Our executive officers and those of DIMAC Holdings are duly elected by the respective Board of Directors to serve until their respective successors are elected and qualified. The following table sets forth certain information regarding our directors and executive officers and those of DIMAC Holdings following our acquisitions of Americomm Holdings and DIMAC Marketing.

NAME                                                        AGE     POSITION(S)
-------------------------------------------------------     ---     ---------------------------------------------------
Martin R. Lewis........................................         69  Chairman of the Board of Directors and Chief
                                                                    Executive Officer
Timothy Beffa..........................................         47  Director
David E. De Leeuw......................................         54  Director
David E. King..........................................         39  Director
George E. McCown.......................................         63  Director
Benjamin L. McSwiney...................................         48  Director
John D. Weil...........................................         50  Director
James L. Wu............................................         29  Director, Vice President and Assistant Secretary
Robert M. Miklas.......................................         46  President
Edward D. Lazarowitz...................................         45  Chief Financial Officer
John F. Meneough.......................................         50  Executive Vice President
Jack Resnick...........................................         50  Executive Vice President
Scott P. Ebert.........................................         34  Vice President and Controller
Michael J. Speichinger.................................         31  Vice President and Chief Financial Officer of DIMAC
                                                                    Marketing

    MARTIN R. LEWIS -- Chairman of the Board of Directors and Chief Executive Officer of our company since June 1998. Mr. Lewis is the former Chief Executive Officer of Williamhouse-Regency, Inc., a manufacturer and printer of specialty paper products. Mr. Lewis led Williamhouse-Regency as a public company from 1961 to 1982. In 1982, through a leveraged recapitalization, he led the management buyout of Williamhouse-Regency, Inc., and other subsequent refinancings and recapitalizations. He ran Williamhouse-Regency, Inc. as a highly-leveraged entity until it was sold to a strategic buyer in 1995. He currently serves as a director of AmeriComm Direct Marketing.

    TIMOTHY BEFFA -- Director of our company and DIMAC Holdings since August, 1998. Mr. Beffa currently serves as President and Chief Executive Officer of Outsourcing Solutions, Inc. From May 1989 to August 1996, Mr. Beffa served as President and Chief Operating Officer of DIMAC Marketing Corporation. Mr. Beffa joined DIMAC Marketing Corporation as Senior Vice President and Chief Financial Officer. From April 1981 to May 1989, he served as Vice President of Finance for the International Division of Pet Inc. Prior to April 1981, Mr. Beffa was employed by Ernst & Young. He currently serves as a director of AmeriComm Direct Marketing.

    DAVID E. DE LEEUW -- Director of our company and DIMAC Holdings since May 1998. Mr. De Leeuw is a managing director of McCown De Leeuw & Co., Inc. Mr. De Leeuw co-founded McCown De Leeuw & Co., Inc. with George McCown in 1984. He currently serves as a director of American Residential Investment Trust, Inc. and Aurora Foods Inc. (both public companies), and other privately held companies including AmeriComm Direct Marketing.

    DAVID E. KING -- Director of our company and DIMAC Holdings since August 1998. Mr. King is a managing director of McCown De Leeuw & Co., Inc. Mr. King has been associated with McCown

De Leeuw & Co., Inc. since 1990. He currently serves as director of several privately held companies including AmeriComm Direct Marketing.

    GEORGE E. MCCOWN -- Director of our company and DIMAC Holdings since August 1998. Mr. McCown is a managing director of McCown De Leeuw & Co., Inc. Mr. McCown co-founded McCown De Leeuw & Co., Inc. with David De Leeuw in 1984. He currently serves as Chairman of Building Materials Holding Corporation, Vice-Chairman of Vans, Inc. and Vice-Chairman of FiberMark, Inc. He also serves as the director of several privately-held companies.

    BENJAMIN L. MCSWINEY -- Director of our company and DIMAC Holdings since August, 1998. Mr. McSwiney is the former President and Chief Executive Officer of Bell & Howell Worldwide Mail Handling Systems, a global provider of messaging solutions including mail inserters and sorters with revenues of $400 million. Prior to joining Bell & Howell, Mr. McSwiney served as President and Chief Executive Officer of Duplex Products, a $290 million forms producer, and WhiteStar Graphics, a holding company with subsidiaries in forms production and textbook typesetting. Mr. McSwiney also served as Vice President and General Manager of Williamhouse, a subsidiary of Williamhouse-Regency, Inc. a manufacturer and printer of specialty paper products. He currently serves as Executive in Residence at North Carolina State University where he gives instruction in Strategic Planning and Implementation at both the graduate and undergraduate levels.

    JOHN D. WEIL -- Director of our company and DIMAC Holdings since August, 1998. Mr. Weil joined McCown De Leeuw & Co., Inc. as an operating affiliate to assist in portfolio management in 1995. From 1991 to 1994, Mr. Weil served as President and Chief Executive Officer of American Envelope Company. Between 1983 and 1994, Mr. Weil served as a director of the Envelope Manufacturers Association (the "EMA"), as Chairman of the EMA's Public Affairs Committee and has served on its Technical, Training, Plant Operations and Finance Committees. He currently serves as Chairman of the Board of Directors of AmeriComm Direct Marketing and as a director of FiberMark, Inc., International Data Response Corporation and Sage Enterprises, Inc.

    JAMES L. WU -- Director, Vice President and Assistant Secretary of our company and DIMAC Holdings since May 1998, Mr. Wu is an associate at McCown De Leeuw & Co., Inc. Mr. Wu has been associated with McCown De Leeuw & Co., Inc. since 1992. Previously, he worked as an investment banker with Morgan Stanley & Co., Inc.

    ROBERT M. MIKLAS -- President of our company since June 1998. Prior to joining us, Mr. Miklas worked for 15 years with the $350 million annual revenue consumer packaging division of Boise Cascade Corporation and its successive owner, Sonoco Products Company. He began his 12-year assignment with Boise Cascade in 1975, attaining positions of increasing responsibility. With the 1987 purchase of the Boise Cascade consumer packaging division by Sonoco, Mr. Miklas became a division vice president of Sonoco, where he was responsible for merging common operations of the two companies. As division vice president, Mr. Miklas was also in charge of business development with a focus on technology and market development. His most recent assignment before joining us was senior vice president and one of the three executives in the office of the president of the Sonoco Graham Company, at the time one of the largest consumer packaging manufacturers in the U.S.

    EDWARD D. LAZAROWITZ -- Chief Financial Officer of our company and DIMAC Holdings since September 1998. Prior to joining us, Mr. Lazarowitz served as Senior Vice President of Finance and Chief Financial Officer for eight years with the direct marketing division of Harte-Hanks, Inc. In addition to his financial responsibilities, Mr. Lazarowitz was also responsible for the operations of certain direct marketing businesses, the operations of the management information systems group and the development of Harte-Hanks' order management system. From 1988 to December 1990, Mr. Lazarowitz served as Vice President of Finance and Administration and Chief Financial Officer of Anderson & Lembke, Inc., a business to business advertising agency. Mr. Lazarowitz began his career with Price Waterhouse.

    JOHN F. MENEOUGH -- Executive Vice President of our company since May 1998. Prior to joining Palm Coast Data in 1996 as President and Chief Operating Officer, Mr. Meneough was chief operating officer for Communications Data Services ("CDS"), one of the leading providers of fulfillment services in the country. Mr. Meneough joined CDS in 1980 as an account manager in publisher services when CDS was serving 85 magazines and 39 million subscribers. He was named vice president of the magazine division in 1985 and executive vice president and chief operating officer in 1986, by which time CDS was serving 105 magazines and 90 million subscribers.

    JACK RESNICK -- Executive Vice President of our company since May 1998. Prior to our acquisitions of AmeriComm Holdings and DIMAC Marketing, and the consummation of the Refinancing, Mr. Resnick was Executive Vice President of AmeriComm Holdings and served as head of direct mail operations of Americomm Direct Marketing. Mr. Resnick was President of the Wheeler Group, the direct marketing division of Pitney Bowes, and has had extensive executive leadership experience in the direct mail marketing and business forms industry with Wallace Computer Services, Uarco, and Torrington Product Ventures, where he served as president and vice chairman.

    SCOTT P. EBERT -- Vice President and Controller of our company and DIMAC Holdings since June 1998. Mr. Ebert has been the Vice President and Controller of AmeriComm Holdings since May 1993, where his responsibilities include maintenance of lender and public relations, review of acquisition opportunities, external and internal financial reporting, integration of acquired businesses and working capital management. Previously, Mr. Ebert was a Manager at Arthur Andersen LLP where he began his service in August 1985.

    MICHAEL J. SPEICHINGER -- Vice President and Chief Financial Officer of DIMAC Marketing since July 1998. Mr. Speichinger joined DIMAC Marketing in September 1996 as Director of Financial Analysis and was promoted to Corporate Controller of DIMAC Marketing in November 1997. Mr. Speichinger's responsibilities include financial reporting, budgeting, and forecasting, capital allocation and project analysis, enhancements to the management reporting systems and development of revenue and new business forecasting tools. Prior to joining DIMAC Marketing, Mr. Speichinger was a senior manager with KPMG Peat Marwick, serving mid-size to Fortune 500 clients out of the St. Louis office.

DIRECTOR COMPENSATION

    Directors who are officers, employees or otherwise affiliates of DIMAC Holdings or our company do not receive compensation for their services as directors. Directors of DIMAC Holdings or our company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. No determination has yet been made with respect to annual fees or board attendance fees, if any, to be paid to directors of DIMAC Holdings or our company who are not also officers, employees or otherwise affiliates of DIMAC Holdings or our company, respectively.

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

    AmeriComm Direct Marketing and Robert M. Miklas entered into an agreement dated June 28, 1996 which sets forth certain terms of the employment of Mr. Miklas as President and CEO of AmeriComm Direct Marketing and AmeriComm Holdings. This agreement provides for an annual base salary of $250,000 which may be increased subject to the approval of the Compensation Committee of the Board of Directors of AmeriComm Holdings and AmeriComm Direct Marketing. Mr. Miklas is eligible to receive bonus compensation as determined from time to time by the Board of Directors of AmeriComm Holdings and AmeriComm Direct Marketing. In the event that AmeriComm Direct Marketing terminates Mr. Miklas' employment under certain circumstances, Mr. Miklas shall be entitled to continuation of his base compensation for a period of one year.

    DIMAC DIRECT and John F. Meneough entered into an agreement dated December 18, 1997 which sets forth certain terms of employment of Mr. Meneough. This agreement provides for an annual base salary of $200,000 and a guaranteed minimum bonus of $40,000. In the event that DIMAC DIRECT terminates Mr. Menough's employment under certain circumstances, Mr. Meneough shall be entitled to receive an amount equal to his annual base salary plus a pro-rata bonus for the calendar year in which he is terminated.

    AmeriComm Direct Marketing and Jack Resnick entered into an agreement dated June 28, 1996 which sets forth certain terms of the employment of Mr. Resnick as Senior Vice President of AmeriComm Direct Marketing and AmeriComm Holdings and as President and CEO -- Transkrit Division. This agreement provides for an annual base salary of $225,000 which may be increased subject to the approval of the Compensation Committee of the Board of Directors of AmeriComm Direct Marketing and AmeriComm Holdings. Mr. Resnick is eligible to receive bonus compensation as determined under an agreed-upon plan. In the event that AmeriComm Direct Marketing terminates Mr. Resnick's employment under certain circumstances, Mr. Resnick will be entitled to continuation of his base compensation for a period of one year.

    AmeriComm Direct Marketing and Scott Ebert entered into an agreement dated May 18, 1998 which sets forth certain terms of employment of Mr. Ebert as Vice President and Controller of AmeriComm Direct Marketing and AmeriComm Holdings. This agreement provides for an annual base salary of $115,000 which may be increased pursuant to an agreed-upon plan subject to the approval of the Compensation Committee of the Board of Directors of AmeriComm Holdings and AmeriComm Direct Marketing. The agreement also provides for bonus compensation based upon Mr. Ebert's performance and the overall profitability of AmeriComm Direct Marketing with a guaranteed minimum bonus of $20,000 for calendar year 1998. In the event that AmeriComm Direct Marketing terminates Mr. Ebert's employment under certain circumstances, or if Mr. Ebert terminates his employment with our company, Mr. Ebert shall be entitled to continuation of his base compensation for a period of nine months.

    DIMAC DIRECT and Michael Speichinger entered into an agreement dated December 18, 1997 which sets forth certain terms of employment of Mr. Speichinger. This agreement provides for an annual base salary of $90,000 and a guaranteed minimum bonus of $30,000. In the event that DIMAC DIRECT terminates Mr. Speichinger's employment under certain circumstances, Mr. Speichinger shall be entitled to receive an amount equal to his annual base salary plus a pro-rata bonus for the calendar year in which he is terminated.

STOCK OPTION PLAN

    DIMAC Holdings adopted a stock option plan which is administered by the Compensation Committee of DIMAC Holdings' Board of Directors (or such other committee of the Holdings Board as it may designate) (the "Holdings Committee"). Under its stock option plan the Holdings Committee may grant options to purchase up to 16% of DIMAC Holdings common stock, which may be either "incentive stock options", within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or stock options other than incentive stock options to executive and other employees, including officers, directors (whether or not also employees) and consultants of DIMAC Holdings and its subsidiaries, including DIMAC Corporation, and affiliates designated by the Holdings Committee.

                               SECURITY OWNERSHIP

THE COMPANY

    Our authorized capital stock consists of 100 shares of common stock, par value $0.001 per share, all of which shares are issued and outstanding, have voting rights and are presently held by DIMAC Holdings.

HOLDINGS

    The authorized capital stock of DIMAC Holdings consists of 2,000,000 shares of voting common stock, par value $0.001 per share, of which 1,092,000 shares were issued and outstanding as of October 22, 1998, and 200,000 shares of non-voting common stock, par value $0.001 per share, of which 8,000 shares were issued and outstanding as of October 22, 1998.

    The following table sets forth as of the date hereof the number and percentage of shares of common stock beneficially owned by (i) each person known to DIMAC Holdings to be the beneficial owner of more than 5% of any class of DIMAC Holdings' equity securities, (ii) each director and each executive officer of DIMAC Holdings or our company, and (iii) all directors and executive officers of DIMAC Holdings as a group.

                                                                                       SHARES OF      PERCENTAGE
                                                                                        HOLDINGS          OF
                                                                                      COMMON STOCK     HOLDINGS
                                                                                      BENEFICIALLY   COMMON STOCK
                                                                                       OWNED (1)     OUTSTANDING
                                                                                     --------------  ------------
McCown De Leeuw & Co. IV, L.P. (2).................................................       735,500         66.86%
McCown De Leeuw & Co. IV Associates, L.P. (2)......................................       735,500         66.86%
Delta Fund LLC (2).................................................................       735,500         66.86%
State of Michigan Retirement Systems (3)...........................................       150,000         13.64%
First Union Investors, Inc. (4)....................................................        62,000          5.64%
George E. McCown (2)...............................................................       735,500         66.86%
David E. De Leeuw (2)..............................................................       735,500         66.86%
David E. King (2)..................................................................       735,500         66.86%
James L. Wu (2)....................................................................       735,500         66.86%
Martin R. Lewis....................................................................        30,000          2.73%
Jack Resnick.......................................................................         2,500         *
Timothy Beffa......................................................................           250         *
Benjamin L. McSwiney...............................................................           250         *
All directors and executive officers as a group....................................       768,500         69.86%

------------------------

*   Represents less than 1.0%.

(1) Common stock is the only class of capital stock of DIMAC Holdings which has voting rights. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of capital stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of capital stock indicated as beneficially owned by them.

(2) Includes 709,390 shares of common stock owned by McCown De Leeuw & Co. IV, L.P., an investment partnership whose general partner is MDC Management Company IV, LLC ("MDC IV"), 15,078 shares of common stock owned by McCown De Leeuw & Co. IV Associates, L.P., an investment partnership whose general partner is MDC IV, and 11,032 shares of common stock owned by Delta Fund LLC, a California limited liability company. The voting members of Delta Fund LLC are George E. McCown, David E. De Leeuw, David E. King, Robert B. Hellman, Jr., Charles Ayres and Steven A. Zuckerman, who are also the only managing members of MDC IV. Voting and dispositive decisions regarding the securities are made by a vote or consent of all of the managing members of MDC IV. Voting and dispositive decisions regarding securities owned by Delta Fund LLC are made by a vote or consent of a majority in number of the voting members of Delta Fund LLC. Messrs. McCown, De Leeuw, King, Hellman, Ayres and Zuckerman have no direct ownership of any securities and disclaim beneficial ownership of such shares except, in the case of Delta Fund LLC, to the extent of their proportionate membership interests. The address of each of the above referenced entities is c/o McCown De Leeuw & Co., Inc., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.

(3) The Michigan Department of Treasury, Bureau of Investments manages the State of Michigan Retirement Systems. The managed funds are: the State Police Retirement Fund, the State Employees' Retirement Fund, the Public School Employees' Retirement Fund and the Judges' Retirement Fund. The address of each of these funds is Michigan Department of Treasury, Bureau of Investments, P.O. Box 15128, Lansing, MI 48901.

(4) Includes 54,000 shares of voting common stock and 8,000 shares of non-voting common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ADVISORY SERVICES AGREEMENT

    We maintain an Advisory Services Agreement with MDC Management Company IV, LLC ("MDC IV"), an affiliate. Under the Advisory Services Agreement, MDC IV provides certain consulting, financial, and managerial functions to us for an annual fee equal to the greater of (i) $550,000 and (ii) 1.06% of our pro forma EBITDA for the immediately preceding fiscal year (such EBITDA to be calculated without any deduction of the annual fee payable to MDC IV for such fiscal year). In no event may the annual fee exceed $1,000,000 in any year. Despite this, the annual fee for the period prior to the fiscal year commencing January 1, 1999 will be an amount equal to $550,000 pro rated by the amount of days the Advisory Services Agreement has been in effect during the 1998 calendar year. In addition, under the Advisory Services Agreement, we have paid MDC IV a fee equal to $9,900,000 for services rendered in the acquisition of our company by certain MDC Entities. The Advisory Services Agreement expires June 26, 2003 and is renewable annually after this date, unless we terminate it for justifiable cause, as defined in the Advisory Services Agreement. We believe that the fees received for the professional services rendered are at least as favorable to us as those which could be negotiated with a third party.

AMERICOMM HOLDINGS AGREEMENT AND PLAN OF MERGER

    Under an Agreement and Plan of Merger dated as of May 18, 1998, AmeriComm Holdings, which was majority owned by McCown De Leeuw & Co. II, L.P. and certain of its affiliates, merged into one of our wholly-owned subsidiaries, which at the time of such acquisition was wholly-owned by McCown De Leeuw & Co. IV, L.P. and certain of its affiliates. McCown De Leeuw II, L.P. and McCown De Leeuw IV, L.P. are affiliates and under common control. The Agreement and Plan of Merger was the result of arms length negotiations and both we and AmeriComm Holdings believe that the terms of the Agreement and Plan of Merger were at least as favorable to each such party as those that could be negotiated with a third party. In addition, we and AmeriComm Holdings each received an opinion from an investment bank which stated that, subject to certain assumptions contained therein, the transaction was fair to the stockholders of such entity from a financial point of view.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR SECURED CREDIT FACILITY

    The following description briefly outlines the provisions of our senior secured credit facility. We have filed a copy of the senior secured credit agreement as an exhibit to the registration statement which includes this Prospectus. To find out how to locate the senior secured credit agreement, please read the section labelled "Where You Can Find More Information" under the heading "Prospectus Summary."

    The description set forth below is not complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of our senior secured credit facility.

    We and DIMAC Holdings entered into a credit agreement dated as of June 26, 1998 among our company, DIMAC Holdings, the financial institutions party thereto and Credit Suisse First Boston, New York Branch (as amended, supplemented, restated or otherwise modified). In connection with such financing, Credit Suisse First Boston is acting as Administrative Agent.

    The senior secured credit facility consists of

     - a senior secured term facility providing for term loans in an aggregate principal amount of $195.0 million, consisting of:

       - $55.0 million of Term A loans;

       - $80.0 million of Term B loans; and

       - $60.0 million of Term C loans;

     - a senior secured revolving credit facility providing for revolving loans and the issuance of letters of credit for our account, in an aggregate principal and stated amount at any time not to exceed $75.0 million (of which not more than $5.0 million may be represented by letters of credit).

    The Term A loans mature six years, the Term B loans mature eight years and the Term C loans mature eight and one-half years after June 26, 1998. The term loans will be paid quarterly until final maturity as shown in the following table.

                                                 SCHEDULED QUARTERLY  SCHEDULED QUARTERLY  SCHEDULED QUARTERLY
                                                 REPAYMENT OF TERM A  REPAYMENT OF TERM B  REPAYMENT OF TERM C
QUARTERS ENDING:                                        LOANS                LOANS                LOANS
-----------------------------------------------  -------------------  -------------------  -------------------
March 31, 2000-June 30, 2001...................           4.00%                0.25%                0.25%
September 30, 2001-December 31, 2001...........           4.25%                0.25%                0.25%
March 31, 2002-December 31, 2002...............          6.125%                0.25%                0.25%
March 31, 2003-December 31, 2003...............           6.75%                0.25%                0.25%
March 31, 2004-June 30, 2004...................           8.00%                0.25%                0.25%
September 30, 2004-June 30, 2005...............                                7.50%                0.25%
September 30, 2005-March 31, 2006..............                               16.00%                0.25%
June 30, 2006..................................                               17.50%                0.25%
September 30, 2006-December 31, 2006...........                                                    46.75%

    Revolving loans and letters of credit are fully revolving and available at any time until June 30, 2004. The amount of available revolving loans will be reduced by $15.0 million on June 30, 2003.

    We are required to make mandatory prepayments on our senior secured credit facility under certain circumstances, including upon certain asset sales or issuance of debt or equity securities. We are also required to make prepayments on the senior secured credit facility and permanently reduce commitments under the revolving credit facility in an amount equal to a percentage of our Consolidated

Excess Cash Flow (as such term is defined in our senior secured credit agreement) and upon receipt of cash proceeds from property and casualty insurance or condemnation awards. At our option, loans may be prepaid, and revolving credit commitments or letters of credit may be permanently reduced, in whole or in part at any time without premium or penalty except for break-funding costs.

    Our obligations under our senior secured credit facility are unconditionally and irrevocably guaranteed by our present and future domestic subsidiaries and by DIMAC Holdings. In addition, our senior secured credit facility is secured by a first priority or equivalent security interest in all of our capital stock and each of our present and future domestic subsidiaries and the tangible and intangible assets of us and our guarantors.

    At our option, the interest rate per year applicable to loans under our senior secured credit facility will be either a rate (grossed-up for maximum statutory reserve requirements for eurocurrency liabilities) determined by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars for a period equal to an interest period of one, two, three or six months (as selected by us) (the "Adjusted Eurodollar Rate") or the Base Rate, in each case plus a margin. Until the later of:

     - six months after June 26, 1998; and

     - the day on which the financial statements covering the period ending September 30, 1998 are delivered to the lenders (the "Margin Date"),

the interest rate per year applicable to revolving loans will be either the Adjusted Eurodollar Rate plus a margin of 2.75% or the Base Rate plus a margin of 1.75%.

    Until the Margin Date,

     - the interest rate per year applicable to Term A loans will be either the Adjusted Eurodollar Rate plus a margin of 2.75% or the Base Rate plus a margin of 1.75%;

     - the interest rate per year applicable to Term B loans will be either the Adjusted Eurodollar Rate plus a margin of 3.25% or the Base Rate plus a margin of 2.25% and;

     - the interest rate per year applicable to Term C loans will be either the Adjusted Eurodollar Rate plus a margin of 3.50% or the Base Rate plus a margin of 2.50%.

After the Margin Date, the applicable margin will be subject to a grid based upon our leverage. The Base Rate is the higher of:

     - the rate of interest publicly announced by Credit Suisse First Boston as its prime commercial lending rate in effect at its principal office in New York City; and

     - the federal funds effective rate plus 0.5%.

    We will pay an annual fee equal to 0.5% on the undrawn portion of the commitments in respect of our revolving credit facility until the Margin Date. After the Margin Date the annual fee will be subject to a grid based upon our leverage. We will also pay an annual fee on the face amount of all outstanding letters of credit equal to the applicable margin then in effect with respect to loans under our revolving credit facility bearing interest based upon the Adjusted Eurodollar Rate.

    Our senior secured credit facility contains a number of significant covenants that, among other things, restrict our ability as well as our subsidiaries' ability to:

     - dispose of assets;

     - incur additional indebtedness;

     - repay other indebtedness or amend other debt instruments;

     - pay dividends;

     - create liens on assets;

     - enter into leases or guarantees;

     - make capital expenditures;

     - make investments or acquisitions;

     - engage in mergers or consolidations; and

     - engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

In addition, under our senior secured credit facility, we are required to comply with specified financial ratios and tests, including minimum interest coverage, minimum fixed charge coverage and maximum leverage ratios and a limitation on capital expenditures.

    Our senior secured credit facility also contains provisions that prohibit any modification of the Notes Indenture in any manner adverse to the lenders and that will limit our ability to refinance the Notes without the consent of such lenders.

DIMAC HOLDINGS SENIOR NOTES

    On October 22, 1998, DIMAC Holdings issued $30.0 million aggregate principal amount of its 15 1/2% Senior Notes due 2009. Senior Note holders also received warrants to purchase 28,205 shares of DIMAC Holdings common stock at a nominal exercise price. The Senior Notes are unsecured senior obligations of Holdings and will mature on October 22, 2009. The Senior Notes bear interest at a rate of 15 1/2% per year. Interest on the Senior Notes will accrue and be payable quarterly on March 31, June 30, September 30 and December 31 of each year beginning December 31, 1998, or if any such day is not a business day, on the next succeeding business day. For each installment of interest due on or prior to September 30, 2003, instead of paying all of such installment of interest in cash, DIMAC Holdings may pay all of such installment (or a portion) by issuing additional Senior Notes in an aggregate principal amount equal to the amount of interest due on the applicable interest payment date and not paid in cash. Interest on the Senior Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance.

    Except as set forth below, the Senior Notes are not redeemable at the option of DIMAC Holdings prior to October 22, 2002. DIMAC Holdings may redeem the Senior Notes, in whole or in part, at any time on or after October 22, 2002. The redemption price of the Senior Notes is equal to the percentages of the principal amount of the Senior Notes set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning October 22 of the years indicated below.

YEAR                                                                          REDEMPTION PRICE
----------------------------------------------------------------------------  ----------------
2002........................................................................        109.300%
2003........................................................................        107.750%
2004........................................................................        106.200%
2005........................................................................        104.650%
2006........................................................................        103.100%
2007........................................................................        101.550%
2008........................................................................        100.000%

    At any time prior to October 22, 2002, DIMAC Holdings may redeem, in whole or in part, the Holdings Notes with the proceeds of one or more equity offerings at a redemption price of 107.75% of the principal amount of the Senior Notes plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    Upon the occurrence of a Change of Control (as defined in the Senior Notes Indenture), DIMAC Holdings is required to repurchase all or any part of such holder's Senior Notes at a purchase price in cash equal to 101% of the principal amount of the Senior Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    The Senior Notes Indenture imposes certain affirmative covenants and other requirements on DIMAC Holdings and us and also contains certain negative covenants that include, among other things, limitations on:

     - the amount of indebtedness DIMAC Holdings and its subsidiaries may incur;

     - certain payments DIMAC Holdings and its subsidiaries may make;

     - restrictions on distributions from subsidiaries;

     - sales of assets by DIMAC Holdings and its subsidiaries;

     - affiliate transactions;

     - investments;

     - DIMAC Holdings' ability to merge or consolidate or transfer all or substantially all of its assets; and

     - certain acquisitions by DIMAC Holdings and its subsidiaries.

    The Senior Notes Indenture contains customary events of defaults, including default in any payment of principal and interest on any Senior Notes when due. If an event of default occurs and is continuing, the holders of a majority in principal amount of the outstanding Senior Notes by notice to DIMAC Holdings may declare the principal of and accrued and unpaid interest or all of the then-outstanding Senior Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately.

                              DESCRIPTION OF NOTES

GENERAL

    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions".

    We issued the Notes under an Indenture, dated as of October 15, 1998, between our company, our subsidiary guarantors and Wilmington Trust Company, as Trustee. The terms of the Notes include those stated in the Notes Indenture and those made part of the Notes Indenture by reference to the Trust Indenture Act of 1939.

    The following description is a summary of the material provisions of the Indenture. It does not restate that agreement in its entirety. We urge you to read the Indenture and its appendix; because it, and not this description, defines your rights as a holder of these Notes.

    We have filed a copy of the Indenture and its appendix as an exhibit to the registration statement which includes this Prospectus. To find out how to locate the Notes Indenture and its appendix, please read the section labelled "Where You Can Find More Information" under the heading "Prospectus Summary". You may also review the Notes Indenture at the Trustee's offices at 1100 North Market Street, Rodney Square North, Wilmington, Delaware.

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of DIMAC Corporation in the Borough of Manhattan, The City of New York, except that, at our option, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in the Exchange Offer, will be treated as a single class of securities under the Notes Indenture. For more information about the Exchange Offer, read the sections labeled "The Exchange Offer" and "Old Notes Registration Rights Agreement" in this Prospectus.

    The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

    The Notes will be unsecured senior subordinated obligations of the Company and will mature on October 1, 2008. Each Note will bear interest:

     - at the rate per annum shown on the front cover of this Prospectus from the date of issuance; or

     - from the most recent date to which interest has been paid or provided for, payable semiannually on October 1 and April 1 of each year commencing April 1, 1999 to holders of record at the close of business on September 15 or March 15 immediately preceding the interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

    The Company initially issued $100.0 million aggregate principal amount of the Notes, but the Indenture permits the Company to issue up to $300.0 million aggregate principal amount of Notes. All Notes issued under the Indenture will have the same terms and will be treated as the same class for all purposes, including voting rights.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes will not be redeemable at the option of the Company prior to October 1, 2003. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each holder of Notes to be redeemed, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    If redeemed during the 12 month period commencing on October 1 of the years set forth below:

PERIOD                                                                        REDEMPTION PRICE
----------------------------------------------------------------------------  ----------------
2003........................................................................        106.250%
2004........................................................................        104.167
2005........................................................................        102.083
2006 and thereafter.........................................................        100.000

    In addition, at any time and from time to time prior to October 1, 2001 the Company may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of one or more Equity Offerings (provided that if the Equity Offering is an offering by Holdings, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company), at a redemption price (expressed as a percentage of principal amount) of 112.5% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that

     - at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after each such redemption; and

     - such redemption shall occur within 60 days of such Equity Offering.

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancelation of the original Note.

GUARANTIES

    The obligations of the Company pursuant to the Notes, including the repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on a senior subordinated basis, by each of the Subsidiary Guarantors. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guaranty, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors--Ranking of the Notes."

    Pursuant to the Indenture, a Subsidiary Guarantor may

     - consolidate with;

     - merge with or into; or

     - transfer all or substantially all its assets to

any other Person to the extent described below under "--Certain Covenants--Merger and Consolidation"; PROVIDED, HOWEVER, that if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty must be expressly assumed by such other Person. However, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company) permitted by the Indenture, such Subsidiary Guarantor and person acquiring the property of such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty.

    In addition, if at any time a Subsidiary Guarantor no longer has any Senior Indebtedness outstanding, such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty.

RANKING

    The indebtedness evidenced by the Notes and the Subsidiary Guaranties will be senior subordinated obligations of the Company and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium (if any) and interest on the Notes and the payment of any Subsidiary Guaranty are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein. As of June 30, 1998, after giving pro forma effect to the Transactions:

     - the Company would have had approximately $206.1 million of outstanding Senior Indebtedness and the Company would have been able to incur revolving loans of $72.8 million under the Senior Credit Agreement, which, when borrowed, will be Senior Indebtedness; and

     - the Subsidiary Guarantors would have had $206.1 million of outstanding Senior Indebtedness, substantially all of it represented by guarantees of Senior Indebtedness of the Company under the Senior Credit Agreement.

    Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Subsidiary Guarantors may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness".

    Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty will in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively. Each of the Company and the Subsidiary Guarantors agreed in the Indenture that it will not incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

    The Company may not pay principal of, premium (if any), or interest on, the Notes or make any deposit pursuant to the provisions described under "--Defeasance" below and may not otherwise purchase or retire any Notes (collectively, "pay the Notes") if:

     - any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

     - any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay any such amounts without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in the immediately preceding bullet points has occurred and is continuing. During the continuance of any default (other than a default described in the immediately preceding bullet points) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay any amounts in respect of the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness or from the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter, or earlier if such Payment Blockage Period is terminated:

     - by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

     - because the default giving rise to such Blockage Notice is no longer continuing; or

     - because such Designated Senior Indebtedness has been repaid in full in cash or Cash Equivalents.

    Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360 day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

    Upon any payment or distribution of the assets of the Company upon a total or partial:

     - liquidation;

     - dissolution;

     - reorganization;

     - bankruptcy of; or

     - similar proceeding

relating to the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash or Cash Equivalents of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment, and until such Senior Indebtedness is paid in full in cash or Cash Equivalents (and in the case of Senior Indebtedness in respect of letters of credit not yet drawn upon in full, fully secured by cash collateral), any payment or distribution to which holders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to the Trustee or holders of the Notes that, due to the subordination provisions in the Indenture, should not have been made to them, the Trustee and such holders are required to hold it in trust for the holders of such Senior Indebtedness and pay it over to them as their interests may appear.

    If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. Neither the Company nor any Subsidiary Guarantor may pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

    The obligations of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of holders of the Notes to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

    By reason of such subordination provisions contained in the Indenture, in the event of insolvency:

     - creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders; and

     - creditors of the Company or a Subsidiary Guarantor who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness of the Company or a Subsidiary Guarantor, as the case may be (including the Notes), may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness.

BOOK-ENTRY, DELIVERY AND FORM

    The Notes sold will be issued in the form of a Global Note. The Global Note will be:

     - deposited with, or on behalf of, the Depository; and

     - registered in the name of the Depository or its nominee.

Except as set forth below, the Global Note may be transferred, in whole and not in part, only to:

     - the Depository; or

     - another nominee of the Depository.

    Investors may hold their beneficial interests in the Global Note:

     - directly through the Depository if they have an account with the Depository; or

     - indirectly through organizations which have accounts with the Depository.

    Upon the transfer of a Note in definitive form, such Note will, unless the Global Note has previously been exchanged for Notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

    The Depository has advised the Company as follows: The Depository is:

     - a limited-purpose trust company and organized under the laws of the State of New York;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

    The Depository was created to:

     - hold securities of institutions that have accounts with the Depository ("participants"); and

     - facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

    The Depository's participants include:

     - securities brokers and dealers (which may include the Initial
       Purchasers);

     - banks;

     - trust companies;

     - clearing corporations; and

     - certain other organizations.

    Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

    Upon the issuance of the Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers of such Notes. Ownership of beneficial interests in the Global Note will be limited to:

     - participants; or

     - persons that may hold interests through participants.

    Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

    So long as the Depository, or its nominee, is the registered holder and owner of the Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Note:

     - will not be entitled to have the Notes represented by the Global Note registered in their names;

     - will not receive or be entitled to receive physical delivery of certificated Notes in definitive form; and

     - will not be considered to be the owners or holders of any Notes under the Global Note.

    The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depository, as the holder of the Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Payment of principal of and interest on Notes represented by the Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note.

    The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability:

     - for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note; or

     - for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or

     - for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the Global Note owning through such participants.

    Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the Global Note may not be transferred except as a whole:

     - by the Depository to a nominee of such Depository; or

     - by a nominee of such Depository to such Depository; or by a nominee of such Depository to another nominee of such Depository.

    Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    The Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of $1,000 and integral multiples thereof if:

     - the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed by the Company within 90 days;

     - the Company in its discretion at any time determines not to have all of the Notes represented by the Global Note; or

     - an Event of Default has occurred and is continuing.

    Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same

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aggregate denomination to be registered in the name of the Depository or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless the Company determines otherwise in accordance with applicable law) subject, with respect to such Notes, to the provisions of such legend.

    Neither the Company nor the Trustee shall be liable for any delay by the Depository or any participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

SAME-DAY PAYMENT

    The Indenture will require that payments in respect of Notes (including principal, premium and interest) be made:

     - by wire transfer of immediately available funds to the accounts specified by the holders thereof; or (if no such account is specified)

     - by mailing a check to each such holder's registered address.

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

    The Company has agreed pursuant to a registration rights agreement (the "Registration Rights Agreement") with the Initial Purchasers, for the benefit of the holders of the Notes, that the Company will, at its cost:

     - within 60 days after the Issue Date of the Notes, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer to exchange the Notes for new notes of the Company (the "New Notes") having terms substantially identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions); and

     - use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date of the Notes.

    Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer (the "Exchange Offer") the New Notes in exchange for surrender of the Old Notes. The Company will keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes. For each Note surrendered to the Company pursuant to the Registered Exchange Offer, the holder of such Note will receive a New Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange thereof or, if no interest has been paid on such Note, from the date of its original issue. Under existing SEC interpretations, the Exchange Notes would be freely transferable by holders other than affiliates of the Company after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents:

     - that it is acquiring the Exchange Notes in the ordinary course of its business;

     - that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

     - that it is not an affiliate of the Company, as such terms are interpreted by the SEC;

PROVIDED, HOWEVER, that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such

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Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange
Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes.

    A holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent:

     - that any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

     - that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

     - that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act; (or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable).

    If:

     - applicable interpretations of the staff of the SEC do not permit the Company to effect such a Registered Exchange Offer;

     - for any other reason the Registered Exchange Offer is not consummated within 180 days of the Issue Date;

     - if the Initial Purchasers so request with respect to Notes not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

     - any holder of Notes is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable Exchange Notes in the Registered Exchange Offer,

    the Company will, at its cost:

     - as promptly as practicable, file a shelf registration statement (a "Shelf Registration Statement") covering resales of the Notes or the Exchange Notes, as the case may be;

     - use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

     - keep the Shelf Registration Statement effective until the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144.

    The Company will, in the event a Shelf Registration Statement is filed, among other things:

     - provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement;

     - notify each such holder when the Shelf Registration Statement has become effective; and

     - take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be.

    A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to

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deliver a prospectus to purchasers, will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have its Notes included in the Shelf Registration Statement, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

    If:

     - by December 21, 1998 (60 days after the Issue Date), neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC;

     - by April 20, 1999 (180 days after the Issue Date), the Registered Exchange Offer is not consummated and, if applicable, the Shelf Registration Statement is not declared effective; or

     - after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in the immediately preceding bullet points a "Registration Default"), additional cash interest (the "Additional Interest") will accrue on the applicable Notes and the Exchange Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The rate of the Additional Interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest rate of 2.0% per annum. Such Additional Interest will be payable on each regular interest payment date and is in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

    If the Company effects the Registered Exchange Offer, it will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that it has accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    (i) prior to the first public offering of Voting Stock of the Company or Holdings, as the case may be, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of majority voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company or Holdings, as the case may be, any merger, consolidation, liquidation or dissolution of the Company or Holdings, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause
       (ii) below, the Permitted Holders will be deemed to beneficially own any Voting Stock of a Person (the "specified corporation") held by any other Person (the "parent corporation") so long as the

       Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the voting power of the Voting Stock of the parent corporation);

    (ii) following the first public offering of Voting Stock of the Company or Holdings, as the case may be, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings, as the case may be; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or Holdings, as the case may be (for purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in this clause
       (ii)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

    (iii) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

    (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

    Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall mail a notice to each holder of record of the Notes with a copy to the Trustee stating:

     - that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

     - the circumstances and relevant facts and financial information concerning such Change of Control;

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
     - the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     - the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Agreement. Future indebtedness of the Company and its subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such indebtedness to be repaid or repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement generally prohibit the Company's prepayment of the Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay amounts then outstanding under the Senior Credit Agreement and any of its other Senior Indebtedness containing similar restrictions or obtain requisite consents or waivers, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.

CERTAIN COVENANTS

    The Indenture contains certain covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company and any Restricted Subsidiary may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00 to 1.00 if such Indebtedness is Incurred prior to October 1, 2001, or 2.25 to 1.00 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

        (i) Bank Indebtedness provided that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (i) does not exceed an amount outstanding at any time equal to $270.0 million less the aggregate amount of permanent reductions of commitments to extend credit thereunder and repayments of principal thereof (without duplication of repayments required as a result of such reductions of commitments);

        (ii) Indebtedness (A) of the Company owed to and held by any Wholly Owned Subsidiary and (B) of any Restricted Subsidiary owed to and held by the Company or any Wholly Owned Subsidiary; PROVIDED, HOWEVER, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (ii) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

        (iii) Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clauses (i)-(ii) above) outstanding on the date of the Indenture (including any outstanding notes of AmeriComm Direct Marketing, Inc.) and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

        (iv) Indebtedness represented by Guarantees of Indebtedness Incurred pursuant to clause (i) above;

        (v) Indebtedness under Currency Agreements and Interest Rate Agreements which are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or the Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or the Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

        (vi) Indebtedness of the Company or any of its Restricted Subsidiaries attributable to Capitalized Lease Obligations, or Incurred to finance the acquisition, construction or improvement of fixed or capital assets, or constituting Attributable Indebtedness in respect of Sale/Leaseback Transactions, in an aggregate principal amount at any one time outstanding not in excess of $10.0 million;

        (vii) Subsidiary Guaranties of the Subsidiary Guarantors;

        (viii) Permitted Seller Paper in an aggregate principal amount at any one time outstanding not in excess of $25.0 million; and

        (ix) Indebtedness of the Company or any of the Restricted Subsidiaries (which may comprise Bank Indebtedness) in an aggregate principal amount at any time outstanding not in excess of $10.0 million.

    (c) Notwithstanding any other provision of this covenant, the Company and its Restricted Subsidiaries shall not Incur any Indebtedness (i) pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations of the Company or any Restricted Subsidiary unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty, as the case may be, to at least the same extent as such Subordinated Obligations or
(ii) pursuant to paragraph (a) or (b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

    (d) Notwithstanding any other provision of this covenant, the Company and its Restricted Subsidiaries shall not Incur any Secured Indebtedness which is not Senior Indebtedness of the obligor unless contemporaneously therewith effective provision is made to secure the Notes or the applicable Subsidiary Guaranty, as the case may be, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) and (B) dividends or distributions payable to the Company or another Restricted

Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other stockholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) or made subsequent to the Issue Date would exceed the sum of:

    (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

    (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other cash contributions to its capital subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries);

    (C) aggregate Net Cash Proceeds from the issue or sale of its Capital Stock to an employee stock ownership plan or similar trust; PROVIDED, HOWEVER, that if such plan or trust Incurs any Indebtedness to or Guaranteed by the Company to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock;

    (D) the amount by which Indebtedness of the Company or its Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company or any Subsidiary upon such conversion or exchange); and

    (E) $5.0 million.

    (b) The provisions of paragraph (a) shall not prohibit:

    (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its

Subsidiaries); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph
(a);

    (ii) any purchase or redemption of Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any Restricted Subsidiary as the case may be; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

    (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "--Limitation on Sales of Assets" below; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

    (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

    (v) dividends to Holdings to the extent required to pay non-deferrable scheduled cash interest when due on the Holdings Notes; PROVIDED, HOWEVER, that
(A) no Default shall have occurred and be continuing (or would result therefrom), (B) Holdings shall immediately apply any such dividend to make such cash interest payment and (C) immediately after giving effect to any such dividend, the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; PROVIDED FURTHER, HOWEVER, that such dividends shall be excluded from the calculation of the amount of Restricted Payments;

    (vi) payment of dividends or other distributions by the Company for the purposes set forth in clauses (A) and (B) below; PROVIDED, HOWEVER, that any such dividend or distribution described in clause (A) will be excluded in the calculation of the amount of Restricted Payments and any such dividend or distribution described in clause (B) will be included in the calculation of the amount of Restricted Payments: (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for audit, accounting, legal and other operating costs of up to $1.0 million per fiscal year; and (B) in amounts equal to amounts expended by the Company or Holdings to repurchase Capital Stock of the Company or Holdings owned by employees (including former employees) of the Company or its Subsidiaries or their assigns, estates and heirs; PROVIDED FURTHER, HOWEVER, that the aggregate amount paid, loaned or advanced pursuant to this clause (B) shall not, in the aggregate, exceed the sum of $2.5 million per fiscal year plus any amounts contributed by Holdings to the Company as a result of resales of such repurchased shares of Capital Stock;

    (vii) any repurchase of equity interest deemed to occur upon exercise of stock options if such equity interests represent a portion of the exercise price of such options; PROVIDED, HOWEVER, that such repurchase shall be excluded in the calculation of the amount of Restricted Payments;

    (viii) payments required to be made by the Company and any of its Subsidiaries pursuant to the Tax Sharing Agreement; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

    (ix) payments required in respect of any Permitted Seller Paper; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to
(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary, (ii) make any loans or advances to the Company or its subsidiaries or (iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary; except:
(A) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date, including those arising under the Senior Credit Documents, the Indenture, the Holdings Notes Indenture, the Notes and the Holdings Notes; (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary was acquired by the Company); (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (A) or (B) or this clause (C) or contained in any amendment, supplement or modification (including an amendment and restatement) to an agreement referred to in clauses (A) or (B) or this clause (C); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the holders of the Notes in any material respect than encumbrances and restrictions contained in such agreements; (D) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract,
(2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, or (3) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements; (E) any such restriction imposed by applicable law; (F) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired.

    LIMITATION ON SALES OF ASSETS. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company elects (or is required by the terms of any Senior Indebtedness of the Company or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness of the Company or such Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 360 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase the Notes and any other Notes outstanding under the Indenture pursuant and subject to the conditions of the Indenture to the Noteholders at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date; and (D)

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FOURTH, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (x) acquire Additional Assets (other than Indebtedness and Capital Stock) or (y) prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Restricted Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case described in this clause
(D) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to clause (C), six months from the date such Offer is consummated; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C) or
(D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $1.0 million. The Company shall not be required to make an offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption of Indebtedness (other than Disqualified Stock) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

    (b) In the event of an Asset Disposition that requires the purchase of the Notes pursuant to clause (a)(iii)(C), the Company will be required to purchase the Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) above.

    (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

    LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of

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
$5.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

    (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments" (and in the case of Permitted Investments, only those described in clauses (v), (vi) and (ix) of the definition of Permitted Investments), (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to, and indemnity provided on behalf of, employees, officers, directors or consultants (excluding the Management Services Agreement) in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans,
(v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vi) the payment of fees and expenses under the Management Services Agreement as in effect on the Issue Date, (vii) payments by the Company and any of its Restricted Subsidiaries pursuant to the Tax Sharing Agreement or (viii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

    LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES. The Company will not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary, (ii) directors' qualifying shares, (iii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iv) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

    SEC REPORTS. (a) Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall (i) file with the Commission and (ii) provide to the Trustee and the holders (at their addresses as set forth in the register of Notes) (A) within 15 days after such reports are filed, if the Company is required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or (B) concurrently with the filing of such reports, if the Company is not required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the annual reports and the information, documents and other reports which are otherwise required pursuant to Sections 13 and 15(d) of the Exchange Act. Such requirements may also be satisfied, prior to December 21, 1998, with the filing with the Commission of a registration statement under the Securities Act that contains the foregoing information (including financial statements) and by providing copies thereof to the Trustee and the holders. In addition, following the registration of the common stock of the Company pursuant to Section 12(b) or 12(g) of the Exchange Act, the Company shall furnish to the Trustee and the holders, promptly upon their becoming available, copies of the Company's annual report to stockholders and any other information provided by the Company to its public stockholders generally.

    (b) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Company shall, upon request provide the information required by clause (d)(4) thereunder to each holder and to each beneficial owner and prospective purchaser of Notes identified by any holder of Notes.

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
    FUTURE GUARANTORS. The Company shall cause each domestic Restricted Subsidiary that Incurs any Senior Indebtedness to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the terms and conditions set forth in the Indenture.

    LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than the business engaged in by the Company on the Issue Date and such other business activities which are incidental or related thereto.

    MERGER AND CONSOLIDATION. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;
(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "--Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Company will have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture (if any) comply with the Indenture.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

    Notwithstanding the foregoing clauses (ii), (iii) and (iv), (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Wholly Owned Subsidiary of the Company and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

    The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than the Company or a Subsidiary Guarantor) unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such Guaranty Agreement, if any, complies with the Indenture; PROVIDED, HOWEVER, that the foregoing shall not be

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applicable if such consolidation, merger, conveyance, transfer or lease is in compliance with the covenants under "--Limitation on Sale of Assets" and the Subsidiary Guarantor will be released from its obligations under the Subsidiary Guaranty as described under "--Guaranties".

EVENTS OF DEFAULT

    An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,
(iii) the failure by the Company to comply with its obligations under "--Certain Covenants-- Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "--Change of Control" above or under the covenants described under "--Certain Covenants" above (in each case, other than (x) a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above or (y) a failure to comply with the covenant described under "--Merger and Consolidation" which shall constitute an Event of Default under clause (iii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $3.0 million and such failure to pay shall not have been cured or such acceleration rescinded within a 10-day period (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $3.0 million (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and nonappealable (the "judgment default provision") or (ix) the failure of any Subsidiary Guaranty to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under its Subsidiary Guaranty if such default continues for 10 days. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and
(v) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,

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(iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust officers in good faith determines that withholding notice is in the interests of the holders of the Notes. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any holder of the Notes, (vii) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes, (viii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions or
(ix) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders.

    Without the consent of any holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or the Subsidiary Guarantors then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

    The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Events of Default" above and the limitations contained in clauses (iii) and (iv) under of the first paragraph "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (ix) under "--Events of Default" above or because of the failure of the Company to comply with clause (iii) or (iv) of the first paragraph under "--Certain Covenants--Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

    In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

    Wilmington Trust Company is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; PROVIDED, HOWEVER, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

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
    The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Acquisition Closing Date" means June 26, 1998.

    "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

    "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock", "--Limitations on Restricted Payments" and "--Limitation on Affiliate Transactions" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory or Temporary Cash Investments in the ordinary course of business, (iii) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company or the applicable Restricted Subsidiary and that is disposed of in each case in the ordinary course of business, (iv) the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (iv) does not exceed $1.0 million in the aggregate in any fiscal year and $5.0 million in the aggregate prior to the

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maturity date of the Notes, (v) for the purposes of the covenant described under
"--Certain Covenants--Limitation on Sales of Assets" only, a disposition subject to the covenant described under "-- Limitation on Restricted Payments" and (vi) the disposition of all or substantially all of the assets of the Company in the manner permitted pursuant to the provisions described under "--Certain Covenants--Merger and Consolidation" or any disposition that constitutes a Change of Control pursuant to the Indenture.

    "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Credit Documents and any Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) Indebtedness under such Senior Credit Documents including Indebtedness that refinances such Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof (including, without limitation, cash collateralization of letters of credit).

    "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Wilmington, Delaware are authorized or required by law to close.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

    "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any domestic commercial bank the long-term debt of which is

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rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500.0 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus, to the extent deducted in calculating such Consolidated Net Income, (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, in each case for such period and (v) other noncash charges reducing Consolidated Net Income (excluding any such noncash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), in each case for such period less, to the extent not deducted in calculating such Consolidated Net Income, (vi) the aggregate amount of contingent and "earnout" payments in respect of any acquisition by the Company or any Restricted Subsidiary that are paid in cash during such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated using the pro forma consolidated statements of operations of the Company contained in the Offering Circular, which pro forma statements of operations shall give effect to the acquisition of AmeriComm Holdings, Inc. and DIMAC Marketing Corporation and their respective subsidiaries as if they occured at the beginning of such period; PROVIDED, HOWEVER, that (1) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced or the related commitment

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permanently reduced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such repayment, repurchase, defeasance or discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act (it being understood that all cost reductions set forth in note
(c) to the unaudited pro forma consolidated statements of operations contained in the Offering Circular shall be deemed to be calculated on a basis consistent with Regulation S-X)) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capitalized Lease Obligations and imputed interest with respect to Attributable Indebtedness, (ii) amortization of debt discount and debt issuance cost (other than those debt discounts and debt issuance costs incurred on the Acquisition Closing Date, the Issue Date and the date of issuance of any other Notes under the

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Indenture), (iii) capitalized interest, (iv) noncash interest expense, (v)
commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Currency Agreements and Interest Rate Agreements (including amortization of fees), (viii) the product of (A) all Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

    "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary (other than AmeriComm Holdings, Inc. or AmeriComm Direct Marketing, Inc. for the period prior to the Issue Date) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;
(v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

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    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) after repayment in full of the Bank Indebtedness, any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of holder) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 123 days after the Stated Maturity of the Notes.

    "Equity Investors" means the equity owners of Holdings on the Issue Date.

    "Equity Offering" means any public or private sales of equity securities (excluding Disqualified Stock) of the Company or Holdings.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect on the Issue Date.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indenture.

    "Holdings" means DIMAC Holdings, Inc., a Delaware corporation.

    "Holdings Notes" means the 15 1/2% Senior Notes due 2009 of Holdings issued on or prior to the Issue Date in the aggregate principal amount of $30.0 million and any other Indebtedness of Holdings that Refinances such Holdings Notes; PROVIDED, HOWEVER, that such other Indebtedness does not require the payment of cash interest or the repayment of principal (or the repurchase of such Indebtedness) in an amount in excess of the amounts thereof provided for in such Holdings Notes being Refinanced or

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at a time prior to the time such amounts would have been payable as provided for in such Holdings Notes being Refinanced.

    "Holdings Notes Indenture" means the Indenture pursuant to which the Holdings Notes will be issued.

    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (other than (A) Trade Payables and accrued expenses incurred in the ordinary course of business and (B) contingent and "earnout" payments in respect of any acquisition by the Company or any Restricted Subsidiary so long as, following the occurence of the contingency giving rise to the obligation connected therewith, payment thereof is made when due), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,
(vii) all Indebtedness of other Persons to the extent Guaranteed by such Person,
(viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations of such Person under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above as such amount would be reflected on a balance sheet in accordance with GAAP and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any

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payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

    "Issue Date" means the date on which the Notes are originally issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Management Services Agreement" means the Advisory Services Agreement dated as of June 26, 1998 between the Company and MDC Management Company IV, LLC.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

    "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

    "Officer" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Treasurer, the Chief Financial Officer, or the Secretary or any Assistant Secretary of the Company.

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
    "Officers' Certificate" means a certificate signed by two Officers.

    "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "Permitted Holders" means the Equity Investors and their respective Affiliates.

    "Permitted Investment" means (i) any Investment in a Restricted Subsidiary or a Person which will, upon making such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business; (ii) any Investment in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that such Person's primary business is a Related Business; (iii) any Investment in Temporary Cash Investments; (iv) receivables owing to the Company or any of its Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or claims;
(viii) Investments the payment for which consists exclusively of equity securities (exclusive of Disqualified Stock) of the Company; (ix) loans or advances to employees and directors to purchase equity securities of the Company or Holdings; PROVIDED that the aggregate amount of such loans and advances shall not exceed $2.0 million at any time outstanding; (x) any Investment in another Person to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for Asset Disposition effected in compliance with the covenant under "--Certain Covenants--Limitations on Sales of Assets"; (xi) prepayment and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; (xii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and
(xiii) any Investment in another Person; PROVIDED, HOWEVER, that the aggregate amount of all such Investments made pursuant to this clause (xiii) shall not exceed in the aggregate $5.0 million at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

    "Permitted Seller Paper" means Indebtedness of the Company and or any Restricted Subsidiary Incurred in connection with an acquisition of a business or assets in respect of the balance deferred and unpaid of the purchase price of any property and payable to the seller in connection therewith.

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

    "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

    "Refinance" means, in respect of any Indebtedness, to refinance, replace, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

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    "Refinancing Indebtedness" means Indebtedness that Refinances any
Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and plus reasonable fees and expenses in connection therewith); PROVIDED FURTHER that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary which Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

    "Related Business" means the business engaged in by the Company on the Issue Date and such other business activities which are incidental or related thereto.

    "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness of the Company.

    "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

    "SEC" or "Commission" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Senior Credit Agreement" means the Amended and Restated Credit Agreement dated as of October 22, 1998, among the Company, Holdings, the lenders parties thereto, and Credit Suisse First Boston, as administrative agent and arranger, UBS AG, Stamford Branch, as syndication agent, and First Union National Bank, as documentation agent, as such Senior Credit Agreement has been or may be amended, supplemented or otherwise modified.

    "Senior Credit Documents" means the collective reference to the Senior Credit Agreement and the Notes issued pursuant thereto (each as defined in the Senior Credit Agreement) and each of the mortgages and other security agreements, guarantees and other instruments and documents executed and delivered pursuant to any of the foregoing, in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including (i) increasing the amounts of available borrowing thereunder; PROVIDED, HOWEVER, that such increase in borrowing is permitted by the covenant described under the caption "--Certain Covenants --Limitation on Indebtedness" or (ii) adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

    "Senior Indebtedness" means, with respect to any Person, the principal of, premium (if any), and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of such Person regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, the Bank Indebtedness and all other Indebtedness of such

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Person, whether outstanding on the Issue Date or thereafter issued, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness will not include (i) any obligation of such Person to any Subsidiary of such Person, (ii) any liability for Federal, state, foreign, local or other taxes owed or owing by such Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness, Guarantee or obligation of such Person that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Person, including any Senior Subordinated Indebtedness and any Subordinated Obligations or (v) any Capital Stock.

    "Senior Subordinated Indebtedness" means (i) with respect to the Company, the Notes and any other Indebtedness of the Company that ranks PARI PASSU with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company and (ii) with respect to each Subsidiary Guarantor, its Subsidiary Guaranty of the Notes and any other Indebtedness of such Person that ranks PARI PASSU with its applicable Subsidiary Guaranty in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "Subordinated Obligation" means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment, in the case of the Company, to the Notes or, in the case of a Subsidiary Guarantor, its Subsidiary Guaranty pursuant to a written agreement.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

    "Subsidiary Guarantor" means any domestic Restricted Subsidiary of the Company that Guarantees the Company's obligations with respect to the Notes pursuant to the terms of the Indenture.

    "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes pursuant to the terms of the Indenture.

    "Tax Sharing Agreement" means the existing agreement among the Company and Holdings and any other tax allocation agreement among the Company, any of its Subsidiaries or any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined return, but instead had filed returns including only the Company or its Subsidiaries.

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
    "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "A-1" (or higher) according to Moody's Investors Service, Inc. or "P-1" (or higher) according to Standard and Poor's Ratings Group.

    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or new formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

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
                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    In the opinion of White & Case LLP, our special tax counsel, the following is a description of the principal U.S. federal income tax consequences relating to the exchange of Old Notes for New Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated under the code and judicial and administrative interpretations thereof, all as in effect and available as of the date hereof and all of which are subject to change (possibly on a retroactive basis) or different interpretation. The opinion of White & Case LLP is not binding on the Internal Revenue Service. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this Prospectus. We have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service with respect to the U.S. federal income tax consequences of the Exchange Offer. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances or to holders subject to special treatment under the Internal Revenue Code (for example, life insurance companies, tax exempt organizations, financial institutions, dealers or traders in securities or currencies, holders subject to the alternative minimum tax, holders holding Old Notes or that will hold New Notes as a part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, or holders with a functional currency other than the U.S. dollar). This discussion does not address the effect of any applicable U.S. federal estate and gift tax laws or state, local or foreign tax laws. Moreover, this description addresses only the U.S. federal income tax considerations of an initial purchaser that purchased Old Notes for their original issue price, holds such Old Notes as capital assets and will hold the New Notes as capital assets. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OFFER UNDER U.S. FEDERAL AND APPLICABLE STATE, LOCAL AND OTHER TAX LAWS.

    For purposes of this summary, a "U.S. Holder" means a beneficial owner of Old Notes or New Notes that is for U.S. federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

     - an estate the income of which is subject to U.S. federal income taxation regardless of its source;

     - a trust if:

       - a court within the United States is able to exercise primary supervision over the administration of the trust; and

       - one or more United States persons have the authority to control all substantial decisions of the trust; or

     - a person that otherwise is subject to U.S. federal income tax on a net income basis with respect to the Old Notes.

EXCHANGE OFFER

    The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. A holder will not recognize gain or loss upon the receipt of New Notes pursuant to the Exchange Offer and a U.S. Holder will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as such U.S. Holder would have been under the Old Notes. A U.S. Holder's holding period of the New Notes will include the holding period of the Old Notes exchanged therefor, and such holder's adjusted basis of the

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
New Notes will be the same as the basis of the Old Notes exchanged therefor immediately before the exchange.

    THE DESCRIPTION IS INCLUDED IN THIS PROSPECTUS FOR GENERAL INFORMATION ONLY. ACCORDINGLY, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL TAX CONSEQUENCES OF THE EXCHANGE OFFER WITH RESPECT TO YOUR PARTICULAR SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

                    OLD NOTES REGISTRATION RIGHTS AGREEMENT

    DIMAC Corporation and Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC entered into a Registration Rights Agreement on October 16, 1998. Under the Registration Rights Agreement, we agreed to:

     - file a registration statement for an exchange of the notes under the Securities Act on Form S-1 or Form S-4 (if these forms are in use at the relevant time) with the Securities and Exchange Commission by December 21, 1998; and

     - use our reasonable best efforts to cause the SEC to declare the registration statement effective under the Securities Act by March 22, 1999.

As soon as practicable after the registration statement becomes effective, we will offer the Old Notes holders (who are not prohibited by any law or policy of the SEC from participating in this exchange offer) the opportunity to exchange their Old Notes for New Notes registered under the Securities Act that are identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and penalties). We will keep this exchange offer open for at least 30 days (and longer if the law requires) after we mail the exchange offer notice to the holders of the Old Notes.

    Under the following circumstances we will use our reasonable best efforts to file with the SEC a Shelf Registration Statement to cover resales of the Old Notes by those holders who satisfy certain conditions relating to the provision of information in connection with that Shelf Registration Statement:

     - if we are not permitted to effect this Exchange Offer because of a change in law or applicable interpretations of the law by the SEC's staff;

     - if any notes validly tendered under this Exchange Offer are not exchanged for New Notes by April 20, 1999;

     - if Credit Suisse, First Union or Warburg Dillon Read so requests with respect to Old Notes which are ineligible for exchange under this Exchange Offer;

     - if any holder is ineligible to participate in the Exchange Offer; or

     - if anyone who participates in the Exchange Offer does not receive freely transferable New Notes in exchange for tendered Old Notes.

    In the preceding paragraphs the term "Old Notes" means each note until:

     - the date on which that Note has been exchanged by a person other than a broker dealer for a freely transferable New Note in this Exchange Offer;

     - the note has been sold to a purchaser who received a copy of this Prospectus on or before the sale from a broker dealer that exchanged the notes in the Exchange Offer;

     - the date on which the note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

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
     - the date on which the note is distributed to the public according to Rule 144 of the Securities Act or is saleable under Rule 144(k) of the Securities Act.

    We will use our reasonable best efforts to have the SEC declare the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement, effective as promptly as practicable after filing it. We will use our reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but no later than April 20, 1999. If applicable, we will use our reasonable best efforts to keep the Shelf Registration Statement effective until October 22, 2002.

    If any Registration Default occurs, we will be obligated to pay additional interest to each holder of Old Notes during the period of default as follows:

     - 0.50% per year for the first 90 days after the default; and

     - 0.50% per year for each subsequent 90 day period until all defaults have been cured or the interest rate on the Old Notes has increased by 2.0% per year.

    A Registration Default occurs if:

     - by December 21, 1998 the Exchange Offer registration statement or Shelf Registration Statement is not filed with the SEC;

     - by April 20, 1999 the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective; or

     - after either the Exchange Offer registration statement or the Shelf Registration Statement is declared effective, the applicable registration statement ceases to be effective or the applicable registration statement or the related prospectus ceases to be useable to resell the Old Notes.

    The Registration Rights Agreement also provides that we will make this Prospectus available for 90 days after the consummation of the Exchange Offer to any broker-dealer to use in connection with any resale of any New Notes. The Registration Rights Agreement further obligates us to pay all expenses connected to the Exchange Offer (including the expense of one counsel to the holders of the notes) and to indemnify certain holders of the notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer which delivers this Prospectus to purchasers in connection with such resales will be subject to the relevant civil liability provisions of the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

    Each holder of Old Notes who wishes to exchange the Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including:

     - that any New Notes that such holder will receive will be acquired in the ordinary course of business;

     - that such holder has no arrangements or understanding with any person to participate in the distribution of the New Notes;

     - that such holder is not an "affiliate" of our company (as defined in Rule 405 under the Securities Act), or if such holder is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, distribution of the New Notes; and

     - if such holder is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and it will be required to acknowledge that it will deliver a prospectus in connection with any resale of those New Notes.

    Holders of the Old Notes will be required to make these representations to us in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth in the preceding paragraphs. A holder who sells Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder, including certain indemnification obligations.

    For so long as the Notes are outstanding, we will continue to provide to holders of the notes and to their prospective purchasers the information required by Rule 144A(d)(4) under the Securities Act.

    The description of the Registration Rights Agreement contained in this section is a summary only. For more information, you may review the provisions of the Registration Rights Agreement that we filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part.

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
                         BOOK-ENTRY; DELIVERY AND FORM

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTE

    Except as set forth below, the New Notes will be represented by one permanent global registered note in global form, without interest coupons. The global note will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company, or will remain in the custody of the Trustee according to the FAST Balance Certificate Agreement between The Depository Trust Company and the Trustee.

    We are providing the following descriptions of the operations and procedures of The Depository Trust Company, Euroclear and Cedel solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC take any responsibility for these operations or procedures. If you wish to discuss these matters, we urge you to contact the relevant system or its participants directly.

    The Depository Trust Company has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     - a "clearing agency" registered pursuant to Section 17A of the Exchange
       Act.

    The Depository Trust Company was created to hold securities for its participants. It facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. This system eliminates the need for physical transfer and delivery of certificates. The Depository Trust Company's participants include:

     - securities brokers and dealers (including Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC);

     - banks and trust companies;

     - clearing corporations; and

     - certain other organizations.

    Indirect access to The Depository Trust Company's system is also available to other entities. These indirect participants include banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of The Depository Trust Company only through participants or indirect participants.

    We expect that under the procedures established by The Depository Trust
Company:

     - upon deposit of the global note, The Depository Trust Company will credit the accounts of participants designated by Credit Suisse First Boston Corporation, First Union Capital Markets and Warburg Dillon Read LLC with an interest in the global note; and

     - ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by The Depository Trust Company (with respect to the interests of participants) and the records of participants and the indirect participants (with respect to the interests of persons other than participants).

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
    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by the global note to such persons may be limited. In addition The Depository Trust Company can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants. Consequently, the ability of a person having an interest in Notes represented by the global note to pledge or transfer such interest to persons or entities that do not participate in The Depository Trust Company's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as The Depository Trust Company or its nominee is the registered owner of the global note, The Depository Trust Company or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the global note for all purposes under the Notes Indenture. Except as provided below, owners of beneficial interests in the global note:

     - will not be entitled to have Notes represented by the global note registered in their names;

     - will not receive or be entitled to receive physical delivery of certificated Notes; and

     - will not be considered the owners or holders thereof under the Notes Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder.

    Accordingly, each holder owning a beneficial interest in the global note must rely on the procedures of The Depository Trust Company. If the holder is not a participant or an indirect participant, then it must rely on the procedures of the participant through which such holder owns its interest in order to exercise any rights of a Note holder under the Notes Indenture or the global note. We understand that under existing industry practice, in the event that we request any action of Note holders, or a holder that is an owner of a beneficial interest in the global note desires to take any action that The Depository Trust Company, as the holder of the global note, is entitled to take, The Depository Trust Company would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither our company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by The Depository Trust Company, or for maintaining, supervising or reviewing any records of The Depository Trust Company relating to such Notes.

    Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by the global note registered in the name of The Depository Trust Company or its nominee on the applicable record date will be payable by the Trustee to, or at the direction of, The Depository Trust Company or its nominee in its capacity as the registered holder of the global note representing such Notes under the Notes Indenture. Under the terms of the Notes Indenture, we and the Trustee may treat the persons in whose names the Notes, including the global note, are registered as the owners of the Notes for the purpose of receiving payment on the Notes and for any and all other purposes whatsoever. Accordingly, neither our company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note (including principal, premium, if any, and interest). Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and The Depository Trust Company.

    Transfers between participants in The Depository Trust Company will be effected in accordance with The Depository Trust Company's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the participants in The Depository Trust Company and Euroclear or Cedel participants will be effected through The Depository Trust Company in accordance with its rules on behalf of Euroclear or Cedel by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Cedel by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in the global note from a participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of The Depository Trust Company. Cash received in Euroclear or Cedel as a result of sales of interest in the global note by or through a Euroclear or Cedel participant to a participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following The Depository Trust Company's settlement date.

    Although The Depository Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global note among participants in The Depository Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither our company nor the Trustee will have any responsibility for the performance by The Depository Trust Company, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    Certificated Notes will be issued to each person that The Depository Trust Company identifies as the beneficial owner of the Notes represented by the global Note if the following events occur:

     - The Depository Trust Company notifies us that it is no longer willing or able to act as a depositary or The Depository Trust Company ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;

     - we, at our option, notify the Trustee in writing that we elect to cause the issuance of certificated Notes under the Notes Indenture; or

     - if an event of default, as provided in the Notes Indenture, occurs and is continuing, then, upon surrender by The Depository Trust Company of the global note.

Upon any such issuance, the Trustee shall register such certificated Notes in the name of such person or persons, or any nominee, and deliver the certificated Notes as instructed.

    Neither us nor the Trustee shall be liable for any delay by The Depository Trust Company or any participant or indirect participant in identifying the beneficial owners of the related Notes. Each person may conclusively rely on, and shall be protected in relying on, instructions from The Depository Trust Company for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                              PLAN OF DISTRIBUTION

    Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that New Notes issued under the Exchange Offer in exchange for the Old Notes may be transferred by holders other than any holder which is:

     - an "affiliate" within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer who acquired Notes directly from us; or

     - a broker-dealer who acquired Notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

       - the holder acquires the New Notes in the ordinary course of that holders' business; and

       - the holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such New Notes;

        provided that broker-dealers receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of the New Notes.

    To date, the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to Credit Suisse First Boston Corporation, First Union Capital Markets, and Warburg Dillon Reed
LLC) with the prospectus contained in the Exchange Offer registration statement. Pursuant to the Registration Rights Agreement, we have agreed to permit participating broker-dealers to use this Prospectus in connection with the resale of New Notes. We have agreed that, for a period of 90 days after the expiration of the Exchange Offer, we will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

    Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to us as set forth in "The Exchange Offer--Purpose and Effect of the Exchange Offer" of this Prospectus. In addition, each holder who is a broker-dealer and who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such New Notes.

    We will not receive any proceeds from any sale of New Notes by broker-dealers. Broker-dealers who receive New Notes for their own account pursuant to the Exchange Offer may sell them from time to time in one or more transactions in the over-the-counter market:

     - in negotiated transactions;

     - through the writing of options on the New Notes or a combination of such methods of resale;

     - at market prices prevailing at the time of resale; or

     - at prices related to such prevailing market prices or negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any New Notes. Any broker-dealer that resells New Notes it received for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    We have agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

    The validity of the New Notes offered in this Prospectus will be passed upon for DIMAC Corporation by White & Case LLP, New York, New York.

                                    EXPERTS

    The audited consolidated financial statements of DIMAC Corporation and subsidiaries as of June 30, 1998 and for the period from Inception (May 12, 1998) to June 30, 1998, included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this Prospectus in reliance upon the authority of said firm as experts in giving said report.

    The audited consolidated financial statements of DIMAC Marketing Corporation and subsidiaries as of December 31, 1996 and 1997 and for the year ended December 31, 1995, one month ended January 31, 1996, eleven months ended December 31, 1996, eight months ended August 31, 1997 and four months ended December 31, 1997, included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included in this Prospectus in reliance upon the authority of said firm as experts in giving said reports.

    The audited consolidated financial statements of AmeriComm Holdings, Inc. and subsidiary as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, included in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this Prospectus in reliance upon the authority of said firm as experts in giving said report.

    The consolidated financial statements of AmeriComm Direct Marketing, Inc. as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in this Prospectus and elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included in this Prospectus in reliance upon the authority of said firm as experts in giving said report.

    The consolidated financial statements of Transkrit as of December 31, 1994 and 1995 and for each of the years in the two-year period ended December 31, 1995 included in this Prospectus and elsewhere in the registration statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included in this Prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
                                         DIMAC CORPORATION AND SUBSIDIARIES

Report of Independent Public Accountants.................................................................        F-3

Consolidated Balance Sheet as of June 30, 1998...........................................................        F-4
Consolidated Statement of Operations for the period from Inception (May 12, 1998) to
  June 30, 1998..........................................................................................        F-6
Consolidated Statement of Stockholder's Equity for the period from Inception (May 12, 1998) to June 30,
  1998...................................................................................................        F-7
Consolidated Statement of Cash Flows for the period from Inception (May 12, 1998) to
  June 30, 1998..........................................................................................        F-8
Notes to Consolidated Financial Statements...............................................................        F-9

                                    DIMAC MARKETING CORPORATION AND SUBSIDIARIES
                                            (Predecessor to our company)

    The unaudited consolidated financial statements for the six month period ended June 30, 1997 reflect the operations of DIMAC Marketing following its purchase by Heritage Media, but prior to the acquisition of Heritage
Media by News Corporation in August 1997, and the unaudited consolidated financial statements for the six month period ended June 26, 1998 reflect the operations of DIMAC Marketing following the purchase of Heritage Media by
News Corporation.

Consolidated Balance Sheets as of June 26, 1998 (unaudited)..............................................       F-25
Consolidated Statements of Operations for the six-month periods ended June 30, 1997 and June 26, 1998
  (unaudited)............................................................................................       F-26
Consolidated Statements of Cash Flows for the six-month periods ended June 30, 1997 and June 26, 1998
  (unaudited)............................................................................................       F-27
Notes to Consolidated Financial Statements (unaudited)...................................................       F-28

    The consolidated financial statements for the four-month period ended December 31, 1997 reflect the financial results of DIMAC Marketing under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed in connection with the purchase of Heritage Media by News Corporation.

Report of Independent Public Accountants.................................................................       F-31
Consolidated Balance Sheet as of December 31, 1997.......................................................       F-32
Consolidated Statement of Operations for the four-month period ended December 31, 1997...................       F-33
Consolidated Statement of Stockholder's Equity for the four-month period ended
  December 31, 1997......................................................................................       F-34
Consolidated Statement of Cash Flows for the four-month period ended December 31, 1997...................       F-35
Notes to Consolidated Financial Statements...............................................................       F-36

    The consolidated financial statements for the eleven-month period ended December 31, 1996 and for the eight-month period ended August 31, 1997 reflect the financial results of DIMAC Marketing under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed, the related financing costs, and all debt incurred in connection with purchase of DIMAC Marketing by Heritage Media.

Report of Independent Public Accountants.................................................................       F-44
Consolidated Balance Sheet as of December 31, 1996.......................................................       F-45
Consolidated Statements of Operations for the eleven-month period ended December 31, 1996 and for the
  eight-month period ended August 31, 1997...............................................................       F-46
Consolidated Statements of Stockholder's Equity for the eleven-month period ended December 31, 1996 and
  for the eight-month period ended August 31, 1997.......................................................       F-47
Consolidated Statements of Cash Flows for the eleven-month period ended December 31, 1996 and for the
  eight-month period ended August 31, 1997...............................................................       F-48

                                                                                                             PAGE
                                                                                                           ---------
Notes to Consolidated Financial Statements...............................................................       F-49

    The consolidated financial statements for all periods prior to January 31, 1996 reflect the operations of DIMAC
Marketing under a prior owner.

Report of Independent Public Accountants.................................................................       F-58
Consolidated Statements of Operations for the year ended December 31, 1995 and for the one-month period
  ended January 31, 1996.................................................................................       F-59
Consolidated Statements of Stockholder's Equity for the year ended December 31, 1995 and for the
  one-month period ended January 31, 1996................................................................       F-60
Consolidated Statements of Cash Flows for the year ended December 31, 1995 and for the one-month period
  ended January 31, 1996.................................................................................       F-61
Notes to Consolidated Financial Statements...............................................................       F-62

                                 AMERICOMM HOLDINGS, INC. AND SUBSIDIARY
                                      (Predecessor to our Company)

Report of Independent Public Accountants.................................................................       F-67
Consolidated Balance Sheets as of December 31, 1996 and 1997 and June 26, 1998 (unaudited)...............       F-68
Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997 and for the
  six-month periods ended June 30, 1997 and June 26, 1998 (unaudited)....................................       F-70
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1995, 1996 and
  1997 and for the six-month period ended June 26, 1998 (unaudited)......................................       F-71
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and for the
  six-month periods ended June 30, 1997 and June 26, 1998 (unaudited)....................................       F-72
Notes to Financial Statements............................................................................       F-74

                                    AMERICOMM DIRECT MARKETING, INC.
                        (Acquired by AmeriComm Holdings, Inc. on April 24, 1997)

Independent Auditors' Report.............................................................................       F-90
Balance Sheets as of December 31, 1995 and 1996 and March 31, 1997 (unaudited)...........................       F-91
Statements of Income for the years ended December 31, 1994, 1995 and 1996 and for the three-month periods
  ended March 31, 1996 and 1997 (unaudited)..............................................................       F-92
Statements of Stockholders' Equity for the years ended December 31, 1994, 1995 and 1996..................       F-93
Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996 and for the three-month
  periods ended March 31, 1996 and 1997 (unaudited)......................................................       F-94
Notes to Financial Statements............................................................................       F-95

                                 TRANSKRIT CORPORATION AND SUBSIDIARIES
                         (Acquired by AmeriComm Holdings, Inc. on June 28, 1996)

Independent Auditors' Report.............................................................................      F-101
Consolidated Balance Sheets as of December 31, 1994 and 1995.............................................      F-102
Consolidated Statements of Income for the years ended December 31, 1994 and 1995 and for the six months
  ended June 30, 1995 and June 28, 1996 (unaudited)......................................................      F-104
Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1994 and
  1995...................................................................................................      F-105
Consolidated Statements of Cash Flows for the years ended December 31, 1994 and 1995 and for the six
  months ended June 30, 1995 and June 28, 1996 (unaudited)...............................................      F-106
Notes to Consolidated Financial Statements...............................................................      F-107

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIMAC Corporation and Subsidiaries:

    We have audited the accompanying consolidated balance sheet of DIMAC Corporation (a Delaware corporation) and subsidiaries as of June 30, 1998 and the related consolidated statements of operations, stockholder's equity and cash flows for the period from Inception (May 12, 1998) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DIMAC Corporation and subsidiaries as of June 30, 1998 and the results of their operations and their cash flows for the period from Inception (May 12, 1998) to June 30, 1998 in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
November 6, 1998

                       DIMAC CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

                                          ASSETS
CURRENT ASSETS:
  Cash........................................................................  $     1,700
  Accounts receivable, net of allowance for doubtful accounts of $1,772.......       65,112
  Inventories.................................................................       14,310
  Deferred income taxes.......................................................        7,133
  Other.......................................................................        5,007
                                                                                -----------
    Total current assets......................................................       93,262
                                                                                -----------

PROPERTY AND EQUIPMENT:
  Land........................................................................        5,200
  Buildings...................................................................       27,176
  Machinery and equipment.....................................................       47,728
  Office equipment, furniture and fixtures....................................       11,006
  Leasehold improvements......................................................        2,099
  Vehicles....................................................................          133
  Construction in progress....................................................        3,873
                                                                                -----------
                                                                                     97,215
  Less accumulated depreciation...............................................          (96)
                                                                                -----------
    Total property and equipment, net.........................................       97,119
                                                                                -----------

OTHER ASSETS:
  Goodwill, net of accumulated amortization of $72............................      269,446
  Other intangible assets, net of accumulated amortization of $116............       50,294
  Other.......................................................................        3,823
                                                                                -----------
    Total other assets........................................................      323,563
                                                                                -----------
      Total assets............................................................  $   513,944
                                                                                -----------
                                                                                -----------

The accompanying notes are an integral part of this consolidated balance sheet.

                       DIMAC CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                             (DOLLARS IN THOUSANDS,
                               EXCEPT SHARE DATA)

                             LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt..............................................   $   2,692
  Outstanding checks.............................................................       5,324
  Accounts payable...............................................................       9,458
  Advances from customers........................................................      13,586
  Accrued employee compensation..................................................      11,473
  Other accrued expenses.........................................................      29,192
                                                                                   -----------
    Total current liabilities....................................................      71,725
                                                                                   -----------
DEFERRED INCOME TAXES............................................................      16,790
                                                                                   -----------

NONCURRENT LIABILITIES...........................................................       4,187
                                                                                   -----------
LONG-TERM DEBT...................................................................     321,337
                                                                                   -----------

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDER'S EQUITY:
  Common stock $.001 par value, 100 shares authorized, issued and outstanding....          --
  Additional paid-in capital.....................................................     100,000
  Accumulated deficit............................................................         (95)
                                                                                   -----------
    Total stockholder's equity...................................................      99,905
                                                                                   -----------
    Total liabilities and stockholder's equity...................................   $ 513,944
                                                                                   -----------
                                                                                   -----------

The accompanying notes are an integral part of this consolidated balance sheet.

                       DIMAC CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

Net sales........................................................................  $   2,859
Cost of products sold............................................................      1,977
                                                                                   ---------
Gross profit.....................................................................        882
                                                                                   ---------
Operating expenses:
  Selling........................................................................        309
  General and administrative.....................................................        475
                                                                                   ---------
  Total operating expenses.......................................................        784
                                                                                   ---------
Income from operations...........................................................         98
Interest expense.................................................................        208
                                                                                   ---------
Loss before income tax benefit...................................................       (110)
Income tax benefit...............................................................        (15)
                                                                                   ---------
Net loss.........................................................................  $     (95)
                                                                                   ---------
                                                                                   ---------

  The accompanying notes are an integral part of this consolidated statement.

                       DIMAC CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                             COMMON STOCK        ADDITIONAL
                                                        -----------------------   PAID-IN      ACCUMULATED
                                                          SHARES     PAR VALUE    CAPITAL        DEFICIT        TOTAL
                                                        -----------  ----------  ----------  ---------------  ----------
BALANCE, INCEPTION (MAY 12, 1998).....................      --       $   --      $   --         $  --         $   --
Issuance of common stock..............................         100       --         100,000        --            100,000
Net loss..............................................      --           --          --               (95)           (95)
                                                               ---   ----------  ----------           ---     ----------
BALANCE, JUNE 30, 1998................................         100   $   --      $  100,000     $     (95)    $   99,905
                                                               ---   ----------  ----------           ---     ----------
                                                               ---   ----------  ----------           ---     ----------

  The accompanying notes are an integral part of this consolidated statement.

                       DIMAC CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.....................................................................  $       (95)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..............................................          284
    Deferred income tax benefit................................................          (15)
    Changes in operating assets and liabilities, net of effects of acquisitions:
      Accounts receivable......................................................       (2,859)
      Inventories..............................................................        1,885
      Accrued expenses and other...............................................          800
                                                                                 -----------
        Net cash provided by operating activities..............................           --
                                                                                 -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for the purchase of the outstanding stock of AmeriComm Holdings,
    Inc., net of cash acquired.................................................      (37,387)
  Payment for the purchase of the outstanding stock of DIMAC Marketing Corp,
    net of cash acquired.......................................................     (203,959)
                                                                                 -----------
        Net cash used in investing activities..................................     (241,346)
                                                                                 -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in outstanding checks, net..........................................          615
  Net borrowings on revolving loan facilities..................................        5,785
  Proceeds from issuance of common stock.......................................      100,000
  Proceeds from issuance of Term Loans A and B.................................      150,000
  Payments of deferred financing costs.........................................      (13,354)
                                                                                 -----------
        Net cash provided by financing activities..............................      243,046
                                                                                 -----------
NET INCREASE IN CASH...........................................................        1,700
CASH, INCEPTION (MAY 12, 1998).................................................           --
                                                                                 -----------
CASH, JUNE 30, 1998............................................................  $     1,700
                                                                                 -----------
                                                                                 -----------
SUPPLEMENTAL DISCLOSURES:
  Assets acquired by assuming liabilities......................................  $   168,200
                                                                                 -----------
                                                                                 -----------

  The accompanying notes are an integral part of this consolidated statement.

                       DIMAC CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

1. BACKGROUND

    DIMAC Corporation (the "Company"), a wholly owned subsidiary of DIMAC Holdings, Inc. ("Holdings"), was formed on May 12, 1998 ("Inception") for the purpose of acquiring DIMAC Marketing Corporation and its subsidiaries (DIMAC Direct, Inc., Wilcox and Associates, The McClure Group, Palm Coast Data, Inc. and MBS/Multimode, Inc., collectively referred to as "DIMAC Marketing"), and AmeriComm Holdings, Inc. and its subsidiary (AmeriComm Direct Marketing, Inc. or "ADMI", collectively referred to as "AHI"). On June 26, 1998, the Company acquired the outstanding capital stock of DIMAC Marketing for $200,000 plus transaction costs and assumed indebtedness of $4,000. Simultaneous with the DIMAC Marketing acquisition, the Company acquired the outstanding capital stock of AHI for $35,849 plus transaction costs and assumed indebtedness of $164,200. The acquisitions were funded through revolving and term loan facilities with Credit Suisse First Boston (Note 3) and a capital contribution from Holdings (Note 5).

    Both acquisitions have been accounted for using the purchase method of accounting and, accordingly, the results of operations of DIMAC Marketing and AHI have been included in the results of operations of the Company since June 27, 1998. The total purchase price for DIMAC Marketing and AHI has been preliminarily allocated to the tangible and identifiable intangible assets and liabilities of the acquired companies based on the Company's preliminary estimates of their fair value with the remainder allocated to goodwill. The excess of the consideration paid for DIMAC Marketing and AHI over the estimated fair value of net assets acquired of $160,142 and $100,613, respectively, has been preliminarily recorded as goodwill and is being amortized on the straight-line basis over 40 years. The allocation of purchase price for the acquisitions is subject to revision when additional information concerning asset and liability valuations is obtained.

INTEGRATION PLAN

    In conjunction with the acquisitions of AHI and DIMAC Marketing, management has approved and committed the Company to a plan to combine and integrate the operations of AHI and DIMAC Marketing (the "Integration Plan"). The Integration Plan will result in the elimination of duplicative functions and will standardize business practices and policies. The Company expects to achieve approximately $8 million of cost savings on an annual basis beginning by March 1999 as a result of the Integration Plan.

    The Integration Plan will result in the elimination of 159 positions during 1998 and 1999 of which 152 employees had been involuntary terminated pursuant to the Integration Plan as of October 31, 1998. The employee groups that are primarily affected include executive management, finance, information systems, sales management and representatives and manufacturing supervision.

    The Integration Plan will also include the closure of two facilities which will be consolidated into other existing facilities and the consolidation of insurance and other third-party provided services.

    The Company has recorded approximately $6.4 million of liabilities related to the Integration Plan all of which have been recorded as part of the purchase price allocation of AHI and DIMAC Marketing. Of this amount, $5.7 million represented termination benefits and $0.7 million represented other exit costs.

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

1. BACKGROUND (CONTINUED)
    The following presents, on an unaudited pro forma basis, the Company's summary results of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 as though the acquisitions of DIMAC Marketing and AHI, AHI's previous acquisitions of Label America, Inc., AmeriComm Direct Marketing, Inc., Cardinal Marketing, Inc., and Cardinal Marketing of New Jersey, Inc., and related transactions occurred on January 1, 1997 (in thousands):

                                                                           1997        1998
                                                                        ----------  ----------
Net sales.............................................................  $  386,665  $  189,918
Income from operations................................................      29,044      12,645
Loss before income taxes..............................................      (6,751)     (5,561)
Net loss..............................................................      (7,070)     (4,704)

    The Company (consisting of the operations of DIMAC Marketing and AHI) provides a comprehensive range of direct marketing services that emphasize cost-effective production of large, complex, highly personalized direct mail campaigns. Through its nationwide network of production facilities, the Company offers its direct mail customers a wide variety of formats, printing and converting capabilities, personalization and customization alternatives and mailing and distribution services. To complement and help drive its production volume and to obtain the benefits of high margin business, the Company offers a complete range of pre- and post-production direct marketing services such as Information Services (information processing and database management), Program Development Services (strategic market planning, creative development and program evaluation) and Fulfillment and Telemarketing Services. In addition, to support its direct marketing products and services, the Company offers other printing and converting products such as custom pressure sensitive labels and custom mailers. The Company markets its products and services to customers throughout the United States primarily through its major facilities in the following locations: Fort Smith, AR, San Carlos, CA, Denver, CO, Gainsville and Palm Coast, FL, Austell and Tucker, GA, Louisville, KY, St. Louis, MO, Wilton, NH, Mountainside, NJ, Central Islip and New York, NY, Philadelphia, PA, Houston, TX and Norfolk and Roanoke, VA.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated.

FISCAL PERIOD

    The Company will end its fiscal year on December 31.

REVENUE RECOGNITION

    Revenues are recorded as products are shipped or as services are performed, except for certain sales for which revenue is recognized when the customer is billed based on passage of legal title at the date of billing. Such 'bill and hold' sales are not material to the Company's results of operations.

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements as well as during the reporting period. Actual results could differ from these estimates.

ACCOUNTS RECEIVABLE

    The Company provides an allowance for doubtful accounts for the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables. Included in accounts receivable is $9,272 representing unbilled revenues for services performed prior to June 30, 1998.

    A summary of changes in the allowance for doubtful accounts is as follows:

Balance at Inception................................................................  $      --
Acquired balance from AHI...........................................................        707
Acquired balance from DIMAC Marketing...............................................      1,065
                                                                                      ---------
Balance, June 30, 1998..............................................................  $   1,772
                                                                                      ---------
                                                                                      ---------

INVENTORIES

    Inventories are stated at the lower of cost or market. Cost of raw materials are determined using the first-in, first-out (FIFO) method. Costs (net of an obsolescence reserve) of work in process, finished goods, and customized stock (consisting of products which have been produced and held for certain customers under short-term delayed-shipping arrangements) are determined using the average cost (which approximates FIFO), or FIFO method.

    Inventories consist of the following at June 30, 1998:

Raw materials......................................................................  $   8,041
Work in process....................................................................      2,070
Finished goods.....................................................................      2,617
Customized stock...................................................................      1,582
                                                                                     ---------
Balance, June 30, 1998.............................................................  $  14,310
                                                                                     ---------
                                                                                     ---------

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost or at estimated fair value at date of acquisition (Note 1), if acquired as part of a business combination, and are depreciated using the straight-line method over the following lives:

                                                                               25 to 40
Buildings....................................................................  years
                                                                                3 to 11
Machinery and equipment......................................................   years
Office equipment, furniture and fixtures.....................................   3 to 7 years
Vehicles.....................................................................   3 to 5 years

    Leasehold improvements are depreciated over the lesser of the useful lives of the assets or the lease term.

    The Company's policy is to remove the cost and accumulated depreciation of retirements from the accounts and recognize the related gain or loss upon the disposition of assets. Depreciation expense for the period from Inception to June 30, 1998 was $96.

INTANGIBLE ASSETS

    The Company continually evaluates the propriety of the carrying amount of goodwill and other long-lived assets as well as the related depreciation or amortization periods to determine whether current events and circumstances warrant adjustments to the carrying values and/or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining useful lives of the related goodwill and other long-lived assets. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of goodwill and other long-lived assets, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of the related assets over their estimated fair value. The Company believes that no significant impairment of the the related assets has occurred and that no reduction of the estimated useful lives is warranted.

    GOODWILL Goodwill represents the cost of the acquired businesses in excess of net identifiable assets and is amortized on a straight-line basis over 40 years.

    PATENTS The Company has acquired several patents related to certain products through the acquisition of DIMAC Marketing and AHI. These patents have been recorded at their estimated fair value at the date of acquisition. These amounts are being amortized on a straight-line basis over the life (one to nineteen years) of the patents. The carrying value of patents at June 30, 1998 was $15,262.

    COVENANTS NOT TO COMPETE Covenants not to compete have been recorded at cost and are being amortized on a straight-line basis over the terms (three to four years) of the agreements. The carrying values of the covenants not to compete at June 30, 1998 was $2,167.

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
    RESIDENT ADDRESS LISTS The Company has acquired and maintains national residential address lists used by its customers in making saturation or targeted mailings. Resident address lists have been recorded at their estimated fair value at the date of acquisition. These amounts are being amortized on a straight-line basis over the life (four years) of the resident address lists. The carrying value of the resident address lists at June 30, 1998 was $18,214.

    TRAINED WORK FORCE The Company acquired a trained work force in connection with the Acquisition of DIMAC Marketing and AHI that have been recorded at their estimated fair value at the date of Acquisition. These amounts are being amortized on a straight-line basis over six years. The carrying value of the trained work force at June 30, 1998 was $2,752.

    DEFERRED FINANCING COSTS Deferred financing costs represent costs incurred to raise financing and are amortized over the related terms of the borrowings (Note 3). The carrying value of the deferred financing costs at June 30, 1998 was $11,900.

INCOME TAXES

    The Company accounts for income taxes using the asset and liability method for recognition of deferred tax consequences of temporary differences, net operating losses, and tax credits by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable and debt. The carrying amounts of cash, accounts receivable, and accounts payable approximate their fair values because of the short-term maturity of such instruments. The carrying value of long-term debt approximate its fair value, because interest rates on such debt are periodically adjusted and approximate current market rates.

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) NEW ACCOUNTING PRONOUNCEMENT

    The Financial Accounting Standards Board recently issued SFAS No. 130 "Reporting Comprehensive Income," which establishes standards for reporting and disclosure of comprehensive income and its components; SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers; SFAS No. 132 "Employers' Disclosures about Pension and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits and expands disclosures on changes in benefit obligations and fair values of plan assets; and SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which requires that all derivatives be recognized as either assets or liabilities in the statement of financial position at fair value unless specific hedge criteria are met. The Company is required to adopt the provisions of SFAS 130, 131 and 132 in 1998 and SFAS 133 in 2000. Adoption of these statements is not expected to significantly impact the Company's consolidated financial position, results of operations or cash flows, and any effect will be limited primarily to the form and content of its disclosures.

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

3. LONG-TERM DEBT

    Long-term debt consists of the following as of June 30, 1998:

Term A loans ("Term Loans A") payable with Credit Suisse First Boston, Inc.,
  ("CSFB") $0 bearing interest at the Eurodollar rate plus 2.25% (7.94% at June
  30, 1998) and $75,000 bearing interest at Prime plus 1.25% (9.75% at June 30,
  1998). Quarterly principal payments commence March 31, 2000, as defined.........  $  75,000

Term B loans ("Term Loans B") with CSFB $0 bearing interest at the Eurodollar rate plus 2.75% (8.44% at June 30, 1998) and $75,000 bearing interest at Prime plus
  1.75% (10.25% at June 30, 1998). Quarterly principal payments commence March 31,
  2000, as defined................................................................     75,000

Revolving loan facility ("Revolving Loan Facility") with CSFB, principal payable in full upon the earlier of termination, as defined, or June 30, 2004, $0 bearing interest at the Eurodollar rate plus 2.25% (7.94% at June 30, 1998) and
  $6,400 bearing interest at Prime plus 1.25% (9.75% at June 30, 1998)............      6,400

11.625% senior unsecured notes (the "AmeriComm Senior Notes"), interest payable
  semi-annually, maturing June 28, 2001...........................................    100,000

12.5% senior notes (the "AmeriComm Holdings Senior Notes"), including "Payment in
  Kind" ("PIK Notes") notes, interest payable quarterly, maturing April 24,
  2003............................................................................     40,541

Revolving loan facility with Heller Financial, Inc. ("Heller"), principal payable in full upon the earlier of termination, as defined, or June 28, 2001, $17,000 bearing interest at the 30 to 180 day LIBOR plus 2.25% (7.91% at June 30, 1998)
  and $1,190 bearing interest at Prime plus 1% (9.5% at June 30, 1998)............     18,190

Capital lease payable to The CIT Group/Equipment Financing, Inc. ("CIT"), monthly principal and interest payments of $48 through June 2001 with a balloon payment
  of $513 due June 2001, interest at 10.2%........................................      1,869

Capital leases payable to General Electric Capital Corporation ("GE"), monthly principal and interest payments of $54 through November 1999, declining to $44 commencing December 1999 through October 2001 with a balloon payment of $1,615
  due November 2001, interest at 9.36%............................................      2,830

Capital leases payable to Leasetec Corporation ("LTC"), monthly principal and interest payments ranging from $4 to $92 until lease termination on December
  2000, interest ranging from 8.25% to 9.75%......................................      1,250

Other.............................................................................      2,949
                                                                                    ---------

                                                                                      324,029

Less current portion..............................................................      2,692
                                                                                    ---------

                                                                                    $ 321,337
                                                                                    ---------
                                                                                    ---------

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

3. LONG-TERM DEBT (CONTINUED)
    Maturities of long-term debt and capital lease obligations at June 30, 1998 for the remaining six months of 1998 and the fiscal years thereafter are as follows:

1998..............................................................................  $   1,532
1999..............................................................................      2,570
2000..............................................................................     14,481
2001..............................................................................     34,240
2002..............................................................................    119,265
2003 and thereafter...............................................................    151,941
                                                                                    ---------
                                                                                    $ 324,029
                                                                                    ---------
                                                                                    ---------

    Concurrent with the consummation of the acquisitions of AHI and DIMAC Marketing discussed in Note 1, the Company entered into a credit agreement (the "Credit Agreement") with CSFB. Under the terms of the Credit Agreement, the Company entered into Term Loans A and B. In addition, the terms of the Credit Agreement provide for the Revolving Loan Facility whereby the Company can borrow a maximum of $75,000 reduced by the amount outstanding under any letter of credits or swing line loans, as defined. The maximum allowable borrowing on the Revolving Loan Facility is reduced to $60,000 effective June 30, 2003. Additional borrowings under the Revolving Loan Facility may only be used for DIMAC Marketing and its subsidiaries working capital needs or for future acquisitions made by the Company. Borrowings outstanding under the Credit Agreement are guaranteed by Holdings, and each subsidiary of the Company excluding AHI and ADMI. In addition, borrowings under the Credit Agreement are secured by essentially all of the assets of the Company and its subsidiaries excluding AHI and ADMI. The initial interest rate on Term Loans A and the Revolving Loan Facility is the Applicable Base Rate (the higher of Prime Rate or the rate which is 1/2% in excess of the Federal Funds Effective Rate, hereafter referred to as "ABR") plus 1.25% or the Applicable Eurodollar Rate (British Bankers' Association Interest Settlement Rate, hereafter referred to "AER") plus 2.25% and can be adjusted downward to the ABR plus 0.50% or AER plus 1.50% based upon the Company's leverage ratio, as defined, commencing no later then December 26, 1998. The initial interest rate on Term Loans B is the ABR plus 1.75% or the AER plus 2.75% and can be adjusted downward to the ABR plus 1.50% or AER plus 2.50% based upon the Company's leverage ratio, as defined, commencing no later then December 26, 1998. Borrowings under the Credit Agreement are subject to certain financial covenants that include, among others, limitations on additional indebtedness and capital expenditures, minimum interest and fixed charge coverage ratios and maximum leverage ratio, as defined and limitations on the payments of dividends, as defined. In addition, the Credit Agreement may require prepayments, as defined. (See Note 9--Subsequent Events).

    On June 28, 1996, ADMI issued $100,000 aggregate principal amount of the AmeriComm Senior Notes due June 15, 2002. Interest is payable semi-annually on June 15th and December 15th. The AmeriComm Senior Notes are senior obligations of ADMI and will be PARI PASSU in right of payment to all ADMI future senior indebtedness. The indenture to the AmeriComm Senior Notes limits the incurrence of additional debt by ADMI, does not allow ADMI to pay any common stock dividends and limits ADMI's ability to redeem any capital stock and to sell its assets, as defined. ADMI may incur

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

3. LONG-TERM DEBT (CONTINUED)
additional indebtedness, as defined, as long as its fixed charge coverage ratio, as defined, is greater than certain minimum levels. (See Note 9--Subsequent Events).

    On April 24, 1997, AHI issued $35,000 aggregate principal amount of the AmeriComm Holdings Senior Notes due April 24, 2003. The AmeriComm Holdings Senior Notes place certain restrictions on the AHI's and ADMI's ability to incur additional indebtedness or make future acquisitions. In addition, future interest and principal payments by AHI are dependent primarily on the operations of ADMI through payments to AHI as permitted under the AmeriComm Senior Notes. As a result, AHI may pay a portion or all of any six quarterly interest installments prior to April 24, 1999 by issuing additional PIK Notes with interest ranging from 12.5% to 13%. The initial interest installments due each quarter commencing June 30, 1997 through June 30, 1998 were paid by the issuance of PIK Notes. The PIK Notes must be redeemed prior to April 24, 2003. Borrowings under the AmeriComm Holdings Senior Notes are subject to certain covenants which include, among others, a minimum fixed charge coverage, as defined. (See Note 9--Subsequent Events.)

    The Company maintains a revolving loan facility with Heller. The facility provides borrowings based on the lesser of qualified accounts receivable and inventories, as defined, or $25,000. Borrowings under the revolving loan facility are subject to certain financial covenants that include, among others, minimum fixed charge coverage and total indebtedness to operating cash flow ratio, as defined. As of June 30, 1998, $6,680 was available on the revolving loan facility. (See Note 9--Subsequent Events.)

    Under the CIT capital lease payable, CIT has a first-perfected security interest in certain equipment. At the end of the lease term, the Company will have the option to purchase the equipment for $513. Under the GE capital leases payable, GE has a first-perfected security interest in certain equipment. At the end of each lease term, the Company will have the option to purchase the equipment for an aggregate of $1,615. The CIT and GE capital leases are cross-defaulted with other loan agreements if such default is not cured within 90 days following the default.

    Under the LTC capital lease payable, LTC has a first-perfected security interest in certain equipment. At the end of the lease term, the Company will have the option to purchase the equipment for fair market value, as defined.

4. INCOME TAXES

    The income tax benefit for the period ended June 30, 1998 represents the income tax benefit from operating losses. As a result, the income tax benefit presented consists of deferred tax benefits.

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

4. INCOME TAXES (CONTINUED)
    The reconciliation of the federal statutory income tax rate to the Company's effective income tax rate for the period from Inception to June 30, 1998 is as follows:

Federal tax benefit at statutory rate.................................  $     (37)
State, net of federal benefit.........................................         (7)
Non-deductible amortization...........................................         29
                                                                              ---
Actual income tax benefit.............................................  $     (15)
                                                                              ---
                                                                              ---
Effective tax rate....................................................        (14%)
                                                                              ---
                                                                              ---

    Significant components of the Company's net deferred tax liabilities as of June 30, 1998 are as follows:

DEFERRED TAX ASSETS (LIABILITIES):

Net operating loss carryforwards..................................  $   4,801
Book basis in property over tax basis.............................    (12,674)
Resident address lists............................................     (6,687)
Patents...........................................................       (820)
Inventories.......................................................       (356)
Goodwill..........................................................     (2,241)
Prepaid pension cost..............................................     (1,199)
Trained work force................................................     (1,145)
Covenants not-to-compete..........................................      1,319
Interest paid with in-kind notes..................................      1,821
Employee benefit accruals.........................................      4,155
Liabilities not currently deductible..............................      3,549
Allowance for doubtful accounts...................................        722
Deferred revenue..................................................       (713)
Other, net........................................................       (189)
                                                                    ---------
Net deferred tax liabilities......................................  $  (9,657)
                                                                    ---------
                                                                    ---------

    The net operating loss carryforwards will be used to offset future taxable income of certain subsidiaries of the Company, subject to their expirations, beginning in 2004 and continuing through 2013. Any future issuance of stock by the Company could result in an ownership change, as defined by the Tax Reform Act of 1986, and could limit utilization of net operating loss carryforwards. Also, benefits derived from using net operating loss carryforwards to offset any taxes calculated as alternative minimum tax could be less than the recorded amount of the net operating loss carryforwards. Although realization is not assured, management believes all net operating loss carryforwards will be realized.

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

5. CAPITAL STOCK

    Concurrent with the acquisitions of DIMAC Marketing and AHI (Note 1), Holdings made a capital contribution of $100,000 to the Company for 100 shares of common stock.

6. RELATED-PARTY TRANSACTIONS

FEES TO AFFILIATE

    Effective July 1, 1998, the Company entered into an Advisory Services Agreement (the "Agreement") with MDC Management Company IV, L.P. ("MDC") an affiliate of the Company. Under the Agreement, MDC provides certain consulting, financial, and managerial functions for a fee. The annual fee for the period from July 1, 1998 to December 31, 1998 will be $275. Thereafter, the annual fee will equal the greater of (i) $550 and (ii) 1.06% of the pro forma EBITDA of the Company for the immediate preceding fiscal year, as defined. No payments shall be made by the Company to MDC under the Agreement if there is an event of default, as defined, under certain loan agreements (Note 3). The Agreement expires July, 2003 and is renewable thereafter, unless terminated by the Company for justifiable cause, as defined.

    For services related to the acquisitions of DIMAC and AHI (Note 1), the Company paid MDC and its affiliates $11,231 which has been recorded as goodwill.

7. EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PLANS

    The Company has a defined benefit pension plan ("The Employees' Retirement Plan of National Fiberstok Corporation") covering certain employees. On December 20, 1993, the Company amended the plan, freezing future participation by any new employee of the Company effective December 31, 1993. Effective December 31, 1994, the Company again amended the plan, freezing future accrual of benefits for all participants. In conjunction with this amendment, all participants of the plan were retroactively vested.

    The funded status of the plan as of June 30, 1998 is as follows:

Actuarial present value of benefit obligations:
  Accumulated projected benefit obligation.........................................  $  18,355
  Plan assets at fair value........................................................     19,963
                                                                                     ---------
Plan assets greater than projected benefit obligation..............................  $   1,608
                                                                                     ---------
                                                                                     ---------

    The weighted average discount rate used to measure the accumulated projected benefit obligation was 7%. The expected long-term rates of return on assets was 9%.

    The company has another defined benefit pension plan ("The Transkrit Corporation Employees' Pension Plan") covering certain employees. Effective April 30, 1997, the company amended the plan, freezing future benefits for participants at certain locations. In conjunction with this amendment, the participants with frozen future benefits were retroactively vested. Normal retirement age is 65, but a

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

7. EMPLOYEE BENEFIT PLANS (CONTINUED)
provision is made for early retirement. Benefits are based on the employee's compensation level and years of service.

    The funded status of the plan as of June 30, 1998 is as follows:

Actuarial present value of benefit obligations:
Accumulated projected benefit obligation, including vested benefits of $2,576.......  $   2,720
                                                                                      ---------
                                                                                      ---------
Projected benefit obligation........................................................  $   4,503
Plan assets at fair value...........................................................      6,052
                                                                                      ---------
Plan assets greater than projected benefit obligation...............................  $   1,549
                                                                                      ---------
                                                                                      ---------

    The weighted average discount rate used to measure the accumulated projected benefit obligation was 7%. The expected long-term rates of return on assets was 9%.

MULTI-EMPLOYER PENSION PLAN

    The Company is also a member of a multi-employer pension plan covering 108 union employees. The plan is not administered by the Company and contributions are determined in accordance with provisions of a negotiated labor contract. The Company's share of the actuarial present value of accumulated plan benefits and net assets available for benefits is not available.

DEFINED CONTRIBUTION PLANS

    The Company sponsors several voluntary 401(k) savings plans covering all eligible, non-union, employees at certain locations. The plans include provisions which allow employees to make pretax contributions ranging from 1% to 20% of the employee's wages. Maximum pretax contributions are capped at percents ranging from 6% to 15% of wages, depending on the location. The Company matches between 10% and 100% of employee contributions up to 6% to 10% of eligible employee's wages, which varies by location. Company matching contributions vest, at periods ranging from immediately to six years.

8. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company has certain non-cancelable operating leases for office and plant facilities and office equipment. Minimum annual rental payments remaining under non-cancelable operating leases as of June 30, 1998 for the remaining six months of 1998 and the fiscal years thereafter are as follows:

1998...............................................................................  $   3,084
1999...............................................................................      5,130
2000...............................................................................      4,127
2001...............................................................................      3,083
2002...............................................................................      2,737
2003 and thereafter................................................................      7,053
                                                                                     ---------
                                                                                     $  25,214
                                                                                     ---------
                                                                                     ---------

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)
ENVIRONMENTAL LIABILITIES

    In January 1988 the Company was notified by the United States Environmental Protection Agency ("EPA") that it was potentially liable for costs incurred by the EPA in responding to the Dixie Caverns County Landfill in Roanoke County, Virginia. Subsequently, Roanoke County filed suit against the twelve potentially responsible parties ("PRP's"), which included the Company, to recover the funds it had expended in cleaning the site at the date of the suit and for any additional sums it would expend in the future. While under the Comprehensive Environmental Response, Compensation and Liability Act, PRPs may be held jointly and severally liable for the costs of cleanup. Management believes that the Company's potential liability in connection with this site will not be material, based upon the amount and nature of the waste alleged to be attributable to it, the number of other financially viable PRP's and the total estimated cleanup costs.

LEGAL PROCEEDINGS

    In June 1997 the Company was informed by the United States Attorney's Office for the Eastern District of Missouri that it was the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes may have occurred in connection with the Company's bulk mailing practices. The Company has been engaged in a dialogue with the Government, which discussions have included a possible consensual resolution of this matter; however as of the date hereof, no settlement has been reached. It is the Company's position that its bulk mailing practices comply with applicable laws and regulations. In connection with the DIMAC Marketing Acquisition, Heritage, the Company and DIMAC Marketing entered into an indemnification agreement pursuant to which Heritage has agreed to indemnify the Company for certain costs, including settlements, judgments and related fees, in relation to the USPS investigation. There can be no assurance, however, that the investigation and the costs associated therewith will not have a material adverse effect on the Company's business, financial condition or results of operations.

    The Company is a party to various other litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any such matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company.

9. SUBSEQUENT EVENTS

AMENDMENTS TO SENIOR SECURED CREDIT AGREEMENT

    On July 29, 1998, the Company and CSFB amended the Credit Agreement creating a tranche C term loans ("Term Loans C"); whereby, effective with the amendment, Term Loans A was reduced by $20,000 to $55,000, Term Loans B was reduced by $5,000 to $70,000 and Term Loans C had an outstanding balance of $25,000. In addition, under the terms of the amendment, an additional $25,000 of Term Loans C is available. The initial interest rate on Term Loans C is the ABR plus 2.00% or the AER plus 3.00% and can be adjusted downward to the ABR plus 1.75% or to the AER plus 2.75% based upon the Company's leverage ratio, as defined, commencing no later than December 26, 1998.

    Concurrent with the issuance of the $100,000 Senior Subordinated Notes, the Company and CSFB entered into the Amended and Restated Credit Agreement, whereby, the initial interest rate on Term

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

9. SUBSEQUENT EVENTS (CONTINUED)
Loans A and the Revolving Loan Facility is the ABR plus 1.75% or the AER plus 2.75% and can be adjusted downward to the ABR plus 1.00% or the AER plus 2.00% based upon the Company's leverage ratio, as defined. The initial interest rate on Term Loans B is the ABR plus 2.25% or the AER plus 3.25% and can be adjusted downward to the ABR plus 2.00% or the AER plus 3.00% based upon the Company's leverage ratio, as defined. The initial interest rate on Term Loans C is ABR plus 2.50% or AER plus 3.50% and can be adjusted downward to the ABR plus 2.25% or the AER plus 3.25% based upon the Company's leverage ratio, as defined.

$100,000 SENIOR SUBORDINATED NOTES

    On October 22, 1998, the Company completed the offering (the "Offering") of $100,000 aggregate principal amount of 12.5% senior subordinated notes (the "Notes") due 2008. Net proceeds from the Offering were $97.2 million, net of original issue discount of $2.8 million. Interest on the Notes is payable semi-annually. The Notes represent senior obligations of the Company and rank PARI PASSU in right of payment to all existing subsidiaries of the Company and future senior indebtedness. The Notes are guaranteed by each of the existing subsidiaries of the Company.

    Concurrently with the Offering, the Company and its subsidiaries, as applicable, entered into certain transactions. Holdings contributed additional equity capital to the Company of approximately $39,300 and the Company made a $10,000 and $35,000 draw down on Term Loans B and Term Loans C, respectively. The Company repaid the AmeriComm Senior Notes, the AmeriComm Holdings Senior Notes and all amounts due under the revolving loan facility with Heller (Note
3). Subsequent to the Offering, the revolving loan facility with Heller was terminated.

    The $39,300 of additional equity provided by Holdings consisted of $10,000 of additional equity provided to Holdings from affiliates of McCown De Leeuw and certain other investors and $29,300 of net proceeds received by Holdings from the issuance of $30,000 aggregate principal amount of its 15.5% Senior Notes due 2009 (the "Holdings Notes"). In addition to the issuance of the Holding Notes, Holdings issued warrants to the Holdings Notes holders to purchase 28,205 shares of common stock at an exercise price of $.01 per share. The Company has reserved 28,205 shares of common stock for the exercise of these warrants. Interest on the Holdings Notes is not payable in cash until December 31, 2003. Thereafter, Holdings will be reliant upon the Company to provide it with cash to meet its obligations under the Holdings Notes.

STOCK OPTION PLAN

    Effective October 22, 1998, the board of directors adopted the DIMAC Holdings, Inc. 1998 Stock Option Plan (the "Plan") for directors, certain employees and consultants of the Company. The Plan allows for 119,242 shares of Holdings' common stock to be granted. The options vest based on time and based upon the profitability of the Company or in the event of a change in control of the Company, as defined. No options have been granted as of November 6, 1998.

    The Company accounts for its stock option plan in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123. "Accounting for Stock-Based Compensation" for disclosure purposes. In accordance with the disclosure requirements of SFAS No. 123, the

                       DIMAC CORPORATION AND SUBSIDIARIES

         FOR THE PERIOD FROM INCEPTION (MAY 12, 1998) TO JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

9. SUBSEQUENT EVENTS (CONTINUED)
Company will be required to calculate pro forma compensation cost of all stock options granted using an option pricing model.

STOCKHOLDERS' AGREEMENT

    Certain officers and key employees of the Company purchased and own an aggregate of 32,500 shares of Holdings common stock. The stock was purchased at a price of $100 per share, the fair value at the date of such purchases.

    Certain stockholders are subject to the terms of a stockholders' agreement. This agreement restricts the stockholders' ability to sell, transfer, and assign the common stock, with Holdings having the first right of purchase. The holders of the stock may be required to sell their shares of common stock to the Holdings under certain conditions. In addition, upon expiration of a stockholder's employment with the Company, the Holdings has the option to buy back the stockholder's common stock at a specified price based on a stated return of 5% per annum over the cost of the shares of Holdings.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

    The unaudited consolidated financial statements for the six month period ended June 30, 1997 reflect the operations of DIMAC Marketing Corporation following its purchase by Heritage, but prior to the acquisition of Heritage by News Corporation in August 1997, and the unaudited consolidated financial statements for the six month period ended June 26, 1998 reflect the operations of DIMAC Marketing following the purchase of Heritage by News Corporation.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                     JUNE 26,
                                                                                   DECEMBER 31,        1998
                                                                                       1997        (UNAUDITED)
                                                                                   ------------  ----------------
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................................   $   --          $   --
  Accounts receivable, net of allowance for doubtful accounts of $972 and
    $1,065.......................................................................       35,916          37,977
  Inventories....................................................................        3,452           2,284
  Income taxes receivable -- Parent Company......................................        3,816           6,016
  Deferred income taxes..........................................................        8,376           4,206
  Other current assets...........................................................        1,560           1,502
                                                                                   ------------       --------
    Total current assets.........................................................       53,120          51,985
PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS...................................       45,119          44,792
INTANGIBLE ASSETS................................................................      162,597         162,022
                                                                                   ------------       --------
                                                                                    $  260,836      $  258,799
                                                                                   ------------       --------
                                                                                   ------------       --------
                                      LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable...............................................................   $    7,815      $    5,072
  Advances from customers........................................................       10,087          13,586
  Accrued liabilities............................................................       25,878          19,981
  Current maturities of long-term capital lease obligations......................        1,782           1,773
                                                                                   ------------       --------
    Total current liabilities....................................................       45,562          40,412
LONG-TERM CAPITAL LEASE OBLIGATIONS..............................................        2,822           2,225
DEFERRED LEASE LIABILITY.........................................................        2,004           1,955
DEFERRED INCOME TAXES............................................................       14,071          13,130
PAYABLE TO PARENT COMPANY........................................................      138,825         143,906
                                                                                   ------------       --------
    Total liabilities............................................................      203,284         201,628
                                                                                   ------------       --------
STOCKHOLDER'S EQUITY:
  Series preferred stock, $.01 par value; 10,000,000 shares authorized; none
    issued.......................................................................       --              --
  Common stock, $.01 par value; 20,000,000 shares authorized; issued 1,000.......       --              --
  Additional paid-in capital.....................................................       57,800          57,800
  Retained deficit...............................................................         (248)           (629)
                                                                                   ------------       --------
    Total stockholder's equity...................................................       57,552          57,171
                                                                                   ------------       --------
                                                                                    $  260,836      $  258,799
                                                                                   ------------       --------
                                                                                   ------------       --------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                       THE SIX MONTHS ENDED JUNE 26, 1998

                             (DOLLARS IN THOUSANDS)

                                                                                    JUNE 30,         JUNE 26,
                                                                                      1997             1998
                                                                                   (UNAUDITED)      (UNAUDITED)
                                                                                 ---------------  ---------------
SALES..........................................................................     $  91,421        $  93,208
COST OF SALES..................................................................        60,270           61,806
                                                                                      -------          -------
    Gross profit...............................................................        31,151           31,402
                                                                                      -------          -------
OPERATING EXPENSES:
  Sales expenses...............................................................        10,390           10,180
  General and administrative expenses..........................................        13,472           12,639
  Amortization of intangibles..................................................         5,181            3,796
                                                                                      -------          -------
                                                                                       29,043           26,615
                                                                                      -------          -------
      Operating income.........................................................         2,108            4,787
                                                                                      -------          -------
INTEREST EXPENSE...............................................................         4,633            4,583
                                                                                      -------          -------
      Income (loss) before income taxes and discontinued operations............        (2,525)             204
INCOME TAX PROVISION...........................................................            17              585
                                                                                      -------          -------
      Loss before discontinued operations......................................        (2,542)            (381)
DISCONTINUED OPERATIONS:
  Loss from operations of discontinued joint venture (net of income tax benefit
    of $489)...................................................................          (649)          --
                                                                                      -------          -------
      Net loss.................................................................     $  (3,191)       $    (381)
                                                                                      -------          -------
                                                                                      -------          -------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND
                       THE SIX MONTHS ENDED JUNE 26, 1998

                             (DOLLARS IN THOUSANDS)

                                                                                           JUNE 30,     JUNE 26,
                                                                                             1997         1998
                                                                                          (UNAUDITED)  (UNAUDITED)
                                                                                          -----------  -----------
OPERATING ACTIVITIES:
  Net loss..............................................................................   $  (3,191)   $    (381)
  Adjustments to reconcile net loss to net cash provided by operating activities-
    Loss from discontinued operations...................................................         649       --
    Depreciation and amortization expense...............................................       7,549        7,077
    Deferred taxes......................................................................         361        1,029
    Changes in net assets and liabilities-
      Accounts receivable...............................................................        (718)      (2,061)
      Inventories.......................................................................        (187)       1,168
      Other current assets..............................................................        (561)          58
      Accounts payable..................................................................      (1,641)      (2,743)
      Advances from customers...........................................................      (1,394)       3,499
      Accrued liabilities...............................................................      (1,833)      (5,685)
      Income taxes payable..............................................................        (430)      --
                                                                                          -----------  -----------
        Net cash (used in) provided by operating activities.............................      (1,396)       1,961
                                                                                          -----------  -----------
INVESTING ACTIVITIES:
  Payments for contingent consideration and other intangibles...........................      (3,739)      (3,221)
  Purchase of property, equipment and leasehold improvements............................     (11,344)      (3,166)
                                                                                          -----------  -----------
        Net cash used in investing activities...........................................     (15,083)      (6,387)
                                                                                          -----------  -----------
FINANCING ACTIVITIES:
  Payments on capital lease obligations.................................................      (1,020)        (655)
  Net borrowings under revolving credit facilities......................................      46,566       --
  Net borrowings from Parent Company....................................................     (29,067)       5,081
                                                                                          -----------  -----------
        Net cash provided by financing activities.......................................      16,479        4,426
                                                                                          -----------  -----------
        Net change in cash and cash equivalents.........................................      --           --
CASH AND CASH EQUIVALENTS, beginning of period..........................................      --           --
                                                                                          -----------  -----------
CASH AND CASH EQUIVALENTS, end of period................................................   $  --        $  --
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The unaudited consolidated financial statements for the six month period ended June 30, 1997 reflect the operations of DIMAC Marketing Corporation following its purchase by Heritage, but prior to the acquisition of Heritage by News Corporation in August 1997. The unaudited consolidated financial statements for the six month period ended June 26, 1998 reflect the operations of DIMAC Marketing Corporation following the purchase of Heritage by News Corporation. As a result of the change in basis of accounting between the six month periods ended June 30, 1997 and June 26, 1998, the operating results may not be comparable or indicative of future periods.

    In the opinion of management, the unaudited financial statements contain all the normal and recurring adjustments necessary to present fairly the financial position of the Company as of June 26, 1998 and the results of the Company's operations and its cash flows for the six months ended June 30, 1997 and June 26, 1998 in conformity with generally accepted accounting principles. The results of operations for the six month period ended June 26, 1998 are not necessarily indicative of the results to be expected for the year.

2. INVENTORIES:

    The composition of inventories at June 26, 1998, is as follows:

Raw materials.......................................................       $766
Work-in-process.....................................................        284
Finished goods......................................................         25
Postage.............................................................      1,209
                                                                      ---------
    Total                                                                $2,284
                                                                      ---------
                                                                      ---------

3. NEW ACCOUNTING PRONOUNCEMENTS:

    The Financial Accounting Standards Board recently issued SFAS No. 130 "Reporting Comprehensive Income," which establishes standards for reporting and disclosure of comprehensive income and its components; SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas, and major customers; SFAS No. 132 "Employers' Disclosures about Pension and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits and expands disclosures on changes in benefit obligations and fair values of plan assets; and SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which requires that all derivatives be recognized as either assets or liabilities in the statement of financial position at fair value unless specific hedge criteria are met. The Company is required to adopt the provisions of SFAS 130, 131 and 132 in 1998 and SFAS 133 in 2000. Adoption of these statements is not expected to significantly impact the Company's consolidated financial position, results of operations or cash flows, and any effect will be limited primarily to the form and content of its disclosures.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

4. COMMITMENTS AND CONTINGENCIES

    In June 1997 the Company was informed by the United States Attorney's Office for the Eastern District of Missouri that it was the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes may have occurred in connection with the Company's bulk mailing practices. The Company has been engaged in a dialogue with the Government, which discussions have included a possible consensual resolution of this matter, however, as of the date hereof, no settlement has been reached. It is the Company's position that its bulk mailing practices comply with applicable laws and regulations. In connection with the DIMAC Marketing Acquisition, Heritage, the Company and DIMAC Marketing entered into an indemnification agreement pursuant to which Heritage has agreed to indemnify the Company for certain costs, including settlements, judgments and related fees, in relation to the USPS investigation. There can be no assurance, however, that the investigation and the costs associated therewith will not have a material adverse effect on the Company's business, financial condition or results of operations.

    The Company is a party to various other litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any such matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

    The consolidated financial statements for the four month period ended December 31, 1997 reflect the financial results of DIMAC Marketing Corporation under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed in connection with the purchase of Heritage by News Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIMAC Marketing Corporation and Subsidiaries:

    We have audited the accompanying consolidated balance sheet of DIMAC Marketing Corporation and Subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholder's equity and cash flows for the four months ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DIMAC Marketing Corporation and Subsidiaries as of December 31, 1997, and the consolidated results of their operations and their cash flows for the four months ended December 31, 1997, in conformity with generally accepted accounting principles.

                                           ARTHUR ANDERSEN LLP

St. Louis, Missouri,
July 2, 1998

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1997

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................................  $  --
  Accounts receivable, net of allowance for doubtful accounts of $972.............     35,916
  Inventories.....................................................................      3,452
  Income taxes receivable -- Parent Company.......................................      3,816
  Deferred income taxes...........................................................      8,376
  Other current assets............................................................      1,560
                                                                                    ---------
    Total current assets..........................................................     53,120
PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS....................................     45,119
INTANGIBLE ASSETS.................................................................    162,597
                                                                                    ---------
                                                                                    $ 260,836
                                                                                    ---------
                                                                                    ---------

                            LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................................  $   7,815
  Advances from customers.........................................................     10,087
  Accrued liabilities.............................................................     25,878
  Current maturities of long-term capital lease obligations.......................      1,782
                                                                                    ---------
    Total current liabilities.....................................................     45,562
LONG-TERM CAPITAL LEASE OBLIGATIONS...............................................      2,822
DEFERRED LEASE LIABILITY..........................................................      2,004
DEFERRED INCOME TAXES.............................................................     14,071
PAYABLE TO PARENT COMPANY.........................................................    138,825
                                                                                    ---------
    Total liabilities.............................................................    203,284
                                                                                    ---------
STOCKHOLDER'S EQUITY:
  Series preferred stock, $.01 par value; 10,000,000 shares authorized; none
    issued........................................................................     --
  Common stock, $.01 par value; 20,000,000 shares authorized; issued 1,000........     --
  Additional paid-in capital......................................................     57,800
  Retained deficit................................................................       (248)
                                                                                    ---------
    Total stockholder's equity....................................................     57,552
                                                                                    ---------
                                                                                    $ 260,836
                                                                                    ---------
                                                                                    ---------

       The accompanying notes are an integral part of this balance sheet.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

SALES..............................................................................  $  59,200
COST OF SALES......................................................................     39,722
                                                                                     ---------
    Gross profit...................................................................     19,478
                                                                                     ---------
OPERATING EXPENSES:
  Sales expenses...................................................................      6,404
  General and administrative expenses..............................................      8,011
  Amortization of intangibles......................................................      2,668
                                                                                     ---------
                                                                                        17,083
                                                                                     ---------
    Operating income...............................................................      2,395
INTEREST EXPENSE...................................................................      2,248
                                                                                     ---------
    Income before income taxes.....................................................        147
INCOME TAX PROVISION...............................................................        395
                                                                                     ---------
    Net loss.......................................................................  $    (248)
                                                                                     ---------
                                                                                     ---------

         The accompanying notes are an integral part of this statement.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                            SHARES OF                ADDITIONAL
                                                             COMMON       COMMON       PAID-IN     RETAINED
                                                              STOCK        STOCK       CAPITAL      DEFICIT      TOTAL
                                                           -----------  -----------  -----------  -----------  ---------
BALANCE AT SEPTEMBER 1, 1997.............................       1,000    $  --        $  57,800    $  --       $  57,800
  Net loss...............................................      --           --           --             (248)       (248)
                                                                -----   -----------  -----------       -----   ---------
BALANCE AT DECEMBER 31, 1997.............................       1,000    $  --        $  57,800    $    (248)  $  57,552
                                                                -----   -----------  -----------       -----   ---------
                                                                -----   -----------  -----------       -----   ---------

         The accompanying notes are an integral part of this statement.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE FOUR MONTHS ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

OPERATING ACTIVITIES:
  Net loss.........................................................................  $    (248)
  Adjustments to reconcile net loss to net cash provided by operating activities-
    Depreciation and amortization expense..........................................      4,530
    Deferred income tax benefit....................................................        289
    Changes in net assets and liabilities-
      Accounts receivable..........................................................        234
      Inventories..................................................................        349
      Other current assets.........................................................        507
      Accounts payable.............................................................        665
      Advances from customers......................................................        171
      Accrued liabilities..........................................................     (5,187)
                                                                                     ---------
        Net cash provided by operating activities..................................      1,310
                                                                                     ---------
INVESTING ACTIVITIES:
  Payments for contingent consideration and other intangibles......................     (1,900)
  Purchase of property, equipment and leasehold improvements.......................     (5,720)
                                                                                     ---------
        Net cash used in investing activities......................................     (7,620)
                                                                                     ---------
FINANCING ACTIVITIES:
  Payments of capital lease obligations............................................       (432)
  Net borrowings from Parent Company...............................................      6,742
                                                                                     ---------
        Net cash provided by financing activities..................................      6,310
                                                                                     ---------
        Net change in cash and cash equivalents....................................     --
CASH AND CASH EQUIVALENTS, beginning of period.....................................     --
                                                                                     ---------
CASH AND CASH EQUIVALENTS, end of period...........................................  $  --
                                                                                     ---------
                                                                                     ---------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid....................................................................  $   2,321
                                                                                     ---------
                                                                                     ---------
  Income taxes paid................................................................  $  --
                                                                                     ---------
                                                                                     ---------

         The accompanying notes are an integral part of this statement.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    DIMAC Marketing Corporation (DIMAC or the Company) is one of the largest full-service, vertically integrated direct marketing services companies in the United States. DIMAC creates and implements comprehensive, custom-tailored marketing programs that enable clients nationwide to focus their marketing expenditures on a highly targeted potential customer base. As a full-service, vertically integrated firm, DIMAC provides every component of a complete direct marketing program, including customized market research, strategic and creative planning, creation and management of relational data bases, telemarketing, media buying, production services, fulfillment services and subsequent program analysis.

    The consolidated financial statements include the accounts of DIMAC and its wholly owned subsidiary DIMAC DIRECT Inc. (DIMAC DIRECT) (including its wholly owned subsidiaries Palm Coast Data Inc., The McClure Group Inc., Wilcox & Associates Inc. and MBS/Multimode Inc.). DIMAC's operations are located in St. Louis, New York, Palm Coast, Philadelphia, Houston, Los Angeles and Boston. All significant intercompany balances and transactions have been eliminated.

    In August 1997, all of the common stock of Heritage Media Corporation (Heritage), the parent company of DIMAC, was acquired by News America Corporation Ltd. (News Corp.) in a cash purchase transaction. The acquisition by News Corp. has been accounted for as a purchase and the purchase price allocated to DIMAC of approximately $190,000 has been pushed down to the Company. Goodwill of approximately $145,000 resulting from this acquisition is being amortized on a straight-line basis over 40 years.

    The consolidated financial statements as of December 31, 1997 and for the four months then ended include an amount due to News Corp. of $138,825, and intercompany interest expense to News Corp. of $2,123. Intercompany interest is charged at 8.5%, calculated monthly.

CASH AND CASH EQUIVALENTS

    All highly liquid debt investments purchased with a maturity of three months or less are classified as cash equivalents.

ACCOUNTS RECEIVABLE

    The Company provides an allowance for doubtful accounts for the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables. Included in receivables is $13,336 representing unbilled revenues for services performed prior to December 31, 1997.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market, and include appropriate elements of material, labor and overhead.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are recorded at cost. Property and equipment are depreciated using the straight-line method over the respective asset's estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the respective asset's estimated useful life or the lease term.

    The Company continually evaluates the propriety of the carrying amounts of property and equipment and the estimated useful lives used for depreciation.

INTANGIBLE ASSETS

    The cost of acquired companies is allocated first to identifiable assets and liabilities based on estimated fair market values. The excess of cost over identifiable assets and liabilities is recorded as goodwill with amortization over 40 years. Costs allocated to identifiable intangible assets are amortized over the remaining estimated useful lives of the assets as determined by underlying contract terms or independent appraisals.

    The Company continually reevaluates the propriety of the carrying amount of goodwill as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the amortization periods of related goodwill. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of goodwill, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of intangible assets over the related fair value of the assets. The Company believes that no significant impairment of the goodwill and other intangibles has occurred and that no reduction of the estimated useful lives is warranted.

REVENUE RECOGNITION

    The Company performs work in accordance with individual client projects. Revenues are recognized as services are performed on projects and the Company can determine the completion stage of those projects, to the extent that revenue is billable to the clients at that stage of completion.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    A financial instrument is defined as cash or a contract that imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, and conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity. The carrying amount of accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term maturity of these instruments.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
INCOME TAXES

    Income tax expense is reported as the total of current year income tax liability and the change in deferred taxes which are provided for temporary differences. Deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using current enacted tax rates.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVENTORIES:

    Inventories consist of the following:

Raw materials.......................................................  $   1,000
Work-in-process.....................................................      1,062
Finished goods......................................................         38
Postage.............................................................      1,352
                                                                      ---------
                                                                      $   3,452
                                                                      ---------
                                                                      ---------

3. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

    The estimated useful lives and the amounts of property, equipment and leasehold improvements are as follows:

                                                                         USEFUL LIFE
                                                                          IN YEARS
                                                                         -----------
Land                                                                         --       $   3,790
Buildings and leasehold improvements...................................       10-40      16,497
Machinery and equipment................................................        3-11      19,266
Furniture and fixtures.................................................         5-7       4,125
Data processing software...............................................         3-5       2,778
                                                                                      ---------
                                                                                         46,456

Less--Accumulated depreciation.........................................                   1,862
                                                                                      ---------
                                                                                         44,594

Construction-in-process................................................                     525
                                                                                      ---------
                                                                                      $  45,119
                                                                                      ---------
                                                                                      ---------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

4. INTANGIBLE ASSETS:

    Intangible assets consist of the following:

                                                                       USEFUL LIFE
                                                                        IN YEARS
                                                                       -----------
Goodwill.............................................................      40       $  147,203
Customer list........................................................        8-11       14,493
Other intangibles....................................................         5-8        3,569
                                                                                    ----------
                                                                                       165,265

Less--Accumulated amortization.......................................                    2,668
                                                                                    ----------
                                                                                    $  162,597
                                                                                    ----------
                                                                                    ----------

5. ACCRUED LIABILITIES:

    Accrued liabilities consist of the following:

Accruals related to discontinued operations........................  $   2,626
Compensation.......................................................      3,967
Accrued production costs...........................................      4,323
Other..............................................................     14,962
                                                                     ---------
                                                                     $  25,878
                                                                     ---------
                                                                     ---------

6. CAPITAL LEASE OBLIGATIONS AND LONG-TERM DEBT:

    Maturities of capital leases at December 31, 1997, are as follows:

                                                                                        CAPITAL
                                                                                        LEASES
                                                                                       ---------
1998.................................................................................  $   2,578
1999.................................................................................      1,568
2000.................................................................................        716
2001.................................................................................        196
2002.................................................................................         91
Thereafter...........................................................................     --
                                                                                       ---------
  Total payments.....................................................................      5,149

Less--Amounts representing interest..................................................        545
                                                                                       ---------
  Present value of minimum lease payments............................................      4,604

Less--Current portion................................................................      1,782
                                                                                       ---------
                                                                                       $   2,822
                                                                                       ---------
                                                                                       ---------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

7. INCOME TAXES:

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes.

    The components of the income tax provision are as follows:

Current:
  Federal............................................................  $  --
  State..............................................................     --
                                                                       ---------
                                                                          --
                                                                       ---------

Deferred:
  Federal............................................................        343
  State..............................................................         52
                                                                       ---------
                                                                             395
                                                                       ---------
                                                                       $     395
                                                                       ---------
                                                                       ---------

    Differences between the amount of the income tax provision recorded and the amount computed by applying the federal income tax statutory rate to income before income taxes are explained as follows:

Provision at statutory rates.........................................  $      51
State and local taxes................................................          9
Nondeductible expenses (primarily goodwill)..........................        335
                                                                       ---------
  Income tax provision...............................................  $     395
                                                                       ---------
                                                                       ---------

    Significant components of the Company's deferred income tax liabilities and assets are as follows:

Deferred income tax liabilities:
  Other intangibles (excluding goodwill)..........................  $  (8,618)
  Tax over book depreciation and amortization.....................     (5,016)
  Deferred revenue................................................       (437)
                                                                    ---------
                                                                      (14,071)
                                                                    ---------

Deferred income tax assets:
  Accrued liabilities.............................................      7,879
  Other...........................................................        497
                                                                    ---------
                                                                        8,376
                                                                    ---------
    Net deferred tax liability....................................  $  (5,695)
                                                                    ---------
                                                                    ---------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

8. EMPLOYEE BENEFIT PLAN:

    The Company has defined contribution plans which provide retirement benefits to substantially all employees not covered by collective bargaining agreements. The Company matches a portion of employee contributions to the plans. Company contributions to these plans charged to expense were $369 for the four month period ended December 31, 1997.

9. LEASE COMMITMENTS:

    Equipment acquired under capital leases is included in property, equipment and leasehold improvements, and the related obligations are in capital lease obligations (see Note 6). Related amortization is included in depreciation.

    Total rental expense for office and warehouse space, including short-term rentals and rentals under noncancelable operating leases (primarily office and warehouse space and production equipment), was $1,916 for the four month period ended December 31, 1997.

    The Company's landlord granted lease incentives to the Company in 1990, amounting to approximately $1,700, as an inducement to enter into the lease of the St. Louis facility. Rent payments on the St. Louis facility, net of the lease incentive, are scheduled to increase periodically and are recognized as expense on a straight-line basis over the life of the lease. The difference between rent payments made and rental expense is recorded as deferred lease liability.

    The future minimum rental commitments required under noncancelable operating leases are as follows:

YEAR                                                                                  AMOUNT
-----------------------------------------------------------------------------------  ---------
1998...............................................................................  $   3,776
1999...............................................................................      3,387
2000...............................................................................      2,772
2001...............................................................................      2,501
2002...............................................................................      2,386
Thereafter.........................................................................      6,596
                                                                                     ---------
                                                                                     $  21,418
                                                                                     ---------
                                                                                     ---------

10. TRANSACTIONS WITH MAJOR CUSTOMERS:

    The Company provides creative, media, printing, mailing services and magazine subscription fulfillment to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition, and requires advance payments for postage and other services.

    Transactions with one customer, which is a Fortune 50 company involved in the communication industry, accounted for 15% of sales for the four month period ended December 31, 1997. Accounts receivable from this customer amounted to $4,325 as of December 31, 1997.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

11. COMMITMENTS AND CONTINGENCIES:

    The Company has contingent payment obligations based on the attainment of certain financial performance targets of businesses acquired in prior years. For the four months ended December 31, 1997, total contingent consideration paid related to all acquisitions was $1,900. Contingent payment obligations are accounted for as additional goodwill and are payable through December 1999.

    In June 1997 the Company was informed by the United States Attorney's Office for the Eastern District of Missouri that it was the subject of a grand jury investigation based upon information supplied by the United States Postal Service. The investigation concerns whether violations of civil or criminal statutes may have occurred in connection with the Company's bulk mailing practices. The Company has been engaged in a dialogue with the Government, which discussions have included a possible consensual resolution of this matter, however, as of the date hereof, no settlement has been reached. It is the Company's position that its bulk mailing practices comply with applicable laws and regulations. In connection with the DIMAC Marketing Acquisition, Heritage, the Company and DIMAC Marketing entered into an indemnification agreement pursuant to which Heritage has agreed to indemnify the Company for certain costs, including settlements, judgments and related fees, in relation to the USPS investigation. There can be no assurance, however, that the investigation and the costs associated therewith will not have a material adverse effect on the Company's business, financial condition or results of operations.

    The Company is a party to various other litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any such matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company.

12. SUBSEQUENT EVENTS:

    On June 26, 1998, News Corp. sold their interest in the Company, including the payable to Parent Company, to McCown De Leeuw & Co. for $204,000, including $4,000 of assumed indebtedness.

                  DIMAC MARKETING CORPORATION AND SUBSIDIARIES

    The consolidated financial statements for the eleven month period ended December 31, 1996 and for the eight month period ended August 31, 1997 reflect the financial results of DIMAC Marketing Corporation under a new basis of accounting that reflects the fair value of assets acquired and liabilities assumed, the related financing costs, and all debt incurred in connection with purchase of DIMAC Marketing Corporation by Heritage.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIMAC Marketing Corporation and Subsidiaries:

    We have audited the accompanying consolidated balance sheet of DIMAC Marketing Corporation and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholder's equity and cash flows for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of DIMAC Marketing Corporation and Subsidiaries as of December 31, 1996, and the consolidated results of their operations and their cash flows for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997, in conformity with generally accepted accounting principles.

                                           ARTHUR ANDERSEN LLP

St. Louis, Missouri,
July 2, 1998

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

               CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 1996

                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................................  $  --
  Accounts receivable, net of allowance for doubtful accounts of $862.............     37,033
  Inventories.....................................................................      4,419
  Deferred income taxes...........................................................      1,932
  Other current assets............................................................      1,690
                                                                                    ---------
    Total current assets..........................................................     45,074
PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS....................................     34,124
INTANGIBLE ASSETS.................................................................    270,805
                                                                                    ---------
                                                                                    $ 350,003
                                                                                    ---------
                                                                                    ---------
                       LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................................  $  10,675
  Advances from customers.........................................................      9,602
  Accrued liabilities.............................................................     19,867
  Income taxes payable............................................................        430
  Current maturities of long-term capital lease obligations.......................      2,040
  Current maturities of long-term debt............................................      5,000
                                                                                    ---------
    Total current liabilities.....................................................     47,614
LONG-TERM CAPITAL LEASE OBLIGATIONS...............................................      3,613
LONG-TERM DEBT....................................................................     76,000
DEFERRED LEASE LIABILITY..........................................................      2,104
DEFERRED INCOME TAXES.............................................................     11,089
PAYABLE TO PARENT COMPANY.........................................................     34,102
                                                                                    ---------
    Total liabilities.............................................................    174,522
                                                                                    ---------
STOCKHOLDER'S EQUITY:
  Series preferred stock, $.01 par value; 10,000,000 shares authorized; none
    issued........................................................................     --
  Common stock, $.01 par value; 20,000,000 shares authorized; issued 1,000........     --
  Additional paid-in capital......................................................    175,000
  Retained earnings...............................................................        481
                                                                                    ---------
    Total stockholder's equity....................................................    175,481
                                                                                    ---------
                                                                                    $ 350,003
                                                                                    ---------
                                                                                    ---------

             The accompanying notes an integral part of this sheet.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                         DECEMBER 31,  AUGUST 31,
                                                                                             1996         1997
                                                                                         ------------  ----------
SALES..................................................................................   $  168,193   $  118,747
COST OF SALES..........................................................................      108,735       77,820
                                                                                         ------------  ----------
    Gross profit.......................................................................       59,458       40,927
                                                                                         ------------  ----------

OPERATING EXPENSES:
  Sales expenses.......................................................................       17,859       13,767
  General and administrative expenses..................................................       20,688       17,151
  Amortization of intangibles..........................................................        9,098        6,949
                                                                                         ------------  ----------
                                                                                              47,645       37,867
                                                                                         ------------  ----------
    Operating income...................................................................       11,813        3,060
                                                                                         ------------  ----------

INTEREST EXPENSE.......................................................................        7,525        6,188
                                                                                         ------------  ----------
    Income (loss) before income taxes and discontinued operations......................        4,288       (3,128)

INCOME TAX PROVISION...................................................................        3,789          122
                                                                                         ------------  ----------
    Net income (loss) before discontinued operations...................................          499       (3,250)

DISCONTINUED OPERATIONS:
  Loss from operations of discontinued joint venture (net of income tax benefit of $13
    and $581)..........................................................................          (18)        (770)
  Loss on disposal of discontinued joint venture, including provision for operating
    losses during phase-out period (net of income tax benefit of $2,942)...............       --           (3,899)
                                                                                         ------------  ----------
    Net income (loss)..................................................................   $      481   $   (7,919)
                                                                                         ------------  ----------
                                                                                         ------------  ----------

        The accompanying notes are an integral part of these statements.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                          SHARES OF                ADDITIONAL   RETAINED
                                                           COMMON       COMMON      PAID-IN     EARNINGS
                                                            STOCK        STOCK      CAPITAL    (DEFICIT)     TOTAL
                                                         -----------  -----------  ----------  ----------  ----------
BALANCE AT FEBRUARY 1, 1996............................       1,000    $  --       $  175,000  $   --      $  175,000
  Net income...........................................      --           --           --             481         481
                                                              -----        -----   ----------  ----------  ----------
BALANCE AT DECEMBER 31, 1996...........................       1,000       --          175,000         481     175,481
  Net loss.............................................      --           --           --          (7,919)     (7,919)
                                                              -----        -----   ----------  ----------  ----------
BALANCE AT AUGUST 31, 1997.............................       1,000    $  --       $  175,000  $   (7,438) $  167,562
                                                              -----        -----   ----------  ----------  ----------
                                                              -----        -----   ----------  ----------  ----------

        The accompanying notes are an integral part of these statements.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE ELEVEN MONTHS ENDED DECEMBER 31, 1996 AND
                     THE EIGHT MONTHS ENDED AUGUST 31, 1997

                                                                                                     AUGUST 31,
                                                                                DECEMBER 31, 1996       1997
                                                                                -----------------  --------------
OPERATING ACTIVITIES:
  Net income (loss)...........................................................     $       481       $   (7,919)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities--
    Loss from discontinued operations.........................................              18              770
    Loss on disposal of discontinued operations...............................         --                 3,899
    Depreciation and amortization.............................................          12,827           10,414
    Deferred income tax benefit...............................................           2,480            1,884
    Other.....................................................................              25           --
      Changes in net assets and liabilities, net of acquisitions--
      Accounts receivable.....................................................          (7,750)            (733)
      Inventories.............................................................              66              340
      Other current assets....................................................             522             (541)
      Accounts payable........................................................            (428)          (3,445)
      Advances from customers.................................................           1,872              314
      Accrued liabilities.....................................................          (3,584)            (660)
      Income taxes............................................................           1,280           --
                                                                                      --------     --------------

        Net cash provided by operating activities.............................           7,809            4,323
                                                                                      --------     --------------

INVESTING ACTIVITIES:
  Net assets of acquired businesses...........................................         (28,678)          --
  Proceeds from sale of fixed assets..........................................              58           --
  Payments for contingent consideration and other intangibles.................          (6,976)          (4,059)
  Purchase of property, equipment and leasehold improvements..................          (9,282)         (15,885)
                                                                                      --------     --------------

        Net cash used in investing activities.................................         (44,878)         (19,944)
                                                                                      --------     --------------

FINANCING ACTIVITIES:
  Payments to extinguish credit agreement.....................................         --               (50,000)
  Payments to capital lease obligations.......................................          (1,653)          (1,360)
  Net borrowings (payments) under revolving credit facilities.................          31,000          (31,000)
  Net borrowings from Parent Company..........................................           7,722           97,981
                                                                                      --------     --------------

        Net cash provided by financing activities.............................          37,069           15,621
                                                                                      --------     --------------

        Net change in cash and cash equivalents...............................         --                --

CASH AND CASH EQUIVALENTS, beginning of period................................         --                --
                                                                                      --------     --------------

CASH AND CASH EQUIVALENTS, end of period......................................     $   --            $   --
                                                                                      --------     --------------
                                                                                      --------     --------------
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid...............................................................     $     7,314       $    6,321
                                                                                      --------     --------------
                                                                                      --------     --------------
  Income taxes paid...........................................................     $       730       $       59
                                                                                      --------     --------------
                                                                                      --------     --------------

        The accompanying notes are an integral part of these statements.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    DIMAC Marketing Corporation (DIMAC or the Company) is one of the largest full-service, vertically integrated direct marketing services companies in the United States. DIMAC creates and implements comprehensive, custom-tailored marketing programs that enable clients nationwide to focus their marketing expenditures on a highly targeted potential customer base. As a full-service, vertically integrated firm, DIMAC provides every component of a complete direct marketing program, including customized market research, strategic and creative planning, creation and management of relational data bases, telemarketing, media buying, production services, fulfillment services and subsequent program analysis.

    The consolidated financial statements include the accounts of DIMAC and its wholly owned subsidiary DIMAC DIRECT Inc. (DIMAC DIRECT) (including its wholly owned subsidiaries Palm Coast Data Inc., The McClure Group Inc., Wilcox & Associates Inc., MBS/Multimode Inc. and the accounts of KCET/DIMAC Communication LLC, in which DIMAC DIRECT has a 60% interest). DIMAC's operations are located in St. Louis, San Francisco, New York, Palm Coast, Philadelphia, Houston, Los Angeles and Boston. All significant intercompany balances and transactions have been eliminated.

    On February 21, 1996, all of the common stock of the Company was acquired by Heritage Media Corporation (Heritage), effective February 1, 1996, for cash of approximately $190,000. The acquisition has been accounted for as a purchase and the purchase accounting has been pushed down to the Company. Goodwill resulting from this transaction of approximately $220,000 is being amortized on a straight-line basis over 40 years.

    The consolidated financial statements include an amount due to Heritage of $34,102 as of December 31, 1996 and intercompany interest expense of $1,439 and $922 for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997, respectively.

CASH AND CASH EQUIVALENTS

    All highly liquid debt investments purchased with a maturity of three months or less are classified as cash equivalents.

ACCOUNTS RECEIVABLE

    The Company provides an allowance for doubtful accounts for the estimated losses that will be incurred in the collection of receivables. The estimated losses are based on historical collection experience coupled with a review of the current status of the existing receivables. Receivables include $7,587 representing unbilled revenues for services performed prior to December 31, 1996.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market, and include appropriate elements of material, labor and overhead.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are recorded at cost. Property and equipment are depreciated using the straight-line method over the respective asset's estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the respective asset's estimated useful life or the lease term.

    The Company continually evaluates the propriety of the carrying amounts of property and equipment and the estimated useful lives used for depreciation.

INTANGIBLE ASSETS

    The cost of acquired companies is allocated first to identifiable assets and liabilities based on estimated fair market values. The excess of cost over identifiable assets and liabilities is recorded as goodwill with amortization over periods ranging from 25 to 40 years. Costs allocated to identifiable intangible assets are amortized over the remaining estimated useful lives of the assets as determined by underlying contract terms or independent appraisals.

    The Company continually reevaluates the propriety of the carrying amount of goodwill as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the amortization periods of related goodwill. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of goodwill, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of intangible assets over the related fair value of the assets. The Company believes that no significant impairment of the goodwill and other intangibles has occurred, and that no reduction of the estimated useful lives is warranted.

REVENUE RECOGNITION

    The Company performs work in accordance with individual client projects. Revenues are recognized as services are performed on projects and the Company can determine the completion stage of those projects, to the extent that revenue is billable to the clients at that stage of completion.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company discloses estimated fair values for its financial instruments. A financial instrument is defined as cash or a contract that imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, and conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity. The carrying amount of accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term maturity of these instruments. The carrying amount of long-term debt approximates fair value due to the variable interest rates attached to the debt.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." This standard requires that long-lived assets, certain intangibles and goodwill related to those assets to be held and used, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. This standard also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company adopted this statement in fiscal 1996. See Note 3 for the estimated loss on disposal of the Company's investment in joint venture operations. The Company determined that no additional impairment loss needs to be recognized.

INCOME TAXES

    Income tax expense is reported as the total of current year income tax liability and the change in deferred taxes which are provided for temporary differences. Deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using current enacted tax rates.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACQUISITIONS:

    On February 28, 1996, DIMAC DIRECT acquired substantially all of the assets of Wilcox & Associates, Inc. (Wilcox). Wilcox was a subchapter S corporation with marketing offices in New York and San Francisco primarily providing direct response services to financial institutions. The purchase price for the acquisition was $3,905 plus certain contingent payment obligations based on the attainment of certain financial performance targets by the newly formed Wilcox & Associates subsidiary over the next four years. Goodwill resulting from the purchase price allocation of $3,214 is being amortized over 25 years. Future contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made. The acquisition was accounted for as a purchase and the Company has included the financial results of Wilcox beginning March 1, 1996.

    On April 30,1996, DIMAC DIRECT acquired substantially all of the assets of MBS/Multimode, Inc. (MBS). MBS was a subchapter S corporation located in Long Island, New York, providing database marketing services primarily to the retail industry. The purchase price for the acquisition was $24,714. Goodwill resulting from the purchase price allocation of $22,767 is being amortized over 25 years. The acquisition was accounted for as a purchase and the Company has included the financial results of MBS beginning May 1, 1996.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. ACQUISITIONS: (CONTINUED)
    In addition to the two contingent payment obligations described above, DIMAC has similar obligations related to acquisitions of companies completed in prior years based on attainment of certain financial performance targets by the acquired entities. Total contingent consideration paid related to all acquisitions was $4,451 for the eleven months ended December 31, 1996 and $3,968 for the eight months ended August 31, 1997. These contingent payment obligations have been accounted for as additional goodwill and extend for various periods through December 1999.

    Pro forma information relating to the acquisitions has not been presented as their impact on the financial statements is insignificant.

3. DISCONTINUED JOINT VENTURE:

    In September 1996, DIMAC DIRECT and Community Television of Southern California (CTSC), a public television station, formed a joint venture to provide videotape distribution and fund-raising services for public television stations and not-for-profit clients. DIMAC DIRECT has a 60% interest in the joint venture and contributed a license agreement purchased for $2,000. Certain contingent payment obligations are due based on the attainment of certain financial performance targets over the next for years.

    During 1997, the Company adopted a plan to discontinue the joint venture. Accordingly, the Company's interest in the joint venture is reported as a discontinued operation for all periods presented.

    The estimated loss on disposal of the Company's investment in the joint venture is $3,899 (net of income tax benefit of $2,942), consisting of an estimated loss on disposal of the investment of $3,461 and a provision of $438 for anticipated losses until disposal. Net revenues of the joint venture were $4,074 and $6,317 for the eleven months ended December 31, 1996 and the eight months ended August 31, 1997, respectively.

4. INVENTORIES:

    Inventories as of December 31, 1996, consist of the following:

Raw materials.......................................................  $   1,323
Work-in-process.....................................................      1,101
Finished goods......................................................        885
Postage.............................................................      1,110
                                                                      ---------
                                                                      $   4,419
                                                                      ---------
                                                                      ---------

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5. PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

    The estimated useful lives and the amounts of property, equipment and leasehold improvements as of December 31, 1996, are as follows:

                                                                         USEFUL LIFE
                                                                          IN YEARS
                                                                        -------------
Land..................................................................       --        $     414
Buildings and leasehold improvements..................................        10-40        4,300
Machinery and equipment...............................................         3-11       20,734
Furniture and fixtures................................................          5-7        4,610
Data processing software..............................................          3-5        2,503
                                                                                       ---------
                                                                                          32,561
Less-Accumulated depreciation.........................................                     2,972
                                                                                       ---------
                                                                                          29,589
Construction-in-process...............................................                     4,535
                                                                                       ---------
                                                                                       $  34,124
                                                                                       ---------
                                                                                       ---------

6. INTANGIBLE ASSETS:

    Intangible assets as of December 31, 1996, consist of the following:

                                                                        USEFUL LIFE
                                                                         IN YEARS
                                                                       -------------
Goodwill.............................................................        25-40    $  252,884
Customer list........................................................         8-11        18,324
Other intangibles....................................................          5-8         8,914
                                                                                      ----------
                                                                                         280,122
Less--Accumulated amortization.......................................                      9,317
                                                                                      ----------
                                                                                      $  270,805
                                                                                      ----------
                                                                                      ----------

7. ACCRUED LIABILITIES:

    Accrued liabilities as of December 31, 1996, consist of the following:

Compensation.......................................................  $   5,497
Accrued production costs...........................................      2,591
Other..............................................................     11,779
                                                                     ---------
                                                                     $  19,867
                                                                     ---------
                                                                     ---------

8. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS:

    On February 21, 1996, the Company entered into a $175,000 bank credit facility (the DIMAC Credit Agreement) with a group of banks. The DIMAC Credit Agreement was comprised of a $50,000

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

8. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS: (CONTINUED) term loan and a $125,000 reducing revolving credit facility. Loans under the DIMAC Credit Agreement accrued interest at rates based on the agent bank's base rate or a Eurodollar rate plus a margin depending on DIMAC's total leverage ratio (as defined). At December 31, 1996, $50,000 of the term loan and $31,000 of the revolver were outstanding at the Eurodollar rate of 6.7%. Loans under the DIMAC Credit Agreement were guaranteed by Heritage and DIMAC subsidiaries and were secured by a pledge of the capital stock of DIMAC and its subsidiaries.

    Maturities of long-term debt and capital leases at December 31, 1996, are as follows:

                                                                                       CAPITAL
                                                                             DEBT      LEASES
                                                                           ---------  ---------
1997.....................................................................  $   5,000  $   2,528
1998.....................................................................      8,750      2,321
1999.....................................................................      8,750      1,206
2000.....................................................................     10,000        458
2001.....................................................................     10,000         73
Thereafter...............................................................     38,500     --
                                                                           ---------  ---------
      Total payments.....................................................     81,000      6,586
Less-Amounts representing interest.......................................                   933
                                                                                      ---------
      Present value of minimum lease payments............................                 5,653
Less-Current portion.....................................................      5,000      2,040
                                                                           ---------  ---------
                                                                           $  76,000  $   3,613
                                                                           ---------  ---------
                                                                           ---------  ---------

9. INCOME TAXES:

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes.

    The components of the income tax provision attributable to continuing operations are as follows:

                                                                     DECEMBER 31,  AUGUST 31,
                                                                         1996         1997
                                                                     ------------  -----------
Current:
  Federal..........................................................   $    1,074    $  --
  State............................................................          235       --
                                                                     ------------       -----
                                                                           1,309       --
                                                                     ------------       -----
Deferred:
  Federal..........................................................        2,354          106
  State............................................................          126           16
                                                                     ------------       -----
                                                                           2,480          122
                                                                     ------------       -----
                                                                      $    3,789    $     122
                                                                     ------------       -----
                                                                     ------------       -----

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

9. INCOME TAXES: (CONTINUED)
    Differences between the amount of the income tax provision (benefit) recorded and the amount computed by applying the federal income tax statutory rate to income (loss) before income taxes and discontinued operations are explained as follows:

                                                                     DECEMBER 31,  AUGUST 31,
                                                                         1996         1997
                                                                     ------------  -----------
Provision (benefit) at statutory rates.............................   $    1,458    $  (1,063)
State and local taxes..............................................          189         (138)
Nondeductible expenses (primarily goodwill)........................        2,142        1,323
                                                                     ------------  -----------
      Income tax provision.........................................   $    3,789    $     122
                                                                     ------------  -----------
                                                                     ------------  -----------

    Significant components of the Company's deferred income tax liabilities and assets as of December 31, 1996, are as follows:

Deferred income tax liabilities:
  Other intangibles (excluding goodwill)...........................  $  (7,615)
  Tax over book depreciation and amortization......................     (3,267)
  Deferred revenue.................................................     (1,767)
  Other............................................................       (316)
                                                                     ---------
                                                                       (12,965)
                                                                     ---------
Deferred income tax assets:
  Accrued liabilities..............................................      3,073
  Alternative minimum tax credit carryforwards.....................        425
  Other............................................................        310
                                                                     ---------
                                                                         3,808
                                                                     ---------
Net deferred tax liability.........................................  $  (9,157)
                                                                     ---------
                                                                     ---------

10. EMPLOYEE BENEFIT PLAN:

    The Company has defined contribution plans which provide retirement benefits to substantially all employees not covered by collective bargaining agreements. The Company matches a portion of employee contributions to the plans. Company contributions to these plans charged to expense were $598 and $764 for the eleven month period ended December 31, 1996, and the eight month period ended August 31, 1997, respectively.

11. LEASE COMMITMENTS:

    Equipment acquired under capital leases is included in property, equipment and leasehold improvements, and the related obligations are in capital lease obligations (see Note 8). Related amortization is included in depreciation.

    Total rental expense for office and warehouse space, including short-term rentals and rentals under noncancelable operating leases (primarily office and warehouse space and production equipment), was

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

11. LEASE COMMITMENTS: (CONTINUED)
$6,049 and $4,008 for the eleven month period ended December 31, 1996, and the eight month period ended August 31, 1997, respectively.

    The Company's landlord granted lease incentives to the Company in 1990, amounting to approximately $1,700, as an inducement to enter into the lease of the St. Louis facility. Rental payments on the St. Louis facility, which are scheduled to increase periodically, net of the lease incentive, are recognized as expense on a straight-line basis over the life of the lease. The difference between rental payments made and rental expense is recorded as a deferred lease liability.

    The future minimum rental commitments required under noncancelable operating leases as of December 31, 1996, are as follows:

YEAR                                                                                  AMOUNT
-----------------------------------------------------------------------------------  ---------
1997...............................................................................  $   5,058
1998...............................................................................      4,692
1999...............................................................................      4,261
2000...............................................................................      3,608
2001...............................................................................      3,082
Thereafter.........................................................................      9,141
                                                                                     ---------
 ...................................................................................  $  29,842
                                                                                     ---------
                                                                                     ---------

12. TRANSACTIONS WITH MAJOR CUSTOMERS:

    The Company provides creative, media, printing, mailing services and magazine subscription fulfillment to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition, and requires advance payments for postage and other services.

    Transactions with one customer, which is a Fortune 50 company involved in the communication industry, accounted for 24% and 21 % of sales for the eleven month period ended December 31, 1996, and the eight month period ended August 31, 1997, respectively. Accounts receivable from this customer amounted to $5,838 as of December 31, 1996.

13. COMMITMENTS AND CONTINGENCIES:

    During the normal course of business, the Company is involved in various lawsuits which, in the opinion of management, are not expected to have a material effect on either the financial position or operating results of the Company.

14. ACQUISITION OF PARENT COMPANY:

    In August 1997, the common stock of Heritage Media Corporation was acquired by News America Corporation Ltd.

                           DMAC MARKETING CORPORATION
                               AND SUBSIDIARIES.

    The consolidated financial statements for all periods prior to January 31, 1996 reflect the operations of DIMAC Marketing Corporation under prior ownership.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To DIMAC Marketing Corporation and Subsidiaries:

    We have audited the accompanying consolidated statements of operations, stockholder's equity and cash flows of DIMAC Marketing Corporation and Subsidiaries for the year ended December 31, 1995 and the one month ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of DIMAC Marketing Corporation and Subsidiaries for the year ended December 31, 1995 and the one month ended January 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

St. Louis, Missouri,
July 2, 1998

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                      THE ONE MONTH ENDED JANUARY 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                                                        DECEMBER 31,  JANUARY 31,
                                                                                            1995         1996
                                                                                        ------------  -----------
SALES.................................................................................   $  126,518    $  10,254
COST OF SALES.........................................................................       82,818        6,900
                                                                                        ------------  -----------
    Gross profit......................................................................       43,700        3,354
                                                                                        ------------  -----------
OPERATING EXPENSES:
  Sales expenses......................................................................       13,057        1,322
  General and administrative expenses.................................................       13,846        1,673
  Amortization of intangibles.........................................................        1,575          181
  Nonrecurring merger costs...........................................................        2,359       --
                                                                                        ------------  -----------
                                                                                             30,837        3,176
                                                                                        ------------  -----------
    Operating income..................................................................       12,863          178
                                                                                        ------------  -----------
INTEREST EXPENSE......................................................................        5,174          532
                                                                                        ------------  -----------
    Income (loss) before income taxes and extraordinary item..........................        7,689         (354)
INCOME TAX PROVISION (BENEFIT)........................................................        4,193         (131)
                                                                                        ------------  -----------
    Income (loss) before extraordinary item...........................................        3,496         (223)
EXTRAORDINARY ITEM, net of income tax benefit of $1,087...............................       (2,379)      --
                                                                                        ------------  -----------
    Net income (loss).................................................................   $    1,117    $    (223)
                                                                                        ------------  -----------
                                                                                        ------------  -----------

        The accompanying notes are an integral part of these statements.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                      THE ONE MONTH ENDED JANUARY 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                                                  ADDITIONAL
                                           TREASURY       COMMON       COMMON      PAID -IN     RETAINED    TREASURY
                                             STOCK        STOCK         STOCK       CAPITAL     EARNINGS     STOCK       TOTAL
                                          -----------  ------------  -----------  -----------  ----------  ----------  ---------
BALANCE AT DECEMBER 31, 1994............   (5,631,418)   12,122,823   $     121    $  19,182   $   12,313  $  (32,871) $  (1,255)

Net income..............................      --            --           --           --            1,117      --          1,117
                                          -----------  ------------       -----   -----------  ----------  ----------  ---------

BALANCE AT DECEMBER 31, 1995............   (5,631,418)   12,122,823         121       19,182       13,430     (32,871)      (138)

Net loss................................      --            --           --           --             (223)     --           (223)
                                          -----------  ------------       -----   -----------  ----------  ----------  ---------

BALANCE AT JANUARY 31, 1996.............   (5,631,418)   12,122,823   $     121    $  19,182      (13,207) $  (32,871) $    (361)
                                          -----------  ------------       -----   -----------  ----------  ----------  ---------
                                          -----------  ------------       -----   -----------  ----------  ----------  ---------

        The accompanying notes are an integral part of these statements

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                      THE ONE MONTH ENDED JANUARY 31, 1996

                             (DOLLARS IN THOUSANDS)

                                                                                        DECEMBER 31,  JANUARY 31,
                                                                                            1995         1996
                                                                                        ------------  -----------
OPERATING ACTIVITIES:
  Net income (loss)...................................................................   $    1,117    $    (223)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities-
    Depreciation and amortization expense.............................................        4,841          502
    Extraordinary item................................................................        2,379       --
    Deferred income tax benefit.......................................................          601       --
    Other.............................................................................           45           (8)
    Changes in net assets and liabilities, net of acquisitions
      Accounts receivable.............................................................        2,438        2,985
      Inventories.....................................................................          (84)      (1,717)
      Other current assets............................................................         (292)         208
      Accounts payable................................................................         (704)      (3,362)
      Advances from customers.........................................................       (4,947)       5,552
      Accrued liabilities.............................................................        1,445         (276)
      Income taxes....................................................................          646       --
                                                                                        ------------  -----------
        Net cash provided by operating activities.....................................        7,485        3,661
                                                                                        ------------  -----------

INVESTING ACTIVITIES:
  Net assets of acquired businesses...................................................      (27,649)      --
  Proceeds from sale of fixed assets..................................................           66       --
  Payments for contingent consideration and other intangibles.........................       (2,287)         (18)
  Purchase of property, equipment and leasehold improvements..........................       (3,796)        (222)
                                                                                        ------------  -----------
        Net cash used in investing activities.........................................      (33,666)        (240)
                                                                                        ------------  -----------

FINANCING ACTIVITIES:
  Payments of long-term debt                                                                 (4,663)         (46)
  Payments for extinguishment of debt.................................................      (26,133)      --
  Net payments under revolving credit facilities......................................       (7,828)      (3,375)
  Debt issuance fees..................................................................       (2,341)      --
  Proceeds from note payable to bank..................................................       67,146       --
                                                                                        ------------  -----------
        Net cash provided by (used in) financing activities...........................       26,181       (3,421)
                                                                                        ------------  -----------

        Net change in cash and cash equivalents.......................................       --           --

CASH AND CASH EQUIVALENTS, beginning of period........................................       --           --
                                                                                        ------------  -----------
CASH AND CASH EQUIVALENTS, end of period..............................................   $   --        $  --
                                                                                        ------------  -----------
                                                                                        ------------  -----------

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid.......................................................................   $    5,227    $     557
                                                                                        ------------  -----------
                                                                                        ------------  -----------
  Income taxes paid...................................................................   $    2,818       --
                                                                                        ------------  -----------
                                                                                        ------------  -----------

        The accompanying notes are an integral part of these statements.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

    DIMAC Marketing Corporation (DIMAC or the Company) is one of the largest full-service, vertically integrated direct marketing services companies in the United States. DIMAC creates and implements comprehensive, custom-tailored marketing programs that enable clients nationwide to focus their marketing expenditures on a highly targeted potential customer base. As a full-service, vertically integrated firm, DIMAC provides every component of a complete direct marketing program, including customized market research, strategic and creative planning, creation and management of relational data bases, telemarketing, media buying, production services, fulfillment services and subsequent program analysis.

    The consolidated financial statements include the accounts of DIMAC and its wholly owned subsidiary DIMAC DIRECT Inc. (DIMAC DIRECT) (including its wholly owned subsidiaries Palm Coast Data Inc. and The McClure Group Inc.) whose operations are located in St. Louis, San Francisco, New York, Palm Coast, Philadelphia, Houston, Los Angeles and Boston. All significant intercompany balances and transactions have been eliminated.

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Property, equipment and leasehold improvements are recorded at cost. Property and equipment are depreciated using the straight-line method over the respective asset's estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the respective asset's estimated useful life or the lease term.

    The Company continually evaluates the propriety of the carrying amounts of property and equipment and the estimated useful lives used for depreciation.

INTANGIBLE ASSETS

    The cost of acquired companies is allocated first to identifiable assets and liabilities based on estimated fair market values. The excess of cost over identifiable assets and liabilities is recorded as goodwill with amortization over periods ranging from 25 to 40 years. Costs allocated to identifiable intangible assets are amortized over the remaining estimated useful lives of the assets as determined by underlying contract terms or independent appraisals.

    The Company continually reevaluates the propriety of the carrying amount of goodwill as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying values or revised estimates of useful lives. This evaluation is based on the Company's projection of the undiscounted operating income before depreciation, amortization and interest over the remaining lives of the amortization periods of related goodwill. The projections are based on the historical trend line of actual results since the commencement of operations and adjusted for expected changes in operating results. To the extent such projections indicate that the undiscounted operating income (as defined above) is not expected to be adequate to recover the carrying amounts of goodwill, such carrying amounts are written down by charges to expense in amounts equal to the excess of the carrying amount of intangible assets over the related fair value of the assets. The Company

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) believes that no significant impairment of the goodwill and other intangibles has occurred, and that no reduction of the estimated useful lives is warranted.

REVENUE RECOGNITION

    The Company performs work in accordance with individual client projects. Revenues are recognized as services are performed on projects and the Company can determine the completion stage of those projects, to the extent that revenue is billable to the clients at that stage of completion.

COMPENSATORY STOCK OPTIONS

    Certain employees and nonemployee directors of the Company have been granted options to purchase shares of the Company's voting common stock. Differences between the stock option exercise price and the estimated market value at the date of grant are considered unearned compensation and are amortized over the option vesting period of three years.

LONG-LIVED ASSETS

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The Company adopted this statement in the first quarter of 1996 with no impact on the financial statements.

INCOME TAXES

    Income tax expense is reported as the total of current year income tax liability and the change in deferred taxes which are provided for temporary differences. Deferred income taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using current enacted tax rates.

USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. ACQUISITIONS:

    On May 1, 1995, DIMAC DIRECT Inc. acquired substantially all of the assets of Palm Coast Data, Ltd. (PCD). PCD was a limited partnership providing direct marketing data services to the publishing industry. PCD had a marketing office and production facility in Palm Coast, Florida. The purchase price for the acquisition was $13,030 plus certain contingent payment obligations based on the attainment of certain financial performance targets by the newly formed Palm Coast subsidiary over the next three years. Goodwill resulting from the purchase price allocation of $5,878 is being amortized

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. ACQUISITIONS: (CONTINUED)
over 25 years. The acquisition was accounted for as a purchase, and the Company has included the financial results of PCD beginning May 1, 1995. Future contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made.

    On October 2, 1995, the Company acquired the assets of certain affiliated corporations operating under various business and trade names including "The McClure Group" (McClure). The McClure Group consisted of seven Subchapter S corporations and operated as an independent full-service, multimedia marketing agency headquartered in Valley Forge, Pennsylvania, with primary offices in northern Florida and Houston. The purchase price for the acquisition was $16,448 plus certain contingent payment obligations based on certain financial and operational performance targets by the newly formed McClure Group subsidiary over the next four years. Goodwill resulting from the purchase price allocation of $15,629 is being amortized over 25 years. The acquisition was accounted for as a purchase, and the Company has included the financial results of McClure beginning October 2, 1995. Future contingent payment obligations, if any, will be accounted for as additional goodwill as the payments are made.

    The unaudited pro forma consolidated financial data presented below gives pro forma effect to the PCD acquisition and the McClure acquisition as if such transactions had occurred as of January 1, 1995. The unaudited pro forma results have been prepared for comparative purposes only and do not necessarily reflect the results of operations of the Company that actually would have occurred had the acquisitions been consummated as of January 1, 1995, nor do they give effect to any transactions other than the acquisitions.

                                                                                      1995
                                                                                    PRO FORMA
                                                                                   (UNAUDITED)
                                                                                   -----------
Sales............................................................................   $ 153,727
                                                                                   -----------
                                                                                   -----------
Income before extraordinary item.................................................   $   4,154
Extraordinary item, net of tax benefit...........................................      (2,379)
                                                                                   -----------
  Net income.....................................................................   $   1,775
                                                                                   -----------
                                                                                   -----------

3. NONRECURRING MERGER COSTS:

    Nonrecurring merger costs of $2,359 for the year ended December 31, 1995, were incurred for investment banking, legal and other professional fees arising from the sale of the Company to Heritage Media Corporation.

4. EXTRAORDINARY ITEM:

    On March 31,1995, the Company completed a $75,000 financing commitment from a group of banks. Under this financing commitment, a five year, $40,000 term loan was established to refinance the existing revolver loan and to redeem the remaining $25,000, 12 % Series B Senior Notes. The debt extinguishment resulted in an extraordinary charge of $2,379 consisting of the premium paid on the $25,000 principal amount of the Series B Senior Notes of $1,133 plus the write-off of the unamortized

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

4. EXTRAORDINARY ITEM: (CONTINUED)
debt issuance costs associated with the redeemed Series B Senior Notes and refinanced credit facility of $2,333 less tax benefit of $1,087.

5. INCOME TAXES:

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes.

    The components of the income tax provision (benefit) attributable to continuing operations are as follows:

                                                                     DECEMBER 31,  AUGUST 31,
                                                                         1995         1996
                                                                     ------------  -----------
Current:
  Federal..........................................................   $    2,887    $  --
  State............................................................          705       --
                                                                     ------------       -----
                                                                           3,592       --
                                                                     ------------       -----

Deferred:
  Federal..........................................................          480         (114)
  State............................................................          121          (17)
                                                                     ------------       -----
                                                                             601         (131)
                                                                     ------------       -----
                                                                      $    4,193    $    (131)
                                                                     ------------       -----
                                                                     ------------       -----

    Differences between the amount of the income tax provision (benefit) recorded and the amount computed by applying the federal income tax statutory rate to income (loss) before income taxes and extraordinary item are explained as follows:

                                                           DECEMBER 31, 1995  JANUARY 31, 1996
                                                           -----------------  -----------------
Provision (benefit) at statutory rates...................      $   2,614          $    (120)
State and local taxes....................................            630                (25)
Nondeductible expenses (primarily goodwill)..............             77                 14
Nonrecurring merger costs................................            677             --
Other....................................................            195             --
                                                                 -------              -----
  Income tax provision (benefit).........................      $   4,193          $    (131)
                                                                 -------              -----
                                                                 -------              -----

6. EMPLOYEE BENEFIT PLAN:

    The Company has defined contribution plans which provide retirement benefits to substantially all employees not covered by collective bargaining agreements. The Company matches a portion of employee contributions to the plans. Company contributions to these plans charged to expense were $303 for the year ended December 31, 1995, and $89 for the one month ended January 31, 1996.

                          DIMAC MARKETING CORPORATION
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

7. LEASE COMMITMENTS:

    Equipment acquired under capital leases is included in property, equipment and leasehold improvements, and the related obligations are in capital lease obligations. Related amortization is included in depreciation.

    Total rental expense for office and warehouse space, including short-term rentals and rentals under noncancelable operating leases (primarily office and warehouse space and production equipment), was $6,094 for the year ended December 31, 1995, and $630 for the one month ended January 31, 1996.

    The future minimum rental commitments required under noncancelable operating leases as of December 31, 1995, are as follows:

YEAR                                                                                                      AMOUNT
-------------------------------------------------------------------------------------------------------  ---------
1996...................................................................................................  $   6,415
1997...................................................................................................      4,538
2008...................................................................................................      3,781
2009...................................................................................................      2,944
2000...................................................................................................      2,522
Thereafter.............................................................................................      9,447
                                                                                                         ---------
                                                                                                         $  29,647
                                                                                                         ---------
                                                                                                         ---------

8. TRANSACTIONS WITH MAJOR CUSTOMERS:

    The Company provides creative, media, printing, mailing services and magazine subscription fulfillment to companies in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition, and requires advance payments for postage and other services.

    Transactions with one customer, which is a Fortune 50 company involved in the communication industry, accounted for 39% of sales for the year ended December 31, 1995, and 25% of sales for the one month ended January 31, 1996.

9. COMMITMENTS AND CONTINGENCIES:

    During the normal course of business, the Company is involved in various lawsuits which, in the opinion of management, are not expected to have a material effect on either the financial position or operating results of the Company.

10. SUBSEQUENT EVENT:

    In February 1996, the common stock of the Company was acquired by Heritage Media Corporation for cash of approximately $190,000. Under terms of the merger, each share of the Company's common stock was purchased for $28.00.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To AmeriComm Holdings, Inc. and Subsidiary:

    We have audited the accompanying consolidated balance sheets of AmeriComm Holdings, Inc. (a Delaware corporation, formerly known as DEC International, Inc.) and subsidiary as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmeriComm Holdings, Inc. and subsidiary as of December 31, 1996 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 27, 1998
(except with respect to
the matters discussed in
Note 10, as to which the
date is June 26, 1998)

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

            DECEMBER 31, 1996 AND 1997 AND JUNE 26, 1998 (UNAUDITED)

                                                                                                     JUNE 26,
                                                                       1996            1997            1998
                                                                  --------------  --------------  --------------
                                                                                                   (UNAUDITED)
                                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................................  $    1,979,493  $    1,313,618  $    2,553,406
  Accounts receivable, net of allowance for doubtful accounts of
    $611,170, $963,130, and $706,575 respectively...............      17,384,354      27,943,109      24,450,910
  Income taxes receivable.......................................         547,944         497,565         486,408
  Inventories...................................................      11,261,155      13,330,921      13,910,371
  Deferred income taxes.........................................         304,599         508,664         802,238
  Other.........................................................       1,835,674       3,037,262       3,059,245
                                                                  --------------  --------------  --------------
    Total current assets........................................      33,313,219      46,631,139      45,262,578
                                                                  --------------  --------------  --------------
PROPERTY AND EQUIPMENT:
  Land..........................................................       1,852,686       1,852,686       1,852,686
  Buildings.....................................................      12,020,573      12,149,009      12,174,183
  Machinery and equipment.......................................      36,970,991      45,571,274      48,624,016
  Office equipment, furniture, and fixtures.....................       2,993,039       5,375,241       6,599,299
  Leasehold improvements........................................       1,045,565       1,201,024       1,376,971
  Vehicles......................................................         166,677         219,703         228,416
  Construction in progress......................................       1,809,007       1,708,944       3,389,387
                                                                  --------------  --------------  --------------
                                                                      56,858,538      68,077,881      74,244,958
  Less accumulated depreciation and amortization................      (9,491,356)    (16,884,196)    (21,477,598)
                                                                  --------------  --------------  --------------
    Net property and equipment..................................      47,367,182      51,193,685      52,767,360
                                                                  --------------  --------------  --------------
OTHER ASSETS:
  Goodwill, net of accumulated amortization of $1,290,028,
    $2,253,195 and $2,548,766, respectively.....................      25,079,097      46,172,983      49,639,925
  Patents, net of accumulated amortization of $1,038,940,
    $3,119,740 and $4,160,140, respectively.....................      18,405,060      16,324,260      15,283,860
  Resident address lists, net of accumulated amortization of $0,
    $971,471 and $1,684,286, respectively.......................               0       6,314,552       5,601,737
  Deferred financing costs, net of accumulated amortization of
    $478,283, $1,544,515 and $2,096,785, respectively...........       5,260,429       5,130,124       4,577,854
  Covenants not to compete, net of accumulated amortization of
    $5,703,213 $6,050,824 and $6,160,778, respectively..........         487,304       1,840,000       2,172,810
  Prepaid pension cost..........................................       1,931,101       2,078,067       1,997,767
  Other.........................................................         655,056         932,815       1,027,081
                                                                  --------------  --------------  --------------
    Total other assets..........................................      51,818,047      78,792,801      80,301,034
                                                                  --------------  --------------  --------------
    Total assets................................................  $  132,498,448  $  176,617,625  $  178,330,972
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

            DECEMBER 31, 1996 AND 1997 AND JUNE 26, 1998 (UNAUDITED)

                                                                                                     JUNE 26,
                                                                                                       1998
                                                                       1996            1997        (UNAUDITED)
                                                                  --------------  --------------  --------------
                                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current portion of long-term debt.............................  $      446,037  $      864,487  $      919,673
  Bank overdraft................................................       1,505,703       4,624,033       3,577,183
  Accounts payable..............................................       4,337,366       4,898,701       6,070,751
  Accrued employee compensation.................................       2,873,080       4,872,591       3,168,975
  Other accrued expenses........................................       5,310,772       4,767,493       5,343,708
                                                                  --------------  --------------  --------------
    Total current liabilities...................................      14,472,958      20,027,305      19,080,290
                                                                  --------------  --------------  --------------
NONCURRENT LIABILITIES..........................................       4,426,790       6,501,250       4,745,507
                                                                  --------------  --------------  --------------
LONG-TERM DEBT:
  11.625% senior unsecured notes................................     100,000,000     100,000,000     100,000,000
  12.5% Senior Notes............................................               0      37,697,372      40,198,501
  Revolving loan facility.......................................               0      10,761,083      18,804,833
  Other.........................................................       2,352,881       4,484,145       3,979,976
                                                                  --------------  --------------  --------------
    Total long-term debt........................................     102,352,881     152,942,600     162,983,310
                                                                  --------------  --------------  --------------
COMMITMENTS AND CONTINGENCIES (NOTE 9)
9% REDEEMABLE CUMULATIVE PREFERRED STOCK:
  $.0001 par value; 250,000 shares authorized, 10,000 and 0
    shares issued and outstanding, respectively, liquidation
    value of $10,900,000, $0 and $0, respectively...............       9,421,537               0               0
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock:
    Class A, $.0001 par value, 4,000,000 shares authorized,
      2,541,419, 2,752,287 and 2,752,287 shares issued and
      2,457,125, 2,690,467 and 2,690,467 shares outstanding,
      respectively..............................................             254             275             275
    Class B, $.0001 par value, 300,000 shares authorized, no
      shares issued or outstanding..............................               0               0               0
  Additional paid-in capital....................................      13,460,969      13,957,185      13,957,185
  Warrants outstanding..........................................         320,000         347,465         347,465
  Accumulated deficit...........................................     (11,566,520)    (16,285,167)    (21,937,416)
  Treasury stock, at cost (84,294, 61,820 and 61,820 shares of
    Class A common stock, respectively).........................        (390,421)       (286,345)       (286,345)
  Notes receivable due from stockholders........................               0        (586,943)       (559,299)
                                                                  --------------  --------------  --------------
    Total stockholders' equity (deficit)........................       1,824,282      (2,853,530)     (8,478,135)
                                                                  --------------  --------------  --------------
    Total liabilities and stockholders' equity (deficit)........  $  132,498,448  $  176,617,625  $  178,330,972
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997
  AND THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

                                                    DECEMBER 31,
                                    ---------------------------------------------    JUNE 30,       JUNE 26,
                                        1995            1996            1997           1997           1998
                                    -------------  --------------  --------------  -------------  -------------
                                                                                           (UNAUDITED)
NET SALES.........................  $  71,257,112  $  111,342,230  $  191,090,864  $  86,601,909  $  93,081,183
COST OF PRODUCTS SOLD.............     55,708,018      80,215,498     133,598,403     60,807,691     67,813,463
                                    -------------  --------------  --------------  -------------  -------------
        Gross profit..............     15,549,094      31,126,732      57,492,461     25,794,218     25,267,720
                                    -------------  --------------  --------------  -------------  -------------
OPERATING EXPENSES:
  Selling.........................      6,760,438      10,716,599      18,194,512      9,807,124      9,818,593
  General and administrative......      4,833,618      11,949,210      23,399,281     10,118,669     11,698,435
  Amortization:
    Goodwill......................        236,113         459,560         963,167        474,083        613,397
    Patents.......................              0       1,038,940       2,080,800      1,039,211      1,040,400
    Covenants not to compete......      1,439,607       1,035,472         347,611        136,177        267,190
    Other.........................        140,000               0               0              0              0
                                    -------------  --------------  --------------  -------------  -------------
      Total operating expenses....     13,409,776      25,199,781      44,985,371     21,575,264     23,438,015
                                    -------------  --------------  --------------  -------------  -------------
INCOME FROM OPERATIONS............      2,139,318       5,926,951      12,507,090      4,218,954      1,829,705

INTEREST EXPENSE..................      3,179,328       8,138,110      17,022,604      7,402,444      9,677,101
                                    -------------  --------------  --------------  -------------  -------------
LOSS BEFORE INCOME TAXES AND
  EXTRAORDINARY ITEM..............     (1,040,010)     (2,211,159)     (4,515,514)    (3,183,490)    (7,847,396)

INCOME TAX BENEFIT................     (1,900,000)       (626,739)       (688,330)      (644,123)    (2,195,147)
                                    -------------  --------------  --------------  -------------  -------------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM............................        859,990      (1,584,420)     (3,827,184)    (2,539,367)    (5,652,249)

EXTRAORDINARY LOSS ON RETIREMENT
  OF DEBT, NET OF TAX BENEFIT OF
  $460,864........................              0        (797,903)              0              0              0
                                    -------------  --------------  --------------  -------------  -------------
NET INCOME (LOSS).................        859,990      (2,382,323)     (3,827,184)    (2,539,367)    (5,652,249)

REDEEMABLE CUMULATIVE PREFERRED
  STOCK ACCRETION AND DIVIDENDS...              0         488,000         864,000        864,000              0
                                    -------------  --------------  --------------  -------------  -------------
NET INCOME (LOSS) ATTRIBUTABLE TO
  COMMON STOCK....................  $     859,990  $   (2,870,323) $   (4,691,184) $  (3,403,367) $  (5,652,249)
                                    -------------  --------------  --------------  -------------  -------------
                                    -------------  --------------  --------------  -------------  -------------

 The accompanying notes are an integral part of these consolidated statements.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

            AND THE SIX-MONTH PERIOD ENDED JUNE 26, 1998 (UNAUDITED)

                                              COMMON STOCK                COMMON STOCK
                                                 SHARES                    PAR VALUE           ADDITIONAL
                                       --------------------------  --------------------------    PAID-IN      WARRANTS
                                        CLASS A       CLASS B        CLASS A       CLASS B       CAPITAL    OUTSTANDING
                                       ---------  ---------------  -----------  -------------  -----------  ------------
BALANCE, December 31, 1994...........  2,512,551             0      $     251     $       0    $13,434,703   $1,132,902

  Warrant accretion..................          0             0              0             0              0      164,390
  Net income attributable to common
    stock............................          0             0              0             0              0            0
                                                             -                           --
                                       ---------                        -----                  -----------  ------------
BALANCE, December 31, 1995...........  2,512,551             0            251             0     13,434,703    1,297,292

  Purchase of outstanding warrants...          0             0              0             0              0   (1,297,292)
  Issuance of warrants to purchase
    132,240 shares of Class A common
    stock............................          0             0              0             0              0      320,000
  Purchase of 84,294 shares of Class
    A common stock for treasury......          0             0              0             0              0            0
  Issuance of 28,868 shares of Class
    A common stock upon exercise of
    options..........................     28,868             0              3             0         26,266            0
  Net loss attributable to common
    stock............................          0             0              0             0              0            0
                                                             -                           --
                                       ---------                        -----                  -----------  ------------
BALANCE, December 31, 1996...........  2,541,419             0            254             0     13,460,969      320,000

  Issuance of 210,868 shares of Class
    A common stock...................    210,868             0             21             0        499,979            0
  Issuance of warrants to purchase
    11,349 shares of Class A common
    stock............................          0             0              0             0              0       27,465
  Purchase of stockholder notes
    receivable.......................          0             0              0             0              0            0
  Accrued interest on stockholder
    notes receivable.................          0             0              0             0              0            0
  Acceptance of notes receivable from
    stockholders.....................          0             0              0             0              0            0
  Issuance of 22,474 shares of Class
    A common stock from treasury.....          0             0              0             0         (3,763)           0
  Net loss attributable to common
    stock............................          0             0              0             0              0            0
                                                             -                           --
                                       ---------                        -----                  -----------  ------------
BALANCE, December 31, 1997...........  2,752,287             0            275             0     13,957,185      347,465
  Net loss attributable to common
    stock............................          0             0              0             0              0            0
  Payment by stockholders on notes
    receivable.......................          0             0              0             0              0            0
  Accrued interest on stockholder
    notes receivable.................          0             0              0             0              0            0
                                                             -                           --
                                       ---------                        -----                  -----------  ------------
BALANCE, June 26, 1998 (unaudited)...  2,752,287             0      $     275     $       0    $13,957,185   $  347,465
                                                             -                           --
                                                             -                           --
                                       ---------                        -----                  -----------  ------------
                                       ---------                        -----                  -----------  ------------

                                                          NOTES
                                                       RECEIVABLE
                                        ACCUMULATED     DUE FROM     TREASURY
                                          DEFICIT     STOCKHOLDERS     STOCK       TOTAL
                                       -------------  -------------  ---------  -----------
BALANCE, December 31, 1994...........   $(8,750,627)   $         0   $       0  $ 5,817,229
  Warrant accretion..................      (164,390)             0           0            0
  Net income attributable to common
    stock............................       859,990              0           0      859,990

                                       -------------  -------------  ---------  -----------
BALANCE, December 31, 1995...........    (8,055,027)             0           0    6,677,219
  Purchase of outstanding warrants...      (641,170)             0           0   (1,938,462)
  Issuance of warrants to purchase
    132,240 shares of Class A common
    stock............................             0              0           0      320,000
  Purchase of 84,294 shares of Class
    A common stock for treasury......             0              0    (390,421)    (390,421)
  Issuance of 28,868 shares of Class
    A common stock upon exercise of
    options..........................             0              0           0       26,269
  Net loss attributable to common
    stock............................    (2,870,323)             0           0   (2,870,323)

                                       -------------  -------------  ---------  -----------
BALANCE, December 31, 1996...........   (11,566,520)             0    (390,421)   1,824,282
  Issuance of 210,868 shares of Class
    A common stock...................             0              0           0      500,000
  Issuance of warrants to purchase
    11,349 shares of Class A common
    stock............................       (27,465)             0           0            0
  Purchase of stockholder notes
    receivable.......................             0       (493,132)          0     (493,132)
  Accrued interest on stockholder
    notes receivable.................             0        (15,745)          0      (15,745)
  Acceptance of notes receivable from
    stockholders.....................             0        (78,066)          0      (78,066)
  Issuance of 22,474 shares of Class
    A common stock from treasury.....             0              0     104,076      100,313
  Net loss attributable to common
    stock............................    (4,691,182)             0           0   (4,691,182)

                                       -------------  -------------  ---------  -----------
BALANCE, December 31, 1997...........   (16,285,167)      (586,943)   (286,345)  (2,853,530)
  Net loss attributable to common
    stock............................    (5,652,249)             0           0   (5,652,249)
  Payment by stockholders on notes
    receivable.......................             0         40,742           0       40,742
  Accrued interest on stockholder
    notes receivable.................             0        (13,098)          0      (13,098)

                                       -------------  -------------  ---------  -----------
BALANCE, June 26, 1998 (unaudited)...   $(21,937,416)  $  (559,299)  $(286,345) $(8,478,135)

                                       -------------  -------------  ---------  -----------
                                       -------------  -------------  ---------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

  AND THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

                                                               DECEMBER 31,              JUNE 30,    JUNE 26,
                                                    ----------------------------------  ----------  ----------
                                                      1995        1996         1997        1997        1998
                                                    ---------  -----------  ----------  ----------  ----------
                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...............................  $ 859,990  $(2,382,323) $(3,827,182) $(2,539,367) $(5,652,249)
  Adjustments to reconcile net income (loss) to
    net cash (used in) provided by operating
    activities:
    Extraordinary loss on early retirement of
      debt, net of income tax benefit.............          0      797,903           0           0           0
    Depreciation and amortization.................  4,004,992    7,409,137  13,145,739   6,077,147   7,809,672
    Deferred income tax benefit...................  (1,900,000)    (626,739)   (894,649)   (644,123) (2,195,147)
    Interest paid with in-kind notes..............          0            0   3,074,676     802,357   2,465,930
    Net (gain) loss on disposal of property and
      equipment...................................   (173,646)    (294,000)    440,898     321,852      23,959
    Amortization of prepaid pension asset.........   (180,310)     (45,865)   (149,699)     75,369      80,300
    Imputed interest..............................    130,172       72,757     106,422           0      35,199
    Changes in operating assets and liabilities,
      net of effects of acquisitions:
      Accounts receivable.........................    216,782    2,045,704  (5,747,677) (1,395,456)  3,946,791
      Income taxes receivable.....................          0            0     717,202     626,789      11,157
      Inventories.................................    141,682    1,017,197    (610,123)   (335,123)   (475,978)
      Other assets................................     (7,436)    (226,946)   (948,166)   (400,951)   (444,790)
      Accounts payable............................  (2,143,754)     534,704 (1,560,048)    145,429   1,045,421
      Accrued expenses and other..................  (1,165,768)  (1,153,699) (2,173,188)    440,450 (1,551,580)
                                                    ---------  -----------  ----------  ----------  ----------
        Net cash (used in) provided by operating
          activities..............................   (217,296)   7,147,830   1,574,205   3,174,373   5,098,685
                                                    ---------  -----------  ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.............  (2,308,105)  (3,490,447) (4,562,731) (3,313,136) (5,666,368)
  Proceeds from sale of property and equipment....    369,194      423,428     106,123     172,147      12,509
  Proceeds from investment securities.............          0    2,620,000           0           0           0
  Payment for the purchase of the outstanding
    stock of Transkrit Corporation, net of cash
    acquired......................................          0  (79,390,682)          0           0           0
  Payment for the purchase of the outstanding
    stock of AmeriComm Direct Marketing, Inc., net
    of cash acquired..............................          0            0  (24,954,538) (24,955,131)          0
  Payment for the purchase of the outstanding
    stock of Label America, Inc., net of cash
    acquired......................................          0            0  (9,469,418) (9,469,322)          0
  Payment for the purchase of the outstanding
    stock of Cardinal Marketing, Inc. and Cardinal
    Marketing of New Jersey, Inc., net of cash
    acquired......................................          0            0           0           0  (4,752,955)
                                                    ---------  -----------  ----------  ----------  ----------
        Net cash used in investing activities.....  (1,938,911) (79,837,701) (38,880,564) (37,565,442) (10,406,814)
                                                    ---------  -----------  ----------  ----------  ----------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

  AND THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

                                                               DECEMBER 31,              JUNE 30,    JUNE 26,
                                                    ----------------------------------  ----------  ----------
                                                      1995        1996         1997        1997        1998
                                                    ---------  -----------  ----------  ----------  ----------
                                                                                             (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in bank overdraft, net......  2,354,437   (2,758,170)  3,118,330    (737,563) (1,046,850)
  Payments on term loans..........................    (50,000) (16,900,000)          0           0           0
  Dividends paid on redeemable cumulative
    preferred stock...............................          0     (450,000)   (285,000)   (285,000)          0
  Payment on officer note.........................          0      (61,647)          0           0           0
  Purchase of outstanding warrants................          0   (1,938,462)          0           0           0
  Proceeds from issuance of Class A common
    stock.........................................          0       26,269     500,000           0           0
  Purchase of Class A common stock for treasury...          0     (390,421)          0           0           0
  Redemption of redeemable cumulative preferred
    stock.........................................          0            0  (10,000,000) (10,000,000)          0
  Purchase of stockholder notes receivable........          0            0    (493,132)   (492,637)          0
  Proceeds from issuance of treasury stock........          0            0      22,247           0           0
  Payments on capital leases......................    (37,130)    (216,888)   (546,767)   (235,437)   (448,983)
  Net borrowings (payments) on revolving loan
    facilities....................................     50,000   (7,050,000) 10,761,083  11,782,166   8,043,750
  Increase in deferred financing costs............          0   (5,738,712)   (936,277)   (836,255)          0
  Proceeds from issuance of notes.................          0  100,000,000  34,500,000  34,500,000           0
  Proceeds from issuance of redeemable cumulative
    preferred stock and warrants, net of issuance
    costs.........................................          0    9,702,973           0           0           0
                                                    ---------  -----------  ----------  ----------  ----------
        Net cash provided by financing
          activities..............................  2,317,307   74,224,942  36,640,484  33,695,274   6,547,917
                                                    ---------  -----------  ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS.......................................    161,100    1,535,071    (665,875)   (695,795)  1,239,788
CASH AND CASH EQUIVALENTS, beginning of year......    283,322      444,422   1,979,493   1,979,493   1,313,618
                                                    ---------  -----------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, end of year............  $ 444,422  $ 1,979,493  $1,313,618  $1,283,698  $2,553,406
                                                    ---------  -----------  ----------  ----------  ----------
                                                    ---------  -----------  ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest..........................  $2,821,000 $ 7,744,000  $12,835,000 $6,162,553  $6,699,000
                                                    ---------  -----------  ----------  ----------  ----------
                                                    ---------  -----------  ----------  ----------  ----------
  Cash paid for income taxes......................  $       0  $         0  $  107,000  $   67,022  $   55,000
                                                    ---------  -----------  ----------  ----------  ----------
                                                    ---------  -----------  ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
  Capital lease obligations incurred..............  $       0  $ 2,799,000  $3,085,000  $        0  $        0
                                                    ---------  -----------  ----------  ----------  ----------
                                                    ---------  -----------  ----------  ----------  ----------

 The accompanying notes are an integral part of these consolidated statements.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

1. BACKGROUND

    AmeriComm Holdings, Inc. ("AHI," formerly known as DEC International, Inc.) and its wholly owned subsidiary, AmeriComm Direct Marketing, Inc. ("AmeriComm," formerly known as National Fiberstok Corporation) (collectively or individually, the "Company"), is a leading provider of products and services focused primarily on the direct marketing industry. The Company's principal strategy is to offer a comprehensive line of direct marketing products and services while continuing to participate in the rapidly growing markets for custom pressure sensitive labels and nonimpact self-mailers. The Company markets its products to customers throughout the United States through operations in Norfolk, Roanoke, and Salem, Virginia; Austell, and Tucker, Georgia; Louisville, Kentucky; Gainesville, Florida; Wilton, New Hampshire; Sparks, Nevada; San Carlos, California; Fort Smith, Arkansas; Mountainside, New Jersey; and Denver, Colorado.

    On June 28, 1996, the Company acquired all of the issued and outstanding capital stock of Transkrit for $86,500,000 plus transaction costs. Subsequent to the acquisition, Transkrit and all of its subsidiaries were merged into the Company. The Transkrit acquisition has been accounted for using the purchase method of accounting, and accordingly, the results of operations of Transkrit have been included in the results of operations of the Company since June 29, 1996. The purchase price was allocated to assets and liabilities based on their estimated fair value as of the date of the acquisition. The excess of the consideration paid over the estimated fair value of net assets acquired of $17,542,000 has been recorded as goodwill and is being amortized on the straight-line basis over 40 years.

    On February 21, 1997, the Company acquired all of the issued and outstanding capital stock of Label America, Inc. ("LAI") for $8,500,000, less outstanding indebtedness, plus transaction costs. Additional consideration of $700,000 was paid to the principal stockholder for a noncompete agreement. Upon consummation of the acquisition, LAI was merged into the Company. The LAI acquisition has been accounted for using the purchase method of accounting, and accordingly, the results of operations of LAI have been included in the results of operations of the Company since February 22, 1997. The excess of the consideration paid over the estimated fair value of net assets acquired of $6,636,000 has been recorded as goodwill and is being amortized on the straight-line basis over 40 years.

    On April 24, 1997, the Company acquired all of the issued and outstanding stock of AmeriComm Direct Marketing, Inc. ("ADMI") for $23,635,000 plus transaction costs. Additional consideration of $1,000,000 was paid to the principal stockholder for a noncompete agreement. Upon consummation of the acquisition, ADMI was merged into the Company. The ADMI acquisition has been accounted for using the purchase method of accounting, and accordingly, the results of operations of ADMI have been included in the results of operations of the Company since April 25, 1997. The excess of the consideration paid over the estimated fair value of net assets acquired of $15,273,000 has been recorded as goodwill and is being amortized on the straight-line basis over 40 years.

    The following presents, on an unaudited pro forma basis, the Company's results of operations for the years ended December 31, 1995, 1996, and 1997 as though the acquisition of Transkrit and related

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

1. BACKGROUND (CONTINUED)
transactions had occurred on January 1, 1995 and the acquisitions of LAI and ADMI and related transactions had occurred on January 1, 1996 (in thousands):

                                                              1995        1996        1997
                                                           ----------  ----------  ----------
Net sales................................................  $  168,760  $  202,033  $  201,500
Operating income.........................................      12,347      11,740      13,171
Net income (loss) before extraordinary item..............       2,364        (539)     (4,842)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of AHI and its subsidiary. All significant intercompany transactions and balances have been eliminated.

REVENUE RECOGNITION

    Sales are recorded as products are shipped, except for certain sales for which revenue is recognized when the customer is billed based on passage of legal title at the date of billing. Such "bill and hold" sales are not material to the Company's results of operations.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as during the reporting period. Actual results could differ from these estimates.

CASH EQUIVALENTS

    For purposes of the reporting of cash flows, the Company considers all highly liquid debt instruments with a maturity at date of purchase of three months or less to be cash equivalents.

    The Company does not believe it is exposed to any significant credit risk on money market funds with commercial banks because its policy is to make such deposits only with highly rated institutions.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) ACCOUNTS RECEIVABLE

    A summary of changes in the allowance for doubtful accounts for the years ended December 31, 1995, 1996, and 1997 is as follows:

                                                              1995        1996        1997
                                                           ----------  ----------  ----------
Balance, beginning of year...............................  $  141,841  $  171,950  $  611,170
Acquired balance from Transkrit (Note 1).................           0     495,154           0
Acquired balance from ADMI (Note 1)......................           0           0     209,789
Acquired balance from LAI (Note 1).......................           0           0      47,176
Provisions...............................................      78,089     215,455     385,282
Recoveries...............................................      18,679      75,028      40,148
Write-offs...............................................     (66,659)   (346,417)   (330,435)
                                                           ----------  ----------  ----------
Balance, end of year.....................................  $  171,950  $  611,170  $  963,130
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

INVENTORIES

    Inventories are stated at the lower of cost or market. Costs of raw materials are determined using the first-in, first-out ("FIFO") method. Costs (net of an obsolescence reserve) of work in process, finished goods, and customized stock (consisting of products which have been produced and held for certain customers under short-term delayed-shipping arrangements) are determined using the average cost (which approximates FIFO) or FIFO method.

    Inventories consist of the following:

                                                          DECEMBER 31,
                                                  ----------------------------
                                                      1996           1997
                                                  -------------  -------------    JUNE 26,
                                                                                    1998
                                                                                -------------
                                                                                 (UNAUDITED)
Raw materials...................................  $   5,837,794  $   7,351,264  $   7,409,275
Work in process.................................      1,288,685      1,585,171      1,399,235
Finished goods..................................      2,834,589      3,350,315      3,520,247
Customized stock................................      1,300,087      1,044,171      1,581,614
                                                  -------------  -------------  -------------
                                                  $  11,261,155  $  13,330,921  $  13,910,371
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost or at estimated fair value at date of acquisition (Note 1), if acquired as part of a business combination, and are depreciated using the straight-line method over the following lives:

                                                               25 to 30
Buildings....................................................  years
Machinery and equipment......................................  3 to 7 years
Office equipment, furniture and fixtures.....................  3 to 7 years
Vehicles.....................................................  3 to 5 years

    Leasehold improvements are depreciated over the lesser of the useful lives of the assets or the lease term.

    The Company's policy is to remove the cost and accumulated depreciation of retirements from the accounts and recognize the related gain or loss upon the disposition of assets. Depreciation expense in 1995, 1996, and 1997 was approximately $2,020,000, $4,313,000, and $7,717,000, respectively.

GOODWILL

    Goodwill represents the cost of acquired businesses in excess of net identifiable assets and is amortized over 15 to 40 years using the straight-line method. The recoverability of goodwill is periodically reviewed by management based on current and anticipated conditions. The amount of goodwill considered realizable, however, could be reduced in the near term if changes occur in anticipated conditions. Based on a review of projected undiscounted cash flow from operations and other pertinent information, management is of the opinion that there has been no diminution in the value assigned to goodwill.

PATENTS

    The Company has been granted several patents related to certain products manufactured by the Company. Patents acquired through the acquisition of Transkrit were recorded at their estimated fair value at date of acquisition. These amounts are being amortized on a straight-line basis over the life (4 to 12 years) of the patents.

COVENANTS NOT TO COMPETE

    Covenants not to compete have been recorded at cost and are being amortized on a straight-line basis over the terms (three to five years) of the agreements.

RESIDENT ADDRESS LISTS

    The Company has purchased and maintains national residential address lists used by its customers in making saturation or targeted mailings. Resident address lists acquired through the acquisition of ADMI were recorded at their estimated fair value at the date of acquisition. These amounts are being amortized on a straight-line basis over the life (six years) of the resident address lists. Amortization

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) expense for 1997 of $971,471 is included in costs of products sold in the accompanying consolidated statement of operations.

DEFERRED FINANCING COSTS

    Deferred financing costs represent costs incurred to raise financing and are amortized over the related terms of the borrowings (Note 3).

INCOME TAXES

    The Company accounts for income taxes using the asset and liability method for recognition of deferred tax consequences of temporary differences, net operating losses, and tax credits by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts, and to the tax bases of existing assets and liabilities.

CONCENTRATION OF RISK

    During 1995, 1996, and 1997, the Company's ten largest customers accounted for 25%, 18%, and 16%, respectively, of total Company sales. No individual customer accounted for more than 6% of sales in any year. In management's opinion, a loss of any one individual customer would not have a material impact on the Company's financial position or results of operations.

    The Company's largest purchased raw material is paper. While the Company utilizes multiple paper suppliers, two suppliers provided 67%, 30%, and 41% of its requirements in 1995, 1996, and 1997, respectively. Further, the supply and price of paper are cyclical in nature. As a result, the Company is subject to the risk that pricing may significantly impact results of operations and that it may be unable to purchase sufficient quantities of paper to meet production requirements during times of tight supply. While the Company believes that it could obtain other suppliers of paper, paper industry conditions may have a material effect on the Company's results of operations.

VACATION POLICY

    In 1995, the Company revised its vacation policy for certain locations, whereby employees must take vacation earned during the year prior to January 1 or forfeit the balance. As a result of this change in policy, a vacation accrual is no longer required as of December 31, 1995 and approximately $575,000 of accrued vacation was reversed and is reflected as a reduction in cost of products sold in 1995.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash, accounts receivable, accounts payable, and debt. The carrying amounts of cash, accounts receivable, and accounts payable approximate their fair values because of the short-term maturity of such instruments. The fair value of the senior unsecured notes (Note 3) at December 31, 1996 and 1997 was approximately $106,000,000 and was estimated using a quote from a broker. At December 31, 1996 and 1997, the carrying value of the other

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) long-term debt approximated its fair value, because interest rates on such debt are periodically adjusted or approximated current market rates.

INTERIM UNAUDITED DATA FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 26, 1998

    In the opinion of management, the unaudited financial statements contain all the normal and recurring adjustments necessary to present fairly the financial position of the Company as of June 26, 1998 and the results of the Company's operations and its cash flows for the six months ended June 30, 1997 and June 26, 1998 in conformity with generally accepted accounting principles. The results of operations for the six month period ended June 26, 1998 are not necessarily indicative of the results to be expected for the year.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

3. LONG-TERM DEBT

    Long-term debt consists of the following at December 31, 1996 and 1997:

                                                                                        1996            1997
                                                                                   --------------  --------------

11.625% senior unsecured notes, interest payable semiannually commencing December
  15, 1996.......................................................................  $  100,000,000  $  100,000,000

12.5% senior notes, including PIK notes, interest payable quarterly commencing
  June 30, 1997, net of unamortized discount of $377,304.........................               0      37,697,372

Revolving loan facility with Heller Financial, Inc., principal payable in full upon the earlier of termination, as defined, or June 28, 2001, bearing interest at the 30 to 180 day London Interbank Offered Rate plus 2.25% or Prime plus 1%
  (8.35% and 9.5% at December 31, 1997, respectively)............................               0      10,761,083

Capital lease payable to The CIT Group/Equipment Financing, Inc. (CIT), monthly principal and interest payments of $48,250 commencing July 1996 through June
  2001 with a balloon payment of $513,485 due June 2001, interest at 10.2%.......       2,405,831       2,056,883

Capital leases payable to General Electric Capital Corporation (GE), monthly principal and interest payments of $53,867 commencing December 1997 through
  November 1999, declining to $44,073 commencing December 31, 1999 through
  October 2001 with a balloon payment of $1,615,077 due November 2001, interest
  at 9.36%.......................................................................               0       3,025,154

Other............................................................................         393,087         266,595
                                                                                   --------------  --------------

                                                                                      102,798,918     153,807,087

Less current portion.............................................................        (446,037)       (864,487)
                                                                                   --------------  --------------

                                                                                   $  102,352,881  $  152,942,600
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    Maturities of long-term debt and capital lease obligations at December 31,1997 are as follows:

1998.............................................................  $   864,487
1999.............................................................      985,265
2000.............................................................      819,774
2001.............................................................   13,440,189
2002 and thereafter..............................................  138,074,676
                                                                   -----------
                                                                   $154,184,391
                                                                   -----------
                                                                   -----------

    Prior to the issuance of the 11.625% senior unsecured notes (the "Senior Notes"), the Company maintained agreements under which the Company had certain term loans and a revolving line-of-credit

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

3. LONG-TERM DEBT (CONTINUED)
facility (the "Line"). As additional consideration for the term loans and the Line, the Company issued stock warrants to purchase 413,457 and 254,435 shares of Class A and Class B common stock, respectively (Note 6). Concurrent with the issuance of the Senior Notes on June 28, 1996 discussed below, the Company repaid the term loans and the Line, purchased the outstanding warrants, and paid a prepayment penalty, all of which aggregated to approximately $25,100,000. As a result of the early retirement of debt, the Company incurred an extraordinary loss of $797,903, net of income tax benefit of $460,864, during 1996. Subsequently, the agreements were terminated.

    Concurrent with the consummation of the Transkrit acquisition discussed in
Note 1, AmeriComm issued $100,000,000 aggregate principal amount of Senior Notes due June 15, 2002. Interest is payable semiannually commencing December 31, 1996. The Senior Notes are senior obligations of AmeriComm and will be PARI PASSU in right of payment to all future senior indebtedness. The indenture to the Senior Notes limits the incurrence of additional debt by AmeriComm, does not allow AmeriComm to pay any common stock dividends, and limits AmeriComm's ability to redeem capital stock and to sell its assets, as defined. AmeriComm may incur additional indebtedness, as defined, as long as its fixed charge coverage ratio, as defined, is greater than certain minimum levels.

    Concurrent with the ADMI acquisition on April 24, 1997 as discussed in Note 1, AHI issued $35,000,000 aggregate principal amount of 12.5% senior notes ("Notes") due April 24, 2003. As inducement for accepting the Notes, the holders of the Notes were issued 210,868 shares of Class A common stock (Note 6). The common stock was valued at its fair value of $500,000 and recorded as a discount to the face value of the Notes. The proceeds from the Notes were used to purchase the outstanding 9% redeemable cumulative preferred stock (the "Preferred Stock") (Note 5), pay transaction costs, and fund the ADMI acquisition. The effective interest rate on the Notes, after considering the above discount, is 12.74%.

    The Notes place certain restrictions on the Company's ability to incur additional indebtedness or make future acquisitions. In addition, future interest and principal payments by AHI are dependent primarily on the operations of AmeriComm through payments to AHI as permitted under the Senior Notes. As a result, the Company may pay a portion or all of any six quarterly interest installments prior to April 24, 1999 by issuing additional notes ("PIK Notes") with interest rates ranging from 12.5% to 13%. The initial interest installments due June 30, 1997, September 30, 1997, and December 31, 1997 were paid by the issuance of PIK Notes at 12.5% interest. The PIK Notes must be redeemed prior to April 24, 2003. Borrowings under the Notes are subject to a financial covenant with which the Company was in compliance as of December 31, 1997.

    Concurrent with the consummation of the Transkrit acquisition discussed in
Note 1, the Company entered into a revolving loan facility with Heller. The facility provides borrowings based on the lesser of qualified accounts receivable and inventories, as defined, or $25,000,000. Borrowings under the revolving loan facility are subject to certain financial covenants that include, among others, minimum fixed-charge coverage and total indebtedness to operating cash flow ratio, as defined. The Company was in compliance with each covenant as of December 31, 1997. As of December 31, 1997, $14,238,917 was available on the revolving loan facility.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

3. LONG-TERM DEBT (CONTINUED)
    Under the CIT capital lease payable, CIT has a first-perfected security interest in certain equipment. At the end of the lease term, the Company will have the option to purchase the equipment for $513,485. Under the GE capital leases payable, GE has a first-perfected security interest in certain equipment. At the end of each lease term, the Company will have the option to purchase the equipment for an aggregate of $1,615,077. The capital leases are cross-defaulted with other loan agreements if such default is not cured within 90 days following the default.

    Interest expense on long-term debt and capital leases in 1995, 1996, and 1997 was approximately $3,179,000, $8,138,000, and $17,023,000, respectively, including $231,000, $564,000, and $1,067,000, respectively, of deferred finance cost amortization.

4. INCOME TAXES

    The income tax benefits for the years ended December 31, 1995, 1996, and 1997 represent the income tax benefit from operating losses. For the years ended December 31, 1995 and 1996, income tax benefits presented consist of deferred tax benefits. For the year ended December 31, 1997, the income tax benefit presented consists of a deferred tax benefit of $894,649 and a current tax provision of $206,319.

    The reconciliation of the federal statutory income tax rate to the Company's effective income tax rate for the 1995, 1996 and 1997 benefit for income taxes is as follows:

                                                                             1995          1996          1997
                                                                         -------------  -----------  -------------
Federal tax benefit at statutory rate..................................  $    (353,600) $  (751,794) $  (1,535,275)
State, net of federal benefit..........................................        (34,000)     (59,378)       206,669
Change in valuation allowance..........................................     (1,485,000)           0              0
Nondeductible amortization.............................................              0      164,139        367,460
Nondeductible expenses.................................................              0       42,854         69,920
Other, net.............................................................        (27,400)     (22,560)       202,896
                                                                         -------------  -----------  -------------
Actual income tax benefit..............................................  $  (1,900,000) $  (626,739) $    (688,330)
                                                                         -------------  -----------  -------------
                                                                         -------------  -----------  -------------
Effective tax rate.....................................................            183%          29%            15%
                                                                         -------------  -----------  -------------
                                                                         -------------  -----------  -------------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

    Significant components of the Company's net deferred tax liabilities as of December 31, 1996 and 1997 are as follows:

                                                                                          1996           1997
                                                                                      -------------  -------------
Deferred tax assets (liabilities):
  Net operating loss carryforwards..................................................  $   4,127,000  $   3,038,000
  Book basis in property over tax basis.............................................     (6,703,000)    (6,932,000)
  Resident address lists............................................................              0     (2,400,000)
  Patents...........................................................................     (1,457,000)      (998,000)
  Inventories.......................................................................       (712,000)      (497,000)
  Goodwill..........................................................................       (185,000)      (261,000)
  Prepaid pension cost..............................................................       (692,000)      (774,000)
  Covenant not-to-compete...........................................................      1,556,000      1,413,000
  Interest paid with in-kind notes..................................................              0      1,169,000
  Employee benefit accruals.........................................................        903,000        917,000
  Liabilities not currently deductible..............................................        548,000        402,000
  Allowance for doubtful accounts...................................................        155,000        309,000
  Other, net........................................................................          2,377       (159,954)
                                                                                      -------------  -------------
  Net deferred tax liabilities......................................................  $  (2,457,623) $  (4,773,954)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    The net operating loss carryforwards will be used to offset future taxable income, subject to their expirations, beginning in 2004 and continuing through 2012. Any future issuance of stock by the Company could result in an ownership change, as defined by the Tax Reform Act of 1986, and could limit utilization of net operating loss carryforwards. Also, benefits derived from using net operating loss carryforwards to offset any taxes calculated as alternative minimum tax could be less than the recorded amount of the net operating loss carryforwards. Although realization is not assured, management believes all net operating loss carryforwards will be realized.

5. 9% REDEEMABLE CUMULATIVE PREFERRED STOCK

    On June 28, 1996, the Company issued 10,000 shares of 9% redeemable cumulative preferred stock and warrants (Note 6) to the preferred shareholders for $10,000,000, less issuance costs. The Preferred Stock had no voting rights and was recorded at fair value on the date of the issuance, less transaction costs. The excess of the liquidation preference over the carrying value was being accreted over the life of the Preferred Stock resulting in charges of approximately $38,000 and $19,000 for the year ended December 31, 1996 and 1997, respectively. Dividends of $450,000 and $285,000 were paid in 1996 and 1997, respectively.

    In conjunction with the issuance of the Notes, the Preferred Stock was redeemed for $10,000,000. As a result of the redemption of the Preferred Stock, the Company incurred a charge of approximately $560,000 for the excess of the liquidation value over the carrying value which was reflected in the consolidated statements of operations as additional dividends.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

6. CAPITAL STOCK AND WARRANTS

    Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder. All dividends declared by the board of directors are shared ratably by Class A and B stockholders. Upon liquidation, the Class A and B stockholders would share ratably in any proceeds. Class B common stock is nonvoting.

    In conjunction with a certain credit agreements existing prior to June 28, 1996, the Company issued warrants to purchase 413,457, and 254,435 shares of Class A and Class B common stock, respectively, at an exercise price of $.01 (Note 3). The warrants were valued at their fair value, as determined by the board of directors on the date of grant. The difference between the fair market value of the warrants at the issue date and the estimated redemption value was accreted as a direct charge to accumulated deficit. In conjunction with the issuance of the Senior Notes on June 28, 1996 (Note 3), the Company purchased the outstanding warrants for $1,938,402 and recorded a charge of $641,170 to accumulated deficit.

    In conjunction with the issuance of 10,000 shares of Preferred Stock (Note
5), the Company issued warrants to the preferred shareholders to purchase 132,240 shares of Class A common stock. The warrants were valued at their fair value, as determined by the board of directors on the date of the grant, and recorded as a discount to the Preferred Stock. In conjunction with the issuance of the Notes (Note 3), the Company issued additional warrants to purchase 11,349 shares of Class A common stock. The warrants were valued at their fair value, as determined by the board of directors, on the date of the grant and were recorded as a charge to accumulated deficit. The 143,589 warrants may be exercised at any time through June 30, 2004 at $.01 per share, subject to adjustment pursuant to the terms of the warrant agreement. The Company has reserved 143,589 shares of its Class A common stock for the exercise of these warrants.

    During 1997, the Company purchased aggregate principle and interest 6% nonrecourse notes from MDC Management Company II, L.P. ("MDC"), an affiliate, for $493,132. The holders of these notes are shareholders of the Company, and accordingly, the notes and all accrued interest have been recorded as an increase to stockholders' deficit.

    Effective June 28, 1996, the board of directors adopted the AmeriComm Holdings, Inc. 1996 Stock Option Plan. During 1996 and 1997, the board of directors granted options to purchase 244,889 and 39,265 shares, respectively, of Class A common stock at an exercise price ranging from $2.62 to $5.38 per share, the estimated fair value at the date of grant, to certain employees and directors of the Company. As of December 31, 1997, there are 255,286 options outstanding. The options vest based on time and based upon the profitability and the liquidation value of the Company if it is sold to a third party. During 1996 and 1997, 28,868 and 0 options vested and were exercised, respectively.

    Effective January 28, 1997, the board of directors adopted the AmeriComm Holdings, Inc. 1997 Stock Option Plan for Directors. During 1997, the board of directors granted options to purchase 10,350 shares of Class A common stock at an exercise price of $5.38 per share, the estimated fair value at the date of grant, to certain directors of the Company. The options vest based on time or in the event of a change in control of the Company, as defined. As of December 31, 1997, 2,898 options were vested and are exercisable.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

6. CAPITAL STOCK AND WARRANTS (CONTINUED)
    The Company accounts for its stock option plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation was recognized during 1996 and 1997. In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," for disclosure purposes. In accordance with the disclosure requirements of SFAS No. 123, the Company is required to calculate pro forma compensation cost of all stock options granted using an option pricing model. Accordingly, the fair value of the stock option grants has been estimated as of the grant dates under the minimum value method using the following weighted average assumptions for 1996 and 1997: a risk-free interest rate of approximately 6.4%, dividend yield of 0%, volatility of 0%, and expected life of 4.5 years. Using these assumptions, the fair value of the stock options at the dates of grant was $0. As a result, there is no pro forma compensation expense.

7. RELATED-PARTY TRANSACTIONS

FEES TO AFFILIATE

    The Company maintains an Advisory Services Agreement (the "Agreement") with MDC. Under the Agreement, MDC provides certain consulting, financial, and managerial functions for a $250,000 annual fee through June 28, 1996 and a $350,000 annual fee thereafter. In 1995, 1996, and 1997, $187,500, $862,000 (of which $562,000 was accrued as of December 31, 1995), and $350,000, respectively, were paid. No payments shall be made by the Company to MDC under the Agreement if there is an event of default, as defined, under the revolving loan facility, Senior Notes, or the Notes (Note 3). As of December 31, 1997, there are no such events of default. The Agreement expires December 31, 2000 and is renewable thereafter, unless terminated by the Company for justifiable cause, as defined.

    During 1996, for services related to the acquisition of Transkrit (Note 1) and the issuance of the Senior Notes (Note 3), the Company paid MDC $500,000, of which $350,000 has been recorded as deferred financing costs. In addition, for services related to the acquisition of ADMI in 1997 (Note 1) and the issuance of the Senior Notes (Note 3), the Company paid MDC $652,000, of which $100,000 has been recorded as deferred financing costs.

STOCKHOLDERS' AGREEMENT

    Certain officers and former officers of the Company purchased and own as of December 31, 1996 and 1997, an aggregate of 236,947 and 259,421, respectively, shares of Class A common stock, representing 10% of the voting common stock of the Company for 1996 and 1997. The stock was purchased at a price ranging from $4.33 to $4.63 per share, the fair value at the date of such purchases. Such stock was purchased through a cash payment and the acceptance of 6% nonrecourse notes by MDC in 1996 and prior and by the Company in 1997 (Note 6).

    All stockholders are subject to the terms of a stockholders' agreement. This agreement restricts the stockholders' ability to sell, transfer, and assign the common stock, with the Company having the first right of purchase. The holders of the stock may be forced to sell the shares to the Company under certain conditions. In addition, on expiration of a stockholder's employment with the Company, the

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

7. RELATED-PARTY TRANSACTIONS (CONTINUED)
Company has the option to buy back the stockholder's common stock at a specified price primarily based on either the cost of the shares or the book value of the Company.

8. EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT PLANS

    The Company has a defined benefit pension plan ("The Employees' Retirement Plan of National Fiberstok Corporation") covering certain employees. On December 20, 1993, the Company amended the plan, freezing future participation to any new employees of the Company effective December 31, 1993. Effective December 31, 1994, the Company again amended the plan, freezing future accrual of benefits for all participants. In conjunction with this agreement, all participants of the plan were retroactively vested.

    The funded status of the plan as of December 31, 1996 and 1997 is as follows:

                                                                                         1996            1997
                                                                                    --------------  --------------
Actuarial present value of benefit obligations:
  Accumulated projected benefit obligation........................................  $  (16,991,377) $  (18,292,100)
  Plan assets at fair value.......................................................      17,320,422      19,510,900
                                                                                    --------------  --------------
Plan assets greater than projected benefit obligation.............................         329,045       1,218,800
Unrecognized net loss from past experience........................................         784,056         209,300
                                                                                    --------------  --------------
Prepaid pension cost..............................................................  $    1,113,101  $    1,428,100
                                                                                    --------------  --------------
                                                                                    --------------  --------------

    The weighted average discount rates used to measure the accumulated projected benefit obligation were 7.5% and 7.25 % for 1996 and 1997, respectively. The expected long-term rates of return on assets were 8.75% and 9 % for 1996 and 1997, respectively.

    Net periodic pension costs for 1995, 1996, and 1997 include the following:

                                                                           1995           1996           1997
                                                                       -------------  -------------  -------------
Service cost-benefits earned during the period.......................  $           0  $           0  $           0

Interest cost on projected benefit obligation........................      1,230,610      1,266,209      1,242,200
Actual return on plan assets.........................................     (1,772,831)    (1,252,658)    (1,556,899)
Net amortization on plan assets......................................        361,915       (204,216)             0
                                                                       -------------  -------------  -------------
                                                                       $    (180,306) $    (190,665) $    (314,699)
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

    The Company has another defined benefit pension plan ("The Transkrit Corporation Employees' Pension Plan") covering certain employees. Effective April 30, 1997, the Company amended the plan, freezing future benefits for participants at certain locations. In conjunction with this agreement, the participants with frozen future benefits were retroactively vested. Normal retirement age is 65, but a provision is made for early retirement. Benefits are based on the employee's compensation level and years of service. The Company makes annual contributions to the plan equal to the maximum amount that can be deducted for income tax purposes.

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

8. EMPLOYEE BENEFIT PLANS (CONTINUED)
    The 1996 and 1997 projected benefit obligation was computed using the projected unit credit method, assuming a discount rate on benefit obligations of 7.5% and 7.25% in 1996 and 1997, respectively. The expected long-term rate of return on plan assets is 9% for 1996 and 1997 and, annual salary increases is 4% over the remaining service lives of the employees in the plan for 1996 and 1997.

    The funded status of the plan as of December 31, 1996 and 1997 is as follows:

                                                                                          1996           1997
                                                                                      -------------  -------------
Actuarial present value of benefit obligations:
  Accumulated projected benefit obligation, including vested benefits of $2,144,000 and $2,679,000, respectively....................................................  $  (2,243,000) $  (2,817,000)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Projected benefit obligation........................................................  $  (3,924,000) $  (4,470,000)
Plan assets at fair value...........................................................      5,137,000      5,631,000
                                                                                      -------------  -------------
Plan assets greater than projected benefit obligation...............................      1,213,000      1,161,000
Unrecognized net gain...............................................................       (395,000)      (508,000)
                                                                                      -------------  -------------
Prepaid pension cost................................................................  $     818,000  $     653,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    Net periodic pension costs for 1996 and 1997 include the following:

                                                                                             1996         1997
                                                                                          -----------  -----------
Service cost-benefits earned during the period..........................................  $   230,000  $   415,000
Interest cost on projected benefit obligation...........................................      143,000      287,000
Actual return on plan assets............................................................     (227,000)    (444,000)
Recognition of curtailment gain.........................................................            0      (93,000)
Net amortization on plan assets.........................................................       52,000            0
                                                                                          -----------  -----------
                                                                                          $   198,000  $   165,000
                                                                                          -----------  -----------
                                                                                          -----------  -----------

DEFERRED COMPENSATION PLANS

    The Company has unfunded deferred compensation plans that provide retirement benefits to certain current and former employees. The plans provide retirement benefits generally based on the service provided by the employees to the Company. Benefits are vested as service is provided. The Company provides for these plans during the related service lives of the participants at amounts sufficient to accrue the present value of benefits earned to their retirement dates. Effective December 31, 1994, the Company froze future benefit accruals under certain of these deferred compensation agreements. Included in the accompanying consolidated balance sheets are liabilities of $587,000 and $592,000 for these plans as of December 31, 1996 and 1997, respectively.

DEFINED CONTRIBUTION PLANS

    The Company sponsors several voluntary 401(k) savings plans covering all eligible employees at certain locations. The plans include provisions which allow employees to make pretax contributions ranging from 1% to 15% of the employee's wages. Maximum pretax contributions are capped at 10%

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

8. EMPLOYEE BENEFIT PLANS (CONTINUED)
or 15% of the employee's wages, depending on the location. The Company matches between 15% and 60% of employee contributions up to 4% to 6% of the eligible employee's wages, which varies by location. The Company recorded an expense of approximately $283,000, $421,000, and $979,000 in 1995, 1996, and 1997,
respectively, as a result of contributions to the plan.

    Effective January 1, 1998, the Company consolidated its various 401(k) savings plans into a single plan. Substantially all of the benefits available to participants of the plan have been standardized as of January 1, 1998, with the exception of the Company's matching contribution, which varies by location.

POSTRETIREMENT BENEFITS

    The Company provides certain health care and life insurance benefits for certain retired individuals. The Company accounts for these benefits in accordance with SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The plan was frozen in 1993, and all eligible participants in the plan are retired. The accrued postretirement benefit obligation at December 31, 1996 and 1997 was $711,000 and $478,000, respectively.

    Assumptions used in the computation of postretirement benefit expense and the related obligation are as follows:

                                                                                                      1996       1997
                                                                                                    ---------  ---------
Discount rate used to determine accumulated postretirement benefit obligation.....................          8%      7.75%
Initial health care cost trend rate...............................................................         13%        13%
Ultimate health care cost trend rate..............................................................          5%         5%
Year ultimate health care cost trend rate reached.................................................       2009       2009

    If the health care trend rates increased 1% for all future years, the accumulated postretirement benefit obligation as of December 31, 1997 would have increased by 4%. The effect of such a change on the interest cost for 1997 would have been an increase of approximately $17,000.

9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company has certain noncancelable operating leases for office and plant facilities and office equipment. The total rental expense was $351,000, $826,000, and $1,669,000 in 1995, 1996, and 1997, respectively. Minimum annual rental payments remaining under noncancelable operating leases as of December 31, 1997 are as follows:

1998...............................................................  $1,338,000
1999...............................................................    854,000
2000...............................................................    674,000
2001...............................................................    444,000
2002...............................................................    273,000
                                                                     ---------
                                                                     $3,583,000
                                                                     ---------
                                                                     ---------

                    AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

           FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997 AND
  FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND JUNE 26, 1998 (UNAUDITED)

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)
ENVIRONMENTAL LIABILITY

    In January 1988 the Company was notified by the United States Environmental Protection Agency ("EPA") that it was potentially liable for costs incurred by the EPA in responding to the Dixie Caverns County Landfill in Roanoke County, Virginia. Subsequently, Roanoke County filed suit against the twelve potentially responsible parties ("PRP's"); which included the Company, to recover the funds it has expended in cleaning the site at the date of the suit and for any additional sums it would expend in the future. While under the Comprehensive Environmental Response, Compensation and Liability Act, PRPs may be held jointly and severally liable for the costs of cleanup. Management believes that the Company's potential liability in connection with this site will not be material, based upon the amount and nature of the waste alleged to be attributable to it, the number of other financially viable PRP's and the total estimated clean up costs.

LITIGATION

    The Company is party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on the financial condition or results of operations of the Company.

10. SUBSEQUENT EVENTS

PURCHASE OF CARDINAL MARKETING, INC. AND CARDINAL MARKETING OF NEW JERSEY, INC.

    On March 16, 1998, the Company acquired all of the issued and outstanding capital stock of Cardinal Marketing, Inc. and Cardinal Marketing of New Jersey, Inc. (collectively referred to as "Cardinal") for $4,000,000 plus transaction costs, which was funded through borrowings on its revolving loan facility. Additional consideration of $600,000 will be paid to the stockholders of Cardinal for noncompete agreements, of which $200,000 was paid on March 16, 1998 and the remaining $400,000 will be paid in two equal annual installments commencing March 16, 1999. Upon consummation of this acquisition, Cardinal was merged into the Company.

SALE OF AMERICOMM HOLDINGS, INC. AND SUBSIDIARY

    On May 12, 1998, McCown De Leeuw & Co. IV, L.P. ("MDC IV"), an affiliated fund of the Company's majority shareholder, formed DIMAC Holdings Inc., ("Holdings"). Holdings then formed a wholly owned subsidiary, DIMAC Corporation ("DIMAC"). In addition, DIMAC formed a wholly owned subsidiary, DMAC Merger Corp. ("DMC"). On June 26, 1998, DMC acquired all of the issued and outstanding capital stock of the Company for $203.8 million plus transaction costs, including assumed indebtedness of $164.2 million. DMC then merged into the Company.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
AmeriComm Direct Marketing, Inc.

    We have audited the accompanying balance sheets of AmeriComm Direct Marketing, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity and of cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of AmeriComm Direct Marketing, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP

Louisville, Kentucky
February 21, 1997

                        AMERICOMM DIRECT MARKETING, INC.

                                 BALANCE SHEETS

           DECEMBER 31, 1995 AND 1996 AND MARCH 31, 1997 (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                     DECEMBER 31        MARCH 31,
                                                                                 --------------------     1997
                                                                                   1995       1996     (UNAUDITED)
                                                                                 ---------  ---------  -----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................  $     770  $   3,836   $   4,373
  Debt security................................................................      1,073
  Receivables:
    Trade (net of allowance for doubtful accounts of $211, $169 and $202,
      respectively)............................................................      3,520      4,266       3,594
    Other......................................................................        106        132         119
  Postage permits, meters and deposits.........................................        642        383         690
  Supply inventory.............................................................        445        340         251
  Deferred tax assets..........................................................        242     --          --
  Other........................................................................        107        125         148
                                                                                 ---------  ---------  -----------
    Total current assets.......................................................      6,905      9,082       9,175
PROPERTY AND EQUIPMENT--net....................................................      1,920      2,066       2,153
INVESTMENT IN EQUITY SECURITIES................................................        707      1,072       1,048
OTHER ASSETS...................................................................        552        364         304
                                                                                 ---------  ---------  -----------
TOTAL..........................................................................  $  10,084  $  12,584   $  12,680
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable.............................................................  $   1,340  $   1,900   $   1,572
  Accrued expenses.............................................................        807      1,135       1,009
  Customer postage advances....................................................        702        499         690
  Current maturities of:
    Obligations under capital leases...........................................         45         26          19
    Notes payable..............................................................        134        133         133
                                                                                 ---------  ---------  -----------
      Total current liabilities................................................      3,028      3,693       3,423
                                                                                 ---------  ---------  -----------
LONG-TERM DEBT:
  Obligations under capital leases.............................................         29     --          --
  Notes payable................................................................        268        138         105
                                                                                 ---------  ---------  -----------
    Total long-term debt.......................................................        297        138         105
                                                                                 ---------  ---------  -----------
    Total liabilities..........................................................      3,325      3,831       3,528
                                                                                 ---------  ---------  -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par; 3 shares authorized....................................          5          5           5
  Retained earnings............................................................      6,754      8,748       9,147
                                                                                 ---------  ---------  -----------
    Total stockholders' equity.................................................      6,759      8,753       9,152
                                                                                 ---------  ---------  -----------
  TOTAL........................................................................  $  10,084  $  12,584   $  12,680
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

        The accompanying notes are an integral part of these statements.

                        AMERICOMM DIRECT MARKETING, INC.

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
     AND THE THREE-MONTH PERIODS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)

                                 (IN THOUSANDS)

                                                                        DECEMBER 31,                 MARCH 31,
                                                               -------------------------------  --------------------
                                                                 1994       1995       1996       1996       1997
                                                               ---------  ---------  ---------  ---------  ---------

                                                                                                    (UNAUDITED)
REVENUES.....................................................  $  17,441  $  21,013  $  26,485  $   5,714  $   6,524
COST OF SALES................................................     13,103     14,937     18,140      4,002      4,421
                                                               ---------  ---------  ---------  ---------  ---------
GROSS PROFIT.................................................      4,338      6,076      8,345      1,712      2,103
SELLING EXPENSES.............................................      1,620      2,129      2,439        515        606
GENERAL AND ADMINISTRATIVE EXPENSES..........................      1,995      2,319      3,376        665        866
                                                               ---------  ---------  ---------  ---------  ---------
OPERATING INCOME.............................................        723      1,628      2,530        532        631
                                                               ---------  ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSES):
  Consulting and other fees..................................        809      1,325         21         21         --
  Interest expense...........................................        (62)       (50)       (45)       (14)        (6)
  Other......................................................         66        (18)       140         20        (26)
                                                               ---------  ---------  ---------  ---------  ---------
    Net other income (expense)...............................        813      1,257        116         27        (32)
                                                               ---------  ---------  ---------  ---------  ---------
INCOME BEFORE PROVISION FOR INCOME TAXES.....................      1,536      2,885      2,646        559        599
PROVISION FOR INCOME TAXES...................................        445      1,100        390        390         --
                                                               ---------  ---------  ---------  ---------  ---------
NET INCOME...................................................  $   1,091  $   1,785  $   2,256  $     169  $     599
                                                               ---------  ---------  ---------  ---------  ---------
                                                               ---------  ---------  ---------  ---------  ---------

        The accompanying notes are an integral part of these statements.

                        AMERICOMM DIRECT MARKETING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

          YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (IN THOUSANDS)

                                                                               COMMON STOCK
                                                                         ------------------------
                                                                          NUMBER OF                 RETAINED
                                                                           SHARES       AMOUNT      EARNINGS      TOTAL
                                                                         -----------  -----------  -----------  ---------
BALANCE, JANUARY 1, 1994...............................................           1    $       5    $   3,878   $   3,883
  Net income...........................................................          --                     1,091       1,091
                                                                              -----        -----   -----------  ---------
BALANCE, DECEMBER 31, 1994.............................................           1            5        4,969       4,974
  Net income...........................................................          --                     1,785       1,785
                                                                              -----        -----   -----------  ---------
BALANCE, DECEMBER 31, 1995.............................................           1            5        6,754       6,759
  Distributions to stockholder.........................................          --                      (262)       (262)
  Net income...........................................................          --                    2,2562       2,256
                                                                              -----        -----   -----------  ---------
BALANCE, DECEMBER 31, 1996.............................................           1    $       5    $   8,748   $   8,753
                                                                              -----        -----   -----------  ---------
                                                                              -----        -----   -----------  ---------

        The accompanying notes are an integral part of these statements.

                        AMERICOMM DIRECT MARKETING, INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
     AND THE THREE-MONTH PERIODS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)

                                 (IN THOUSANDS)

                                                                            DECEMBER 31,                 MARCH 31,
                                                                   -------------------------------  --------------------
                                                                     1994       1995       1996       1996       1997
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................  $   1,091  $   1,785  $   2,256  $     599  $     169
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Deferred taxes.................................................       (194)       (61)       390         --        390
  (Gain) loss on sales of property and equipment.................         10         (4)         5         50         --
  Depreciation and amortization..................................        729        605        754        172        159
  Changes in assets and liabilities:
  Receivables....................................................       (221)      (459)      (772)       685       (391)
  Postage permits, meters and deposits...........................       (109)      (167)       259       (307)       (87)
  Supply inventory...............................................          2       (172)       105         89         22
  Other current assets...........................................         17         32        (18)       (23)       (34)
  Other assets...................................................        119       (359)         3
  Accounts payable...............................................        (82)       879        560       (328)        62
  Accrued expenses...............................................       (244)      (181)       328       (126)      (116)
  Customer postage advances......................................        (22)       156       (203)       191        214
                                                                   ---------  ---------  ---------  ---------  ---------
    Net cash provided by operating activities....................      1,096      2,054      3,667      1,002        388
                                                                   ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Maturity of debt security........................................         --         --      1,073         --      1,073
Proceeds from the sales of property and equipment................         88          8          1          0          0
Purchases of equipment...........................................       (552)      (797)      (869)      (249)      (425)
Purchases of investments.........................................       (332)    (1,423)      (365)        24        (45)
                                                                   ---------  ---------  ---------  ---------  ---------
Net cash used in investing activities............................       (796)    (2,212)      (160)      (225)       603
                                                                   ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments:
  Notes payable..................................................       (256)      (100)      (131)       (33)       (31)
  Obligations under capital leases...............................        (91)       (94)       (48)        (7)       (14)
Proceeds from issuance of notes payable..........................        400        135         --         --         --
Distributions to stockholder.....................................         --         --       (262)      (200)        --
                                                                   ---------  ---------  ---------  ---------  ---------
Net cash provided by (used in) financing activities..............         53        (59)      (441)      (240)       (45)
                                                                   ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............        353       (217)     3,066        537        946
CASH AND CASH EQUIVALENTS:
  Beginning of period............................................        634        987        770      3,836        770
                                                                   ---------  ---------  ---------  ---------  ---------
  End of period..................................................  $     987  $     770  $   3,836  $   4,373  $   1,716
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
SUPPLEMENTAL INFORMATION:
  Cash paid for interest.........................................  $     100  $      50  $      45
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
  Cash paid for income taxes.....................................  $     663  $   1,277
                                                                   ---------  ---------
                                                                   ---------  ---------
  Acquisition of property and equipment financed by capital lease
    obligations..................................................  $     121
                                                                   ---------
                                                                   ---------

        The accompanying notes are an integral part of these statements.

                        AMERICOMM DIRECT MARKETING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
          YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION--AmeriComm Direct Marketing, Inc. (Company) provides direct mail services, including database management and printing, to a widely dispersed customer base concentrated primarily in the retail and advertising industries and the not-for-profit sector. Credit sales are generally made on an uncollateralized basis.

    The Company conducts its operations primarily in Virginia, New Jersey, Kentucky and Colorado. The Company began its New Jersey operations in 1995. In connection therewith, the Company acquired certain assets for a purchase price of approximately $430.

    Prior to January 1, 1996, the Company's operations were conducted through four wholly-owned subsidiary corporations. Effective January 1, 1996, the Company elected to be treated as a Subchapter S Corporation for income tax purposes. Concurrent with this election, the Company merged its wholly-owned subsidiaries into the parent company and dissolved the related corporations. The 1994 and 1995 financial statements include the accounts of AmeriComm Direct Marketing, Inc. and its wholly-owned subsidiaries, with all significant intercompany transactions eliminated.

    CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash in banks and securities having original maturities when acquired of ninety days or less.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                              1994        1995        1996
                                                           ----------  ----------  ----------
Beginning balance........................................  $   59,246  $  176,285  $  211,571
Provisions...............................................     144,858     128,184     215,550
Recoveries...............................................        (792)     (2,400)    (10,859)
Write-offs...............................................     (27,027)    (90,498)   (246,893)
                                                           ----------  ----------  ----------
Ending balance...........................................  $  176,285  $  211,571  $  169,369
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    INVESTMENTS--All equity securities are classified as available for sale and are reported at fair value which approximates cost. The debt security is classified as held-to-maturity and is reported at amortized cost.

    SUPPLY INVENTORY--Supply inventory is stated at the lower of cost (first-in, first-out method) or market.

    PROPERTY AND EQUIPMENT--Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets, which range from three to seven years. Leasehold improvements and equipment under capital leases are amortized over the life of the leases or the estimated useful life of the improvements or lease, whichever is shorter. Repairs and maintenance are charged to operations when incurred and are approximately $510, $570, and $600 in 1994, 1995, and 1996, respectively.

    RESIDENT ADDRESS LISTS--Resident address lists, which are included in other assets, are stated at cost and are amortized using the straight-line method over ten years.

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
          YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) LONG-LIVED ASSETS--In 1996, the Company adopted Statement of Financial
Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of," which establishes accounting standards for the impairment of property and equipment and resident address lists, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no effect of the standard on the Company's financial statements.

    USE OF ESTIMATES--Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

    RECLASSIFICATIONS--Certain reclassifications were made to the 1994 and 1995 financial statements to conform with the 1996 presentation, primarily to record brokered sales revenues and operating expenses at gross amounts.

2. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                               1995       1996
                                                                             ---------  ---------
Building and leasehold improvements........................................  $     351  $     480
Equipment..................................................................      4,888      5,349
Equipment under capital lease..............................................        208        208
                                                                             ---------  ---------
Total......................................................................      5,447      6,037
Less accumulated depreciation and amortization.............................      3,527      3,971
                                                                             ---------  ---------
Net........................................................................  $   1,920  $   2,066
                                                                             ---------  ---------
                                                                             ---------  ---------

3. INVESTMENTS

    Investments consist of the following:

                                                                               1995       1996
                                                                             ---------  ---------
Debt security: U.S. Treasury Bill, due 1/12/96, 7.10%......................  $   1,073
                                                                             ---------
                                                                             ---------
Equity securities:
  Investment in Gibraltar Bank common stock................................  $     384  $     384
  Investment with McCown De Leeuw & Co., III, L.P..........................        323        688
                                                                             ---------  ---------
Total equity securities....................................................  $     707  $   1,072
                                                                             ---------  ---------
                                                                             ---------  ---------

    At December 31, 1996, the Company has a five year commitment to invest up to $1,000 with McCown De Leeuw & Co., III, L.P. (Partnership). At December 31, 1996, the Company had invested $688 in the Partnership. The balance is due within 60 days of request from the Partnership. The

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
          YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (IN THOUSANDS)

3. INVESTMENTS (CONTINUED)
Partnership's objective is to invest in equity securities of companies with the potential for increased shareholder value.

4. OTHER ASSETS

    Other assets consist of the following:

                                                                                  1995       1996
                                                                                ---------  ---------
Resident address lists, net of accumulated amortization of $25 and $62, in
  1995 and 1996, respectively.................................................  $     350  $     313
Net deferred non-current tax assets...........................................        148         --
Rental property...............................................................         50         50
Other.........................................................................          4          1
                                                                                ---------  ---------
Total.........................................................................  $     552  $     364
                                                                                ---------  ---------
                                                                                ---------  ---------

5. DEBT

    At December 31,1996, the Company had no borrowings outstanding under a $1,000 line of credit that expires on May 3, 1997, which bears interest at a rate of prime (8.25% at December 31, 1996). Amounts, if any, outstanding under the line of credit are secured by accounts receivable.

    Long-term debt consists of the following:

                                                                                  1995       1996
                                                                                ---------  ---------
Note payable to bank, interest at prime (8.25% at December 31, 1996) plus
  1/2%........................................................................  $     268  $     168
Note payable to bank, interest at 8.4%........................................        134        103
                                                                                ---------  ---------
Total.........................................................................        402        271
Less current maturities.......................................................        134        133
                                                                                ---------  ---------
Long-term maturities..........................................................  $     268  $     138
                                                                                ---------  ---------
                                                                                ---------  ---------

    The notes payable to bank are secured by certain property and equipment. The Company is required to comply with covenants under the note agreements including a restriction on the sale of the Company's assets other than in the normal course of business. The Company was in compliance with its covenants at December 31, 1996.

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
          YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (IN THOUSANDS)

5. DEBT (CONTINUED)
    At December 31, 1996, maturities of long-term debt were as follows:

                                                                                          1996
                                                                                        ---------
1997..................................................................................  $     133
1998..................................................................................        103
1999..................................................................................         35
                                                                                        ---------
Total.................................................................................  $     271
                                                                                        ---------
                                                                                        ---------

    The carrying amount of debt approximates its fair value.

6. LEASES

    The Company leases operating facilities, office space and equipment under long-term noncancelable operating leases with various renewal terms and a capital lease. Rent expense under operating leases was approximately $480, $580, and $920 in 1994, 1995, and 1996, respectively.

    Future minimum lease payments under the capital lease and noncancelable operating leases consist of the following at December 31, 1996:

                                                                                                 CAPITAL     OPERATING
                                                                                                  LEASE       LEASES
                                                                                               -----------  -----------
1997.........................................................................................   $      27    $     976
1998.........................................................................................          --          979
1999.........................................................................................          --          509
2000.........................................................................................          --          214
                                                                                                      ---   -----------
Total minimum lease payments.................................................................          27    $   2,678
                                                                                                            -----------
                                                                                                            -----------
Less amounts representing interest and executory costs.......................................           1
                                                                                                      ---
Present value of net minimum lease payments..................................................          26
Less current maturities......................................................................          26
                                                                                                      ---
Long-term maturities.........................................................................   $      --
                                                                                                      ---
                                                                                                      ---

    The Company is also the lessor of a building and land under a noncancelable operating lease for a period of five and one half years. At the end of the lease term, the lessee is required to purchase, and the Company is required to sell, the leased property for $450 in cash. The Company may not encumber the property during the term of the lease in an amount in excess of $450. The rental income from such lease was $60 for 1994, 1995 and 1996. Remaining annual rentals are $60 in 1997 and $20 in 1998.

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
          YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (IN THOUSANDS)

7. INCOME TAXES

    The provision for income taxes includes the following components:

                                                                        1994       1995       1996
                                                                      ---------  ---------  ---------
Current.............................................................  $     639  $   1,161
Deferred............................................................       (194)       (61) $     390
                                                                      ---------  ---------  ---------
Provision for income taxes..........................................  $     445  $   1,100  $     390
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

    Due to the election of Subchapter S Corporation status in 1996, deferred tax assets of $390 were eliminated from the Company's balance sheet, resulting in an income tax expense of $390.

    The tax effects of the significant temporary differences, which comprise the deferred tax assets and liabilities at December 31, 1995 were as follows:

                                                                                          1995
                                                                                        ---------
Deferred current tax assets:
  Accrued vacation....................................................................  $      86
  Allowance for doubtful accounts.....................................................         99
  Accrued health self-insurance.......................................................         44
  Phantom stock agreements............................................................         13
                                                                                        ---------
Total deferred current tax assets.....................................................  $     242
                                                                                        ---------
                                                                                        ---------
Deferred non-current tax asset--
  Rental property treated as an installment sale for tax purposes.....................  $     198
Deferred long-term tax liability--Depreciation........................................        (50)
                                                                                        ---------
Net deferred non-current tax asset, included in other assets..........................  $     148
                                                                                        ---------
                                                                                        ---------

    The Company's income tax expense for the years ended December 31, 1994 and 1995, differed from amounts computed by applying the U.S. Federal income tax rate of 34% to the Company's income before income taxes as a result of the following:

                                                                                 1994       1995
                                                                               ---------  ---------
Statutory income tax expense.................................................  $     522  $     981
Increase in (reduction of) income tax expense resulting from:
  State and other tax expense................................................         68        110
  Other, net.................................................................       (145)         9
                                                                               ---------  ---------
Reported income tax expense..................................................  $     445  $   1,100
                                                                               ---------  ---------
                                                                               ---------  ---------

                        AMERICOMM DIRECT MARKETING, INC.

                  AS OF DECEMBER 31, 1995 AND 1996 AND FOR THE
          YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (IN THOUSANDS)

8. BENEFIT PLAN

    On January 6, 1995, the Company established a defined contribution savings plan under the provisions of Section 401(k) of the Internal Revenue Code that provides benefits to substantially all employees. The Company's contribution, which is based upon management discretion, was approximately $95 and $150 in 1995 and 1996, respectively.

    Prior to January 6, 1995, the Company sponsored a defined contribution plan that covered substantially all employees. The Company's annual contribution to the Plan, in an amount up to 25% of the Company's income before income taxes, was determined by its Board of Directors. Profit sharing contribution expense recorded in 1994 was approximately $60.

9. PHANTOM STOCK AGREEMENTS

    The Company has entered into Phantom Stock Agreements (Agreements) with certain executives of the Company. The Agreements allow the executives to earn additional amounts based on the performance of the Company. Compensation under the Agreements is based on the difference between the executives' interest in the value of the Company, as defined in the Agreements, and the executives' basis in their interests. Amounts are deferred until termination of the executive or sale of the Company. Compensation expense recorded under these Agreements was approximately $20, $10, and $120 in 1994, 1995, and 1996, respectively.

10. SELF-INSURANCE HEALTH CARE PLAN

    The Company maintains a self-insurance program for that portion of employees' health care costs not covered by the Company's stop loss insurance policy, which sets the maximum cash outlays for annual claims for each employee or employee's dependents at $30 and for aggregate annual claims up to $450 at December 31, 1996. Health care costs recorded in 1994, 1995, and 1996 were approximately $295, $215, and $400, respectively.

11. SALE OF COMPANY

    On February 20, 1997, the Company and National Fiberstok Corporation (now known as AmeriComm Direct Marketing, Inc.) entered into a Stock Purchase Agreement (Agreement) whereby National Fiberstok Corporation will acquire all of the outstanding common stock of the Company for cash. The Agreement stipulates that prior to closing, the Company's cash balances, as determined under the Agreement, investment in equity securities and certain other assets of the Company will be distributed by, or assigned by, the Company to the stockholders of the Company. The Agreement also stipulates that on or prior to the closing, the Company will satisfy certain liabilities of the Company. The Agreement can be terminated any time prior to the closing by written mutual consent of National Fiberstok Corporation and the Company.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
TRANSKRIT Corporation:

    We have audited the accompanying consolidated balance sheets of TRANSKRIT Corporation and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TRANSKRIT Corporation and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Roanoke, Virginia
May 24, 1996

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1994       1995
                                                                                             ---------  ---------
                                                     ASSETS
Current assets:
  Cash and cash equivalents................................................................  $     759  $     280
  Accounts receivable, less allowance of $704 in 1994 and $495 in 1995.....................     11,432     11,923
  Inventories..............................................................................      5,089      4,118
  Prepaid expenses and other current assets................................................      1,560      1,407
  Deferred income taxes....................................................................        662      1,649
  Notes and other receivables from affiliates, net.........................................     --          5,528
  Investment securities....................................................................     --          2,508
                                                                                             ---------  ---------
    Total current assets...................................................................     19,502     27,413

  Investment securities....................................................................      2,299     --
  Property, plant and equipment, net.......................................................     25,822     23,735
  Goodwill and other intangible assets, net................................................      9,026      8,436
  Notes receivable from affiliates.........................................................      7,711     --
  Deferred income taxes....................................................................      7,994      7,117
  Other assets.............................................................................        348        341
                                                                                             ---------  ---------
    Total assets...........................................................................  $  72,702  $  67,042
                                                                                             ---------  ---------
                                                                                             ---------  ---------

          See accompanying notes to consolidated financial statements.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1994       1995
                                                                                             ---------  ---------
                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt........................................................  $      45  $       2
  Bank overdraft...........................................................................      1,494      1,455
  Accounts payable.........................................................................      3,216      2,218
  Accrued relocation expenses..............................................................        754     --
  Other accrued expenses...................................................................      4,493      4,120
  Income taxes payable to parent...........................................................      1,096     --
  Income taxes payable.....................................................................        283        133
  Deferred gain from sale of real estate...................................................     --            358
                                                                                             ---------  ---------
    Total current liabilities..............................................................     11,381      8,286
                                                                                             ---------  ---------

Long-term debt, excluding current portion..................................................      7,944      2,036
Deferred gain from sale of real estate.....................................................      2,426     --
Compensation liability.....................................................................      1,573      3,735
Other liabilities..........................................................................        205        256
                                                                                             ---------  ---------
    Total liabilities......................................................................     23,529     14,313
                                                                                             ---------  ---------

Shareholders' equity:
  Common stock, $1 par value:
    Authorized shares, 10,000; issued and outstanding shares, 8,709 in 1994 and 8,897 in
      1995.................................................................................          9          9
  Class B common stock, $1 par value:
    Authorized shares, 10,000; issued and outstanding shares, none.........................     --         --
  Additional paid-in capital...............................................................     11,622     12,122
  Notes receivable from shareholder........................................................       (500)    (1,000)
  Retained earnings........................................................................     38,042     41,598
                                                                                             ---------  ---------
    Total shareholders' equity.............................................................     49,173     52,729

Commitments and contingencies
                                                                                             ---------  ---------
    Total liabilities and shareholders' equity.............................................  $  72,702  $  67,042
                                                                                             ---------  ---------
                                                                                             ---------  ---------

          See accompanying notes to consolidated financial staements.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                   YEARS ENDED DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                                 (IN THOUSANDS)

                                                                    YEARS ENDED
                                                                    DECEMBER 31,            SIX MONTHS ENDED
                                                                --------------------  ----------------------------
                                                                  1994       1995     JUNE 30, 1995  JUNE 28, 1996
                                                                ---------  ---------  -------------  -------------
                                                                                              (UNAUDITED)
Net sales.....................................................  $  98,124  $  97,681   $    46,966    $    48,004
Cost of products sold.........................................     64,851     64,223        31,646         30,685
                                                                ---------  ---------  -------------  -------------
Gross profit..................................................     33,273     33,458        15,320         17,319
Operating expenses:
  Selling, general and administrative expenses................     30,700     29,412        14,888         14,381
  Relocation expenses.........................................        413        657           542             --
                                                                ---------  ---------  -------------  -------------
Operating income (loss).......................................      2,160      3,389          (110)         2,938

Other income (expense):
  Interest expense to parent, net.............................       (820)    --           --             --
  Other interest expense......................................       (102)      (399)         (265)           (25)
  Interest income.............................................        209      1,096           543            466
  Gain on disposal of product lines...........................      2,829        389           395        --
  Gain on disposal of property, plant and equipment...........         23        169           424            306
  Other, net..................................................        207        313           144        --
                                                                ---------  ---------  -------------  -------------
Other income (expense), net...................................      2,346      1,568         1,241            747
                                                                ---------  ---------  -------------  -------------
Income before income taxes....................................      4,506      4,957         1,131          3,685
Income taxes..................................................      1,799      1,380           445          1,062
                                                                ---------  ---------  -------------  -------------
Net income....................................................  $   2,707  $   3,577   $       686    $     2,623
                                                                ---------  ---------  -------------  -------------
                                                                ---------  ---------  -------------  -------------

          See accompanying notes to consolidated financial statements.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1994 AND 1995

                                 (IN THOUSANDS)

                                                                                       NOTES
                                                                       ADDITIONAL   RECEIVABLE
                                                            COMMON       PAID-IN       FROM      RETAINED
                                                             STOCK       CAPITAL    SHAREHOLDER  EARNINGS     TOTAL
                                                          -----------  -----------  -----------  ---------  ---------
Balances at December 31, 1993...........................   $       8    $   2,580    $  --       $  35,512  $  38,100

Net income..............................................      --           --           --           2,707      2,707
Dividends paid ($20.90 per share).......................      --           --           --            (177)      (177)
Capital contributions...................................      --            8,543       --          --          8,543
Issuance of common stock (239 shares)...................           1          499         (500)     --         --
                                                          -----------  -----------  -----------  ---------  ---------
Balances at December 31, 1994...........................           9       11,622         (500)     38,042     49,173

Net income..............................................      --           --           --           3,577      3,577
Issuance of common stock (188 shares)...................      --              500         (500)     --         --
Other deductions........................................      --           --           --             (21)       (21)
                                                          -----------  -----------  -----------  ---------  ---------
Balances at December 31, 1995...........................   $       9    $  12,122    $  (1,000)  $  41,598  $  52,729
                                                          -----------  -----------  -----------  ---------  ---------
                                                          -----------  -----------  -----------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   YEARS ENDED DECEMBER 31, 1994 AND 1995 AND

                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                                 (IN THOUSANDS)

                                                                              YEARS ENDED
                                                                              DECEMBER 31,         SIX MONTHS ENDED
                                                                          --------------------  ----------------------
                                                                                                JUNE 30,    JUNE 28,
                                                                            1994       1995       1995        1996
                                                                          ---------  ---------  ---------  -----------

                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................................................  $   2,707  $   3,577  $     686   $   2,623
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization of property, plant and equipment......      6,163      5,434      2,632       2,487
    Amortization of goodwill and other intangible assets................        613        590        295         285
    Loss on disposal of product line fixed assets.......................        131     --         --          --
    Gain on disposal of property, plant and equipment...................        (23)      (169)      (424)       (282)
    Deferred income taxes...............................................     (8,041)      (110)      (142)      2,002
    Accrued interest receivable on investment securities................       (191)      (209)      (105)       (112)
    (Increase) decrease in:
      Accounts receivable, net..........................................         (1)      (491)     1,092       1,407
      Inventories.......................................................        705        971       (389)       (572)
      Prepaid expenses and other assets.................................       (686)       160        325         501
      Other receivables from affiliates, net............................     --           (425)        19         425
    Increase (decrease) in:
      Accounts payable and accrued expenses.............................     (1,022)    (2,125)    (1,705)      1,249
      Income taxes payable..............................................      1,007     (1,246)      (153)     (1,549)
      Due to parent.....................................................       (422)    --         --          --
      Compensation liability............................................      1,072      2,162        557      (2,735)
      Other liabilities.................................................        205         51     --             (13)
                                                                          ---------  ---------  ---------  -----------
Net cash provided by operating activities...............................      2,217      8,170      2,688       5,716
                                                                          ---------  ---------  ---------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment............................     (7,187)    (4,172)    (2,907)     (1,792)
  Proceeds from disposal of property, plant and equipment...............        338        327        260           7
  Proceeds from disposal of product line fixed assets...................        369     --         --          --
  Collections of notes receivable from affiliates.......................     --          1,207      1,207       5,103
                                                                          ---------  ---------  ---------  -----------
Net cash provided by (used in) investing activities.....................     (6,480)    (2,638)    (1,440)      3,318
                                                                          ---------  ---------  ---------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in bank overdraft, net............................       (607)       (39)      (171)        426
  Capital contribution..................................................      8,543     --         --          --
  Proceeds from long-term debt..........................................     17,486     18,188      9,404       5,236
  Principal payments on long-term debt..................................    (10,242)   (24,139)   (10,841)     (7,274)
  Principal payments on long-term advances from parent..................    (10,973)    --         --          --
  Other deductions......................................................     --            (21)       (21)        (10)
  Dividends paid........................................................       (177)    --         --          --
                                                                          ---------  ---------  ---------  -----------
Net cash provided by (used in) financing activities.....................      4,030     (6,011)    (1,629)     (1,622)
                                                                          ---------  ---------  ---------  -----------
Net increase (decrease) in cash and cash equivalents....................       (233)      (479)      (381)      7,412
Cash and cash equivalents at beginning of the period....................        992        759        759         280
                                                                          ---------  ---------  ---------  -----------
Cash and cash equivalents at end of the period..........................  $     759  $     280  $     378   $   7,692
                                                                          ---------  ---------  ---------  -----------
                                                                          ---------  ---------  ---------  -----------

          See accompanying notes to consolidated financial statements.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(1) OWNERSHIP AND CORPORATE REORGANIZATION

    TRANSKRIT Corporation (the "Company") is headquartered in Roanoke, Virginia and is a national manufacturer of business forms, labels and other printed products for the trade. The Company has been operating in the United States since 1938. Effective December 22, 1994, upon the acquisition of Maclean Hunter, Ltd. (MHL), a Canadian corporation, by Rogers Communications, Inc. (Rogers), a Canadian corporation, the Company became an 89.2 percent owned subsidiary of Rogers. Prior to December 22, 1994, the Company was an 89.2 percent owned subsidiary of Maclean Hunter, Inc. (MHI), a wholly-owned subsidiary of MHL. As of December 31, 1995, Rogers owns 87.3 percent of the Company's outstanding common shares. The Company's financial statements have been presented on a historical cost basis and do not reflect a basis adjustment for the purchase method of accounting. The parent company did not incur any expenses on behalf of the Company. Accordingly, the consolidated statements of income of the Company reflect all of its costs of doing business.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

    PRINCIPLES OF CONSOLIDATION

    The Company's results have been consolidated with its subsidiaries, Label Art, Inc. (Label Art), InfoSeal-Registered Trademark- International, Inc., Putnam Graphic Innovations, Inc., and Government Forms and Systems, Inc. All significant related intercompany balances and transactions have been eliminated in consolidation.

    CASH EQUIVALENTS

    For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with a maturity at date of purchase of three months or less to be cash equivalents.

    The Company does not believe it is exposed to any significant credit risk on money market funds with commercial banks because its policy is to make such deposits only with highly rated institutions.

    INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out method.

    INVESTMENT SECURITIES

    Investment securities at December 31, 1994 and 1995 consist of zero-coupon municipal debt securities which are classified as held-to-maturity. Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held-to-maturity when the Company has the positive intent and the ability to hold the securities to maturity. Held-to-maturity securities are stated at cost. Interest income on securities classified as held-to-maturity is recognized when earned.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property, plant and equipment is calculated using both straight-line and accelerated methods over the estimated useful lives of the assets. Estimated useful lives are 25 to 33 years for buildings, 8 years for building improvements, 3 to 8 years for machinery and equipment and 5 to 7 years for furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or estimated life of the asset. Maintenance, repairs and minor replacements are charged to expense as incurred; major renewals and betterments are capitalized. The cost and related accumulated depreciation or amortization on property, plant and equipment are eliminated from the accounts upon disposal, and any resulting gain or loss is included in the determination of net income.

    GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill, which represents the excess of purchase price over fair value of assets acquired, is amortized on a straight-line basis over 15 to 40 years and relates to the acquisitions of subsidiaries. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

    Other intangible assets include various noncompete agreements which are amortized over the lives of the agreements (5 to 10 years) using the straight-line method.

    REVENUE RECOGNITION

    Sales and cost of products sold are recognized primarily upon shipment of products.

    RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred. For the years ended December 31, 1994 and 1995, research and development costs charged to expense were approximately $50,000 and $30,000, respectively.

    INCOME TAXES

    The Company computes its provision for income taxes on a stand-alone basis. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) ADVERTISING COSTS

    Advertising costs consist of various marketing expenses, including advertisements, and are expensed as incurred.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the consolidated financial statements to place them on a comparable basis.

    UNAUDITED INTERIM INFORMATION

    The financial information with respect to the six months ended June 30, 1995 and June 28, 1996 is unaudited. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods.

    The results of operations for the six months ended June 28, 1996 are not necessarily indicative of the results to be expected for the full year.

(3) ALLOWANCE FOR ACCOUNTS RECEIVABLE

    A summary of the changes in the allowance for accounts receivable follows:

                                                                               YEARS ENDED DECEMBER
                                                                                       31,
                                                                               --------------------
                                                                                 1994       1995
                                                                               ---------  ---------

                                                                                  (IN THOUSANDS)
Balances, beginning of period................................................  $     782  $     704
Provisions...................................................................        134         (3)
Recoveries...................................................................          6          6
Write-offs...................................................................       (218)      (212)
                                                                               ---------  ---------
Balances, end of Period......................................................  $     704  $     495
                                                                               ---------  ---------
                                                                               ---------  ---------

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(4) INVENTORIES

    Inventories are summarized as follows:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1994       1995
                                                                             ---------  ---------

                                                                                (IN THOUSANDS)
Raw materials and supplies.................................................  $   2,341  $   1,880
Work in process............................................................        560        843
Finished products..........................................................      2,188      1,395
                                                                             ---------  ---------
                                                                             $   5,089  $   4,118
                                                                             ---------  ---------
                                                                             ---------  ---------

    If the first-in, first-out method of inventory accounting had been used, inventories would have been approximately $1,692,000 and $3,094,000 higher than reported at December 31, 1994 and 1995, respectively. During the years ended December 31, 1994 and 1995, the Company liquidated a portion of its LIFO inventory resulting in a liquidation loss of approximately $15,000, net of income tax effect, in 1994 and a liquidation gain of approximately $245,000, net of income tax effect, in 1995.

(5) INVESTMENT SECURITIES

    The following is a summary of held-to-maturity securities (in thousands):

                                                                                                 GROSS       ESTIMATED
                                                                                              UNREALIZED       FAIR
                                                                                    COST         GAINS         VALUE
                                                                                  ---------  -------------  -----------
DECEMBER 31, 1994
Debt securities.................................................................  $   2,299    $     111     $   2,410
                                                                                  ---------        -----    -----------
                                                                                  ---------        -----    -----------
DECEMBER 31, 1995
Debt securities.................................................................  $   2,508    $      69     $   2,577
                                                                                  ---------        -----    -----------
                                                                                  ---------        -----    -----------

    The above securities mature in July 1996.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(6) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following:

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1994       1995
                                                                                              ---------  ---------

                                                                                                 (IN THOUSANDS)
Land........................................................................................  $   1,285  $   1,285
Buildings and improvements..................................................................     12,411     12,479
Machinery and equipment.....................................................................     45,479     41,564
Furniture and fixtures......................................................................      2,506      2,395
Leasehold improvements......................................................................      2,326      2,629
Construction in progress....................................................................      1,492      1,946
                                                                                              ---------  ---------
                                                                                                 65,499     62,298
Less accumulated depreciation and amortization..............................................     39,677     38,563
                                                                                              ---------  ---------
Property, plant and equipment, net..........................................................  $  25,822  $  23,735
                                                                                              ---------  ---------
                                                                                              ---------  ---------

(7) GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets, net of accumulated amortization, consist of the following:

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1994       1995
                                                                                              ---------  ---------

                                                                                                 (IN THOUSANDS)
Goodwill....................................................................................  $   9,783  $   9,783
Noncompete agreements.......................................................................      1,161      1,161
                                                                                              ---------  ---------
                                                                                                 10,944     10,944
Less accumulated amortization...............................................................      1,918      2,508
                                                                                              ---------  ---------
Goodwill and other intangible assets, net...................................................  $   9,026  $   8,436
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(8) LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1994       1995
                                                                                                 ---------  ---------

                                                                                                    (IN THOUSANDS)
Note payable to financial institution..........................................................  $   7,943  $   2,036
Other..........................................................................................         46          2
                                                                                                 ---------  ---------
                                                                                                     7,989      2,038
Less current portion...........................................................................         45          2
                                                                                                 ---------  ---------
Long-term debt, excluding current portion......................................................  $   7,944  $   2,036
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The note payable to financial institution represents an unsecured revolving credit arrangement with First Union National Bank of Virginia (the "Bank") in the original amount of $17,500,000 that reduced to $16,250,000 on December 31, 1995, reduces further to $15,000,000 on December 31, 1996, and has a maturity date of January 31, 1997. Interest is based upon the 30-day London Interbank Offered Rate (LIBOR) plus .95 percent (6.92 percent at December 31, 1995) due and payable every 30 days in arrears. The Company is required to provide the Bank with certain financial information on a quarterly basis and has agreed to certain financial covenants which are also reported to the Bank quarterly. At December 31, 1995, the Company was in violation of a debt covenant. The Bank has waived this specific event of default through January 31, 1997, the maturity date of the note payable.

    Interest paid for the years ended December 31, 1994 and 1995 was $920,000 and $424,000, respectively.

(9) INCOME TAXES

    Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The adoption of this statement did not have a significant effect on the Company's consolidated financial statements.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(9) INCOME TAXES (CONTINUED)
    The provision for income taxes consists of the following:

                                                                                YEARS ENDED
                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1994       1995
                                                                            ---------  ---------

                                                                               (IN THOUSANDS)
Current:
  Federal.................................................................  $   8,125  $   1,408
  State...................................................................      1,715         82
                                                                            ---------  ---------
                                                                                9,840      1,490
                                                                            ---------  ---------
Deferred:
  Federal.................................................................     (6,614)      (134)
  State...................................................................     (1,427)        24
                                                                            ---------  ---------
                                                                               (8,041)      (110)
                                                                            ---------  ---------
Total income taxes........................................................  $   1,799  $   1,380
                                                                            ---------  ---------
                                                                            ---------  ---------

    The Company's income tax expense for the years ended December 31, 1994 and 1995, differed from amounts computed by applying the U.S. Federal income tax rate of 34 percent to the Company's income before income taxes as a result of the following:

                                                                                YEARS ENDED
                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1994       1995
                                                                            ---------  ---------

                                                                               (IN THOUSANDS)
Computed expected income tax expense......................................  $   1,532  $   1,685
Increase in (reduction of) income tax expense resulting from:
  Decrease in beginning-of-the-year balance of the valuation allowance for
    deferred tax assets...................................................     (1,174)    --
  Expiration of state investment tax credit carryforwards.................      1,174     --
  State tax expense, net of federal impact................................        232        242
  Adjustment of current tax liability.....................................        (64)      (520)
  Tax-exempt interest income..............................................        (65)       (71)
  Goodwill amortization...................................................         43         43
  Nondeductible meals and entertainment...................................         52         44
  Other, net..............................................................         69        (43)
                                                                            ---------  ---------
Reported income tax expense...............................................  $   1,799  $   1,380
                                                                            ---------  ---------
                                                                            ---------  ---------

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(9) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1994       1995
                                                                             ---------  ---------

                                                                                (IN THOUSANDS)
Deferred tax assets:
  Tax basis of InfoSeal-Registered Trademark- intangible assets in excess
    of book basis..........................................................  $   6,617  $   6,073
  Deferred gain from sale of real estate...................................        949        143
  Tax basis of receivables from affiliate in excess of book basis..........     --            541
  Equity share plan accruals and other compensation plans..................        694      1,604
  Relocation accrual.......................................................        291     --
  Accounts receivable allowance............................................        160        124
  Inventories, due to additional costs inventoried for tax purposes........         71         67
  Vacation accrual.........................................................        114        160
  Pension and welfare plans................................................         11         34
  Other....................................................................        138        138
                                                                             ---------  ---------
Total gross deferred tax assets............................................      9,045      8,884
Less valuation allowance...................................................     --         --
                                                                             ---------  ---------
Net deferred tax assets....................................................      9,045      8,884
                                                                             ---------  ---------
Deferred tax liabilities:
  Depreciation.............................................................  $    (270) $    (109)
  Pension and welfare plans................................................       (118)        (9)
  Other....................................................................         (1)    --
                                                                             ---------  ---------
Total gross deferred tax liabilities.......................................       (389)      (118)
                                                                             ---------  ---------
Net deferred tax asset, including current net asset of $622 in 1994 and
  $1,649 in 1995...........................................................  $   8,656  $   8,766
                                                                             ---------  ---------
                                                                             ---------  ---------

    Based on the Company's historical and current pretax earnings, management believes that it is more likely than not that the recorded deferred tax assets will be realized.

    Income taxes paid, net of refunds received, for the years ended December 31, 1994 and 1995 were $8,833,000 and $2,736,000, respectively.

(10) PENSION AND OTHER EMPLOYEE BENEFIT PLANS

    DEFINED BENEFIT PENSION PLAN

    The Company maintains a noncontributory defined benefit pension plan covering all eligible employees. Normal retirement age is 65, but a provision is made for early retirement. Benefits are based on the employee's compensation and years of service. The Company makes annual contributions

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(10) PENSION AND OTHER EMPLOYEE BENEFIT PLANS (CONTINUED) to the plan equal to the maximum amount that can be deducted for income tax purposes. Plan assets consist principally of equity and debt securities.

    The 1994 and 1995 projected benefit obligation was computed using the "projected unit credit method," assuming a discount rate on benefit obligations of 8 and 7.25 percent, respectively, an expected long-term rate of return on plan assets of 9 percent and annual salary increases of 5 and 4 percent, respectively, over the average remaining service lives of employees in the plans.

    The following sets forth the funded status of the plan and amounts recognized in the Company's consolidated balance sheets:

                                                                                                   DECEMBER 31,
                                                                                               --------------------
                                                                                                 1994       1995
                                                                                               ---------  ---------

                                                                                                  (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Accumulated benefit obligations, including vested benefits of $2,832 and $2,011,
    respectively.............................................................................  $   2,895  $   2,147
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Projected benefit obligations................................................................     (4,993)    (3,854)
Plan assets at fair value....................................................................      5,802      5,107
                                                                                               ---------  ---------
Projected benefit obligation less than plan assets...........................................        809      1,253
Unrecognized net gain........................................................................       (253)      (945)
Unrecognized prior service cost..............................................................        113        105
Unrecognized net asset at January 1, 1986 being amortized over 15 years......................       (558)      (465)
                                                                                               ---------  ---------
(Accrued) prepaid pension costs included in other noncurrent (liabilities) assets............  $     111  $     (52)
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    Net pension cost included the following components:

                                                                               YEARS ENDED
                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------

                                                                              (IN THOUSANDS)
Service cost.............................................................  $     494  $     406
Interest cost on projected benefit obligation............................        350        334
Return on assets.........................................................        386     (1,435)
Net amortization and deferral............................................     (1,145)       858
                                                                           ---------  ---------
Net pension cost.........................................................  $      85  $     163
                                                                           ---------  ---------
                                                                           ---------  ---------

    DEFINED CONTRIBUTION PLAN

    The Company has a salary reduction plan covering all eligible employees under Section 401(k) of the Internal Revenue Code. The Plan includes a provision which allows employees to make pretax

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996

                     (INFORMATION FOR THE SIX MONTHS ENDED
                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(10) PENSION AND OTHER EMPLOYEE BENEFIT PLANS (CONTINUED) contributions. The Company matches between 15 to 45 percent of employee contributions up to 4 to 6 percent of the employee's salary. The Company recognized contribution expense of $303,000 and $260,000 for the years ended December 31, 1994 and 1995, respectively.

    HEALTH AND WELFARE

    The Company's independently administered self-insurance program provides health insurance coverage for employees and their dependents on a cost-reimbursement basis. Under the program, the Company is obligated for claims payments. A stop loss insurance contract executed with an insurance carrier covers claims in excess of $100,000 per covered individual per year. During the years ended December 31, 1994 and 1995, total claims expense of $3,348,000 and $2,658,000, respectively, was incurred, which represents claims processed, premium expenses, administration fees and an estimate for claims incurred but not reported.

    The Company is also self-insured for workers' compensation. Workers' compensation expense was $687,000 and $556,000 for the years ended December 31, 1994 and 1995, respectively.

(11) COMPENSATION PLANS

    EQUITY SHARE PLAN

    The Company's Label Art subsidiary has an Equity Share Plan which awards shares simulating equity ownership to key employees. These equity shares do not represent common stock or any rights associated with stock ownership of Label Art. The units vest immediately to the employees and the value of a share is determined annually based on Label Art's operating performance or net worth, as defined in the plan. At December 31, 1994 and 1995, there were 345,944 shares outstanding. Provisions of approximately $1,271,000 and $2,138,000 were charged against income related to this plan for the years ended December 31, 1994 and 1995, respectively. As of December 31, 1994 and 1995, the compensation liability included $1,358,000 and $3,224,000, respectively, related to this plan.

    CLASS B COMMON STOCK INCENTIVE PLAN

    The Company has a long-term incentive plan which provides for a cash payment at retirement, death or disability based on the difference between (a) the entry level price per Class B common share adjusted for cumulative earnings per share and (b) the price per share paid to Class B shareholders in connection with a 1980 redemption of Class B common shares compounded at 6 percent per annum. Provision of $5,000 was charged against income related to this plan for the year ended December 31, 1995. For the year ended December 31, 1994, there were no charges to income for this plan. As of December 31, 1994 and 1995, the compensation liability included $215,000 and $220,000, respectively, related to this plan.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996
                     (INFORMATION FOR THE SIX MONTHS ENDED

                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(11) COMPENSATION PLANS (CONTINUED)

    STOCK CREDITS

    At December 31, 1995, there were 220.5 stock credits outstanding to the Company's President. This executive is entitled to receive additional stock credits, if employed by the Company, on March 1, 1997. These stock credits do not represent common stock or any rights associated with stock ownership of the Company. The calculation of stock credits is determined by dividing 500,000 by the product of the preceding fiscal year's earnings per share, as adjusted, multiplied by 13.

    Upon death, disability or other termination of employment, other than for cause, the Company shall redeem the stock credits and pay the executive or his heirs additional compensation equal to the appreciation in the value of the stock credits, if any. This is calculated by the product of the executive's outstanding stock credits and the most recent fiscal year's earnings per share, as adjusted, multiplied by 13 less the cumulative value of the stock credits at the time they were awarded to the executive.

    In addition, the executive shall be entitled to receive additional compensation in lieu of dividends that would have been paid to the executive had he owned a number of common shares equal to the number of stock credits credited to his account.

    The interest of the executive in and the right to redeem stock credits cannot be assigned or pledged by the executive. Provisions of $5,000 and $319,000 were charged against income related to the appreciation of the value of the stock credits and additional compensation in lieu of dividends for the years ended December 31, 1994 and 1995, respectively. As of December 31, 1995, the compensation liability included $291,000 related to stock credits.

    STOCK PURCHASE AGREEMENT

    Under the Stock Purchase Agreement described in note 21, the Company is required to satisfy all liabilities related to the above compensation arrangements prior to the closing date of the transaction described in note 21.

(12) LEASES

    The Company rents facilities and equipment under noncancelable operating lease agreements. Total rental expense for all operating leases was $666,000 and $1,399,000 for the years ended December 31, 1994 and 1995, respectively.

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996
                     (INFORMATION FOR THE SIX MONTHS ENDED

                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(12) LEASES (CONTINUED)
    Future minimum lease payments under all noncancelable operating leases at December 31, 1995 are as follows (in thousands):

YEARS ENDING DECEMBER 31,
-------------------------------------------------------------------------------------
1996.................................................................................  $     577
1997.................................................................................        523
1998.................................................................................        311
1999.................................................................................        122
2000.................................................................................         59
                                                                                       ---------
                                                                                       $   1,592
                                                                                       ---------
                                                                                       ---------

(13) CORPORATE RELOCATION EXPENSES

    On May 27, 1993, the Board of Directors decided to relocate corporate facilities from Brewster, New York to Roanoke, Virginia. As a result, the Company has taken a charge to operations of approximately $413,000 and $657,000 for the years ended December 31, 1994 and 1995, respectively. The relocation charge for the six months ended June 30, 1995 was approximately $542,000. The initial phase of this relocation occurred on February 18, 1994 and was substantially completed by the end of the first quarter, 1995. This process contributed to the voluntary severance of approximately 163 employees. Included in relocation charges to operations are $413,000 and $514,000 in 1994 and 1995, respectively, which relates to severance for employees who elected not to relocate to Roanoke, Virginia. The remaining relocation charges relate to moving and other expenses incurred by the Company and its employees to relocate from Brewster, New York.

(14) RELATED PARTY TRANSACTIONS

    In accordance with the terms of certain agreements with MHI and MHL, which expired on December 22, 1994, the Company charged interest on advances made to MHI, paid interest on advances from MHI and reimbursed MHL for management advisory services rendered to the Company. Net interest expense paid to MHI was $820,000 in 1994. The rate of interest charged on advances to MHI was based on independent quotes of 30-day commercial paper. The Company paid MHI the current prime rate less 1 percent for advances to the Company for 1994. There were no amounts due to/from MHI as of December 31, 1994.

    The Company paid $564,000 to MHL for the cost of management services in 1994. The 1994 expense includes $286,000 related to a one-time charge related to the acquisitions of MHL by Rogers.

    Pursuant to the terms of certain agreements with Rogers, the Company was charged an amount for management advisory services by Rogers on a monthly basis through December 31, 1995 based on the greater of $25,000 or a percentage of net sales, as defined. During 1995, the Company incurred $300,000 for the cost of management services, of which $25,000 payable to Rogers has been netted against other receivables from affiliates at December 31, 1995. The cost of management services was

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996
                     (INFORMATION FOR THE SIX MONTHS ENDED

                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(14) RELATED PARTY TRANSACTIONS (CONTINUED)
$150,000 and $448,000 for the six months ended June 30, 1995 and June 28, 1996, respectively. There were no amounts directly due to/from Rogers as of December 31, 1994.

    On December 22, 1994, the Company sold certain real property located in Brewster, New York and Miami, Florida to affiliated real estate subsidiaries (Rogers Realty Corporation of New York and Rogers Realty Corporation of Florida) which are indirectly owned by Rogers. As a result of these transactions, the Company recorded notes receivable of $7.7 million and deferred gains of $2.4 million which are not reflected on the 1994 consolidated statement of cash flows. These properties were leased by the Company on a month-to-month basis pursuant to sale and leaseback arrangements with these affiliates of Rogers. For the six months ended June 30, 1995 and the year ended December 31, 1995, total rent expense incurred on these related party leases totaled $399,000 and $765,000, respectively. Effective December 31, 1995, these lease arrangements were terminated.

    On March 31, 1995, Rogers Realty Corporation of Florida sold its real property in Miami, Florida to an unrelated party. Consequently, the Company was paid in full for its outstanding note receivable of $1.2 million and all accrued interest thereon. As a result, the deferred gain on the sale of $667,000, recorded in 1994 when such real property was sold to Rogers Realty Corporation of Florida, has been recognized as income for the six months ended June 30, 1995 and the year ended December 31, 1995. Total interest income recorded on these related party notes receivable totaled $765,000, $399,000 and $244,000 for the year ended December 31, 1995 and the six months ended June 30, 1995 and June 28, 1996, respectively.

    During 1995, Rogers Realty Corporation of New York entered into a sales agreement with an unrelated party to purchase the Brewster, New York real property. In order to refurbish the facility to improve its marketability, the Company advanced $504,000 to Rogers Realty Corporation of New York during 1995 to pay for building improvements and environmental remediation costs and has recorded these advances as a receivable from the affiliate as of December 31, 1995. Based on the estimated net proceeds of approximately $5.6 million expected from the pending sale of the Brewster facility, the Company has determined that a portion of the aggregate receivable from this affiliate will not be collected. Accordingly, the deferred gain determined as of December 22, 1994 and the aggregate receivable have been reduced by approximately $1.4 million as of December 31, 1995. This has not been reflected on the consolidated statements of cash flows.

    Effective December 22, 1994, the Company formed a new operating subsidiary, InfoSeal-Registered Trademark- International, Inc.
(InfoSeal-Registered Trademark-), that is 99 percent owned by the Company. The Company transferred principally all of the tangible and intangible assets of its InfoSeal-Registered Trademark- business to InfoSeal-Registered Trademark-. The transfer of assets to InfoSeal-Registered Trademark- and sale of real property to affiliated entities described above resulted in a taxable event under the Internal Revenue Code.

    As of December 31, 1994 and 1995, prepaid expenses and other current assets includes $62,000 and $47,000, respectively, due from officers and employees, and other noncurrent assets includes notes and accrued interest receivable from officers in the amount of $107,000 and $235,000, respectively, of

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996
                     (INFORMATION FOR THE SIX MONTHS ENDED

                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(14) RELATED PARTY TRANSACTIONS (CONTINUED) which $15,000 and $77,000, respectively, represents accrued interest receivable on notes receivable from shareholder (see note 15).

(15) SHAREHOLDERS' EQUITY

    On July 11, 1994, the Company sold 239 common shares to the Company's President and accepted a $500,000 note receivable in return. On March 1, 1995, the Company sold 188 shares to the same Company executive and accepted a $500,000 note receivable. These notes receivable are due and payable upon death, disability or termination of employment, bear interest compounded semiannually on June 30 and December 31 at an annual rate equal to the greater of 6 percent or the applicable federal rate on each semiannual date per the Internal Revenue Code and are recorded as a reduction of shareholders' equity. These transactions are not reflected on the accompanying consolidated statements of cash flows. Included in interest income for the years ended December 31, 1994 and 1995 was $15,000 and $62,000, respectively, related to these notes.

    The Company's President, if employed by the Company, has the option of purchasing additional common shares for $500,000 during the three-year period commencing March 1, 1998. The amount of shares that can be purchased during the three-year period will be calculated based on a defined formula. This option will terminate upon the closing of the transaction described in note 21.

    The Company has a Stock Redemption Agreement with its two minority shareholders who own a total of 12.7 percent of the Company's outstanding common stock. Under this agreement, the redemption price per share is calculated by the average consolidated earnings per share of the two preceding fiscal years, as adjusted, prior to the date of redemption multiplied by 13. Upon death, disability or termination, the minority shareholders must sell to the Company, and the Company must purchase, any and all option shares outstanding. The Stock Redemption Agreement will terminate upon the closing of the transaction described in note 21.

(16) DISPOSAL OF PRODUCT LINES

    On December 2, 1994, the Company sold certain assets of its Flat Division product line to The Reynolds and Reynolds Company ("Reynolds") resulting in a net gain of $2,829,000 in 1994. In 1995, the Company recognized additional costs of $16,000 relating to the disposal of its Flat Division. The asset purchase agreement provided, among other things, that the Company covenant not to compete with Reynolds in the pegboard, one-write accounting system and HCFA medical claim form businesses for a period of five years from the date of sale.

    On April 19, 1995, the Company sold certain assets of its Tax Forms Business product line to Taylor Corporation ("Taylor") resulting in a net gain of $405,000. The asset purchase agreement provided, among other things, that the Company covenant not to compete with Taylor in the manufacturing or imprinting, and sale or distribution of generic or custom tax forms in the U.S. for a period of

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996
                     (INFORMATION FOR THE SIX MONTHS ENDED

                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(16) DISPOSAL OF PRODUCT LINES (CONTINUED) five years from the date of sale. In addition, on April 19, 1995, the Company entered into a manufacturing agreement with Taylor whereby Taylor will purchase no less than 75 percent of its tax form mailer requirements for a period of five years up to an agreed-upon maximum dollar value.

(17) FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, requires the Company to disclose estimated fair values of its financial instruments. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments: The carrying amounts reported in the consolidated balance sheet for cash, notes receivable and long-term debt approximate fair value. The fair value of long-term debt is estimated by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company's bank. The fair values of investment securities (see note 5) are based on dealer quotes at the reporting date for those or similar investments.

(18) CONTINGENCIES

    In the normal course of business, the Company is subject to proceedings, lawsuits and other claims. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There are no legal proceedings, lawsuits or other claims pending against or involving the Company which, in the opinion of management, will have a material adverse impact upon the consolidated financial position, results of operations or liquidity of the Company.

(19) BUSINESS AND CREDIT CONCENTRATIONS

    The Company provides credit, in the normal course of business, to industry dealers and distributors. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of customers. The Company also performs ongoing credit evaluations of its customers. Management believes that credit risks at December 31, 1994 and 1995 have been adequately provided for in the consolidated financial statements.

    The Company's raw materials are readily available, and the Company is not dependent on a single supplier or only a few suppliers.

(20) NEW ACCOUNTING STANDARD

    In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS 121 requires companies to review long-lived assets and certain identifiable

                     TRANSKRIT CORPORATION AND SUBSIDIARIES

                         DECEMBER 31, 1994 AND 1995 AND
                SIX MONTHS ENDED JUNE 30, 1995 AND JUNE 28, 1996
                     (INFORMATION FOR THE SIX MONTHS ENDED

                 JUNE 30, 1995 AND JUNE 28, 1996 IS UNAUDITED)

(20) NEW ACCOUNTING STANDARD (CONTINUED) intangibles to be held, used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company adopted this statement effective January 1, 1996. The adoption of this statement did not have a significant effect on the Company's consolidated financial statements.

(21) SUBSEQUENT EVENT (UNAUDITED)

    On April 25, 1996, Rogers and AmeriComm Direct Marketing, Inc. (formerly known as National Fiberstok Corporation) signed a letter of intent whereby AmeriComm Direct Marketing, Inc. would acquire the Company. It is the further intention of both parties and the Company's two minority shareholders, to enter into a Stock Purchase Agreement (the "Agreement") which contemplates a transaction in which AmeriComm Direct Marketing, Inc. will purchase from the Sellers, and the Sellers will sell to AmeriComm Direct Marketing, Inc., all of the outstanding capital stock of the Company in return for cash. In addition, the Agreement stipulates that on or prior to the closing date of the transaction, the Company shall satisfy all liabilities under and terminate each of the compensation arrangements described in note 11.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or to buy any of the securities in any jurisdiction where it is unlawful. The
information in this Prospectus is current as of            , 199 .

                                 --------------

                               TABLE OF CONTENTS

                                                     Page
                                                     -----
Prospectus Summary..............................           1
Risk Factors....................................          17
Company History.................................          26
The Acquisitions................................          27
The Refinancing.................................          27
Use of Proceeds of the New Notes................          28
Capitalization..................................          29
The Exchange Offer..............................          30
DIMAC Corporation Unaudited Pro Forma
  Consolidated Statements of Operations.........          40
Selected Historical Financial Data AmeriComm
  Holdings, Inc.................................          55
Selected Historical Financial Data DIMAC
  Marketing Corporation.........................          57
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................          59
Business........................................          71
Management......................................          87
Security Ownership..............................          91
Certain Relationships and Related
  Transactions..................................          92
Description of Other Indebtedness...............          93
Description of Notes............................          97
Certain United States Federal Income Tax
  Considerations................................         131
Old Notes Registration Rights Agreement.........         132
Book-Entry; Delivery and Form...................         135
Plan of Distribution............................         138
Legal Matters...................................         139
Experts.........................................         139
Index to Financial Statements...................         F-1

    Until            , 199 (25 days after the date of this Prospectus) all
dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     [LOGO]

                               Offer to Exchange
                            12 1/2% Series B Senior
                               Subordinated Notes
                                    Due 2008
                              for all outstanding
                                 12 1/2% Senior
                               Subordinated Notes
                                    due 2008

                            -----------------------

                                   PROSPECTUS
                            -----------------------

                                           , 199

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information below briefly outlines the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, Article Eight of our Certificate of Incorporation and Article IV of our By-Laws. For more information, you may review the provisions of our Certificate of Incorporation and By-Laws that we filed with the SEC. To find out how to locate our Certificate of Incorporation and By-Laws, please read the section labelled "Where You Can Find More Information" under the heading "Prospectus Summary."

    ELIMINATION OF LIABILITY

    Section 102(b)(7) of Delaware's corporation law gives each Delaware corporation the power to eliminate or limit its directors' personal liability to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director, except:

     - for any breach of the director's duty of loyalty to the corporation or its stockholders;

     - for acts or omissions in bad faith, or involving intentional misconduct or a knowing violation of the law;

     - under Section 174 of Delaware's corporation law (providing for liability of directors for the unlawful payment of dividends or unlawful stock purchases or redemptions); or

     - for any transaction from which a director derived an improper personal benefit.

    You should know that our Certificate of Incorporation eliminates the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of Delaware's corporation law.

    INDEMNIFICATION

    Section 145 of Delaware's corporation law grants each Delaware corporation the power to indemnify its directors and officers against liability for certain of their acts.

    Our By-Laws provide, among other things, that under certain circumstances we are required or permitted to indemnify any officer or director of our company (or such person's estate):

     - who was or is a party (or is threatened to be made a party) to a threatened, pending or completed action, suit or other proceeding;

     - whether or not the action, suit or other proceeding was or is in the right of our company;

     - regardless of whether the suit or other proceeding was or is civil, criminal, administrative or investigative in nature; and

     - by reason of the fact that he or she is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership or other enterprise.

    Unless otherwise permitted by applicable laws, our By-Laws require us to make a case-specific determination, in accordance with applicable laws, that indemnification is proper in the circumstances. Our by-laws only require us to indemnify an officer or director if he or she acted in good faith and in a manner he or she reasonably believed to be consistent with our best interests. Moreover, with respect to any criminal action or proceeding, one of our officers or directors is only entitled to indemnification if he or she had no reasonable cause to believe his or her conduct was unlawful. We are not required to indemnify, or advance expenses to any person in connection with any action, suit or other proceeding (including any counterclaim) initiated by or on his or her behalf.

    You should know, however, that in the event that an officer or director of our company is entitled to indemnification under our By-Laws, we may be required to indemnify him or her against expenses (including, for example, attorneys' fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred and not recovered related to such officer or director's investigation, preparation to defend or defense of such action, suit, or other proceeding). You should also know that, to the extent permitted by our By-Laws, our By-Laws authorize us to pay any such expenses in advance of the final disposition of the action, suit or other proceeding in question. Our By-Laws also authorize us to make, to the extent permitted by law, such advance payments even if the officer or director in question is alleged to have failed to meet the "good faith" standard of conduct discussed above, or is alleged to have committed conduct which, if true, would prevent us from indemnifying such officer or director. Before making any advance payment, our By-Laws require us to receive an undertaking by or on behalf of the director or officer in question to repay the advance if it is ultimately determined that he or she is not entitled to indemnification.

    Finally, our By-Laws authorize us, to the extent permitted by law, to purchase and maintain insurance for any person who may be entitled to indemnification thereunder.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Purchase Agreement, dated as of October 16, 1998, among Credit Suisse First Boston Corporation, First
               Union Capital Markets and Warburg Dillon Read LLC.

       2.1*  Stock Purchase Agreement, dated as of May 17, 1998, by and between, Heritage Media Corporation and DIMAC
               Corporation (formerly DMAC Acquisition Corp.).

       2.2*  Agreement and Plan of Merger, dated as of May 18, 1998, by and among DIMAC Holdings, Inc. (formerly DMAC
               Holdings, Inc.), DMAC Merger Corp. and AmeriComm Holdings, Inc.

       2.3   Certificate of Merger, dated June 26, 1998, of DMAC Merger Corp. with and into AmeriComm Holdings, Inc.

       3.1   Certificate of Incorporation of DIMAC Corporation, filed with the Secretary of State of the State of
               Delaware.

       3.2   By-Laws of DIMAC Corporation.

       4.1   Indenture, dated as of October 15, 1998, between DIMAC Corporation, the subsidiary guarantors named therein and Wilmington Trust Company.

       4.2   Specimen Certificates of the 12 1/2% Senior Subordinated Note Due 2008 and 12 1/2% Series B Senior
               Subordinated Note Due 2008 (included in Exhibit 4.1 hereto).

       4.3*  Registration Rights Agreement, dated as of October 16, 1998, among DIMAC Corporation, the subsidiary guarantors named therein and Credit Suisse First Boston Corporation, First Union Capital Markets and
               Warburg Dillon Read LLC.

       5.1   Opinion of White & Case LLP regarding the legality of the New Notes.

       8.1   Opinion of White & Case LLP regarding certain tax matters.

---------
* To be filed by amendment.

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.1   Employment Agreement, dated June 28, 1996, between Robert M. Miklas and AmeriComm Direct Marketing, Inc.

      10.2   Employment Agreement, dated December 18, 1997, between John F. Meneough and DIMAC DIRECT, Inc.

      10.3   Employment Agreement, dated June 28, 1996, between Jack Resnick and AmeriComm Direct Marketing, Inc.

      10.4*  Employment Agreement, dated June 15, 1995, between Scott Ebert and National Fiberstok Corporation.

      10.5   Employment Agreement, dated May 19, 1998, between Scott Ebert and AmeriComm Direct
               Marketing, Inc.

      10.6   Employment Agreement, dated December 18, 1997, between Michael Speichinger and DIMAC
               DIRECT, Inc.

      10.7*  Amended and Restated Credit Agreement, dated as of October 22, 1998, by and among
               DIMAC Corporation, as Borrower, the Lenders listed therein, Credit Suisse First
               Boston Corporation, as Administrative Agent and Arranger, Warburg Dillon Read LLC,
               as Syndication Agent and First Union National Bank, as Documentation Agent.

      10.8*  Securities Purchase Agreement, dated as of October 22, 1998, by and among DIMAC
               Holdings, Inc., DIMAC Corporation and the Purchasers listed on the signature pages thereto.

      10.9   Subordination Agreement, dated as of October 22, 1998, among DIMAC Corporation and the purchasers listed therein.

      10.10  Advisory Services Agreement, dated as of June 26, 1998, by and between DMAC
               Acquisition Corp. and MDC Management Company IV, LLC.

     10.11*  DIMAC Holdings, Inc. 1998 Stock Option Plan

     10.12*  Tax Sharing Agreement, dated as of October 18, 1998, between DIMAC Holdings, Inc.,
               DIMAC Corporation, DIMAC Marketing Corporation, AmeriComm Holdings, Inc., DIMAC
               DIRECT, Inc., The McClure Group Inc., MBS/Multimode Inc., Wilcox & Associates
               Inc., Palm Coast Data Inc. and AmeriComm Direct Marketing, Inc.

      12.1   Statement re computation of ratios.

      21.1   Subsidiaries of DIMAC Corporation.

      23.1   Consent of Arthur Andersen LLP.

      23.2   Consent of Arthur Andersen LLP.

      23.3   Consent of Deloitte & Touche LLP.

      23.4   Consent of KPMG Peat Marwick LLP.

      23.5   Consent of White & Case LLP (included in Exhibit 5.1 hereto).

      23.6   Consent of White & Case LLP (included in Exhibit 8.1 hereto).

      24.1   Power of Attorney (see pages II-5 through II-14).

      25.1   Statement of eligibility of trustee.

      99.1   Form of Letter of Transmittal for New Notes.

      99.2   Form of Notice of Guaranteed Delivery for New Notes.

---------
* To be filed by amendment.

  EXHIBIT
  NUMBER                                     EXHIBIT DESCRIPTION
-----------  ------------------------------------------------------------------------------------
      99.3   Letter to Brokers.

      99.4   Letter to Clients.

      99.5   Instructions to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.

      99.6   Guidelines for Certificate of Taxpayer Identification Number on substitute Form W-9.

ITEM 22. UNDERTAKINGS.

    (a) We hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of DIMAC Corporation pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Should a claim of indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the DIMAC Corporation in the successful defense of any action, suit or proceeding) be asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) We hereby undertake to respond to requests for information that is incorporated by reference into this Prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

    (c) We hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on November 12, 1998.

                                DIMAC CORPORATION

                                By:             /s/ MARTIN R. LEWIS
                                     -----------------------------------------
                                                  Martin R. Lewis
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


                                Chairman of the Board and
     /s/ MARTIN R. LEWIS          Chief Executive Officer
------------------------------    (Principal Executive
       Martin R. Lewis            Officer)

                                Chief Financial Officer
   /s/ EDWARD D. LAZAROWITZ       (Principal Financial
------------------------------    Officer and
     Edward D. Lazarowitz         Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

      /s/ TIMOTHY BEFFA
------------------------------  Director
        Timothy Beffa

    /s/ DAVID E. DE LEEUW
------------------------------  Director
      David E. De Leeuw

          SIGNATURE                       TITLE
------------------------------  --------------------------

      /s/ DAVID E. KING
------------------------------  Director
        David E. King

     /s/ GEORGE E. MCCOWN
------------------------------  Director
       George E. McCown

------------------------------  Director
      Benjamin McSwiney

       /s/ JOHN D. WEIL
------------------------------  Director
         John D. Weil

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on November 12, 1998.

                                AMERICOMM HOLDINGS, INC.

                                By:               /s/ JAMES L. WU
                                     -----------------------------------------
                                                    James L. Wu
                                                   VICE PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


                                Director, President and
    /s/ DAVID E. DE LEEUW         Treasurer
------------------------------    (Principal Executive
      David E. De Leeuw           Officer)

                                Controller
      /s/ SCOTT P. EBERT          (Principal Financial
------------------------------    Officer and
        Scott P. Ebert            Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

     /s/ MARTIN R. LEWIS
------------------------------  Director
       Martin R. Lewis

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on November 12, 1998.

                                AMERICOMM DIRECT MARKETING, INC.

                                By:               /s/ JAMES L. WU
                                     -----------------------------------------
                                                    James L. Wu
                                                   VICE PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


                                Director, President and
    /s/ DAVID E. DE LEEUW         Treasurer
------------------------------    (Principal Executive
      David E. De Leeuw           Officer)

                                Controller
      /s/ SCOTT P. EBERT          (Principal Financial
------------------------------    Officer and
        Scott P. Ebert            Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

     /s/ MARTIN R. LEWIS
------------------------------  Director
       Martin R. Lewis

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, on November 12, 1998.

                                DIMAC MARKETING CORPORATION

                                By:             /s/ MARTIN R. LEWIS
                                     -----------------------------------------
                                                  Martin R. Lewis
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


                                President and Chief
     /s/ MARTIN R. LEWIS          Executive Officer
------------------------------    (Principal Executive
       Martin R. Lewis            Officer)

                                Treasurer
  /s/ MICHAEL J. SPEICHINGER      (Principal Financial
------------------------------    Officer and
    Michael J. Speichinger        Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

    /s/ DAVID E. DE LEEUW
------------------------------  Director
      David E. De Leeuw

     /s/ MARTIN R. LEWIS
------------------------------  Director
       Martin R. Lewis

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, on November 12, 1998.

                                DIMAC DIRECT, INC.

                                By:             /s/ MARTIN R. LEWIS
                                     -----------------------------------------
                                                  Martin R. Lewis
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James L. Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


                                Chairman of the Board and
     /s/ MARTIN R. LEWIS          Chief Executive Officer
------------------------------    (Principal Executive
       Martin R. Lewis            Officer)

                                Treasurer and Chief
                                  Financial Officer
  /s/ MICHAEL J. SPEICHINGER      (Principal Financial
------------------------------    Officer and
    Michael J. Speichinger        Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

    /s/ DAVID E. DE LEEUW
------------------------------  Director
      David E. De Leeuw

     /s/ MARTIN R. LEWIS
------------------------------  Director
       Martin R. Lewis

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Pennsylvania, on November 12, 1998.

                                THE MCCLURE GROUP INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James L. Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


                                Chairman of the Board and
    /s/ THOMAS R. MCCLURE         Chief Executive Officer
------------------------------    (Principal Executive
      Thomas R. McClure           Officer)

                                Chief Financial Officer
    /s/ JOSEPH M. MUSTILLI        (Principal Financial
------------------------------    Officer and
      Joseph M. Mustilli          Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

     /s/ MARTIN R. LEWIS
------------------------------  Director
       Martin R. Lewis

    /s/ DAVID E. DE LEEUW
------------------------------  Director
      David E. De Leeuw

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Coast, Florida, on November 12, 1998.

                                PALM COAST DATA INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James L. Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


     /s/ JOHN F. MENEOUGH       Chief Executive Officer
------------------------------    (Principal Executive
       John F. Meneough           Officer)

                                Vice President, Treasurer
                                  and Secretary
   /s/ MICHAEL SPEICHINGER        (Principal Financial
------------------------------    Officer and
     Michael Speichinger          Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

     /s/ MARTIN R. LEWIS
------------------------------  Director
       Martin R. Lewis

    /s/ DAVID E. DE LEEUW
------------------------------  Director
      David E. De Leeuw

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Central Islip, New York, on November 12, 1998.

                                MBS/MULTIMODE INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James L. Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


     /s/ JOHN F. MENEOUGH       Chief Executive Officer
------------------------------    (Principal Executive
       John F. Meneough           Officer)

                                Vice President
  /s/ MICHAEL J. SPEICHINGER      (Principal Financial
------------------------------    Officer and
    Michael J. Speichinger        Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

     /s/ MARTIN R. LEWIS
------------------------------  Director
       Martin R. Lewis

    /s/ DAVID E. DE LEEUW
------------------------------  Director
      David E. De Leeuw

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 12, 1998.

                                WILCOX & ASSOCIATES INC.

                                By:             /s/ JOHN F. MENEOUGH
                                     -----------------------------------------
                                                  John F. Meneough
                                                     PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes David E. De Leeuw, Martin R. Lewis and James L. Wu and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1998:

          SIGNATURE                       TITLE
------------------------------  --------------------------


     /s/ ROBERT B. WILCOX       Chief Executive Officer
------------------------------    (Principal Executive
       Robert B. Wilcox           Officer)

                                Vice President
  /s/ MICHAEL J. SPEICHINGER      (Principal Financial
------------------------------    Officer and
    Michael J. Speichinger        Principal Accounting
                                  Officer)

         /s/ JAMES WU
------------------------------  Director
           James Wu

     /s/ MARTIN R. LEWIS
------------------------------  Director
       Martin R. Lewis

    /s/ DAVID E. DE LEEUW
------------------------------  Director
      David E. De Leeuw

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                            EXHIBIT DESCRIPTION                                            PAGE
-----------  -------------------------------------------------------------------------------------------------     -----
       1.1   Purchase Agreement, dated as of October 16, 1998, among Credit Suisse First Boston Corporation,
               First Union Capital Markets and Warburg Dillon Read LLC. ......................................

       2.1*  Stock Purchase Agreement, dated as of May 17, 1998, by and between, Heritage Media Corporation and DIMAC Corporation (formerly DMAC Acquisition Corp.). ......................................

       2.2*  Agreement and Plan of Merger, dated as of May 18, 1998, by and among DIMAC Holdings, Inc.
               (formerly DMAC Holdings, Inc.), DMAC Merger Corp. and AmeriComm Holdings, Inc. ................

       2.3   Certificate of Merger, dated June 26, 1998, of DMAC Merger Corp. with and into AmeriComm
               Holdings, Inc. ................................................................................

       3.1   Certificate of Incorporation of DIMAC Corporation, filed with the Secretary of State of the State of Delaware. ..................................................................................

       3.2   By-Laws of DIMAC Corporation. ...................................................................

       4.1   Indenture, dated as of October 15, 1998, between DIMAC Corporation, the subsidiary guarantors named therein and Wilmington Trust Company. ...................................................

       4.2   Specimen Certificates of the 12 1/2% Senior Subordinated Note Due 2008 and 12 1/2% Series B
               Senior Subordinated Note Due 2008 (included in Exhibit 4.1 hereto). ...........................

       4.3*  Registration Rights Agreement, dated as of October 16, 1998, among DIMAC Corporation, the subsidiary guarantors named therein and Credit Suisse First Boston Corporation, First Union
               Capital Markets and Warburg Dillon Read LLC. ..................................................

       5.1   Opinion of White & Case LLP regarding the legality of the New Notes. ............................

       8.1   Opinion of White & Case LLP regarding certain tax matters. ......................................

      10.1   Employment Agreement, dated June 28, 1996, between Robert M. Miklas and AmeriComm Direct
               Marketing, Inc. ...............................................................................

      10.2   Employment Agreement, dated December 18, 1997, between John F. Meneough and DIMAC DIRECT,
               Inc. ..........................................................................................

      10.3   Employment Agreement, dated June 28, 1996, between Jack Resnick and AmeriComm Direct Marketing,
               Inc. ..........................................................................................

      10.4*  Employment Agreement, dated June 15, 1995, between Scott Ebert and National Fiberstok
               Corporation. ..................................................................................

      10.5   Employment Agreement, dated May 19, 1998, between Scott Ebert and AmeriComm Direct Marketing,
               Inc. ..........................................................................................

      10.6   Employment Agreement, dated December 18, 1997, between Michael Speichinger and DIMAC DIRECT,
               Inc. ..........................................................................................

      10.7*  Amended and Restated Credit Agreement, dated as of October 22, 1998, by and among DIMAC
               Corporation, as Borrower, the Lenders listed therein, Credit Suisse First Boston Corporation, as Administrative Agent and Arranger, Warburg Dillon Read LLC, as Syndication Agent and First
               Union National Bank, as Documentation Agent. ..................................................

      10.8*  Securities Purchase Agreement, dated as of October 22, 1998, by and among DIMAC Holdings, Inc.,
               DIMAC Corporation and the Purchasers listed on the signature pages thereto. ...................

---------
* To be filed by amendment.

  EXHIBIT
  NUMBER                                            EXHIBIT DESCRIPTION                                            PAGE
-----------  -------------------------------------------------------------------------------------------------     -----
      10.9   Subordination Agreement, dated as of October 22, 1998, among DIMAC Corporation and the purchasers listed therein. ...............................................................................

      10.10  Advisory Services Agreement, dated as of June 26, 1998, by and between DMAC Acquisition Corp. and
               MDC Management Company IV, LLC. ...............................................................

     10.11*  DIMAC Holdings, Inc. 1998 Stock Option Plan .....................................................

     10.12*  Tax Sharing Agreement, dated as of October18, 1998, between DIMAC Holdings, Inc., DIMAC
               Corporation, DIMAC Marketing Corporation, AmeriComm Holdings, Inc., DIMAC DIRECT, Inc., The
               McClure Group Inc., MBS/Multimode Inc., Wilcox & Associates Inc., Palm Coast Data Inc. and
               AmeriComm Direct Marketing, Inc. ..............................................................

      12.1   Statement regarding computation of ratios. ......................................................

      21.1   Subsidiaries of DIMAC Corporation. ..............................................................

      23.1   Consent of Arthur Andersen LLP. .................................................................

      23.2   Consent of Arthur Andersen LLP. .................................................................

      23.3   Consent of Deloitte & Touche LLP. ...............................................................

      23.4   Consent of KPMG Peat Marwick LLP. ...............................................................

      23.5   Consent of White & Case LLP (included in Exhibit 5.1 hereto). ...................................

      23.6   Consent of White & Case LLP (included in Exhibit 8.1 hereto). ...................................

      24.1   Power of Attorney (see pages II-5 through II-14). ...............................................

      25.1   Statement of eligibility of trustee. ............................................................

      99.1   Form of Letter of Transmittal for New Notes. ....................................................

      99.2   Form of Notice of Guaranteed Delivery for New Notes. ............................................

      99.3   Letter to Brokers. ..............................................................................

      99.4   Letter to Clients. ..............................................................................

      99.5   Instructions to Registered Holder and/or Book Entry Transfer Participant from Beneficial
               Owner. ........................................................................................

      99.6   Guidelines for Certificate of Taxpayer Identification Number on substitute Form W-9. ............

---------
* To be filed by amendment.